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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on June 7, 2016

Registration No. 333-210642

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CIFC CORP.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32551

Delaware (State or other jurisdiction of incorporation)	6199 (Primary Standard Industrial Classification Code Number)	20-2008622 (IRS Employer Identification No.)

250 Park Avenue, 4th Floor
New York, New York 10177
(212)-624-1200
(Address of principal executive offices, including zip code, and telephone number, including area code, of registrant's principal executive offices)

See Table of Additional Registrants Below

Julian Weldon
General Counsel, Chief Compliance Officer and Secretary
CIFC Corp.
250 Park Avenue, 4th Floor
New York, New York 10177
(212)-624-1200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Richard Goldberg, Esq.
Dechert LLP
1095 Avenue of the Americas
New York, New York 10036
(212) 698-3500
(212) 698-3599—Facsimile

Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)

8.5% Senior Notes due 2025	$40,000,000	100%	$40,000,000	$4,028

Guarantees of 8.5% Senior Notes due 2025	—	—	—	—(3)

(1)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) of the Securities Act.

(2)
The registration fee has been calculated pursuant to Rule 457(f) under the Securities Act.

(3)
No additional consideration is being received for the guarantees and, therefore, no additional fee is required pursuant to Rule 457(n) of the Securities Act.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation	I.R.S. Employer Identification Number
CIFC Asset Management ESA LLC	Delaware	n/a
CIFC Asset Management Holdings LLC	Delaware	n/a
CIFC Asset Management KSA LLC	Delaware	n/a
CIFC Asset Management LLC	Delaware	45-2525882
CIFC Capital HoldCo LLC	Delaware	n/a
CIFC CLO Co-Investment Fund GP LLC	Delaware	46-3894141
CIFC CLO Opportunity Fund GP Ltd.	Cayman Islands	98-1276126
CIFC CLO Opportunity Fund I GP LLC	Delaware	47-2168628
CIFC Holdings I LLC	Delaware	n/a
CIFC Holdings II LLC	Delaware	32-0437342
CIFC Holdings II Sub LLC	Delaware	81-0957926
CIFC Holdings III LLC	Delaware	90-0940757
CIFC Holdings III Sub LLC	Delaware	81-0958137
CIFC Holdings III Member LLC	Delaware	61-1774146
CIFC LLC	Delaware	36-4814372
CIFC Master Fund Adviser LLC	Delaware	n/a
CIFC Master Fund LP	Cayman Islands	98-1273310
CIFC Member LLC	Delaware	37-1796520
CIFC Parthenon Loan Funding GP LLC	Delaware	46-4548545
CIFC Private Debt Advisers LLC	Delaware	37-1755769
CIFC Senior Secured Corporate Loan Fund GP, LLC	Delaware	80-0860487
CIFC Tactical Income Fund GP LLC	Delaware	46-3998047
Columbus Nova Credit Investments Management, LLC	Delaware	27-2931395
CypressTree Investment Management, LLC	Delaware	27-0762490
Deerfield Capital Management LLC	Delaware	36-4136391

The address for service of each of the additional registrants is c/o CIFC Corp., 250 Park Avenue, 4th Floor New York, New York 10177, telephone (212) 624-1200

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 7, 2016

PRELIMINARY PROSPECTUS

CIFC Corp.

OFFER TO EXCHANGE

$40,000,000 8.50% Senior Notes due 2025 and related Guarantees for

$40,000,000 8.50% Senior Notes due 2025 and related Guarantees that have been registered under the Securities Act of 1933

          CIFC Corp. ("CIFC") is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to $40,000,000 aggregate principal amount of new 8.50% Senior Notes due 2025, which are referred to as the "new notes," and related guarantees in exchange for a like aggregate principal amount of outstanding 8.50% Senior Notes due 2025 that were issued on November 2, 2015, which are referred to as the "old notes," and related guarantees.

          The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

  •
  will have been registered under the Securities Act of 1933, as amended (the "Securities Act");

  •
  will not bear restrictive legends restricting their transfer under the Securities Act;

  •
  will not be entitled to the registration rights that apply to the old notes; and

  •
  will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of this exchange offer.

The Exchange Offer

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2016, unless extended.

  •
  CIFC will exchange all old notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of new notes which CIFC has registered under the Securities Act.

  •
  You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.

  •
  CIFC believes that the exchange of old notes will not be a taxable event for U.S. federal income tax purposes, but you should see "U.S. Federal Income Tax Considerations" on page 122 for more information.

  •
  CIFC will not receive any proceeds from the exchange offer.

  •
  No public market currently exists for the new notes. CIFC does not intend to apply for listing of the new notes on any securities exchange or to arrange for them to be quoted on any quotation system.

  •
  Interest on the new notes will be paid at the rate of 8.50% per annum and will be paid semi-annually in arrears on April 30 and October 30 of each year commencing on October 30, 2016.

  •
  The new notes will be fully and unconditionally guaranteed by CIFC's subsidiaries and affiliates set forth on Annex A to this prospectus (collectively, the "Guarantors" and each a "Guarantor").

          Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. CIFC has agreed that it will make this prospectus available to any broker-dealer for use in connection with any such resale during the period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part becomes or is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. See "Plan of Distribution."

          See "Risk Factors" beginning on page 17 for a discussion of risks that should be considered by holders prior to tendering their old notes.

          Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          CIFC may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, the accompanying letter of transmittal and related documents, and any amendments or supplements to this prospectus carefully before deciding whether to participate in the exchange offer.

The date of this prospectus is                        2016.

 ABOUT THIS PROSPECTUS

        Rather than repeat certain information in this prospectus that CIFC has already included in reports filed with the U.S. Securities and Exchange Commission ("SEC"), this prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. CIFC will provide this information to you at no charge upon written or oral request directed to: CIFC Corp., 250 Park Avenue, 4th Floor, New York, New York 10177, telephone (212)-624-1200. In order to ensure timely delivery of the information, any request should be made no later than five business days before the expiration date of the exchange offer.

        CIFC has not authorized any person to give you any information or to make any representations about the exchange offer other than those contained in this prospectus. CIFC takes no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates. In addition, this prospectus is not an offer to sell or the solicitation of an offer to buy those securities in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation. The delivery of this prospectus and any exchange made under this prospectus do not, under any circumstances, mean that there has not been any change in the affairs of CIFC or its subsidiaries or affiliates since the date of this prospectus or that information contained in this prospectus is correct as of any time subsequent to its date.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and in the information incorporated by reference herein are forward-looking statements within the meanings of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as "believes," "anticipates," "expects," "estimates," "intends," "may," "plans," "projects," "will," "should," "would," "could," "hope" and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and various operating assumptions and predictions as to future facts and conditions, each of which may be difficult to accurately make and involve the assessment of events beyond our control. Caution must be exercised in relying on forward-looking statements. Our actual results may differ materially from the forward-looking statements contained or incorporated by reference in this prospectus. We believe these factors include but are not limited to those described under the section entitled "Risk Factors" in this prospectus and our Form 10-K for the fiscal year ended December 31, 2015 (the "2015 Form 10-K"). These factors should not be construed as exhaustive and should be read with the other cautionary statements contained in and incorporated by reference into this prospectus.

        Among the factors that may cause actual results to differ from anticipated results and expectations expressed in such forward-looking statements are the following:

  •
  adverse market, economic or other industry conditions;

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  changes in collateralized loan obligation spreads, management fees and/or other compensation arrangements;

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  a failure to grow our assets under management;

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  an inability to replicate historical results in new product lines;

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  a reduction in the amount or value of assets under management and a corresponding reduction in the fees that we earn;

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  the restrictions our outstanding recourse indebtedness places on our business and our ability to access the capital markets;

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  limitations on the amount that can be collected under the guarantees;

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  an inability to attract or retain qualified personnel, including members of the senior management team and key investment professionals;

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  our incentive fee structure, which may incentivize us to pursue speculative investments;

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  our use of leverage;

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  the incurrence of additional debt;

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  risks associated with our entry into warehouse agreements;

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  volatility in our quarterly and annual results;

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  our use of estimates in valuing our assets and liabilities;

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  an inability to maintain an effective system of internal control over financial reporting;

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  loss of our exemption from registration under the Investment Company Act of 1940, as amended (the "1940 Act");

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  the complexity of the accounting rules applicable to our business, including the use of judgments and assumptions of our management under such rules;

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  a failure to develop effective business continuity plans;

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  the significant influence that our largest shareholder, DFR Holdings, LLC, exercises over our business and the election of our directors;

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  the occurrence of a change of control;

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  any impairment of our goodwill or other intangible assets;

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  future litigation;

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  extensive regulation of our business creates the potential for significant liabilities and penalties, and changes to the legislative or regulatory scheme applicable to us could result in additional burdens;

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  European legal investment considerations, including with respect to risk retention;

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  governmental and central bank action with respect to the financial industry;

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  changes to tax laws;

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  the volatility of our cash flows as a result of the incentive fees payable to our asset management subsidiaries or their affiliates;

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  unanticipated terminations of our investment or collateral management agreements;

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  inadequate liquidity;

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  impact of U.S. federal rules and regulations and those of other jurisdictions, including with respect to risk retention;

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  defaults, downgrades or depressed market values of the collateral underlying the collateral loan obligations we manage or have invested in;

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  the potential suspension of most of the restrictive covenants and corresponding events of default contained in the indenture;

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  the triggering of structural protections built into certain of the collateral loan obligations we manage;

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  the failure of our asset management subsidiaries to comply with investment guidelines set by their respective clients or other agreements to which they are a party;

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  trading errors by our asset management subsidiaries;

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  our asset management subsidiaries' reliance on third-party distribution marketing channels;

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  the riskiness of certain of our investments, including subordinated and mezzanine notes of collateralized loan obligations; and

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  our status as a "controlled company" within the meaning of NASDAQ rules.

        The forward-looking statements contained in this prospectus are made as of the date hereof and the forward-looking statements incorporated by reference herein are made as of the date of such statements, and we do not undertake any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date of any such statement. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

PROSPECTUS SUMMARY

        The following is a brief summary of our business and certain other information contained elsewhere in this prospectus, but it is not complete and does not contain all of the information that you should consider before making your investment decision. You should read this prospectus and the information incorporated by reference herein completely, including the consolidated financial statements included herein and the related notes and the "Risk Factors" included elsewhere in this prospectus. For a more detailed description of the new notes, see the section entitled "Description of the New Notes." Unless otherwise indicated or the context otherwise requires, we refer to CIFC Corp. as "CIFC," to CIFC LLC, CIFC's indirect parent company, as the "PTP Parent" or "CIFC LLC," and to CIFC, CIFC LLC and their respective subsidiaries, including the other Guarantors, as "we," "us," "our," "our company" or "the Company." All capitalized terms used in this section and not otherwise defined in this prospectus have the meanings given to them to in the section entitled, "Description of the New Notes."

Our Company

Overview

        CIFC is a Delaware corporation headquartered in New York City. We are a private debt manager specializing in secured U.S. corporate loan strategies. Our primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of investors around the world.

        Fee earning assets under management, which we sometimes refer to as "Fee Earning AUM" or "AUM", refers to principal balance, net asset value or value of assets managed by us on which we earn management and/or incentive fees. Our AUM is primarily comprised of collateralized loan obligations ("CLOs"). In addition, we manage credit funds and other loan-based products (together, "Non-CLO products" and together with CLOs, "Funds"). We manage these credit products through opportunistic investment strategies where we seek to generate current income and/or capital appreciation, primarily through senior secured corporate loan investments ("SSCLs") and, to a lesser extent, other investments. We also manage collateralized debt obligations ("CDOs"), which we do not expect to issue in the future.

        We have three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally based on a percentage of AUM of the Funds. Incentive fees are earned based on the performance of the Funds. Investment income represents interest income, and realized/unrealized gains and losses on investments in the products sponsored by us and third parties.

        Each of the Guarantors will unconditionally guarantee the new notes on an unsecured basis. As described below, the PTP Parent (as defined below) will be a Guarantor of the new notes. The obligations of each Guarantor in respect of its guarantee will be limited as necessary to purport to prevent the guarantees from constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law.

Core Asset Management Activities

        We establish and manage investment products for various types of investors, including pension funds, hedge funds, other asset management firms, banks, insurance companies and other types of institutional investors located around the world. We earn management and incentive fees from our investment products as follows:

        CLOs—The management fees and, in certain cases, incentive fees paid to us by these investment products are our primary sources of revenue. Management fees are generally paid on a quarterly basis for as long as we manage the products and typically consist of senior and subordinated management fees based on the principal balance or value of the assets held in the investment product. In certain cases, incentive fees may be paid to us based on the returns generated for certain investors.

        In general, management and incentive fees paid from CLOs are as follows (before fee sharing arrangements, if any):

  •
  Senior management fees (payable before the interest payable on the debt securities issued by such CLOs) that generally range from 15 to 20 basis points annually on the principal balance of the underlying collateral of such CLOs.

  •
  Subordinated management fees (payable after the interest payable on the debt securities issued by such CLOs and certain other expenses) that generally range from 20 to 35 basis points annually on the principal balance of the underlying collateral of such CLOs.

  •
  Incentive fees vary based on the terms of each CLO and are generally paid after certain investors' returns exceed an internal rate of return hurdle. Upon achievement of this hurdle, the manager is paid a percentage (generally 20%) of residual cash flows in excess of the hurdle.

        Non-CLO products—We also earn management fees based on AUM and, in certain cases, incentive fees on our Non-CLO products, which differ from product to product.

        CDOs—Management fees on the CDOs we manage also differ from product to product, but in general consist of a senior management fee (payable before the interest payable on the debt securities issued by such CDOs) that ranges from 5 to 25 basis points annually on the principal balance of the underlying collateral of such CDOs and a subordinated management fee (payable after the interest payable on the debt securities issued by such CDOs and certain other expenses) that ranges from 5 to 35 basis points annually on the principal balance of the underlying collateral of such CDOs. Only a limited number of the CDOs we manage pay subordinated management fees. We do not expect to issue additional CDOs in the future.

Investment Approach

        Our investment team is led by our Co-President and Chief Investment Officer, Steve Vaccaro, who has 37 years of relevant credit experience and has been with CIFC since inception. Our investment and portfolio teams include over 30 professionals. The 10 member Investment Committee averages 24 years of corporate credit experience investing through multiple economic cycles. We have robust credit analysis and portfolio management processes, which include:

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  fundamental credit analysis;

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  rigorous underwriting discipline;

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  continuous credit and relative value monitoring;

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  internally developed risk ratings and risk assessment models in addition to ratings from credit rating agencies;

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  diversified investment portfolios;

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  on-going active portfolio management by continuously re-assessing and adjusting portfolios; and

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  assessing suitability of an investment considering the account's overall objectives and parameters.

Recent Events

PTP Conversion

        On December 31, 2015, we completed a series of transactions to change our top-level form of organization from a corporation to a limited liability company that is taxed as a partnership rather than a corporation for U.S. Federal income tax purposes and allows us to minimize entity-level taxation on investment income (the "PTP Conversion" or the "Reorganization Transaction"). As part of the PTP Conversion, CIFC Corp. distributed ownership of certain of its subsidiaries holding certain investment assets to CIFC LLC, a Delaware limited liability company, and retained non-voting Series A Preferred Units issued by certain wholly-owned subsidiaries of CIFC LLC.

        On December 31, 2015, pursuant to the Agreement and Plan of Merger (the "PTP Merger Agreement"), dated November 11, 2015, by and among the PTP Parent, CIFC and CIFC Merger Corp., a Delaware corporation and wholly-owned subsidiary of the PTP Parent ("PTP Merger Sub"), PTP Merger Sub merged with and into CIFC with CIFC as the surviving entity (the "PTP Merger"). The PTP Merger was one step in the PTP Conversion.

        As a consequence of the PTP Merger, the PTP Parent replaced CIFC as the publicly traded company in our organization and each share of CIFC's common stock issued and outstanding immediately prior to the PTP Merger was converted on a one-for-one basis into the right to receive one issued and outstanding share representing a limited liability company interest in the PTP Parent having substantially similar rights and privileges as the common stock being converted. The PTP Merger Agreement was adopted by CIFC's stockholders at a special meeting of the stockholders held on December 16, 2015. For more information about the PTP Conversion, see "—PTP Conversion."

        CIFC remains the issuer and primary obligor of our junior subordinated notes and our old notes, and will be the issuer and obligor of the new notes.

Company Information

        Our principal executive offices are located at 250 Park Avenue, 4th Floor, New York, New York 10177 and our telephone number is (212) 624-1200.

 PTP CONVERSION

        Prior to the completion of the PTP Conversion, we operated our business through our asset management, investment and other subsidiaries, and the consolidated financial statements of CIFC included herein include the financial statements of our wholly-owned subsidiaries, the entities in which we have a controlling interest ("Consolidated Funds") and variable interest entities ("VIEs" or "Consolidated VIEs") for which we are deemed to be the primary beneficiary, which include certain CLOs and warehouse vehicles that we manage (collectively, the "Consolidated Entities"). The diagram below (which omits certain intermediate holding companies) depicts our simplified organizational structure immediately prior to the PTP Conversion:

Public Shareholders
CIFC Corp.
Investments
Fund GP Entities
U.S.
Investment Advisers
Investment
Income
Investment
Income
Incentive Fees
CIFC CLOs
CIFC Funds
Management Fees
Management Fees

        On December 31, 2015, we completed the PTP Merger. The PTP Merger is one step in the PTP Conversion. As a consequence of the PTP Merger, the PTP Parent replaced CIFC as the publicly traded company in our organization and each share of CIFC's common stock issued and outstanding immediately prior to the PTP Merger was converted on a one-for-one basis into one issued and outstanding share representing a limited liability company interest in the PTP Parent having substantially similar rights and privileges as the common stock being converted. The PTP Merger Agreement was adopted by CIFC's stockholders at a special meeting of the stockholders held on December 16, 2015.

        Following the PTP Conversion, the PTP Parent holds the equity interests of CIFC and certain existing holding entities (collectively, the "PTP HoldCos"). In addition, CIFC distributed ownership of certain of its subsidiary entities holding certain investment assets to the PTP Parent and retained non-voting Series A Preferred Units issued by certain wholly-owned subsidiaries of PTP Parent. Accordingly, the PTP Parent operates and controls all of the material business and affairs of CIFC and the PTP HoldCos, and consolidates the financial results of CIFC, the PTP HoldCos and the Consolidated Entities. The diagram below (which omits certain intermediate holding companies) depicts our simplified organizational structure after the PTP Conversion, including the PTP Merger:

        We expect that CIFC, which has become a wholly-owned subsidiary of the PTP Parent as a result of the PTP Merger, will continue to hold the equity interests of our domestic asset management subsidiaries and that one or more PTP HoldCos will hold the equity interests of our domestic investment subsidiaries. Newly formed PTP HoldCos not reflected in the diagram above hold and conduct our non-U.S. investment advisers and other non-U.S. fee generating businesses that we own or that we may acquire in the future, if any, and hold non-U.S. investments.

        As further described in "Description of the New Notes," following the PTP Conversion:

  •
  CIFC is and will continue to be the primary obligor in respect of the new notes and the PTP Parent will continue to be be a Guarantor of the new notes;

  •
  CIFC may designate any Restricted Entity other than the PTP Parent as a Non-Guarantor Entity if the Consolidated Total Assets of such Restricted Entity, together with the Consolidated Total Assets of all then-existing Non-Guarantor Entities designated pursuant to the Indenture on a combined and Consolidated basis, would not represent 10% or more of the PTP Parent's Consolidated Total Assets as of the end of the most recently completed fiscal quarter;

  •
  the financial metrics for the incurrence of Indebtedness and ability to make Restricted Payments under the Indenture are measured with reference to the PTP Parent, CIFC and the other Restricted Entities, in lieu of CIFC and its Restricted Subsidiaries;

  •
  the PTP Parent has become the reporting entity for purposes of the informational reporting requirements contained in the Indenture;

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  any action required to be taken by the Board of Directors or any officer of CIFC may be taken by the Board of Directors or any officer of the PTP Parent; and

  •
  the applicable Change of Control Triggering Events are to be tested at the PTP Parent level, rather than at the CIFC level.

THE EXCHANGE OFFER

        The summary below describes the principal terms of the exchange offer and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. The section of this prospectus entitled "The Exchange Offer" contains a more detailed description of the terms and conditions of the exchange offer.

        On November 2, 2015, we issued and sold $40,000,000 8.50% Senior Notes due 2025 (the "old notes") to Sandler O'Neill & Partners, L.P (the "initial purchaser"). In connection with this sale, we entered into a registration rights agreement with the initial purchaser in which we agreed, among other things, to deliver this prospectus to you and to use all commercially reasonable efforts to complete an exchange offer for the old notes.

Notes Offered	$40,000,000 8.50% Senior Notes due 2025 (the "new notes").

The issuance of the new notes will be registered under the Securities Act. The terms of the new notes and old notes are identical in all material respects, except for transfer restrictions, registration rights relating to the old notes and certain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of this exchange offer. You are urged to read the discussions under the heading "The New Notes" in this section for further information regarding the new notes.

The Exchange Offer	We are offering to exchange the new notes for up to $40,000,000 aggregate principal amount of the old notes.

Old notes may be exchanged only in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. In this prospectus, the term "exchange offer" means this offer to exchange old notes for new notes in accordance with the terms set forth in this prospectus and the accompanying letter of transmittal. You are entitled to exchange your old notes for new notes.

Expiration Date; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                    , 2016, or such later date and time to which it may be extended by us. The tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date of the exchange offer. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer

Our obligation to accept for exchange, or to issue new notes in exchange for, any old notes is subject to customary conditions relating to compliance with any applicable law or any applicable interpretation by the staff of the SEC, the receipt of any applicable governmental approvals and the absence of any actions or proceedings of any governmental agency or court which could materially impair our ability to consummate the exchange offer. See "The Exchange Offer—Conditions to the Exchange Offer."

Procedures for Tendering Old Notes	If you wish to accept the exchange offer and tender your old notes, you must either:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with its instructions and the instructions in this prospectus, and mail or otherwise deliver such letter of transmittal, or the facsimile, together with the old notes and any other required documentation, to the exchange agent at the address set forth herein; or

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if old notes are tendered pursuant to book-entry procedures, the tendering holder must arrange with the Depository Trust Company ("DTC") to cause an agent's message to be transmitted through DTC's Automated Tender Offer Program System with the required information (including a book-entry confirmation) to the exchange agent.

Broker-Dealers

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."
Exchange Agent	U.S. Bank National Association is serving as the exchange agent in connection with the exchange offer.
U.S. Federal Income Tax Consequences	The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "U.S. Federal Income Tax Considerations."

 CONSEQUENCES OF EXCHANGING OLD NOTES PURSUANT TO THE EXCHANGE OFFER

        Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, we are of the view that holders of old notes (other than any holder who is an "affiliate" of us within the meaning of Rule 405 under the Securities Act) who exchange their old notes for new notes pursuant to the exchange offer generally may offer the new notes for resale, resell such new notes and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

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  the new notes are acquired in the ordinary course of the holders' business;

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  the holders have no arrangement or understanding with any person to participate in a distribution of the new notes; and

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  neither the holder nor any other person is engaging in or intends to engage in a distribution of the new notes.

        Each broker-dealer that receives new notes for its own account in exchange for old notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution." If a holder of old notes does not exchange the old notes for new notes according to the terms of the exchange offer, the old notes will continue to be subject to the restrictions on transfer contained in the legend printed on the old notes. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

        Additionally, if you do not participate in the exchange offer, you will not be able to require us to register your old notes under the Securities Act except in limited circumstances. These exceptions are:

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  the exchange offer is not permitted by applicable law or SEC policy;

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  the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to March 1, 2016 or the exchange offer is not consummated within 180 days of such effectiveness (unless such registration statement is subsequently declared effective and the exchange offer is subsequently consummated); or

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  with respect to any holder of old notes:

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  such holder is prohibited from participating in the exchange offer due to a change in law or SEC policy;

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  such holder elects to participate in the exchange offer but does not, due to a change in law or SEC policy, receive new notes which are freely tradeable without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holder; or

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  such holder is a broker-dealer and holds old notes acquired directly from CIFC or an affiliate of CIFC, subject to certain conditions.

        In these cases, the registration rights agreement requires us to file a registration statement for a continuous offering in accordance with Rule 415 under the Securities Act for the benefit of the holders of the old notes. We do not currently anticipate that we will register under the Securities Act any old notes that remain outstanding after completion of the exchange offer.

 THE NEW NOTES

        The summary below describes the principal terms of the new notes and is not intended to be complete. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the New Notes" section of this prospectus contains a more detailed description of the terms and conditions of the new notes.

Issuer	CIFC Corp.
Initial Guarantors	See Annex A to this prospectus for a list of the initial guarantors.
Guarantees

The new notes will be unconditionally guaranteed on an unsecured basis by the Guarantors. CIFC may designate certain entities otherwise restricted by the terms of the Indenture as non-guarantors subject to the satisfaction of certain conditions. See "Description of the New Notes—Certain Covenants—Subsidiary Guarantees."

Aggregate Principal Amount	$40,000,000.
Maturity Date	October 30, 2025, unless earlier repurchased or redeemed in accordance with the indenture
Interest Payment Dates	April 30 and October 30, beginning on April 30, 2016. Interest will accrue from April 30, 2016.
Record Dates	Interest on each new note will be payable to the person in whose name such notes are registered on April 15 or October 15 immediately preceding the applicable interest payment date.
Ranking	The new notes will be CIFC's senior, unsecured obligations and:

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rank equal in right of payment with all of CIFC's other existing and future indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the new notes; and

• rank senior in right of payment to all of CIFC's existing and future subordinated indebtedness, from time to time outstanding; and

•

will be effectively subordinated to all of CIFC's existing and future secured obligations to the extent of the value of the collateral securing the obligations, and structurally subordinated to any existing and future obligations of CIFC's subsidiaries (that are not themselves Guarantors) with respect to claims against the assets of such subsidiaries.

Any payment by any Guarantor under any guarantee of the new notes will rank:

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equal in right of payment with all of the applicable Guarantor's existing and future indebtedness and other obligations of the applicable Guarantor that are not, by their terms, expressly subordinated in right of payment to the guarantee of the new notes;

• senior in right of payment to all of the applicable Guarantor's existing and future subordinated indebtedness, from time to time outstanding; and

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will be effectively junior in right of payment to all of the applicable Guarantor's existing and future secured obligations to the extent of the value of the collateral securing the obligations, and structurally junior in right of payment to any existing and future obligations of the applicable Guarantor's subsidiaries (that are not themselves Guarantors) with respect to claims against the assets of such subsidiaries.

As of December 31, 2015, CIFC, excluding limited recourse indebtedness at VIEs and other entities that are considered subsidiaries under GAAP consolidation rules, had approximately $160 million of indebtedness outstanding consisting of $40 million of old notes and $120 million junior subordinated notes that will rank junior to the new notes, and did not have any indebtedness outstanding that will rank senior to the new notes. For an explanation of the consolidation of indebtedness of VIEs, see "Risk Factors—The accounting rules applicable to certain of our transactions are highly complex and require the application of significant judgment and assumptions by our management. In addition, changes in accounting interpretations or assumptions could impact our financial statements."

Optional Redemption

Prior to October 30, 2020, CIFC may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the new notes to be redeemed, plus (ii) the Applicable Premium (as defined in "Description of the New Notes—Optional Redemption") as of the date of redemption, plus (iii) accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after October 30, 2020, CIFC may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at the following redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 30 of any year set forth below:

Year	Percentage
2020	104.250%
2021	102.834%
2022	101.417%
2023 and thereafter	100.000%

In addition, until October 30, 2020, CIFC may, at its option, on one or more occasions, choose to redeem up to 35% of the aggregate principal amount of the new notes with the proceeds from one or more public equity offerings at a redemption price equal to 108.500% of the aggregate principal amount of the new notes to be redeemed (such percentage to be equal to 100% plus the annual coupon on the new notes), plus accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the aggregate principal amount of the new notes issued under the indenture remains outstanding immediately after each such redemption and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering. See "Description of the New Notes—Optional Redemption."
Certain Covenants	The indenture relating to the new notes contains certain covenants, including:
• limits on the incurrence of additional indebtedness;
• requires a rating agency affirmation of debt rating, in specified circumstances, prior to the incurrence of additional indebtedness;
• limits on additional guarantees;
• limits on the designation of unrestricted entities;
• limits on certain restricted payments;
• limits on asset sales and sales of subsidiary stock;
• limits on the creation of certain liens;
• limits on the consolidation, merger, sale or conveyance of CIFC and the Guarantors;
• limits on certain transactions with affiliates;

• requirements in connection with the occurrence of a key person trigger event;
• providing certain reports to holders;
• giving certain notices; and
• maintenance of corporate existence.
All of these limitations and restrictions are subject to a number of significant exceptions. See "Description of the New Notes—Certain Covenants."

In addition, during any period of time that (i) the new notes have an Investment Grade Rating from any Rating Agency (each term as defined in "Description of the New Notes") and (ii) no Default or Event of Default (each term as defined in "Description of the New Notes") has occurred and is continuing, CIFC and its Restricted Subsidiaries (as defined in "Description of the New Notes") will not be subject to certain of the covenants mentioned above. See "Description of the New Notes—Certain Covenants—Suspension of Covenants."

Change of Control Offer

If we experience a Change of Control Triggering Event (as defined in "Description of the New Notes"), we must offer to repurchase the new notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any. See "Description of the New Notes—Change of Control Triggering Event."

Asset Sale Offer

Upon certain assets sales, we may be required to offer to use the net proceeds of the asset sale to purchase some of the new notes at 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of the purchase. See "Description of the New Notes—Limitation on Asset Sales and Sales of Subsidiary Stock."

Events of Default; Remedies

The new notes will contain customary payment, covenant and insolvency events of default. Upon the occurrence and continuance of an Event of Default, the trustee or the holders of at least 30% in aggregate principal amount of the outstanding new notes of such series may declare, by notice as provided in the indenture governing the new notes, the principal amount of all the new notes due and payable immediately. However, if an insolvency-related Event of Default occurs, the principal of, and accrued and unpaid interest on, the new notes will automatically become immediately due and payable without any action of the trustee or the holders of the new notes. See "Description of the New Notes—Events of Default."

Denomination; Form

The new notes will be issued only in fully registered form in denominations of $1,000 and integral multiples of $1,000. The new notes will be evidenced by a global note deposited with, or on behalf of, DTC, or any successor thereto, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants. See "Description of the New Notes—Denomination, Transfer, Exchange and Book-Entry Procedures".

Further Issuances

The new notes will initially be issued in an aggregate principal amount of $40,000,000. We may, however, issue up to $15,000,000 principal amount of additional new notes in the future without the consent of the holders of the new notes and without notifying holders, subject to certain conditions and the restrictions in the indenture.

Use of Proceeds

We will not receive any proceeds from the issuance of the new notes in exchange for the outstanding old notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the old notes.

Risk Factors	Investing in the new notes involves certain risks. See "Risk Factors" for information regarding risk factors you should consider before investing in the new notes.
Trustee	U.S. Bank National Association will act as the trustee under the indenture pursuant to which the new notes will be issued.
Listing

The new notes will not be listed on any national securities exchange or included in any automated dealer quotation system. Currently, there is no market for the new notes, and there can be no assurances that any public market for the new notes will develop.

Governing Law	The indenture, the new notes and the related guarantees will be governed by the laws of the State of New York.

RISK FACTORS

        An investment in the new notes involves a high degree of risk. You should consider carefully the following risks involved in investing in the new notes, as well as the other information contained or incorporated by reference in this prospectus, before deciding whether to purchase the new notes. In particular, you should carefully consider, among other things, the matters discussed below and under "Risk Factors" in our 2015 Form 10-K. The actual occurrence of any of these risks could materially adversely affect our business, financial condition and results of operations. In that case, the value of the new notes could decline substantially, and you may lose part or all of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus and the documents incorporated by reference herein. See "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to the Exchange Offer

If you fail to exchange your old notes for new notes, your old notes will continue to be subject to restrictions on transfer and may become less liquid.

        We did not register the old notes under the Securities Act or any state securities laws, nor do we intend to after the exchange offer. In general, you may only offer or sell the old notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. If you do not exchange your old notes in the exchange offer, you will lose your right to have the old notes registered under the Securities Act, subject to certain exceptions. If you continue to hold old notes after the exchange offer, you may be unable to sell the old notes.

        Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer will be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Following the exchange offer, if you do not tender your old notes you generally will not have any further registration rights, and your old notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the old notes could be adversely affected.

If an active trading market for the new notes does not develop, the liquidity and value of the new notes could be harmed.

        There is no existing market for the old notes or the new notes. An active public market for the new notes may not develop or, if developed, may not continue. If an active public market does not develop or is not maintained, you may not be able to sell your new notes at their fair market value or at all.

        Even if a public market for the new notes develops, trading prices will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. Declines in the market for debt securities generally may also materially and adversely affect the liquidity of the new notes, independent of our financial performance.

You must comply with the exchange offer procedures in order to receive new notes.

        The new notes will be issued in exchange for the old notes only after timely receipt by the exchange agent of the old notes or a book-entry confirmation related thereto, a properly completed and executed letter of transmittal or an agent's message and all other required documentation. If you want to tender your old notes in exchange for new notes, you should allow sufficient time to ensure timely delivery. Neither we nor the exchange agent are under any duty to give you notification of defects or irregularities with respect to tenders of old notes for exchange. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to the existing transfer restrictions. In addition, if you tender the old notes in the exchange offer to participate in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For additional information, please refer to the sections entitled "The Exchange Offer" and "Plan of Distribution" later in this prospectus.

Some persons who participate in the exchange offer must deliver a prospectus in connection with resales of the new notes.

        Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), we believe that you may offer for resale, resell or otherwise transfer the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under "Plan of Distribution," you will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer your new notes. In these cases, if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange under the Securities Act, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, this liability.

Risks Related to the New Notes

Our business operations may not generate the cash needed to service our indebtedness, including the new notes.

        Our ability to make payments on our indebtedness, including the new notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness, including the new notes, or to fund our other liquidity needs, or at all.

The indenture governing the new notes imposes significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities and, if we fail to comply with such restrictions, could result in an event of default under the indenture.

        The indenture governing the new notes imposes significant operating and financial restrictions on us. These restrictions, subject to certain exceptions, limit our ability to, among other things:

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  pay dividends or make other distributions on, or redeem or repurchase, capital stock;

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  make certain investments;

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  incur certain liens or certain debt;

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  transfer or sell certain assets and subsidiary capital stock;

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  enter into transactions with affiliates;

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  alter the business that we conduct;

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  designate our subsidiaries as unrestricted subsidiaries; and

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  enter into mergers, consolidations and sales of substantially all of our or our subsidiaries' assets.

        As a result of these restrictions, we are limited as to how we conduct our business and we may be unable to finance our future operations or capital needs or engage in other business activities that may be in our interest. The terms of any future indebtedness we may incur could include more restrictive covenants. Our ability to comply with these covenants may be affected by events beyond our control. There can be no assurance that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers and/or amend the covenants in order to avoid an event of default.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

        We have outstanding subordinated notes issued under two junior subordinated indentures (the "Junior Subordinated Notes"), each of which contain certain provisions relating to events of default. If there was an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. There can be no assurance that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected. Furthermore, if we are unable to repay, refinance or restructure any future secured indebtedness, the holders of such debt could proceed against the collateral securing that indebtedness, and we could be forced into bankruptcy or liquidation. In addition, any event of default or declaration of acceleration under one debt instrument could also result in a cross-default under one or more of our other debt instruments.

Redemption may adversely affect your return on the new notes.

        We have the right to redeem some or all of the new notes prior to maturity, as described under "Description of the New Notes—Optional Redemption." CIFC may redeem prior to October 30, 2020, at our option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the new notes to be redeemed, plus (ii) the Applicable Premium (as defined in "Description of the New Notes—Optional Redemption") as of the date of redemption, plus (iii) accrued and unpaid interest to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after October 30, 2020, we may redeem, at our option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the trustee) at certain redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), at the redemption price applicable to the corresponding twelve-month period set forth under "Description of the New Notes—Optional Redemption." We may redeem the new notes at times when the prevailing interest rates may be relatively low.

        In addition, until October 30, 2020, CIFC may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of the new notes with the proceeds from one or more public equity offerings at a redemption price equal to 108.500% of the aggregate principal amount of the new notes to be redeemed (such percentage to be equal to 100% plus the annual coupon on the new notes), plus accrued and unpaid interest to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the original aggregate principal amount of new notes issued under the indenture remains outstanding immediately after the occurrence of each such redemption, and provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

        Accordingly, you may not be able to reinvest the proceeds of any such redemption in a comparable security at an effective interest rate as high as that of the new notes.

The new notes and related guarantees are unsecured and are effectively subordinated to our secured indebtedness.

        The new notes and related guarantees are not secured by any of our assets and therefore are effectively subordinated to the claims of any secured debt holders to the extent of the value of the assets securing our secured indebtedness. The indenture governing the new notes will permit us to incur additional senior secured indebtedness, the holders of which will be entitled to the remedies available to a secured lender. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, there can be no assurance that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes may receive less, ratably, than holders of secured indebtedness.

Despite our current indebtedness level, we may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial indebtedness.

        As of December 31, 2015, CIFC had $160.0 million of unsecured indebtedness outstanding under the old notes and the Junior Subordinated Notes. The terms of the indenture governing the new notes permit us to incur substantial additional indebtedness in the future, including secured indebtedness. If we incur any additional indebtedness that ranks equal to the new notes, the holders of that debt will be entitled to share ratably with the holders of the new notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us. In particular, the terms of the indenture allow us to incur a substantial amount of incremental debt which ranks equal to the new notes, including various amounts of debt permitted under the definition of "Permitted Indebtedness" in the Description of the New Notes. If new debt is added to our or our subsidiaries' current debt levels, the related risks that we now face could intensify.

The new notes and related guarantees will be structurally subordinated to all liabilities of our subsidiaries that are designated as "Non-Guarantor Entities" under the indenture.

        The new notes and related guarantees will be structurally subordinated to all of the liabilities of our subsidiaries that are designated as "Non-Guarantor Entities" as that term is defined in the indenture. In the event of a bankruptcy, liquidation or dissolution of any such non-guarantor subsidiaries, holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, are generally entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Although the indenture governing the new notes contains limitations on the incurrence of additional indebtedness by us and our restricted subsidiaries, such limitations are subject to a number of significant exceptions. Moreover, the indenture governing the new notes does not impose any limitation on the incurrence by our restricted subsidiaries of liabilities that do not constitute indebtedness under the indenture. As of the date of this prospectus, none of our subsidiaries (as such term is defined under Regulation S-X promulgated under the Securities Act) are designated as "Non-Guarantor Entities" under the indenture governing the old notes.

Your ability to transfer the new notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the new notes or that you will be able to transfer or resell notes without registration under applicable securities laws.

        The new notes are a new issue of securities for which there is no established public market. There can be no assurance that an active market for the new notes will develop or, if developed, that it will continue. If an active trading market for the new notes does not develop, the market price and liquidity of the new notes may be adversely affected. The liquidity of any trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally.

        Historically, the market for non-investment grade debt, such as the new notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the new notes. There can be no assurance that the market, if any, for the new notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the new notes may trade at a discount from the initial offering price depending upon prevailing interest rates, the market for similar notes, our performance or other factors.

We may not be able to finance a change of control offer required by the indenture.

        Pursuant to the indenture governing the new notes, we are required to make an offer to purchase all of the new notes then outstanding at 101% of their principal amount outstanding, plus accrued and unpaid interest, upon a change of control. The source of funds for any such purchase of the new notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new equityholders. There can be no assurance that sufficient funds from such sources will be available at the time of any change of control to make required purchases of new notes tendered. Our future debt agreements may contain similar restrictions and provisions. If the holders of the new notes exercise their right to require us to repurchase all the new notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the new notes and the indenture will not allow such repurchases. Our failure to offer to purchase all the new notes or to purchase all validly tendered notes would be an event of default under the indenture governing the new notes. See "Description of the New Notes—Change of Control Triggering Event."

You may not be able to determine when a change of control triggering event has occurred under the indenture.

        Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the new notes, constitute a "change of control" that would require us to repurchase the new notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the new notes. In addition, the definition of change of control in the indenture governing the new notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of new notes to require us to repurchase its new notes as a result of a sale of less than all our assets to another person or entity may be uncertain.

Our credit ratings may not reflect all risks of an investment in the new notes.

        The credit ratings assigned to the new notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, your notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, your notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the new notes and the suitability of investing in the new notes in light of your particular circumstances.

Federal and state fraudulent transfer laws permit a court to void the new notes and the guarantees, and, if that occurs, you may not receive any payments on the new notes.

        The issuance of the new notes and the guarantees may be subject to review under federal and state fraudulent transfer and conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration will generally be a fraudulent conveyance if (1) we paid the consideration with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the new notes or a guarantee and, in the case of (2) only, one of the following is also true:

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  we or any of the guarantors were insolvent or rendered insolvent by reason of the incurrence of the indebtedness;

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  payment of the consideration left us or any of our guarantors with an unreasonably small amount of capital to carry on our or its business; or

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  we or any of the guarantors intended to, or believed that we or it would, incur debts beyond our or its ability to pay those debts as they mature.

        If a court were to find that the issuance of the new notes or a guarantee was a fraudulent conveyance, the court could void the payment obligations under the new notes or such guarantee or subordinate the new notes or such guarantee to presently existing and future indebtedness of ours or such guarantor, or require the holders of the new notes to repay any amounts received with respect to the new notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the new notes. Further, the voidance of the new notes could result in an event of default with respect to our other debt and that of the guarantors that could result in acceleration of such indebtedness.

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  Generally, an entity would be considered insolvent if at the time it incurred indebtedness:

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  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

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  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time, or regardless of the standard that a court uses, that the issuance of the new notes and the guarantees would not be subordinated to our or any guarantor's other debt. If the guarantees were legally challenged, any guarantee could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration. A court could thus void the obligations under the guarantees, subordinate them to the applicable guarantor's other debt or take other action detrimental to the holders of the new notes.

        Each guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. As was demonstrated in a bankruptcy case originating in the State of Florida which was affirmed by a decision by the Eleventh Circuit Court of Appeals on other grounds, this provision may not be effective to protect the guarantees from being voided under fraudulent transfer laws.

The amount that can be collected under the guarantees will be limited.

        Each of the guarantees will be limited to the maximum amount that can be guaranteed by a particular guarantor without rendering the guarantee, as it relates to that guarantor, avoidable. See "Risk Factors—Federal and state fraudulent transfer laws permit a court to void the new notes and the guarantees, and, if that occurs, you may not receive any payments on the new notes." In general, the maximum amount that can be guaranteed by a particular guarantor may be significantly less than the principal amount of the new notes. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor's obligations or reduce the guarantor's obligations to an amount that effectively makes the guarantee worthless.

If the new notes are rated investment grade at any time by Moody's, Fitch or Standard & Poor's, most of the restrictive covenants and corresponding events of default contained in the indenture governing the new notes will be suspended.

        If, at any time, the credit rating on the new notes, as determined by any of Moody's Investors Service, Fitch Ratings Service, Ltd. or Standard & Poor's Ratings Services, equals or exceeds Baa3, BBB– or BBB–, respectively, or any equivalent replacement ratings, and no default has occurred and is continuing under the indenture governing the new notes, we will no longer be subject to most of the restrictive covenants contained in the indenture. Any restrictive covenants that cease to apply to us as a result of achieving at least one of these ratings will be restored if all such credit rating(s) on the new notes later fall below these thresholds or in certain other circumstances. However, during any period in which these restrictive covenants are suspended, we may incur other indebtedness, make restricted payments, make distributions and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, the actions taken while the covenants were suspended will not result in an event of default under the indenture even if they would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants are suspended, holders of the new notes will have less credit protection than at the time the new notes are issued. See "Description of the New Notes—Suspension of Covenants."

Under the terms of the indenture, we are permitted to invest in and make payments to certain CLOs and other investment vehicles that will not be Guarantors of the new notes or restricted entities under the indenture, even though such entities may be consolidated for purposes of CIFC's financial statements under GAAP.

        Under the terms of the indenture, we are permitted to invest in and make payments to certain CLOs and other investment vehicles that will not be Guarantors of the new notes or restricted entities under the indenture, even though such entities may be consolidated for purposes of CIFC's financial statements under GAAP. As a result, such amounts will not be available to make payments on the new notes.

Risks Related to the Business

Our business and financial performance may be adversely affected by market, economic and other industry conditions.

        Our business and financial performance may be adversely affected by market, economic and other industry conditions. While the adverse effects of the financial crisis of 2007 to 2010 have abated to a significant degree, global financial markets may continue to experience significant volatility. In addition, changes to geopolitical situations and fiscal or monetary policies could have unpredictable consequences for credit markets and negatively impact our business.

        Periods of difficult market conditions or slowdowns (which may be across one or more industries, sectors or geographies), would increase the risk of default and losses in our Funds. Difficult economic conditions could also adversely affect our operating results by causing (i) decreases in the market value of investments held by our Funds, (ii) a reduction in the size or volume of newly sponsored CLOs and other investment products, (iii) redemptions in our open ended Non-CLO products, (iv) decreases in our ability to obtain attractive financings and refinancings that could increase the cost of financing and lead to lower yielding funds which will decrease our net income and (v) a reduction in our AUM, lowering management fees earned on the Funds.

Changes in CLO spreads and an adverse market environment could make it difficult for investment managers to launch new CLOs.

        The ability to issue new CLOs is dependent, in part, on the amount of excess interest earned on a new CLO's investments over interest payable on its debt obligations (also known as a CLO's "arbitrage"). If the CLO arbitrage is not attractive to potential CLO equity investors, we may not be able to sponsor the issuance of new CLOs, which could have a material adverse impact on our business. During the financial crisis of 2007 to 2010, there was a dislocation in the credit markets that significantly impeded CLO formation. Although market conditions have improved, renewed dislocation in credit markets could return and continue for a significant period of time. Renewed dislocation of these markets could adversely impact our results of operations and financial condition.

We operate in highly competitive markets, compete with larger institutions and may not be able to grow our AUM.

        The alternative asset management industry is intensely competitive and subject to rapid change. Many firms offer similar and additional asset management products and services to the same types of investors that we target. We currently focus almost exclusively on managing SSCLs and related financial instruments, which is in contrast to numerous other asset managers with comparable AUM, which have significant background and experience in both the equity and debt markets. In addition, many of our competitors have or may in the future develop greater financial and other resources, more extensive distribution capabilities, more effective marketing strategies, more attractive investment vehicle structures and broader name recognition. Many of our competitors are substantially larger than us, have considerably more financial and other resources and may have investment objectives that overlap with ours, which may create competition for investment opportunities with limited supply. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, and may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. The competitive pressures we face could adversely affect our business, financial condition and results of operations.

        Additionally, if other asset managers offer services and products at more competitive prices than us, we may not be able to maintain our current fee structure. Investment strategies and products, including CLOs, that have historically been attractive to investors may lose their appeal for various reasons. In such case, we would have to develop new strategies and products in order to remain competitive. It could be both expensive and difficult for us to develop new strategies and products, and we may not be successful in this regard. Poor performance of our Funds could also make it more difficult for us to raise new AUM. These competitive and other pressures could adversely affect our business, financial condition and results of operations.

        Currently, the substantial majority of our investment products are CLOs that cannot be redeemed or terminated by investors unless certain conditions are met or are not yet redeemable or terminable by investors at all. However, with the passage of time or upon the satisfaction of such conditions, these investment products will be redeemed, and we will no longer receive management fees related to these products. In addition, the prepayment of the assets contained in the CLOs we manage and our inability to reinvest the proceeds of such prepayments in accordance with the investment guidelines of the CLOs will reduce the asset base on which our management fees are earned. If we are unable to launch new products and grow AUM to sufficiently replace lost AUM, our revenues will decline.

We may not be able to replicate our historical results as we expand into new product lines.

        Financial results and results of operations with respect to any new product lines we pursue, or may pursue at any time in the future, may differ from those of existing Funds, accounts or other investment vehicles that are or have been managed by the Company. There can be no assurance to investors that we will replicate the historical results achieved by the Company in expanding into new product lines, and we caution investors that our investment returns could be substantially lower than the returns achieved in prior periods in connection with any such expansion. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may not be repeated.

A reduction in AUM will significantly reduce our management and incentive fees and adversely affect our financial performance.

        Our success depends on our ability to earn management and incentive-based revenue from the investment products we manage for third party investors. Management fees are predominately earned based on the AUM of the Funds we manage. In certain cases, incentive-based revenue is earned based on the performance of the Funds. If there is a reduction in AUM underlying a Fund, there will be a corresponding reduction in management fees and, if applicable, incentive fees that may be earned. Further, if we are unable to reinvest any proceeds received as a result of the prepayment of a loan held by a Fund we manage because the Fund is out of its reinvestment period, AUM would also decrease. Other factors that could decrease AUM include a forced liquidation, poor investment performance or a downgrade in ratings assigned to the assets and/or portfolios managed.

        A reduction in AUM, a reduction in the fees earned or the failure of the Funds to perform well both on an absolute basis and in relation to competing funds may adversely affect our business and financial performance.

Our existing recourse indebtedness and inability to access capital markets could restrict our business activities or adversely affect our financial performance.

        As of December 31, 2015, CIFC had $160.0 million of outstanding recourse indebtedness. Our Junior Subordinated Notes represent $120.0 million, which currently bears interest at variable interest rates which subjects us to interest rate risk and may increase our debt service obligations if such interest rates increase.

        In addition, the debt instruments governing our indebtedness contain covenants that may restrict our business activities, and our failure to comply with these covenants could result in a default under our indebtedness. Furthermore, we are permitted by the terms of our Junior Subordinated Notes and Senior Notes to incur additional indebtedness, subject to limitations on certain restricted payments under the Junior Subordinated Notes and Senior Notes. Our inability to generate sufficient cash flow to satisfy our debt obligations, to refinance our debt obligations or to access capital markets or otherwise obtain additional financing on commercially reasonable terms could adversely affect our financial condition, operating results and cash flows. Additionally, our return on investments and available cash flow may be reduced to the extent that increases in interest rates or other changes in market conditions increase the cost of our financing relative to the income that can be derived from our operations and assets.

We are exploring and evaluating strategic alternatives for the Company and there can be no assurance that we will be successful in identifying, or completing any strategic alternative, that any such strategic alternative will yield additional value for shareholders or that the process will not have an adverse impact on our business.

        In January 2016, we retained a financial adviser and our Board of Directors commenced a review of our strategic alternatives, which could result in, among other things, a sale of the Company, a merger, consolidation or business combination, asset divestiture, partnering or other collaboration agreements, or potential acquisitions or recapitalizations, in one or more transactions, in addition to continuing to operate the Company in the ordinary course of business. However, there can be no assurance that the exploration of strategic alternatives will result in the identification or consummation of any transaction. In addition, we expect to incur substantial expenses associated with identifying and evaluating potential strategic alternatives. The process of exploring strategic alternatives may be time consuming and disruptive to our business operations and if we are unable to effectively manage the process, our business, financial condition and results of operations could be adversely affected.

        No decision has been made with respect to any transaction, and we cannot assure you that we will be able to identify and undertake any transaction that allows our shareholders to realize an increase in the value of their shares or provide any guidance on the timing of such action, if any. We also cannot assure you that any potential transaction or other strategic alternative, if identified, evaluated and consummated, will provide greater value to our shareholders than that reflected in the current share price. Any potential transaction would be dependent upon a number of factors that may be beyond our control, including, among other factors, market conditions, industry trends, the interest of third parties in our business and the availability of financing to potential buyers on reasonable terms.

Our business could be impaired if we are unable to attract and retain qualified personnel.

        We depend on the diligence, experience, skill and network of business contacts of our executive officers and employees for the evaluation, negotiation, structuring and monitoring of our investments and the operation of our business. Additionally, certain of our investment management contracts are tied to the retention of certain key employees. The management of our investment products is undertaken by our Investment Research and Portfolio Management & Trading teams, consisting of various investment research and portfolio management and trading personnel, none of whom are bound by employment agreements. The loss of a particular member or members of such teams could cause investors in the product to withdraw all or a portion of their investment in the product (in the case of open-end products) or adversely affect the product's performance and the marketing of the product, as well as the marketing of new CLOs and other products, to new investors. In the case of certain Funds, we can be removed as investment adviser upon the loss of specified key employees. In addition to the loss of specific Investment Research and Portfolio Management & Trading team members, the loss of one or more members of our senior management involved in supervising the teams and operating our business could also have adverse effects on our investment products or our business. We have experienced turnover in certain members of our senior management over the past 18 months. If turnover continues, our business and financial performance could be adversely affected. Accordingly, the inability to attract and retain qualified personnel could affect our ability to provide an acceptable level of service to our clients and take advantage of new opportunities, which could adversely affect our business and financial performance.

The loss of our senior management team or key investment professionals could have a material adverse effect on our business.

        Our management team is led by our Co-Presidents, Oliver Wriedt and Steve Vaccaro. Mr. Vaccaro leads our investment teams and has 37 years of relevant credit experience. Our success depends on our ability to retain key members of our senior management and investment teams, who possess substantial experience in the management of the Company and investing and have been primarily responsible for the investment performance we have achieved. In particular, we depend on our portfolio managers. Because of the long tenure and stability of our portfolio managers, the clients of our investment vehicles generally attribute the investment performance we have achieved to these individuals. While we have generally experienced very few departures among our portfolio managers, there can be no assurance that this stability will continue in the future. The departure of a portfolio manager could cause clients to withdraw funds from the investment products he or she manages, which would reduce our AUM. In addition, the management agreements applicable to certain CLOs that we manage give investors in such CLOs a contractual right to terminate and replace the adviser upon the departure of certain key individuals.

        A reduction in AUM resulting from the loss of key investment professionals would result in a decline in investment advisory fees and, if we were not able to reduce our expenses sufficiently, our net income; these reductions could be material. The departure of an investment product's portfolio manager also could cause clients to refrain from allocating additional funds to such investment product or delay such additional funds until a sufficient track record under a new portfolio manager or managers has been established. This would have a negative effect on the future growth of our AUM.

        The loss of any of these key professionals, including our Co-Presidents, senior credit analysts, senior portfolio managers, as well as other key members of our senior management and investment teams, could limit our ability to successfully execute our business strategy and may prevent us from sustaining the financial and operational performance we have achieved or adversely affect our ability to retain existing and attract new client assets and related revenues.

We may leverage our assets and a decline in the fair value of such assets may adversely affect our financial performance.

        We may leverage the assets underlying our investment products through borrowings, generally through warehouse facilities, limited recourse secured loans, derivative instruments such as total return swaps, securitizations (including the issuance of CLOs) and other borrowings. Certain leverage we may employ may have market value-based lending triggers, such that lenders may require the posting of additional collateral to support the borrowing if asset prices decline. If additional collateral is not posted, we may have to rapidly liquidate assets underlying these investment products, which we may be unable to do on favorable terms or at all. Even after liquidating assets, we may still be unable to post the required collateral, further harming liquidity. A reduction in credit availability may reduce our earnings, liquidity and available cash.

We expect to enter into warehouse agreements in connection with our potential investment in and management of CLOs, which may expose us to substantial risks.

        In connection with our potential investment in and management of new CLOs, we expect to enter into warehouse lending agreements with warehouse loan providers such as banks or other financial institutions, pursuant to which the warehouse provider will finance the purchase of investments that will be ultimately included in a CLO. For CLOs, these investments are primarily comprised of SSCLs rated below investment grade. Securities rated below investment grade are often referred to as "leveraged loans" or "high yield" securities, and may be considered "high risk" compared to debt instruments that are rated investment grade. We will typically select the investments in the warehouse subject to the approval of the warehouse provider. If the relevant CLO transaction is not issued or consummated, as applicable, the warehouse investments may be liquidated, and we may be required to pay any amount by which the purchase price of the investments exceeds its sale price and may be liable for certain of the expenses associated with the warehouse or planned CLO. In addition, regardless of whether the CLO is issued or consummated, if any of the warehoused investments are sold before such issuance or consummation, we may have to bear any resulting loss on the sale. The amount at risk in connection with a warehouse agreement will vary and may not be limited to the amount, if any, that we invest in the related CLO upon its issuance or consummation, as applicable. Although we would expect to complete the issuance of a particular CLO within six to nine months after establishing a related warehouse, we may not be able to complete the issuance within such expected time period or at all.

Our quarterly and annual results could fluctuate and may not be indicative of our future quarterly or annual performance.

        Our quarterly and annual operating results could fluctuate; therefore investors should not rely on past quarterly or annual results to be indicative of our performance in future quarters or years. Factors that could cause our quarterly and annual operating results to fluctuate include, among other things, timing of the recognition of incentive fees, variations in fair value determinations of our assets and liabilities, impairments on our intangible assets (including goodwill), changes in interest rates affecting our interest income and interest expense, distributions from our investments in CLOs and private funds and provision for income taxes.

Because the values we record for certain investments and liabilities are based on estimates of fair value made by our management, we are exposed to substantial risks.

        Some of our investments and liabilities are not publicly traded and the fair value of such investments and liabilities are not readily determinable. Each of these carrying values is based on an estimate of fair value by our management. Management reports the estimated fair value of these investments and liabilities quarterly, which may cause our quarterly operating results to fluctuate. Therefore, our past quarterly results may not be indicative of our performance in future quarters. In addition, because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments and liabilities existed and we may be unable to realize the carrying value upon a sale of these investments.

Loss of CIFC's exclusion from registration under the Investment Company Act of 1940, as amended (the "1940 Act"), could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and the price of our shares.

        CIFC relies primarily on section 3(a)(1)(C) for its exclusion from the registration requirements of the 1940 Act. This provision requires that CIFC neither engage nor propose to engage in the business of investing, reinvesting, owning, holding or trading in securities nor own or propose to acquire "investment securities" having a value exceeding 40% of the value of our total assets on an unconsolidated basis (the "40% Test"). "Investment securities," as defined under the 1940 Act, excludes U.S. government securities and securities of majority-owned subsidiaries that rely on the 40% Test. If CIFC fails to meet its current exemption and another exemption is not available, CIFC may be required to register as an investment company. If CIFC was to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on its capital structure and ability to transact with affiliates, could make it impractical for us to continue our business as contemplated and would have a material adverse effect on our business.

The accounting rules applicable to certain of our transactions are highly complex and require the application of significant judgment and assumptions by our management. In addition, changes in accounting interpretations or assumptions could impact our financial statements.

        Accounting rules for consolidations, income taxes, business acquisitions, transfers of financial assets, securitization transactions and other aspects of our operations are highly complex and require the application of judgment and assumptions by our management. The consolidation of VIEs is subject to periodic reassessment which could lead to the deconsolidation of previously consolidated entities or the consolidation of entities that were previously not required to be consolidated. Deferred tax assets are subject to the establishment of a valuation allowance in the event management concludes that the tax benefits of certain timing differences may not be realized. Business acquisitions require the valuation of assets acquired and liabilities assumed. Assets acquired include intangible assets, including goodwill that will be subject to periodic testing and evaluation for impairment. These complexities could lead to a delay in the preparation of our financial information. In addition, changes in accounting rules, interpretations or assumptions could materially impact the presentation, disclosure and usability of our financial statements.

Failure to develop effective business continuity plans could disrupt our operations and cause financial losses.

        We operate in an industry that is highly dependent on information systems and technology. We face various security threats, including cyber security attacks on our information technology infrastructure that are intended to gain access to our proprietary information, destroy data or disable, degrade or sabotage our systems. These security threats could originate from a wide variety of sources, including unknown third parties outside the Company. There can be no assurance that the various procedures and controls we utilize to mitigate these threats will be sufficient to prevent disruptions to our systems. If any of these systems do not operate properly or are disabled for an extended period of time or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of our network security systems, a cyber-incident or attack or otherwise, we could suffer substantial financial loss, increased costs, a disruption of our businesses, liability to our investors, regulatory intervention or reputational damage. In addition, our information systems and technology may not continue to be able to accommodate our growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth or an increase in costs related to such information systems, could have a material adverse effect on us.

        We depend to a substantial degree on the availability of our office facilities and the proper functioning of our computer and telecommunications systems. Although we have established a significant disaster recovery program, including pursuant to which (i) we have a dedicated offsite location for certain key staff and (ii) data is backed up at a secured off-site location and is accessible remotely, a disaster, such as water damage to our office, an explosion or a prolonged loss of electrical power, could materially interrupt our business operations and cause material financial loss, regulatory actions, reputational harm or legal liability.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results, which could harm our reputation, adversely impact the trading price of our common stock or cause current and potential shareholders to lose confidence in our financial reporting.

        Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. Failure to achieve and maintain an effective internal control environment could also cause investors to lose confidence in our reported financial information and could have a material adverse effect on our credit rating. Any failure to maintain such internal controls in the future could adversely impact our ability to report our financial results on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis as required by the SEC and NASDAQ, we could face severe consequences from those authorities. In either case, it could result in a material adverse effect on our business.

        There are inherent limitations in the effectiveness of any control system, including the potential for human error and the circumvention or overriding of the controls and procedures. Additionally, judgments in decision-making can be faulty and breakdowns can occur because of a simple error or mistake. An effective control system can provide only reasonable, not absolute, assurance that the control objectives of the system are adequately met. Accordingly, we do not expect that our control system can prevent or detect all errors or fraud. Finally, projections of any evaluation or assessment of effectiveness of a control system to future periods are subject to the risks that, over time, controls may become inadequate because of changes in our operating environment or deterioration in the degree of compliance with policies or procedures.

DFR Holdings exercises significant influence over us, including through the ability to elect six members of the Board of Directors of CIFC LLC.

        As of December 31, 2015, DFR Holdings, LLC ("DFR Holdings") held approximately 74% of CIFC's outstanding common shares (excluding shares that may be purchased upon the exercise of warrants held by DFR). Our Third Amended and Restated Stockholders Agreement provides that DFR Holdings has the right to designate six directors to the Board. Other than requirements to support the nomination, election and removal of directors in accordance with our Third Amended and Restated Stockholders Agreement and to support maintaining our status as a "controlled company" under applicable NASDAQ rules, there are no restrictions on DFR Holdings' ability to vote the common stock owned by them unless there is a conflict of interest. As a result, DFR Holdings, acting alone, currently controls the outcome of any matter submitted for the vote of our shareholders, including the amendment of our organizational documents, acquisitions or other business combinations involving us and potentially the ability to prevent extraordinary transactions such as a takeover attempt. As a result, DFR Holdings indirectly exercises significant influence on matters considered by the Board. DFR Holdings may have interests that diverge from, or even conflict with, our interests and those of our other stakeholders.

We have goodwill and other intangible assets that may become impaired, which could have a material adverse effect on our financial condition and results of operations.

        We have goodwill and intangible assets that are tested for impairment on an annual basis or when facts and circumstances indicate that impairment may have occurred. If these tests indicate that an asset has been impaired, we will recognize a charge to results of operations, which may have a material adverse effect on our financial condition and results of operations.

We are subject to substantial risk from litigation and potential securities laws liability and may face significant damage to our professional reputation as a result of such allegations and negative publicity associated therewith.

        Many aspects of our business involve substantial risks of litigation and/or arbitration and, from time to time, we are involved in various legal proceedings in the normal course of operating our business. From time to time, we and our Funds have been and may be subject to class action suits by shareholders. In addition, we may be exposed to liability under federal and state securities laws, other federal and state laws and court decisions, as well as rules and regulations promulgated by the SEC and other regulatory bodies.

        An adverse resolution of any lawsuit, legal or regulatory proceeding or claim against us could result in substantial costs or reputational harm to us and have a material adverse effect on our financial performance. In addition to these financial costs and risks, the defense of litigation or arbitration may divert resources and management's attention from operations. Asset managers such as CIFC Asset Management LLC, Deerfield Capital Management LLC, Cypress Tree Investment Management, LLC and Columbus Nova Credit Investments Management, LLC, each an indirect wholly-owned subsidiary of CIFC LLC, as well as certain other relying advisers (together, the "Advisers") also are particularly vulnerable to losing investor interest because of adverse publicity. Accordingly, allegations or an adverse resolution of any lawsuit, legal or regulatory proceeding or claim against us, could materially harm our financial performance.

Extensive regulation of our businesses affects our activities and creates the potential for significant liabilities and penalties. The possibility of increased regulatory focus could result in additional burdens on our business. Legislative or regulatory changes could adversely affect us.

        The Advisers are heavily regulated as investment advisers, primarily at the federal level. Many of these regulators, including the SEC, as well as state securities commissions, are empowered to conduct examinations, investigations and administrative proceedings that can result in fines, suspensions of personnel or other sanctions, including censure, the issuance of cease-and-desist orders or the suspension or expulsion of an investment adviser from registration. Even if an investigation or proceeding does not result in a sanction or the sanction imposed against us or our personnel by a regulator were small in monetary amount, the adverse publicity relating to the investigation, proceeding or imposition of these sanctions could harm our reputation and cause us to lose existing clients or fail to gain new clients.

        Non-compliance with applicable laws or regulations could result in sanctions being levied against us, including fines and censures, suspension or expulsion from a certain jurisdiction or market, or the revocation of licenses. Non-compliance with applicable laws or regulations could also adversely affect our reputation, prospects, revenues and earnings.

        In addition, changes in current legal, regulatory, accounting, tax or compliance requirements or in governmental policies could adversely affect our operations, revenues and earnings by, among other things, increasing expenses and reducing investor interest in certain products we offer. Additionally, our profitability could be affected by rules and regulations that impact the business and financial communities generally, including changes to the laws governing state and federal taxation.

        In July 2010, the U.S. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which imposes a new regulatory framework over the U.S. financial services industry and the consumer credit markets in general. Section 619 of the Dodd-Frank Act (the "Volcker Rule") imposes significant restrictions on the proprietary trading activities and other rules and regulations of certain banking entities and subjects other systemically significant organizations regulated by the U.S. Federal Reserve System (the "Federal Reserve") to increased capital requirements and quantitative limits for engaging in such activities.

        The Volcker Rule generally prohibits certain banking entities from engaging in proprietary trading or from acquiring or retaining an ownership interest in, or sponsoring or having certain relationships with, a hedge fund or private equity fund, subject to certain exemptions. Although not required by the final implementing regulations adopted December 10, 2013, an order issued by the Federal Reserve extending the conformance period to July 21, 2015 requires that banking entities develop and implement a conformance plan to terminate prohibited activities and divest impermissible investments by the end of the conformance period, subject to up to two one-year extensions at the discretion of any such banking entity's appropriate U.S. federal banking regulator upon a determination that an extension would not be detrimental to the public interest.

        With respect to CLOs, the Board of Governors of the Federal Reserve has extended until July 21, 2016, and has announced its intention to extend until July 21, 2017 the conformance period for banking entities in connection with their retention of ownership interests in, or sponsorship of, CLOs that were in place as of December 31, 2013. Banks are expected to establish their compliance programs "as soon as practicable and in no case later than the end of the conformance period." These rules could adversely affect the availability of warehouse financing, the attractiveness of investments in CLOs and Funds we manage and/or the loan market generally.

        Section 941 of the Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the CLO market) by requiring that the "securitizer" of asset-backed securities retain at least 5% of the credit risk to the assets collateralizing the asset-backed securities. A final rule has been adopted and will be effective beginning on December 24, 2016 (the "Risk Retention Rules"). While the impact of the Dodd-Frank Act and the Risk Retention Rules on the loan securitization market and the leveraged loan market generally are uncertain, it is possible that any negative impact on secondary market liquidity for CLOs may be experienced at any time, notwithstanding the effective date of the Risk Retention Rules as to new transactions, due to effects of the Risk Retention Rules and the Dodd-Frank Act generally on market expectations and the relative appeal of alternative investments not impacted by the Dodd-Frank Act, the Risk Retention Rules or other factors.

        In addition, it is possible that the Risk Retention Rules or the Dodd-Frank Act generally may reduce the number of collateral managers active in the CLO market, which may result in fewer new issue CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. A contraction or reduced liquidity in the loan market could reduce our ability to effectively manage CLOs, which in turn could negatively impact the return on the CLOs that we manage and reduce the market value or liquidity of the notes issued by such CLOs. Any reduction in the volume and liquidity provided by CLOs in the leveraged loan market could also reduce opportunities to refinance the notes of CLOs that we manage. Additionally, the Risk Retention Rules as applied to CLOs may result in us having to invest money in CLOs that we manage before or after the effective date of the Risk Retention Rules (including, potentially, in existing CLOs in the event of a refinancing, repricing, additional issuance, or as to which certain other material events occur after such effective date) that would otherwise be available for other uses. While the impact of the Risk Retention Rules on us, the loan securitization market and the leveraged loan market generally are uncertain, the Risk Retention Rules may have an adverse effect on our business.

        In addition, we regularly rely on exemptions from various requirements of the Securities Act, the Exchange Act, the 1940 Act, and the U.S. Employee Retirement Income Security Act of 1974, as amended, in conducting our asset management activities. These exemptions are sometimes highly complex and may in certain circumstances depend on compliance by third parties whom we do not control. If for any reason these exemptions were to become unavailable to us, we could become subject to regulatory action or third party claims, and our business could be materially and adversely affected.

        Lastly, the requirements imposed by our regulators are designed primarily to ensure the integrity of the financial markets and to protect investors in our investment products and are not designed to protect our common shareholders. Consequently, these regulations often serve to limit our activities and impose burdensome compliance requirements.

European legal investment considerations and retention requirements could adversely affect us.

        Although we do not currently do so, we may in the future invest in or manage CLOs and other investment products in Europe, in which case we may become subject to risks related to the extensive regulation of such businesses within the European Union, and the possibility of further increased regulatory focus. Further, sales of US CLOs to European investors are generally subject to EU risk retention requirements.

        On January 1, 2014, Regulation (EU) No 575/2013 (the "Capital Requirements Regulation" or the "CRR") on prudential requirements for credit institutions and investment firms became effective.

Articles 404-410 (inclusive) ("Articles 404-410") of the CRR apply to new securitizations issued on or after January 1, 2011 and replace, and with certain amendments, re-enact what was previously Article 122a of European Union Directive 2006/48/EC. Articles 404-410 apply to credit institutions and investment firms established in a Member State of the European Economic Area ("EEA") and consolidated group affiliates thereof (including those that are based in the United States) (each an "Affected CRR Investor") that invest in or have an exposure to credit risk in securitizations. Articles 404-410 of the CRR impose a severe capital charge on a securitization position acquired by an EEA-regulated institution unless, among other conditions, (a) the originator, sponsor or original lender for the securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of its securitization position and the underlying exposures and that procedures are established for such activities to be monitored on an on-going basis. For purposes of Articles 404-410, an EEA-regulated institution may be subject to the capital requirements as a result of activities of its overseas affiliates, including those that are based in the United States. The absence of a commitment by an originator, sponsor or original lender to retain, or commit to retain, a 5% net economic interest in a CLO that we manage, in accordance with Articles 404-410, would be expected to deter Affected CRR Investors from investing in such CLOs.

        On June 13, 2014, Delegated Regulation (EU) No. 625/2014 of March 13, 2013 supplementing the CRR (the "Final RTS") was published in the Official Journal of the European Union. The Final RTS provides greater detail on the interpretation and implementation of Articles 404-410 of the CRR and came into force on July 3, 2014.

        On July 22, 2013, EU Directive 2011/61/EU on Alternative Investment Fund Managers ("AIFMD") became effective. Article 17 of the AIFMD ("Article 17") required the EU Commission to adopt level 2 measures similar to those in Articles 404-410, permitting EEA managers of alternative investment funds ("AIFMs") to invest in securitizations on behalf of the alternative investment funds ("AIFs") they manage only if the originator, sponsor or original lender has explicitly disclosed that it will retain on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures and also to undertake certain due diligence requirements. Commission Delegated Regulation 231/2013 (the "AIFMD Level 2 Regulation") included those level 2 measures. Although the requirements in the AIFMD Level 2 Regulation are similar to those which apply under Articles 404-410, they are not identical. In particular, the AIFMD Level 2 Regulation requires AIFMs to ensure that the sponsor or originator of a securitization meets certain underwriting and originating criteria in granting credit, and imposes more extensive due diligence requirements on AIFMs investing in securitizations than are imposed on institutions under Articles 404-410. Furthermore, AIFMs who discover after the assumption of a securitization exposure that the retained interest does not meet the requirements, or subsequently falls below 5% of the economic risk, are required to take such corrective action as is in the best interests of investors. It is unclear how this last requirement is expected to be addressed by AIFMs should those circumstances arise. The requirements of the AIFMD Level 2 Regulation apply to new securitizations issued on or after January 1, 2011.

        In addition, the AIFMD provides that AIFs must have a designated AIFM with responsibility for portfolio and risk management. Although the portfolio and risk management provisions of the AIFMD apply only to EEA AIFMs when managing any AIF, the disclosure and transparency requirements of the AIFMD will apply to any non-EEA AIFs which are to be marketed in the EEA after July 22, 2013 (subject to any applicable transitional period for AIFs which commenced marketing prior to July 22, 2013 and subject to the implementation of the AIFMD under national law). The Financial Conduct Authority (the "FCA") has issued a policy statement in relation to the implementation of AIFMD in the United Kingdom, which in effect confirms that the FCA regards any issue of debt securities which does not constitute a "collective investment scheme" (within the meaning of section 235 of the Financial Services and Markets Act 2000) as similarly falling outside the scope of the AIFMD. However, in providing such guidance, the FCA referred to the possibility that the European Securities and Markets Authority ("ESMA") will, in due course, provide guidance on the meaning of a "securitisation special purpose entity" under the AIFMD. ESMA has not yet given any formal guidance on the application of this exemption. If the AIFMD were to apply to issuers of CLOs as a non-EEA AIF and an issuer engaged in any marketing in the EEA, such issuer would be subject to the disclosure and transparency requirements of the AIFMD, which require, among other things, that investors in the European Union receive initial and periodic disclosures concerning any AIF which is marketed to them; that annual financial reports of the AIF must be prepared in compliance with the AIFMD and made available to investors; that periodic reports relating to the AIF must be filed with the competent regulatory authority in each EU member state in which the fund has been marketed. All or any of these regulatory requirements may adversely affect our ability to achieve our investment objectives with respect to CLOs, and may result in additional costs and expenses to the CLOs that we manage. In addition, it is unclear whether or not a particular issuer would be able to comply with such disclosure requirements. It is also unclear what position will be taken by regulators in other EEA Member States in their interpretation and implementation of the AIFMD.

        Requirements similar to the retention requirement in Articles 404-410 and the AIFMD also apply to investments in securitizations by insurance and reinsurance undertakings (following the entry into force of Delegated Regulation (EU) No 2015/35 of 10 October 2014 supplementing the Solvency II Directive (2009/138/EC) ("Solvency II") on January 18, 2015 (such delegated regulation being the "Solvency II Level 2 Regulation")) and (once the level 2 measures are adopted under Article 50a (as inserted by Article 63 of the AIFMD) of Directive 2009/65/EC on Undertakings for Collective Investment in Transferable Securities (the "UCITS Directive")) will also apply to investments in securitizations by funds requiring authorization under the UCITS Directive (such requirements, together with the retention requirements set out in all or any of Articles 404-410, the CRR, Article 17, the AIFMD, the AIFMD Level 2 Regulation, the Final RTS, any further technical standards, any similar or successor laws, any guidelines or other materials published by the EBA in relation thereto and any delegated regulations of the European Commission (in each case including any amendments thereto), being each an "Applicable Regulation" and all of such investors (including, for the avoidance of doubt, AIFMs as referred to above and investors party to liquidity or credit support arrangements provided by a financial institution which is subject to any Applicable Regulation), each an "Affected Investor").

        On September 30, 2015, the European Commission published a draft regulation (the "Draft Regulation") intended to, among other things, consolidate and modify the risk retention provisions of the Applicable Regulations. The Draft Regulation will apply to securitizations issued after its entry into force (subject to certain grandfathering exceptions) and among other things applies the revised risk retention rules to originators, sponsors and original lenders as well as investors in securitizations.

        Although many aspects of all of these requirements remain unclear, Articles 404-410 and any other changes to the regulation or regulatory treatment of CLOs for some or all Affected Investors may negatively impact the regulatory position of individual holders of notes of CLOs and the implementation of these regulatory requirements would be expected to deter Affected Investors from investing in CLOs which could have an adverse impact on the CLOs managed by us.

Actions by U.S. and foreign governments, central banks and other governmental and regulatory bodies attempting to stabilize and strengthen the financial market or their increased focus on the regulation of our industry could have an adverse impact on our business.

        In recent years, U.S. and foreign governments, central banks and other governmental and regulatory bodies have taken a number of steps to attempt to stabilize and strengthen the U.S. and global financial markets and economies. In particular, in the U.S., these efforts have included direct government investments in, and guarantees of, troubled financial institutions as well as government-sponsored programs such as the Troubled Asset Relief Program in 2008 and the Emergency Economic Stabilization Act of 2008. In addition, the Dodd-Frank Act imposes new regulations and significant investment restrictions and capital requirements on banking entities and other organizations that are significant to the U.S. financial markets and could increase our costs of operating as a public company. Furthermore, many key aspects of the Dodd-Frank Act will continue to be established by various regulatory bodies and other groups over the next several years. We are not able to predict the impact on our business, results of operations and financial condition of these efforts by U.S. and foreign governments, central banks or other governmental and regulatory bodies or the impact of future regulation of our industry.

Foreign corporate entities in which we have invested could be subject to federal income tax at the entity level, which would greatly reduce the amounts those entities would have available to distribute to us.

        From time to time, we invest in investment products managed by the Advisers for our own account. Those investments typically are in the form of interests in our investment vehicles that are structured as offshore entities. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We expect that our foreign corporate investments will rely on that exemption or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. If the IRS successfully challenged the qualification of our foreign corporate investment for the exemption from federal income tax described above, that could greatly reduce the amount that our foreign corporate entities would have available to pay to their creditors and to distribute to us.

The Advisers' incentive fees may increase the volatility of our cash flows, which could adversely affect our financial performance.

        Historically, a portion of our revenues have been derived from incentive fees on the various investment products that our Advisers manage. Incentive fees are generally based on the returns generated for certain investors in the investment product. With respect to certain Funds, the Advisers are entitled to incentive fees only if the returns on the related portfolios exceed agreed-upon return targets. Incentive fees, if any, may vary from period to period as a result of volatility in investment returns, causing the Advisers' cash flows to be more volatile than if they did not manage assets on an incentive fee basis. Adverse credit and capital markets conditions could significantly increase the volatility of the investment products managed by the Advisers and decrease the likelihood that they will earn incentive fees. Also, alternative asset managers typically derive a greater portion of their revenues from incentive fees than traditional asset managers, thus increasing the potential volatility in the Advisers' cash flows. The volatility in the Advisers' cash flows and decreases in incentive fees could harm our financial performance.

We derive much of our revenues from investment management agreements that may be terminated on short notice.

        We derive a substantial portion of our revenues from investment management agreements that may be terminated on short notice. The "non-call" periods on a significant portion of the CLOs that we manage have elapsed, enabling investors to "call" (i.e., initiate liquidation of) such CLOs on relatively short notice. If a CLO is liquidated, we will cease to earn management fees in respect of such CLO. In addition, with respect to the Advisers' agreements with certain of the funds they manage, an Adviser can be removed without cause by investors that hold a specified amount of the interests issued by the applicable fund.

        Additionally, the Advisers' agreements with CLOs allow investors that hold a specified amount of securities issued by the CLO to remove the Adviser for "cause," which typically includes an Adviser's violation of the management agreement or the related indenture; an Adviser's breach of its representations and warranties under the agreement; an Adviser's bankruptcy or insolvency; fraud or the commitment of a criminal offense by an Adviser or its employees; the failure of certain of the CLOs' performance tests; and willful misconduct, bad faith or gross negligence by the Adviser. These "cause" provisions may be triggered from time to time, and as a result, investors could elect to remove the relevant Adviser as the investment manager of such fund. The termination of an Adviser's investment management agreements would adversely affect our financial performance.

We may be unable to maintain adequate liquidity to support our ongoing operations and planned growth as well as service our indebtedness.

        Cash generated from operations may not provide sufficient liquidity to fund our operations and pay general corporate expenses. Declines in the fair value of our assets may also adversely affect our liquidity. If we are unable to maintain adequate liquidity, we may be unable to support our ongoing operations and planned growth, which would have a material adverse effect on our financial condition.

        Further, our ability to make payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay interest on and principal of our indebtedness or to fund our other liquidity needs, or at all.

Defaults, downgrades and depressed market values of the collateral underlying CLOs may cause a decline in AUM and deferral or reduction of management fees.

        Under the collateral management agreements between the Advisers and the CLOs they manage, payment of an Adviser's management fees is generally subject to a "waterfall" structure. Pursuant to these "waterfalls," all or a portion of an Adviser's fees may be deferred if, among other things, the CLOs do not generate sufficient cash flows to pay the required interest on the notes they have issued to investors and certain expenses they have incurred.

        Deferrals could occur if the issuers of the collateral underlying the CLOs default on or defer payments of principal or interest relating to such collateral. In the past, due to high levels of defaults and delinquencies on the assets underlying certain of the CLOs managed by the Advisers, we have both experienced declines in and deferrals of management fees with respect to such CLOs.

        Further, during such periods and pursuant to the waterfalls, the CLOs may be required to repay certain of these liabilities, which repayment would permanently reduce our AUM pursuant to which we can recoup deferred subordinated fees. If similar levels of defaults and delinquencies occur in the future, the Advisers could experience additional declines in, and deferrals of, their management fees.

        Additionally, all or a portion of an Adviser's management fees from the CLOs that it manages may be deferred if such CLOs fail to satisfy certain "over-collateralization" tests. Pursuant to the "waterfall" structure discussed above, such failures generally require cash flows to be diverted to prepay certain of the CLO's liabilities resulting in similar permanent reductions in AUM and management fees in respect of such CLOs.

        Defaulted assets and assets that have been severely downgraded are generally carried at a reduced value for purposes of the over-collateralization tests. In some CLOs, these assets are required to be carried at their market values for purposes of the over-collateralization tests. Due to exceptionally high levels of defaults, severe downgrades and depressed market values of the collateral underlying certain CLOs, the management contracts for which were purchased by the Company, some CLOs had breached their over-collateralization tests at the date of purchase, and the Advisers have therefore experienced, and may again in the future experience, declines in and deferrals of their management fees with respect to such CLOs which could have a material and adverse effect on us.

The Advisers could lose management income or AUM from the CLOs they manage as a result of the triggering of certain structural protections built into such CLOs.

        The CLOs managed by the Advisers generally contain structural provisions including, but not limited to, over-collateralization tests that are meant to protect investors from deterioration in the credit quality of the underlying collateral pool. In certain cases, non-compliance with these structural provisions can lead to events of default under the indenture governing a CLO followed by the acceleration of the CLO's obligation to repay the notes issued by the CLO and, ultimately, liquidation of the underlying collateral.

        In the event of a liquidation of the collateral underlying a CLO, the relevant Adviser will lose AUM and therefore management fees, which could have a material and adverse effect on us.

An Adviser's failure to comply with investment guidelines set by its clients or the provisions of the management agreements and other agreements to which it is a party could result in damage awards against such Adviser and a loss of AUM, either of which could have a material adverse effect on us.

        As an investment adviser, each Adviser has a fiduciary duty to its clients. When clients retain an Adviser to manage assets on their behalf, they may specify certain guidelines regarding investment allocation and strategy that such Adviser is required to observe in the management of its portfolios. In addition, such Adviser is required to comply with the obligations set forth in the management agreements and other agreements to which it is a party. Although each Adviser utilizes procedures, processes and the services of experienced professionals to assist it in adhering to these guidelines and agreements, there can be no assurance that such precautions will protect us from potential liabilities. An Adviser's failure to comply with these guidelines or the terms of these agreements could have a material adverse effect on us.

We could incur losses due to trading errors by the Advisers or misconduct by employees.

        The Advisers could make errors in placing transaction orders for investment products they manage, such as purchasing a security for a product whose investment guidelines prohibit the product from holding the security, purchasing an unintended amount of the security, or placing a buy order when an Adviser intended to place a sell order, or vice-versa. If the transaction resulted in a loss for the product, the relevant Adviser might be required to reimburse the product for the loss. Such reimbursements could be substantial. It is also possible that we could be subject to intentional misconduct by our employees or others that could result in severe negative consequences, including financial penalties and reputational harm. These errors and misconduct could affect trades on behalf of the Advisers, which could exacerbate the adverse financial impact on us.

The Advisers depend on third-party distribution channels to market their CLOs.

        The Advisers' CLO management services are marketed by institutions that act as selling or placement agents for CLOs. The potential investor base for CLOs is limited, and the Advisers' ability to access investors is highly dependent on access to these selling and placement agents. These channels may not be accessible to the Advisers in the future, which could have a material and adverse effect on the Advisers' ability to launch new CLOs. In addition, the Advisers' existing relationships with third-party distributors and access to new distributors could be adversely impacted by recent consolidation in the financial services industry, which could result in increased distribution costs, a reduction in the number of third parties selling or placing the Advisers' CLOs or increased competition to access third-party distribution channels.

Our Funds are subject to various conflicts of interest involving the Advisers, our investment professionals and our other affiliates.

        Various potential and actual conflicts of interest may arise from the overall investment activities of the Advisers, our investment professionals and our other affiliates. The following briefly summarizes some of these conflicts but is not intended to be an exhaustive list of all possible conflicts.

        The Advisers currently manage, and expect in the future to continue to manage, multiple funds and private accounts with similar or identical investment objectives and policies, including Funds that may be sponsored by us or our affiliates. In addition, because such Funds invest principally in loans which are generally subject to early prepayment, such Funds and other accounts may during the applicable reinvestment period have significant amounts of cash that the Advisers will be seeking to invest in the same securities or other assets in which more than one of our other Funds or advisory clients may invest. If purchases or sales of any securities or other assets for the Funds or advisory clients for which the Advisers or their personnel and affiliates act as investment manager arise for consideration at or about the same time, transactions in such securities or other assets will be made for the respective Funds and advisory clients in a manner that the personnel of such Adviser deem appropriate, taking into account any fiduciary duties and the contractual obligations to such other Funds or advisory clients, given the investment objectives, liquidity, diversification and other limitations of the applicable Funds and advisory clients. To the extent the transactions on behalf of more than one client of the Adviser or its affiliates during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price. Further, an Adviser or its affiliates may own equity or other securities of issuers of or obligors on collateral obligations of a Fund or other collateral and may have provided and may provide in the future, advisory and other services to issuers of such collateral.

        The existence of any real or perceived conflicts of interest could have an adverse effect on our reputation or result in litigation, which may negatively impact future fundraising and business growth, and could adversely impact our results of operations and financial condition.

The Advisers or our other affiliates may, from time to time, possess material non-public information, limiting our investment discretion.

        The Advisers' investment professionals, investment committees or their respective affiliates may serve as directors of, or in a similar capacity with, companies in which we invest. In the event that material non-public information is obtained with respect to such companies, or we became subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have an adverse effect on us and, consequently, the interests of the common limited partner. Any such restrictions could adversely impact our results of operations and financial condition.

We may invest in the subordinated and mezzanine notes of CLOs, and such investments involve various risks, including that CLO subordinated notes receive distributions from the CLO only if the CLO generates enough income to first pay the holders of its debt securities and its expenses.

        Our assets include investments in subordinated and mezzanine notes of certain CLOs we manage, and we may buy subordinated and mezzanine notes of, or other interests in, other CLOs managed by third parties. The subordinated notes are usually entitled to all of the income generated by the CLO after the CLO pays all of the interest due on the senior and mezzanine notes and its expenses. However, there will be little or no income available to the CLO subordinated notes if there are defaults on the underlying collateral in excess of certain amounts or if the recoveries on such defaulted collateral are less than certain amounts. In that event, the value of our investment in the CLO's subordinated notes could decrease substantially. In addition, the subordinated notes of CLOs are generally illiquid, and because they represent a leveraged investment in the CLO's assets, their value will generally fluctuate more than the values of the underlying collateral. We are required to consolidate certain CLOs we manage, however, we have no right to the benefits from, nor do we bear the risk associated with, the assets held by such CLOs, beyond our minimal direct investments and beneficial interests in, and management fees and potential incentive fees generated therefrom.

Our incentive fee structures may incentivize us to pursue speculative investments, use leverage when it may be unwise to do so, or refrain from de-levering when it would otherwise be appropriate to do so.

        Our success depends on our ability to earn management fees from the investment products we manage for third party investors in investment vehicles. Such fees generally consist of payments based on the amount of assets in the investment product (known as management fees and/or advisory fees) and, in certain cases, on the returns generated for certain investors in the investment product (incentive fees). The incentive fees that we earn may create an incentive for us to pursue investments on behalf of third party investors that are riskier or more speculative than would be the case in the absence of such compensation arrangement. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. This may encourage us to use leverage within our investment vehicles to increase the return on the investments, even when it may not be appropriate to do so, and to refrain from de-levering when it would otherwise be appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default by the investment vehicles, which would impair the value of the investments in such vehicles and adversely affect our AUM as well as our management and incentive fees.

We may expose ourselves to risks if we engage in hedging transactions.

        If we engage in hedging transactions we may expose ourselves to risks associated with such transactions. Such hedging may utilize instruments such as forward contract currency options and interest rate swaps, caps, collars and floors to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates and market interest rates. We may also enter into "market-value" hedges which seek to mitigate market risk related to potential declines in the value of our Funds' loan portfolios by establishing positions in inversely correlated market, sector or industry indices. Use of these hedging instruments may include counter-party credit risk.

        Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the underlying portfolio positions should increase. Moreover, it may not be possible to hedge against an exchange rate, interest rate or market fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

        The success of any hedging transactions we may enter into will depend on our ability to effectively hedge against unpredictable movements in currencies, interest rates and the markets in which we generally operate. For example, the cost of a hedging instrument intended to mitigate against a more narrow range of movement in interest rates will generally be less than that of an instrument designed to mitigate against a larger movement. Therefore, while we may enter into such transactions to seek to reduce currency exchange rate, interest rate and market risks, unanticipated changes in currency exchange rates or interest rates and unanticipated market movements may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, for a variety of reasons, we may not seek to (or be able to) establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it may not be possible to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in non-U.S. currencies because the value of those securities is likely to fluctuate as a result of factors not related to currency fluctuations. It also may not be possible to fully or perfectly hedge against market-driven losses in our Funds' loan portfolios, as the indices in which we establish market-value hedges are not perfectly correlated with the performance of the portfolios. Our ability to engage in hedging transactions may also be limited by rules adopted by the U.S. Commodity Futures Trading Commission or equivalent bodies in other jurisdictions.

We elected to become a "controlled company" within the meaning of the NASDAQ rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements intended to protect public stockholders' interests.

        DFR Holdings controls a majority of the voting power of our outstanding common stock. As a result, we elected to qualify as a "controlled company" within the meaning of the corporate governance standards of the NASDAQ rules. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain corporate governance requirements, including:

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  the requirement that a majority of our Board consist of independent directors;

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  the requirement that we have independent director oversight of executive officer compensation; and

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  the requirement that we have independent director oversight of director nominations.

        We have agreed pursuant to our Third Amended and Restated Stockholders Agreement to utilize these exemptions. As a result, our Board does not have a majority of independent directors, and its nominating and corporate governance committee and compensation committee do not consist entirely of independent directors. Accordingly, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements under the NASDAQ rules.

We are a smaller reporting company and the reduced reporting requirements available to smaller reporting companies may make our securities less attractive to investors.

        We are a "smaller reporting company", as defined in the Securities Act. For as long as we continue to be a smaller reporting company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding historical financial statements, reduced executive compensation disclosure requirements in our periodic reports, registration statements, and proxy statements and exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our securities less attractive because we may rely on these exemptions. We will remain a smaller reporting company until the beginning of a year in which we would have a public float of $75 million held by non-affiliates as of the last business day of the second quarter of the prior year.

If CIFC LLC fails to satisfy the "qualifying income exception," all of its income will be subject to an entity-level tax, which could cause cash available for distributions to holders of our shares to be substantially reduced, possibly causing a substantial reduction in the value of those shares.

        Under current law and assuming full compliance with the terms of CIFC LLC's limited liability company agreement (and other relevant documents) and based upon factual representations that were made by us, we received an opinion of outside legal counsel to the effect that CIFC LLC will be treated as a partnership, and not as an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. The factual representations made by us upon which our outside legal counsel relied relate to our organization, operation, assets, activities, income (including our ability to satisfy the qualifying income exception discussed below), and present and future conduct of our operations. Opinions of counsel, however, are not binding on the Internal Revenue Service ("IRS"), and no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position.

        In general, if a partnership is "publicly traded" (as defined in the U.S. Internal Revenue Code of 1986, as amended (the "Code")), it will be treated as a corporation for U.S. federal income purposes. A publicly traded partnership will, however, be taxed as a partnership and not as a corporation for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year constitutes "qualifying income" within the meaning of Section 7704(d) of the Code. We refer to this exception as the "Qualifying Income Exception." Qualifying income generally includes rents, dividends, interest (to the extent such interest is neither derived from the conduct of a financial or insurance business nor based, directly or indirectly, upon income or profits of any person), and capital gains from the sale or other disposition of stocks, bonds and real property. Qualifying income also includes other income derived from the business of investing in, among other things, stocks and securities.

        If CIFC LLC fails to satisfy the "qualifying income exception" described above, items of income, gain, loss, deduction and credit would not pass through the Company shareholders and the Company shareholders would be treated for U.S. federal (and certain state and local) income tax purposes as a stockholder in a corporation. In such case, CIFC LLC would be required to pay U.S. federal income tax at regular corporate rates on all of its income. In addition, CIFC LLC would likely be liable for state and local income and/or franchise taxes on all of its income. Distributions to holders of shares would constitute ordinary income taxable to such holders to the extent of CIFC LLC's earnings and profits, and these distributions would not be deductible by CIFC LLC. Taxation of CIFC LLC as a corporation could result in a material reduction in cash flow and after-tax return for holders of shares and thus could result in a substantial reduction in the value of those shares.

We may not realize the anticipated benefits of the Reorganization Transaction because, among other reasons, our structure is subject to potential changes in law and differing interpretations, which may apply possibly on a retroactive basis.

        Many factors could affect some or all of the anticipated benefits of the Reorganization Transaction. The U.S. federal income tax treatment of holders of shares of CIFC LLC depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the U.S. federal income tax rules are constantly under review by the IRS, resulting in revised interpretations of established concepts. The IRS pays close attention to the proper application of tax laws to partnerships and investments in non-U.S. entities. The present U.S. federal income tax treatment of an investment in shares of CIFC LLC may be modified by administrative, legislative or judicial interpretation at any time, and any such action may affect investments and commitments previously made. We and holders of shares of CIFC LLC could be adversely affected by any such change, or by new tax law, regulation or interpretation.

        Our organizational documents and agreements permit our Board of Directors to modify our limited liability company agreement from time to time, without the consent of the holders of shares of CIFC LLC, in order to address certain changes in U.S. federal income tax regulations, legislation or interpretation. In some circumstances, such revisions could have an adverse impact on some or all of the holders of shares.

Complying with certain tax-related requirements may cause us to invest through foreign or domestic corporations subject to corporate income tax or to forego otherwise attractive business or investment opportunities.

        For CIFC LLC to be treated as a partnership for U.S. federal income tax purposes, and not as an association or publicly traded partnership taxable as a corporation, it must satisfy the Qualifying Income Exception discussed above on a continuing basis and we must not be required to register as an investment company under the 1940 Act. To comply with these requirements, CIFC LLC (or its subsidiaries) may be required to invest through non-U.S. or domestic corporations subject to corporate income tax, or forego attractive business or investment opportunities. Thus, compliance with these requirements may adversely affect CIFC LLC's ability to maximize revenue or net income.

Shareholders will be subject to U.S. federal income tax on their share of CIFC LLC's taxable income, regardless of whether or when they receive any cash distributions from CIFC LLC.

        CIFC LLC intends to be treated, for U.S. federal income tax purposes, as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Provided that the Qualifying Income Exception is met, shareholders will be required to take into account their allocable share of CIFC LLC's items of income, gain, loss and deduction. Distributions to shareholders generally will be taxable for U.S. federal income tax purposes only to the extent the amount distributed exceeds their tax basis in the shares. This treatment contrasts with the treatment of a shareholder in a corporation. For example, a shareholder in a corporation who receives a distribution of earnings from the corporation generally will report the distribution as dividend income for U.S. federal income tax purposes. In contrast, a holder of shares of CIFC LLC who receives a distribution of earnings from CIFC LLC will not report the distribution as dividend income (and will treat the distribution as taxable only to the extent the amount distributed exceeds the holder's tax basis in the shares), but will instead report the holder's allocable share of items of CIFC LLC's income for U.S. federal income tax purposes. As a result, shareholders may be subject to U.S. federal, state, local and possibly, in some cases, foreign income taxation on their allocable share of CIFC LLC's items of income, gain, loss, deduction and credit (including CIFC LLC's allocable share of those items of any entity in which CIFC LLC invests that is treated as a partnership or is otherwise subject to tax on a flow through basis) for each of CIFC LLC's taxable years ending with or within their taxable years, regardless of whether or when they receive cash distributions.

        In addition, certain of our investments, including investments in non-U.S. CLO issuers and debt securities, may produce taxable income without corresponding distributions of cash to us or produce taxable income prior to or following the receipt of cash relating to such income. Shareholders will be required to take such income into account in determining their taxable income, and they may not receive cash distributions equal to their tax liability attributable to their allocation of CIFC LLC's taxable income.

Tax-exempt holders of shares of CIFC LLC may recognize "unrelated business taxable income" as a result of holding shares of CIFC LLC.

        An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to U.S. federal income taxation with respect to its "unrelated business taxable income," or "UBTI". To the extent we incur debt (including intercompany debt) that is allocated to the acquisition of certain equity and debt securities we intend to hold (either directly or indirectly through subsidiaries that are treated as partnerships or disregarded for U.S. federal income tax purposes), a proportionate share of your income from CIFC LLC with respect to such securities will be treated as UBTI. For certain types of tax-exempt entities, the receipt of any UBTI would have adverse consequences. Tax-exempt holders of CIFC's common stock are strongly urged to consult their tax advisors regarding the tax consequences of owning common shares of CIFC LLC.

There can be no assurance that the IRS will not assert successfully that some portion of CIFC LLC's income is properly treated as effectively connected income with respect to non-U.S. holders.

        While it is expected that CIFC LLC's method of operation will not result in the generation of significant amounts of income treated as effectively connected with the conduct of a U.S. trade or business with respect to non-U.S. holders of our shares, there can be no assurance that the IRS will not assert successfully that some portion of CIFC LLC's income is properly treated as effectively connected income with respect to such non-U.S. holders. To the extent CIFC LLC's income is treated as effectively connected income, non-U.S. holders generally would be required to (i) file a U.S. federal income tax return reporting their allocable shares of CIFC LLC's taxable income or loss effectively connected with such trade or business and (ii) pay U.S. federal income tax at regular U.S. tax rates on any such taxable income. Non-U.S. holders that are corporations also would be required to pay a U.S. federal branch profits tax at a 30% rate (or lower rate provided by applicable treaty).

Dividends paid by, or certain income inclusions derived with respect to, CIFC LLC's potential future ownership of non-U.S. entities that are treated as corporations for U.S. federal income tax purposes may not qualify for the reduced tax rates generally applicable to corporate dividends paid to taxpayers taxed at individual rates.

        The maximum U.S. federal income tax rate on certain corporate dividends payable to non-corporate taxpayers currently is 20% (in addition to the 3.8% tax on "net investment income" as described below). Dividends payable by, or certain income inclusions derived with respect to the ownership of, passive foreign investment companies, or PFICs, and certain controlled foreign corporations, or CFCs, however, generally are not eligible for the reduced rates. We may treat certain future non-U.S. CLO issuers taxed as corporations for U.S. federal income tax purposes as the type of CFCs whose income inclusions would not be eligible for such reduced rates on dividend income. The more favorable U.S. federal income tax rates applicable to regular corporate dividends could cause non-corporate U.S. investors to perceive investments in PFICs or CFCs to be relatively less attractive than holdings in the stocks of non-CFC and non-PFIC corporations that pay dividends, which could then adversely affect the value of our shares.

The IRS may challenge certain income tax accounting positions

        Because we cannot match transferors and transferees of common shares, we intend to apply certain assumptions and conventions and other accounting positions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to our shareholders in a manner that reflects such shareholders' distributive share of CIFC LLC. However, these assumptions, conventions, and accounting positions may not be in compliance with all aspects of applicable Treasury regulations. It is possible that the IRS will assert successfully that the conventions and assumptions we use do not satisfy the technical requirements of the Code or Treasury Regulations and could require that items of income, gain, deduction, loss or credit be adjusted or reallocated in a manner that adversely affects holders of shares of CIFC LLC.

We may not be able to furnish to each holder of shares specific tax information within 90 days after the close of each calendar year, which means that holders who are U.S. taxpayers should anticipate the need to file annually a request for an extension of the due date of their income tax return. In addition, it is possible that holders may be required to file amended income tax returns.

        As a publicly traded partnership, our operating results, including distributions of income, dividends, gains, losses or deductions and adjustments to carrying basis, will be reported on Schedule K-1 and distributed to each holder annually. Although we currently intend to distribute Schedule K-1s on or around 90 days after the end of our fiscal year, it may require longer than 90 days after the end of our fiscal year to obtain the requisite information from all lower-tier entities so that K-1s may be prepared for us. For this reason, holders of shares of CIFC LLC who are U.S. taxpayers should anticipate that they may need to file annually with the IRS (and certain states) a request for an extension past April 15 or the otherwise applicable due date of their income tax return for the taxable year.

        In addition, it is possible that a holder of shares will be required to file amended income tax returns as a result of adjustments to items on the corresponding income tax returns of CIFC LLC. Any obligation for a holder to file amended income tax returns for that or any other reason, including any costs incurred in the preparation or filing of such returns, is the responsibility of each holder.

CIFC LLC may be liable for adjustments to its tax returns as a result of recently enacted legislation.

        Legislation was recently enacted that significantly changes the rules for U.S. federal income tax audits of partnerships. Such audits will continue to be conducted at the partnership level, but with respect to tax returns for taxable years beginning after December 31, 2017, and, unless a partnership qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the partnership. Under the elective alternative procedure, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. There can be no assurance that CIFC LLC will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment. If CIFC LLC does not or is not able to make such an election, then (i) the then-current shareholders of CIFC LLC, in the aggregate, could indirectly bear income tax liabilities in excess of the aggregate amount of taxes that would have been due had CIFC LLC elected the alternative procedure, and (ii) a given shareholder may indirectly bear taxes attributable to income allocable to other shareholders or former shareholders, including taxes (as well as interest and penalties) with respect to periods prior to such shareholder's ownership of shares of CIFC LLC. Amounts available for distribution to the shareholders of CIFC LLC may be reduced as a result of CIFC LLC's obligations to pay any taxes associated with an adjustment. Many issues and the overall effect of this new legislation on CIFC LLC are uncertain, and shareholders should consult their own tax advisors regarding all aspects of this legislation as it affects their particular circumstances.

USE OF PROCEEDS

        We will not receive any cash proceeds from this exchange offer. Because we are exchanging the new notes for the old notes, which have substantially identical terms, the issuance of the new notes will not result in any increase in our indebtedness. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the old notes.

        The net proceeds from the offering of the old notes were approximately $37.90 million, after deducting the initial purchaser's discount and commissions and expenses payable by us. These net proceeds, together with cash currently on our balance sheet, will be used to comply with new rules promulgated under the Dodd-Frank Act requiring the "securitizer" of asset-backed securities to retain a portion of the credit risk of the assets collateralizing the asset-backed securities and for general corporate purposes, including possible acquisitions. There are no agreements, arrangements or understandings regarding any potential acquisitions as of the date of this prospectus. Pending its ultimate use, we have invested the net proceeds from the offering of the old notes in corporate loans and other investment products managed by the Company.

SELECTED HISTORICAL FINANCIAL DATA

        The following table presents our summary historical consolidated financial data as of and for the periods presented. This information should only be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" starting on page 133, as well as our consolidated financial statements and the notes related thereto included herein starting on page F-1. The Reorganization Transaction was a transaction between entities under common control, therefore, summary historical financial data for the fiscal years ended December 31, 2014 and 2013 and three months ended March 31, 2015 and 2014 includes data for CIFC Corp., whereas summary historical financial data for the fiscal year ended December 31, 2015 and three months ended March 31, 2016 are data for CIFC LLC. Certain prior year (see Note 2 of our "Financial Statements and Supplementary Data (Audited)" beginning on page F-36) amounts, including 2013 amounts, have been represented to conform to the current year presentation. Further, the summary AUM data and other non-GAAP financial data for the periods presented are unaudited. Our consolidated financial statements include the financial statements of the Consolidated Entities.

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2016	2015	2015	2014	2013
	(In thousands, except share and per share amounts)
Revenues:
Management and incentive fees	$19,815	21,614	$92,079	$4,868	$8,400
Net interest income from investments	933	2,607	5,333	790	333
Interest income—Consolidated Entities	18,990	2,756	25,106	517,252	474,148

Total net revenues	39,738	26,977	122,518	522,910	482,881
Expenses:
Employee compensation and benefits	9,514	8,564	32,027	28,805	23,002
Share-based compensation	2,381	1,680	5,550	2,692	7,487
Professional services	2,072	1,926	9,935	7,259	5,277
General and administrative expenses	2,517	2,297	9,922	10,686	7,557
Depreciation and amortization	1,296	2,409	7,777	11,421	15,541
Impairment of intangible assets	531	281	1,828	—	3,106
Corporate interest expense	1,957	494	3,808	4,236	5,865
Expenses—Consolidated Entities	388	1,268	10,774	40,074	39,857
Interest expense—Consolidated Entities	8,420	744	9,904	171,931	127,059

Total expenses	29,076	19,663	91,525	277,104	234,751
Other Gain (Loss)
Net gain (loss) on investments	271	1,193	(4,181)	2,474	1,822
Net gain (loss) on contingent liabilities	(364)	(713)	(2,210)	(2,932)	1,644
Net gain (loss) on investments—Consolidated Entities	2,600	2,797	(26,114)	(228,777)	56,321
Net gain (loss) on liabilities—Consolidated Entities	(7,384)	(2,260)	24,746	(8,996)	(193,633)
Net gain (loss) on other investments and derivatives—Consolidated Entities	—	438	2,970	2,031	(51)
Net gain on the sale of management contract	—	—	—	229	1,386
Other, net	—	—	—	—	(2)

Net other gain (loss)	(4,877)	1,455	(4,789)	(235,971)	(132,513)

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2016	2015	2015	2014	2013
	(In thousands, except share and per share amounts)
Income (loss) before income taxes	$5,785	$8,769	$26,204	$9,835	$115,617
Income tax (expense) benefit	(1,278)	(3,087)	(25,239)	(22,158)	(18,782)

Net income (loss)	4,507	5,682	965	(12,323)	96,835
Net (income) loss attributable to non-controlling interest in Consolidated Entities	(2)	(254)	(631)	20,704	(73,464)

Net income (loss) attributable to CIFC	$4,505	$5,428	$334	$8,381	$23,371

Earnings (loss) per share:
Basic	$0.18	$0.21	$0.01	$0.37	$1.12
Diluted	$0.17	$0.20	$0.01	$0.35	$0.98
Weighted-average number of shares outstanding
Basic	25,355,064	25,279,226	25,314,696	22,908,846	20,800,580
Diluted	25,809,402	26,572,416	26,414,268	24,167,641	25,737,363

	As of March 31,	As of December 31,
	2016	2015	2014	2013
	(In thousands)
Selected Balance Sheet Data:
Cash and cash equivalents	$52,011	$57,968	$59,290	$25,497
Total assets, including Consolidated Entities	$1,728,079	$1,747,203	$13,146,305	$11,597,995
Total liabilities, including non-recourse liabilities of Consolidated Entities	$1,551,611	$1,568,401	$12,624,403	$11,290,242
Total equity	$176,468	$178,802	$521,902	$307,753

	March 31,	As of December 31,
	2016	2015	2014	2013
	(In thousands)(1)
AUM(1):
Post-2011 CLOs	$9,841,977	$9,860,519	$7,402,986	$4,127,951
Legacy CLOs(2)	2,393,647	2,559,066	4,960,877	6,811,382

Total CLOs	12,235,624	12,419,585	12,363,863	10,939,333
Credit Funds(3)	1,156,308	1,062,712	593,456	406,857
Other Loan-Based Products(3)	563,707	573,190	719,170	699,669

Total Non-CLOs(3)	1,720,015	1,635,902	1,312,626	1,106,526

Total Loan-Based AUM	13,955,639	14,055,487	13,676,489	12,045,859
ABS and Corporate Bond CDOs(4)	553,933	592,798	687,555	802,821

Total Fee Earning AUM	$14,509,572	$14,648,285	$14,364,044	$12,848,680

(1)
Fee Earning AUM is based on latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to consolidated GAAP financial statements.

(2)
Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(3)
Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

(4)
Fee Earning AUM attributable to ABS and Corporate Bond CDO products is expected to continue to decline as these funds run-off per their contractual terms.

	For the three months ended March 31		For the Year Ended December 31,
	2016	2015	2015	2014	2013
	(in thousands, except ratios)
Other GAAP Financial Data
Depreciation and amortization	$1,296	$2,409	$7,777	$11,421	$15,541
Corporate debt(1)(2)	$160,000	$120,000	$160,000	$120,000	$120,000
Corporate interest expense(1)	$1,957	$494	$3,808	$4,236	$5,865
Net cash provided by (used in)
Operating activities	$(7,237)	$(10,351)	$(450,368)	$(1,268,276)	$(1,048,891)
Investing activities	$6,943	$(33,168)	$(39,862)	$(223,529)	$350,081
Financing activities	$(5,663)	$25,690	$488,908	$1,525,598	$676,612
Other Non-GAAP Financial Data
Economic Net Income (ENI)	$7,017	$11,108	$31,357	$36,095	$41,920
ENI EBITDA	$9,338	$11,935	$36,552	$41,603	$48,519
Adjusted Consolidated ENI(3)	$9,461	$9,548	$22,516	$20,448	$24,067
Adjusted Consolidated ENI EBITDA(4)	$11,745	$13,611	$41,900	$44,182	$53,209
Consolidated Fixed Charge Coverage Ratio(5)(6)	5.3x	n/m	5.9x	6.2x	n/m
Total Consolidated Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio(7)	1.0x	n/m	1.0x	0.9x	n/m

(1)
On November 2, 2015, CIFC Corp. issued $40.0 million par value of senior notes. On July 12, 2014, CIFC's $25.0 million par value convertible notes were converted into 4.1 million shares of CIFC's common stock.

(2)
Amounts are based on par value of debt.

(3)
For the definition of Adjusted Consolidated ENI, see "—Description of the New Notes—Certain Definitions."

(4)
For the definition of Adjusted Consolidated ENI EBITDA, see "—Description of the New Notes—Certain Definitions."

(5)
Ratio presented is pro forma giving effect to the offering. For definition of Consolidated Fixed Charge Coverage Ratio, see "—Description of the New Notes—Certain Definitions."

(6)
Pro forma interest assumes (a) three month LIBOR of 0.62% for the trailing twelve months ended March 31, 2016 and 0.28% for the years ended December 31, 2015 and 2014 plus a weighted average interest rate of 2.77% on $120.0 million par of junior subordinated notes and (b) interest on $40.0 million par value of senior notes at 8.50%.

(7)
Total senior indebtedness includes the pro forma effect of the offering, or $40.0 million in senior notes.

        We disclose financial measures that are calculated and presented on a basis of methodology other than in accordance with GAAP as follows:

        Economic Net Income ("ENI") and ENI after taxes are non-GAAP financial measures of profitability which management uses in addition to GAAP net income (loss) attributable to the Company to measure the performance of our core business (excluding non-core products). We believe ENI and ENI after taxes reflect the nature and substance of the business, the economic results achieved by management fee revenues from the management of client funds and earnings on our investments. ENI represents GAAP net income (loss) attributable to the Company excluding (i) current and deferred income taxes, (ii) merger and acquisition related items including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organization expenses and (vi) certain other items as detailed. ENI after taxes equals ENI less current taxes.

        ENI EBITDA is also a non-GAAP financial measure that management considers, in addition to GAAP net income (loss) attributable to the Company, to evaluate our core performance. ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

        These non-GAAP measures may not be comparable to similar measures presented by other companies, as they are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, these non-GAAP measures should be considered as an addition to, and not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

        ENI, ENI after taxes and ENI EBITDA are reconciled from net income (loss) attributable to the Company as determined under GAAP as follows:

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2016	2015	2015	2014	2013
	($ In thousands)
GAAP Net income (loss) attributable to the Company	$4,505	$5,428	$334	$8,381	$23,371
Income tax expense—deferred & current	1,278	3,087	25,239	22,158	18,782
Amortization and impairment of intangibles	1,463	2,357	8,218	10,149	17,913
Management fee sharing arrangements(1)	(2,003)	(1,839)	(11,521)	(8,716)	(15,744)
Net (gain)/loss on contingent liabilities and other	364	713	2,210	2,932	(1,644)
Employee compensation costs(2)	1,458	284	5,327	1,610	3,767
Management fees attributable to non-core funds	(108)	(173)	(654)	(814)	(3,139)
Other(3)	60	1,251	2,204	395	(1,386)

Total reconciling and other items	2,512	5,680	31,023	27,714	18,549

ENI	7,017	11,108	31,357	36,095	41,920
Less: Income tax (expense) benefit—current(4)	37	(3,236)	(14,189)	(18,226)	(22,543)

ENI after taxes	7,054	7,872	17,168	17,869	19,377

Add: Shares-Based compensation	2,407	1,676	5,348	2,579	4,690

Adjusted Consolidated ENI	$9,461	$9,548	$22,516	$20,448	$24,067

ENI	7,017	11,108	31,357	36,095	41,920
Add: Corporate interest expense	1,957	494	3,808	4,236	5,865
Add: Depreciation of fixed assets	364	333	1,387	1,272	734

ENI EBITDA	9,338	11,935	36,552	41,603	48,519

Add: Share-Based compensation	2,407	1,676	5,348	2,579	4,690

Adjusted ENI EBITDA	$11,745	$13,611	$41,900	$44,182	$53,209

(1)
PTP Parent shares management fees on certain of the acquired CLOs it manages (shared with the party that sold the funds to CIFC or an affiliate thereof). Management fees are presented on a gross basis for GAAP and a net basis for non-GAAP ENI.

(2)
Employee compensation has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent LLC and the sharing of incentive fees with certain former employees established in connection with our acquisition of certain CLOs from Columbus Nova Credit Investments Management, LLC.

(3)
For the three months ended March 31, 2016, other represents certain professional services. For the three months ended March 31, 2015, other represents fund set up expenses, which are written-off upfront for GAAP purposes and are amortized over the life of the fund for Non-GAAP ENI, and certain professional fees. For the year ended December 31, 2015, Other predominantly includes professional fees related to the PTP Conversion. For the year ended December 31, 2014, Other represents litigation expenses of $0.6 million and gains from contingent payments collected on the 2012 sale of the Company's rights to manage Gillespie CLO PLC of $0.2 million. For the year ended December 31, 2013, Other represents additional gains from contingent payments collected on the 2012 sale of the Company's rights to manage Gillespie CLO PLC of $1.4 million.

(4)
Income taxes are based on current year GAAP taxes for the periods presented.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        On November 2, 2015, we issued and sold the old notes to the initial purchaser without registration under the Securities Act pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act. The initial purchaser subsequently sold the old notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Because the old notes are subject to transfer restrictions, we entered into the registration rights agreement under which we agreed to:

  •
  file a registration statement of which this prospectus is a part by January 1, 2016;

  •
  use commercially reasonable efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than March 1, 2016;

  •
  use our commercially reasonable efforts to cause the exchange offer registration statement to remain effective for at least 20 business days (or longer, if required by applicable law or otherwise extended by the us, at our option);

  •
  use our commercially reasonable efforts to consummate the exchange offer no later than 60 days after the exchange offer registration statement becomes effective; and

  •
  in certain circumstances, file a shelf registration statement for the resale of the old notes if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to March 1, 2016, the exchange offer is not consummated within 180 days of such effectiveness (unless the registration statement is subsequently declared effective by the SEC and consummated) or any holder of the old notes is not, due to a change in law or SEC policy, eligible to participate in the exchange offer or elects to participate in the exchange offer but does not receive new notes which are freely tradeable without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder.

        The registration statement is intended to satisfy our exchange offer obligations under the registration rights agreement.

        Under existing interpretations of the SEC, we believe that the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that:

  •
  it is acquiring the new notes in the ordinary course of its business;

  •
  it has no arrangement or understanding with any person to participate in the distribution of the new notes and is not participating in, and does not intend to participate in, the distribution of such new notes;

  •
  it is not an affiliate of the Company, as that term is interpreted by the SEC; and

  •
  it is not engaged in, and does not intend to engage in, a distribution of the new notes.

        However, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (a "participating broker dealer") will have a prospectus delivery requirement with respect to resales of such new notes. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment from the original sale of the old notes) with this prospectus. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, with similar prospectus delivery requirements to use this prospectus in connection with the resale of the new notes. See "Plan of Distribution."

        The form and terms of the new notes are substantially the same as the form and terms of the old notes, except that the new notes will be registered under the Securities Act; will not bear restrictive legends restricting their transfer under the Securities Act; will not be entitled to the registration rights that apply to the old notes; and will not contain provisions relating to increased interest rates in connection with the old notes under circumstances related to the timing of the exchange offer.

        The new notes will evidence the same debt as the old notes. The new notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the old notes. For a description of the indenture, see "Description of the New Notes."

        If we and the guarantors fail to meet certain specified deadlines under the registration rights agreement, we will be obligated to pay an increased interest rate on the old notes. For details on these obligations, see "The Exchange Offer—Registration Rights and Additional Interest on the Old Notes."

        A copy of the registration rights agreement has been filed with the SEC as Exhibit 4.2 to CIFC's Current Report on Form 8-K dated November 2, 2015 and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

        We are offering to exchange an aggregate principal amount of up to $40,000,000 of our new notes for a like amount of our old notes. The old notes must be tendered properly in accordance with the conditions set forth in this prospectus and the accompanying letter of transmittal on or prior to the expiration date and not withdrawn as permitted below. The exchange offer is not conditioned upon holders tendering a minimum principal amount of old notes. As of the date of this prospectus, all of the old notes are outstanding.

        Old notes tendered in the exchange offer must be in denominations of a principal amount of $1,000 and any integral multiple of $1,000 in excess thereof.

        Holders of the old notes do not have any appraisal or dissenters' rights in connection with the exchange offer. If you do not tender your old notes or if you tender old notes that we do not accept, your old notes will remain outstanding and continue to accrue interest and you will be entitled to the rights and benefits holders have under the indenture relating to the old notes and the new notes. Existing transfer restrictions would continue to apply to such old notes. See "Risk Factors—Risks Related to the Exchange Offer—If you fail to exchange your old notes for new notes, your old notes will continue to be subject to restrictions on transfer and may become less liquid" for more information regarding old notes outstanding after the exchange offer.

        None of the Company, the guarantors, or our respective boards of directors or management, recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of old notes to tender.

        The expiration date is 5:00 p.m., New York City time, on                        , 2016, or such later date and time to which the exchange offer is extended.

        We have the right to in accordance with applicable law, at any time:

  •
  delay the acceptance of the old notes;

  •
  terminate the exchange offer and not accept any old notes for exchange if we determine that any of the conditions to the exchange offer have not occurred or have not been satisfied;

  •
  extend the expiration date of the exchange offer and retain all old notes tendered in the exchange offer other than those notes properly withdrawn; and

  •
  waive any condition or amend the terms of the exchange offer in any manner.

        If we materially amend the exchange offer, we will as promptly as practicable distribute a prospectus supplement to the holders of the old notes disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

        If we exercise any of the rights listed above, we will as promptly as practicable give oral or written notice of the action to the exchange agent and will make a public announcement of such action. In the case of an extension, an announcement will be made no later than 9:00 a.m., New York City time on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

        We will accept all old notes validly tendered and not withdrawn. Promptly after the expiration date, we will issue new notes registered under the Securities Act to the exchange agent.

        The exchange agent might not deliver the new notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

        We will be deemed to have exchanged old notes validly tendered and not withdrawn when we give oral or written notice to the exchange agent of our acceptance of the tendered old notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is our agent for receiving tenders of old notes, letters of transmittal and related documents.

        In tendering old notes, you must warrant in the letter of transmittal or in an agent's message (described below) that:

  •
  you have full power and authority to tender, exchange, sell, assign and transfer old notes;

  •
  we will acquire good, marketable and unencumbered title to the tendered old notes, free and clear of all liens, restrictions, charges and other encumbrances; and

  •
  the old notes tendered for exchange are not subject to any adverse claims or proxies.

        You also must warrant and agree that you will, upon request, execute and deliver any additional documents requested by us or the exchange agent to complete the exchange, sale, assignment and transfer of the old notes.

        Additionally, each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

Procedures for Tendering Old Notes

  Valid Tender

        We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. The letter of transmittal is to be completed by a holder of old notes either if (1) a tender of old notes is to be made by delivering physical certificates for such old notes to the exchange agent or (2) unless an agent's message is transmitted in lieu of a letter of transmittal, a tender of old notes is to be made by book-entry transfer to the account of the exchange agent at DTC.

        Only a holder of record of old notes may tender old notes in the exchange offer. To tender in the exchange offer, a holder must comply with the procedures of DTC and:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and deliver the letter of transmittal or facsimile thereof to the exchange agent prior to the expiration date; or

  •
  in lieu of delivering a letter of transmittal, instruct DTC to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the old notes acknowledges and agrees to be bound by the terms of, and to make all of the representations contained in, the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date or such other internal deadline set by DTC as the case may be.

        In addition, either:

  •
  the exchange agent must receive old notes along with the letter of transmittal; or

  •
  the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of such old notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below.

        To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under the caption "—Exchange Agent" before expiration of the exchange offer. To receive confirmation of valid tender of old notes, a holder should contact the exchange agent at the telephone number listed under the caption "—Exchange Agent."

        A tender by a holder that is accepted by us and not withdrawn before expiration of the exchange offer will constitute a binding agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If you tender fewer than all of your old notes, you should fill in the amount of old notes tendered in the appropriate box on the letter of transmittal. The amount of old notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of the certificates for the old notes, the letter of transmittal and all other required documents is at the election and sole risk of the holders. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to CIFC. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

        If you beneficially own old notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the old notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

        If the applicable letter of transmittal is signed by the record holder(s) of the old notes tendered, the signature must correspond with the name(s) written on the face of the old note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the old notes.

        If any letter of transmittal, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by us, the person must submit proper evidence satisfactory to us, in our sole discretion, of his or her authority to so act.

        Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the old notes from the exchange agent at its offices listed under the caption "—Exchange Agent."

  Signature Guarantees

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an eligible institution unless the old notes surrendered for exchange are tendered:

  •
  by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        An "eligible institution" is a firm or other entity which is identified as an "Eligible Guarantor Institution" in Rule 17Ad-15 under the Exchange Act, including:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

  •
  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association.

        If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

  DTC Book-Entry Transfers

        For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes by causing DTC to transfer those old notes into the exchange agent's account in accordance with its ATOP procedures for transfer.

        Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at DTC, the letter of transmittal or a facsimile thereof, or an agent's message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents must be transmitted to and received by the exchange agent prior to the expiration date at the address given below under "—Exchange Agent." In this context, the term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering old notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Determination of Validity

        We will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange and withdrawal of any tendered old notes. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of old notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive the defects or irregularities. None of us, any of our affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will we or they be liable for failing to give any such notice.

        We reserve the absolute right to in our sole and absolute discretion:

  •
  reject any tenders determined to be in improper form or unlawful;

  •
  waive any of the conditions of the exchange offer; and

  •
  waive any condition or irregularity in the tender of old notes by any holder.

        Any waiver to the exchange offer will apply to all old notes tendered.

Resales of New Notes

        Based on existing SEC interpretations issued to third parties in unrelated transactions, we believe that the new notes will be freely transferable by holders other than affiliates of us after the registered exchange offer without further registration under the Securities Act if the holder is acquiring the new notes in the ordinary course of its business, has no arrangement or understanding with any person to participate in the distribution of the new notes and is not an affiliate of us, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes. While the SEC has not taken a position with respect to this particular transaction, under existing SEC interpretations relating to transactions structured substantially like the exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes (other than a resale of an unsold allotment of the new notes) with the prospectus contained in the exchange offer registration statement. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties in similar transactions.

        By tendering old notes, the holder, other than participating broker-dealers, as defined below, of those old notes will represent to us that, among other things:

  •
  the new notes acquired in the exchange offer are being obtained in the ordinary course of business of the person receiving the new notes, whether or not that person is the holder;

  •
  neither the holder nor any other person receiving the new notes is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" (as defined under the Securities Act) of the new notes; and

  •
  neither the holder nor any other person receiving the new notes is an "affiliate" (as defined under the Securities Act) of us.

        If any holder or any such other person is an "affiliate" of us or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a "distribution" of the new notes, such holder or other person:

  •
  may not rely on the applicable interpretations of the staff of the SEC referred to above; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for old notes must represent that the old notes to be exchanged for the new notes were acquired by it as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any offer to resell, resale or other retransfer of the new notes. Any such broker-dealer is referred to as a "participating broker-dealer." However, by so acknowledging and by delivering a prospectus, the participating broker-dealer will not be deemed to admit that it is an "underwriter" (as defined under the Securities Act). If a broker-dealer acquired old notes as a result of market-making or other trading activities, it may use this prospectus, as amended or supplemented, in connection with offers to resell, resales or retransfers of new notes received in exchange for the old notes pursuant to the exchange offer. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part becomes or is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

Withdrawal Rights

        You can withdraw tenders of old notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent. The notice of withdrawal must:

  •
  specify the name of the person tendering the old notes to be withdrawn;

  •
  identify the old notes to be withdrawn, including the total principal amount of old notes to be withdrawn; and

  •
  where certificates for old notes are transmitted, the name of the registered holder of the old notes if different from the person withdrawing the old notes.

        If you delivered or otherwise identified old notes to the exchange agent, you must submit the serial numbers of the old notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of old notes tendered for the account of an eligible institution. If you tendered old notes as a book-entry transfer, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and you must deliver the notice of withdrawal to the exchange agent and otherwise comply with the procedures of the facility. You may not rescind withdrawals of tender; however, properly withdrawn old notes may again be tendered by following one of the procedures described under "—Procedures for Tendering Old Notes" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

        We will determine all questions regarding the form of withdrawal, validity, eligibility, including time of receipt, and acceptance of withdrawal notices. Our determination of these questions as well as our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. None of us, any of our affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will we be liable for failing to give any such notice.

        Withdrawn old notes will be returned to the holder after withdrawal. In the case of old notes tendered by book-entry transfer through DTC, the old notes withdrawn or not exchanged will be credited to an account maintained with DTC. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to the holder.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue new notes in exchange for, any old notes, and we may terminate or amend the exchange offer, if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that:

  •
  the new notes to be received will not be tradable by the holder without restriction under the Securities Act and the Exchange Act;

  •
  we have not received all applicable governmental approvals;

  •
  the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation or policy of the staff of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that would reasonably be expected to impair our ability to proceed with the exchange offer.

        The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our reasonable discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. However, any such condition, other than any involving government approval, must be satisfied or waived before the expiration of the offer. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "—Terms of the Exchange Offer."

        In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes.

        If we terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC policy, the registration rights agreement requires that we, as soon as practicable after such determination, use all commercially reasonable efforts to cause a shelf registration statement covering the resale of the old notes to be filed and use commercially reasonable efforts to cause such shelf registration statement to become or be declared effective by the SEC. See "—Registration Rights and Additional Interest on the Old Notes."

Exchange Agent

        We appointed U.S. Bank National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance and for additional copies of this prospectus or of the letter of transmittal to the exchange agent at the following address:

By Hand and Overnight Delivery or	Certified Mail
By Facsimile:
US Bank National Association	(For Eligible Institutions only):
111 Fillmore Avenue	Fax: (651) 466-7367
St. Paul, MN 55107-1402
Attn: Corporate Actions
CIFC Corp.
8.50% Senior Secured Notes due 20215
For Information:
US Bank National Association
111 Fillmore Avenue
St. Paul, MN 55107-1402
Attn: Corporate Actions

        If you deliver letters of transmittal and any other required documents to an address or facsimile number other than those listed above, your tender is invalid.

Fees and Expenses

        The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the new notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of old notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of old notes pursuant to the exchange offer.

Transfer Taxes

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the old notes. Accordingly, CIFC will not recognize any gain or loss for accounting purposes for the exchange transaction. CIFC intends to amortize the expenses of the exchange offer and issuance of the old notes over the term of the new notes.

Registration Rights and Additional Interest on the Old Notes

        If:

  •
  applicable law or SEC policy do not permit us to consummate the exchange offer contemplated by this prospectus; or

  •
  for any other reason the registration statement of which this prospectus forms a part is not declared effective by the SEC on or prior to March 1, 2016 or the exchange offer is not consummated within 180 days of such effectiveness (unless such registration statement is subsequently declared effective and the exchange offer is subsequently consummated); or

  •
  with respect to any holder of old notes:

  •
  such holder is prohibited from participating in the exchange offer due to a change in law or SEC policy;

  •
  such holder elects to participate in the exchange offer but does not, due to a change in law or SEC policy, receive new notes which are freely tradeable without delivering a prospectus and this prospectus is not appropriate or available for such resales by such holder, or

  •
  such holder is a broker-dealer and holds old notes acquired directly from CIFC or an affiliate of CIFC, subject to certain conditions.

        then, upon the such holder's request, CIFC will:

  •
  as soon as practicable but no later than the deadline provided for in the registration rights agreement, file a shelf registration statement covering resales of the old notes or the new notes, as the case may be;

  •
  use our commercially reasonable efforts to cause the shelf registration statement to become or be declared effective by the SEC no later than the deadline provided for in the registration rights agreement; and

  •
  use our commercially reasonable efforts to keep the shelf registration statement continuously effective for a period of at least one year from the effective date of the shelf registration statement (or until all securities covered by the shelf registration statement have been sold in accordance therewith).

        If:

  •
  the exchange offer registration statement is not filed with the SEC on or prior to January 1, 2016;

  •
  the exchange offer registration statement is not declared effective on or prior to March 1, 2016 (unless the exchange offer is not permissible under applicable law or SEC policy);

  •
  the exchange offer is not consummated on or prior to the 60th day following the effectiveness of the exchange offer registration statement;

  •
  if required, a shelf registration statement is not filed with the SEC on or prior to the later of April 30, 2016 and the 60th day after the filing obligation arises;

  •
  if required, a shelf registration statement is not declared effective by the SEC on or prior to June 29, 2016; or

  •
  any registration statement required by the registration rights agreement is filed and declared effective but thereafter ceases to be effective or fails to be useable for its intended purpose as described in the registration rights agreement.

(each such event, a "registration default"), then the interest rate borne by the old notes will be increased by 0.25% per annum (such increase, the "additional interest") during the 90-day period immediately following the occurrence of any registration default and will increase by 0.25% per annum at the beginning of each subsequent 90-day period, up to a maximum increase of 1.00% per annum. Following the cure of all registration defaults, the accrual of additional interest will cease.

        Since CIFC was unable to file the exchange offer registration statement with the SEC on or prior to January 1, 2016 as certain required financial information did not become available until the preparation of the Form 10-K for the fiscal year ended December 31, 2015 (the "2015 Form 10-K"), the interest rate borne by the old notes increased temporarily as provided above.

DESCRIPTION OF THE NEW NOTES

General

        You can find definitions of certain terms used in this description under the heading "—Certain Definitions." For purposes of this "Description of the New Notes" section, references to the "Company", "we", "us", and "our" include only CIFC Corp., and not its Subsidiaries or the PTP Parent.

        The Company issued the old notes and will issue the new notes under an indenture (the "Indenture") dated as of November 2, 2015 among the Company, the Guarantors, as defined therein, and U.S. Bank National Association, as trustee (the "Trustee"). The Company thereafter entered into the first supplemental indenture, dated April 4, 2016, among the Company, CIFC Holdings I LLC, a Delaware limited liability company and newly formed, wholly-owned direct subsidiary of PTP Parent, CIFC Holdings II Sub LLC, a Delaware limited liability company and newly formed, wholly-owned indirect subsidiary of PTP Parent, CIFC Holdings III Sub LLC, a Delaware limited liability company and newly formed, wholly-owned indirect subsidiary of PTP Parent, and U.S. Bank National Association, as trustee, for the purpose of adding CIFC Holdings II Sub LLC and CIFC Holdings III Sub LLC as guarantors under the Indenture. The terms of the new notes will include those stated in the Indenture and those made part of the Indenture by reference to the terms of the Trust Indenture Act. Unless the context otherwise requires, the term "notes" includes the old notes and the new notes.

        We have summarized selected terms and provisions of the Indenture. We urge you to read the Indenture in its entirety because it, and not this description, defines your rights. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). The TIA will become applicable to the Indenture upon the qualification of the Indenture under the TIA, which will occur at such time as the new notes have been registered under the Securities Act. The Indenture provides that the Company will comply with the provisions of §314 of the TIA to the extent applicable.

        The following summary of selected provisions of the Indenture and the new notes is not complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture. If you would like more information on any of these provisions, you should refer to and read the relevant sections of the Indenture.

        The new notes will be issued only in fully registered book-entry form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 above that amount. The new notes will be issued in the form of a global note (the "global note"). The global note will be registered in the name of Cede & Co. ("Cede"), the nominee of DTC, New York, New York, as described under "—Denomination, Transfer, Exchange and Book-Entry Procedures."

Principal Amount; Maturity and Interest

        The Company will issue the new notes in an initial aggregate principal amount of up to $40,000,000. The new notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

        The new notes will bear interest at a rate per annum equal to 8.50%. We will pay interest semi-annually in arrears on April 30 and October 30 of each year, beginning on April 30, 2016. Each such date is referred to as an interest payment date. Interest on the new notes will be payable to the person in whose name such new notes are registered on April 15 and October 15 immediately preceding the applicable interest payment date. Interest payable on the new notes will accrue from the date it was most recently paid and be computed on the basis of a 360-day year comprised of twelve 30-day months.

        If an interest payment date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

        The new notes will mature on October 30, 2025 (the "Maturity Date"), unless earlier repurchased or redeemed in accordance with the Indenture.

Additional Notes

        The new notes will initially be limited to $40,000,000 aggregate principal amount. The Company may "reopen" this series of new notes and issue additional new notes ("additional new notes") in an amount up to $15,000,000 under a one-time additional new notes issuance under the Indenture; provided that (i) the terms of the additional new notes issued are identical to the terms of the new notes being offered hereby (except for the issue date and public offering price), (ii) the additional new notes cannot be sold for less than 100% of par value and (iii) an affirmation of each Rating Agency then rating and monitoring the new notes (which affirmation may be by email) has been received that the additional new notes issuance would not result in the Rating of the new notes being lower than the Required Rating.

Paying Agent and Registrar for the New Notes

        The Company will maintain one or more paying agents (each, a "paying agent") for the new notes.

        The Company will also maintain one or more registrars (each, a "registrar") and a transfer agent. The registrar(s) and transfer agent will maintain a register reflecting ownership of new notes outstanding from time to time and will make payments on and facilitate transfer of new notes on behalf of the Company.

        The Trustee will initially act as paying agent, registrar and transfer agent with respect to the new notes. The Company may change the paying agent or registrar without prior notice to the Holders.

Ranking

        The new notes will be the Company's senior unsecured obligations and the payment of the principal of, premium, if any, and interest on the new notes and any payment by any Guarantor under any Guarantee of the new notes will rank (i) equally in right of payment with all of the Company's or the applicable Guarantor's, as the case may be, other existing and future Indebtedness and other obligations of the Company or the applicable Guarantor, as the case may be, that are not by their terms expressly subordinated in right of payment to the new notes or the applicable Guarantee of the new notes, and (ii) senior in right of payment to all of the Company's or the applicable Guarantor's, as the case may be, existing and future subordinated Indebtedness, from time to time outstanding.

        The new notes will be effectively subordinated to all of the Company's and the Guarantors' existing and future secured obligations to the extent of the value of the collateral securing such obligations, and structurally subordinated to any existing and future obligations of any of the Company's or the Guarantors' Subsidiaries (which, in each case, are not themselves also Guarantors) with respect to claims against the assets of such Subsidiaries. In the event of bankruptcy or insolvency, any secured creditors will have a prior secured claim to any collateral securing the debt owed to them. Neither the Company nor any of its Subsidiaries have any other outstanding senior notes. As of December 31, 2015, the Company and the Guarantors had, in the aggregate, $160 million of Indebtedness (of which $40 million was the outstanding principal of the new notes and $120 million was the subordinated Indebtedness, and non of which would have been secured Indebtedness).

        Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Entities (as defined herein) may incur, under certain circumstances the amount of such additional Indebtedness could be substantial and, in any case, such additional Indebtedness may be secured Indebtedness. See "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness."

        As set out under "—Guarantees" below, certain of the Restricted Entities may cease to guarantee the new notes (each, a "Non-Guarantor Entity"). In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of the Non-Guarantor Entities, such Non-Guarantor Entity will pay the holders of its debt and trade creditors before they will be able to distribute any of its assets to the Company or, if such Non-Guarantor Entity is a Subsidiary of a Guarantor, to such Guarantor. As a result, all of the existing and future liabilities of our Non-Guarantor Entities, including any claims of trade creditors, will be effectively senior to the new notes with respect to the assets of any such Non-Guarantor Entity.

Guarantees

        Each of the Guarantors as of the Issue Date will unconditionally guarantee the performance of all Obligations of the Company under the Indenture and the new notes on an unsecured basis. The PTP Parent will be a Guarantor of the new notes. The Obligations of each Guarantor in respect of its Guarantee will be limited as necessary to purport to prevent the Guarantees from constituting a fraudulent conveyance, fraudulent transfer or similar illegal transfer under applicable law. See "Risk Factors—Risks Related to the New Notes—Federal and state fraudulent transfer laws permit a court to void the new notes and the Guarantees, and, if that occurs, you may not receive any payments on the new notes."

        Each Guarantor (other than, with respect to clauses (2), (3) and (4) below, the PTP Parent) will be released and relieved of its obligations under its Guarantee in the event:

  (1)
  there is a discharge, Legal Defeasance or Covenant Defeasance as discussed under "—Satisfaction and Discharge" or "—Defeasance of Certain Covenants";

  (2)
  there is a sale or other disposition of Capital Stock of a Guarantor following which such Guarantor is no longer a direct or indirect Subsidiary of the Company or, following the PTP Conversion, the PTP Parent;

  (3)
  there is a sale of all or substantially all of the assets of a Guarantor (including by way of merger, stock purchase, asset sale or otherwise permitted by the Indenture) to a Person that is not (either before or after giving effect to such transaction) a Restricted Entity; or

  (4)
  such Guarantor is designated as Non-Guarantor Entity;

provided, that, in each case, such transactions are carried out pursuant to and in accordance with all applicable covenants and provisions of the Indenture.

        If any Person becomes a Restricted Entity (for the avoidance of doubt, including upon a Revocation of the Designation of such Person as an Unrestricted Entity), subject to the next succeeding paragraph, the Company or, following the PTP Conversion, the Company or the PTP Parent, as applicable, will cause those Restricted Entities to become Guarantors by executing a supplemental indenture and providing the Trustee with an Officers' Certificate and Opinion of Counsel. In accordance with the terms of the Indenture, after the supplemental indenture becomes effective, the Company will notify Holders of such event in accordance with the Indenture.

        The Indenture also provides that the Company may designate any Restricted Entity other than, following the PTP Conversion, the PTP Parent as a Non-Guarantor Entity if the Consolidated Total Assets of such Restricted Entity, together with the Consolidated Total Assets of all then-existing Non-Guarantor Entities designated pursuant to the Indenture on a combined and Consolidated basis and taken as a whole without duplication, would not represent 10% or more of the Company's

Consolidated Total Assets or, following the PTP Conversion, 10% or more of the PTP Parent's Consolidated Total Assets as of the end of the most recently completed fiscal quarter of the Company or the PTP Parent, as applicable (the foregoing, the "Non-Guarantor Limitation"); provided that, for the avoidance of doubt, the foregoing restrictions shall not apply to, and any calculation with respect to the Non-Guarantor Limitation shall not include, any Foreign Manager Owned Affiliates. If, as of the end of any fiscal quarter of the Company or PTP Parent, as applicable, the Consolidated Total Assets of the Non-Guarantor Entities, on a combined and Consolidated basis and taken as a whole without duplication, exceed the Non-Guarantor Limitation, the Company shall be required to add one or more Non-Guarantor Entities as Guarantors in order to comply therewith. The Company shall promptly notify the Trustee of any such addition and otherwise comply with the provisions of the Indenture regarding additional Guarantors.

        Any Subsidiary of the Company and, following the PTP Conversion, any Subsidiary of the PTP Parent (a "PTP Parent Subsidiary") that is not a Guarantor, including any Subsidiary of the Company or any PTP Parent Subsidiary that is Designated as an Unrestricted Entity pursuant to and in accordance with the Indenture, will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to the Company or a Guarantor in the event of any bankruptcy or insolvency proceeding of such entity. In addition, holders of minority interests in these Subsidiaries of the Company or the PTP Parent, as applicable, may receive distributions prior to or pro rata with the Company or such Guarantor, depending on the terms of the equity interests.

        Any Guarantor that makes a payment under its Guarantee will be entitled, upon payment in full of all guaranteed obligations under the Indenture, to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, as determined in accordance with GAAP.

        If a Guarantor's Guarantee of the new notes were to be rendered voidable, it could be subordinated by a court to all other Indebtedness (including other Guarantees and contingent liabilities) of the Guarantor and, depending on the amount of such Indebtedness, a Guarantor's liability on its Guarantee of the new notes could be reduced to zero. The terms of each Guarantee will be limited as necessary to seek to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See "Risk Factors—Risks Related to the New Notes—Federal and state fraudulent transfer laws permit a court to void the new notes and the related Guarantees, and, if that occurs, you may not receive any payments on the new notes."

Optional Redemption

        Prior to October 30, 2020, the Company may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the Trustee) at a redemption price equal to the sum of (i) 100% of the principal amount of the new notes to be redeemed, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to but not including, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        On or after October 30, 2020, the Company may redeem, at its option, all or part of the new notes upon not less than 10 nor more than 60 days' prior notice (with a copy to the Trustee) at the following redemption prices, expressed as percentages of the outstanding principal amount thereof, together with any accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on October 30 of any year set forth below:

Year	Percentage
2020	104.250%
2021	102.834%
2022	101.417%
2023 and thereafter	100.000%

        "Applicable Premium" means, with respect to any new note on any date of redemption, as determined by the Company, the excess (if any) of (a) the present value at such date of redemption of (1) the redemption price of such new note at October 30, 2020, as set forth in the table above plus (2) all required interest payments due on such new note through October 30, 2020 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate on such date of redemption plus 50 basis points over (b) the principal amount outstanding of such new note.

        "Treasury Rate" means, as of any date of redemption, the yield to maturity as of such date of redemption of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date of redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to October 30, 2020; provided that if the period from the date of redemption to such date is not equal to the constant maturity of a U.S. Treasury security for which a yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the yields of the nearest U.S. Treasury securities for which such yields are given, except that if the period from the date of redemption to such date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

        In addition, until October 30, 2020, the Company may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of new notes at a redemption price equal to 108.500% of the aggregate principal amount thereof (such percentage to be equal to 100% plus the annual coupon on the new notes), plus accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the sum of the original aggregate principal amount of new notes issued under the Indenture and the original principal amount of any additional new notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

        In the event that less than all of the new notes are to be redeemed at any time, DTC will select the new notes to be redeemed by lot in accordance with its applicable procedures in the case of new notes represented by the global note and otherwise on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate, subject to the redemption procedures of the applicable depositary. No new notes of a principal amount of $1,000 or less may be redeemed in part and new notes of a principal amount in excess of $1,000 may be redeemed in part in multiples of $1,000 only so long as any principal amount of new notes remaining unredeemed is in an authorized denomination.

        The Company will pay the applicable redemption price for any new note together with accrued and unpaid interest thereon through, but excluding, the date of redemption. On and after the date of redemption, interest will cease to accrue on new notes or portions thereof called for redemption as long as the Company has deposited with the paying agent immediately available funds in satisfaction of the redemption price pursuant to the Indenture. Upon redemption of any new notes by the Company, such redeemed new notes will be cancelled.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        Under certain circumstances, the Company may be required to offer to purchase new notes as described under "—Certain Covenants—Change of Control Triggering Event." The Company may at any time and from time to time purchase new notes through tender offers, in the open market, in negotiated transactions or otherwise. Any such purchases shall be conducted in accordance with applicable securities laws, and may be made so long as such purchase does not otherwise violate the terms of the Indenture. New notes acquired and held by the Company or Affiliates thereof may not be voted in any vote of Holders and may be subject to other limitations.

Financial Information Following the PTP Conversion

        Under generally accepted accounting principles, the PTP Conversion was accounted for on a historical cost basis whereby the consolidated assets and liabilities of the PTP Parent were recorded at the historical cost of CIFC as reflected on CIFC's consolidated financial statements. Accordingly, the consolidated financial statements of the PTP Parent immediately following the PTP Conversion are substantially similar to the consolidated financial statements of CIFC immediately prior to the PTP Conversion. Any reference in this Description of the New Notes to a Four Quarter Period, twelve-month period or other period with respect to financial information of the Company or the PTP Parent which period includes the date the PTP Conversion is consummated (the "Conversion Date") refers to (i) the financial information of CIFC for any portion of such period prior to the Conversion Date, and (ii) the financial information of the PTP Parent for any portion of such period following the Conversion Date.

Certain Covenants

Suspension of Covenants

        During any period of time that (i) the new notes have an Investment Grade Rating from any Rating Agency and (ii) no Default or Event of Default has occurred and is continuing (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event"), the Company and the Restricted Entities will not be subject to the provisions of the Indenture described under:

  1.
  "—Limitation on the Incurrence of Additional Indebtedness";

  2.
  "—Limitation on Guarantees";

  3.
  "—Limitation on Designation of Unrestricted Entities";

  4.
  "—Limitation on Restricted Payments";

  5.
  "—Limitation on Asset Sales and Sales of Subsidiary Stock";

  6.
  clause (2) of "—Limitation on Merger, Consolidation or Sale of Assets;" and

  7.
  "—Limitation on Transactions with Affiliates;"

        (collectively, the "Suspended Covenants").

        In the event that the Company and the Restricted Entities are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") a Rating Agency withdraws its Investment Grade Rating or downgrades its rating assigned to the new notes below an Investment Grade Rating so that the new notes no longer have an

Investment Grade Rating from any Rating Agency then rating the new notes, then the Company and the Restricted Entities will thereafter again be subject to the Suspended Covenants. The period of time from the date of the Covenant Suspension Event until the Reversion Date is referred to as the "Suspension Period." If after any Reversion Date, an additional Covenant Suspension Event occurs, the Company and the Restricted Entities will again not be subject to the Suspended Covenants. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period).

        On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified as having been Incurred pursuant to clause (1) or any subclause of clause (2) of "—Limitation on the Incurrence of Additional Indebtedness" below (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to clause (1) or any subclause of clause (2) of "—Limitation on the Incurrence of Additional Indebtedness," such Indebtedness will be deemed to have been outstanding on the Issue Date (it being understood that any such Indebtedness that could have been incurred only pursuant to subclause (l) of clause (2) shall nevertheless be deemed to have been outstanding on the Issue Date), so that, in each case, such Indebtedness is classified as permitted under clause (2)(c) of "—Limitation on the Incurrence of Additional Indebtedness." Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect since the Issue Date and throughout the Suspension Period.

        On the Reversion Date, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period will be deemed to have been in effect as of the Issue Date for purposes of clause (2)(c) under "—Limitation on Transactions with Affiliates."

        On the Reversion Date, for purposes of "—Limitation on Asset Sales and Sales of Subsidiary Stock," the unutilized Excess Proceeds amount will be reset to zero.

        There can be no assurance that the new notes will ever achieve or maintain Investment Grade Ratings.

Change of Control Triggering Event

        Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion (in principal amounts of $1,000 and multiples of $1,000 in excess thereof) of the Holder's new notes at a purchase price equal to 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase (the "Change of Control Payment"). Notwithstanding the occurrence of a Change of Control Triggering Event, the Company will not be obligated to repurchase the new notes under this covenant if it has exercised its rights to redeem all the new notes under "—Optional Redemption."

        Holders will not be entitled to require the Company to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control Triggering Event.

        Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Company must notify the Trustee in accordance with the Indenture (who shall forward to each

Holder), offering to purchase the new notes as described above (a "Change of Control Offer"). The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 10 days nor later than 60 days from the date of notice, other than as may be required by law (the "Change of Control Payment Date").

        On the Business Day prior to the Change of Control Payment Date, the Company will, to the extent lawful, deposit with the Trustee, as paying agent, funds in an amount equal to the Change of Control Payment in respect of all new notes or portions thereof so tendered. On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all new notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer; and

  (2)
  deliver or cause to be delivered to the Trustee for cancellation the new notes so accepted together with an Officers' Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

        If only a portion of a new note is purchased pursuant to a Change of Control Offer, adjustments to the amount and beneficial interests in the global note will be made, or should the new notes be Certificated Notes, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note.

        The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all new notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to the Indenture as described under "—Optional Redemption" and the new notes are redeemed in full in accordance therewith within 60 days of such notice, unless and until there is a default in payment of the applicable redemption price.

        New notes repurchased by the Company pursuant to a Change of Control Offer will be cancelled and cannot be reissued. New notes purchased by a third party pursuant to the preceding paragraph will have the status of new notes issued and outstanding.

        In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept and do not withdraw their acceptance of a Change of Control Offer and the Company or a third party purchases all of the new notes held by such Holders, the Company will have the right, on not less than 10 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the new notes that remain outstanding following such purchase at a purchase price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the new notes that remain outstanding, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

        Other existing and future Indebtedness of the Company and the Restricted Entities may contain prohibitions on the occurrence of events that would constitute a Change of Control Triggering Event or require that such other Indebtedness be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by the Holders of their right to require the Company to repurchase the new notes upon a Change of Control Triggering Event could cause a default under such Indebtedness even if the Change of Control Triggering Event itself does not.

        If a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the new notes that might be delivered by Holders seeking to accept the Change of Control Offer, which could cause a default under other existing and future Indebtedness. Moreover, the exercise by the Holders of their right to require the Company to repurchase the new notes could cause a default under such other existing and future Indebtedness, even if the Change of Control Payment itself does not, due to the financial effect of such repurchase on the Company or its Subsidiaries. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that the Company would be able to obtain necessary financing. See "Risk Factors—Risks Related to the New Notes—We may not be able to finance a change of control offer required by the Indenture."

        The Company and, following the PTP Conversion, the PTP Parent, as applicable, will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, to the extent that such laws and regulations are applicable in connection with the purchase of new notes in connection with a Change of Control Offer.

        To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control Triggering Event" provisions of the Indenture, the Company and, following the PTP Conversion, the PTP Parent, as applicable, will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by doing so.

        The Change of Control Offer feature of the new notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company or, following the PTP Conversion, the PTP Parent, or their respective Subsidiaries, and, thus, the removal of incumbent management.

        Subject to the limitations discussed below, the Company and the Restricted Entities could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the capital structure of the Company or the Restricted Entities, or their then prevailing credit ratings. Restrictions on the ability of the Company and the Restricted Entities to Incur additional Indebtedness are contained in the covenants described under "—Limitation on the Incurrence of Additional Indebtedness." Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the new notes then outstanding.

        The definition of Change of Control Triggering Event includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company or, following the PTP Conversion, the PTP Parent, and their respective Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase its new notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of such entities, taken as a whole to another Person or group may be uncertain.

        The provisions under the Indenture relating to the Company's obligation to make an offer to repurchase the new notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of the new notes.

SEC Reports and Reports to Holders

        Whether or not the Company or, following the PTP Conversion, the PTP Parent, is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall provide the Trustee and, upon written request, the Holders of new notes within fifteen (15) Business Days after filing, or in the event no such filing is required, within fifteen (15) Business Days after the end of the time periods specified in the SEC's rules and regulations for a filer that is a "non-accelerated filer" with substantially the same quarterly and annual financial statements required to be contained in a filing with the SEC on Forms 10-Q and 10-K (but, for the avoidance of doubt, the other disclosure requirements contained in such forms shall not be applicable), and, with respect to the annual financial information only, an audit report on the annual financial statements by the Company's or, following the PTP Conversion, the PTP Parent's certified independent accountants; provided that, the foregoing delivery requirements will be deemed satisfied if the foregoing materials are available on the SEC's EDGAR system or on the Company's website or, if the Company or, following the PTP Conversion, the PTP Parent, is not then subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, on a nonpublic website or posting through an electronic data room or filing sharing or similar service) within the applicable time period specified above.

        To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Company or, following the PTP Conversion, the PTP Parent will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under "Events of Default and Remedies" if the Trustee or Holders of at least 30% in principal amount of the then total outstanding notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

        In addition, to the extent not satisfied by the above, for so long as any of the new notes remain outstanding and constitute "restricted securities" under Rule 144, the Company or, following the PTP Conversion, the PTP Parent, will furnish to the Holders and prospective investors in the new notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided, that for this purpose, following the PTP Conversion, the PTP Parent shall be deemed to be the "issuer" of the new notes within the meaning of Rule 144A(d)(4).

        Any information filed with, or furnished to, the SEC within the time periods specified in this covenant shall be deemed to have been furnished to the Holders as required by this covenant, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the requirements of this covenant.

        If at any time following the PTP Conversion, any direct or indirect parent company of the PTP Parent becomes a Guarantor (there being no obligation to do so) and such entity holds no material assets other than cash, Cash Equivalents and the Capital Stock of the PTP Parent and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be filed and furnished to Holders pursuant to this covenant may, at the option of the Company, be filed by and be those of such other parent company rather than the PTP Parent.

Limitation on the Incurrence of Additional Indebtedness

  (1)
  The Company and, following the PTP Conversion, the PTP Parent, each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, except that the Company or any Restricted Entity may Incur Indebtedness, including Acquired Indebtedness, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio of the Company or, following the PTP Conversion, of the PTP Parent, is greater than 2.5 to 1.0.

  (2)
  Notwithstanding clause (1) above, the Company and the Restricted Subsidiaries and, following the PTP Conversion, the PTP Parent and the Restricted Entities, as applicable, may Incur the following Indebtedness ("Permitted Indebtedness"):

  (a)
  the new notes and the Guarantees, excluding any additional notes, but including any new notes (and any related Guarantees) issued pursuant to the Registration Rights Agreement in exchange for the new notes;

  (b)
  the incurrence of Indebtedness (which, for the avoidance of doubt, may be either secured or unsecured) under Credit Facilities by the Company or any of the Restricted Entities and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $10.0 million, outstanding at any one time, less any permanent payments actually made by the borrower thereunder following the Issue Date in respect of Indebtedness thereunder with Net Cash Proceeds from an Asset Sale;

  (c)
  Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date;

  (d)
  Hedging Obligations entered into by the Company and the Restricted Entities in the ordinary course of business (including interest rate hedges against other Indebtedness of the Company and the Restricted Entities) and not for speculative purposes;

  (e)
  intercompany Indebtedness between the Company and any Restricted Entity or between any Restricted Entities; provided, that:

  (A)
  if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full of all obligations under the new notes and the Indenture in the case of the Company, or such Guarantor's Guarantee, in the case of any Guarantor, and

  (B)
  in the event that at any time any such Indebtedness ceases to be held by the Company or a Restricted Entity, such Indebtedness shall be deemed to be Incurred and not permitted by this clause (e) at the time such event occurs;

  (f)
  Indebtedness of the Company or any of the Restricted Entities arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (including daylight overdrafts paid in full by the close of business on the day such overdraft was Incurred) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within five Business Days of Incurrence;

  (g)
  Indebtedness of the Company or any of the Restricted Entities represented by bid, surety or performance bonds or letters of credit for the account of the Company or any Restricted Entity, as the case may be, issued in the ordinary course of business and not for financing purposes, and reimbursement obligations in respect thereof;

  (h)
  Refinancing Indebtedness in respect of:

  (A)
  Indebtedness (other than Indebtedness owed to the Company or a Restricted Entity) Incurred pursuant to clause (1) above (it being understood that no Indebtedness outstanding on the Issue Date is Incurred pursuant to such clause (1) above), or

      (B)
      Indebtedness Incurred pursuant to clauses (b), (c) and (d) above, this clause (h) and clauses (j) and (k) below;

    (i)
    Indebtedness arising from agreements entered into by the Company or a Restricted Entity providing for bona fide indemnification, adjustment of purchase price or similar obligations (including in respect of earn-outs not for financing purposes), or from customary guarantees or performance bonds securing any obligations of the Company or any of the Restricted Entities pursuant to such agreements, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Entity, provided that, in the case of a disposition, the maximum aggregate liability in respect of such Indebtedness shall at no time exceed the gross proceeds actually (including non-Cash proceeds based on their Fair Market Value at the time received) received by the Company and the Restricted Entities in connection with such disposition;

    (j)
    Indebtedness of the Company or any Restricted Entity to the extent the net proceeds thereof are promptly (i) used to purchase notes pursuant to a Change of Control Offer or a tender offer, or (ii) deposited to defease the new notes as described under "—Defeasance of Certain Covenants;"

    (k)
    Permitted Acquisition Indebtedness;

    (l)
    Indebtedness representing deferred compensation to employees, officers or directors of the Company or any Restricted Entity incurred in the ordinary course of business, consistent with industry practices and on commercially reasonable terms under the circumstances existing at the time such deferred compensation arrangement is established;

    (m)
    (A)  Guarantees by (1) the Company of Indebtedness of any Restricted Entity permitted to be Incurred by such Restricted Entity under this covenant and (2) any Restricted Entity of any Indebtedness of the Company or another Restricted Entity permitted to be Incurred under this covenant by the Company or such other Restricted Entity; and

    (B)
    Indebtedness constituting a Lien included in clause (7) of the definition of Indebtedness (1) Incurred by the Company in respect of Indebtedness of a Restricted Entity permitted to be Incurred by such Restricted Entity under this covenant and (2) Incurred by a Restricted Entity in respect of Indebtedness of the Company or another Restricted Entity permitted to be Incurred under this covenant by the Company or such Restricted Entity (excluding Indebtedness of any such other Restricted Entity permitted under clause (d) of this definition of Permitted Indebtedness or Refinancing Indebtedness in respect thereof), as the case may be, which Lien is granted in compliance with, if applicable, "—Limitation on Liens."

  (3)
  For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness Incurred pursuant to and in compliance with this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant; provided, that any such outstanding additional Indebtedness or Disqualified Capital Stock paid in respect of Indebtedness Incurred pursuant to any provision of clause (2) of this covenant will be counted as Indebtedness outstanding thereunder for purposes of any future Incurrence under such provision.

  (4)
  In the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in clauses (1) and (2) (or any subclause thereof) of this covenant, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its Incurrence, and will only be required to include the amount and type of such Indebtedness in one of such clauses (or subclauses) although the Company may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later re-divide or reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant. For the avoidance of doubt, Indebtedness permitted by clause (o) of the definition of Permitted Indebtedness will be without duplication for the underlying Indebtedness that is Guaranteed or for which a Lien is granted in accordance with such clause (o).

  (5)
  For purposes of determining compliance with this covenant, the U.S. dollar-equivalent principal amount of Indebtedness denominated in foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred in the case of term Indebtedness (or first committed in the case of revolving credit Indebtedness), provided, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, in each case, in the applicable foreign currency. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Restricted Entity may Incur pursuant to this covenant shall not be deemed to be exceeded as a result solely of fluctuations in exchange rates or currency values.

Limitation on Indebtedness for Money Borrowed

        Neither the Company nor, following the PTP Conversion, the PTP Parent, may Incur any Indebtedness for money borrowed otherwise permitted hereunder as Permitted Indebtedness if the Incurrence of such Indebtedness for money borrowed would result in a Rating of the new notes lower than the Required Rating, after giving effect to such Incurrence of Indebtedness for money borrowed. In order for the Company or the PTP Parent to Incur Indebtedness in accordance with the provisions hereof, such entity shall obtain an affirmation of each Rating Agency then rating and monitoring the new notes (which affirmation may be by email) that, after giving effect to the proposed Incurrence of Indebtedness for money borrowed, the Rating of the new notes will be at least equal to the Required Rating.

Limitation on Guarantees

        The Company and, following the PTP Conversion, the PTP Parent will not permit any Restricted Entity under their respective control (other than a Guarantor in respect of a Guarantee of the new notes) to Guarantee any Indebtedness of the Company or any Guarantor or to secure any Indebtedness of the Company or any Guarantor with a Lien on the assets of such Restricted Entity (other than Permitted Liens), unless contemporaneously therewith (or prior thereto) such Restricted Entity executes and delivers a supplemental indenture to the Indenture providing a Guarantee of the new notes by such Restricted Entity; provided that no Restricted Entity will be required to Guarantee the new notes to the extent it is prohibited by law from doing so. Any Guarantee by any such Restricted Entity of Subordinated Indebtedness of the Company or any Guarantor will be subordinated and junior in right of payment to the contemporaneous Guarantee of the new notes by such Restricted Entity.

Limitation on Designation of Unrestricted Entities

        The Company may designate on or after the Issue Date any direct or indirect Subsidiary of the Company and, following the PTP Conversion, the PTP Parent may designate any direct or indirect Subsidiary of the PTP Parent (other than the Company) as an "Unrestricted Entity" under the Indenture (a "Designation") only if:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Designation;

  (2)
  at the time of and after giving effect to such Designation, the Company or the PTP Parent, as applicable, could Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "—Limitation on the Incurrence of Additional Indebtedness"; and

  (3)
  the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation and treating such Designation as an Investment at the time of Designation) as a Restricted Payment pursuant to the first paragraph of "—Limitation on Restricted Payments" or as a Permitted Investment in an amount (the "Designation Amount") equal to the amount of the Company's or, following the PTP Conversion, the PTP Parent's or Company's Investment, as applicable, in such Subsidiary or Restricted Entity on such date (whether made directly or through another Subsidiary thereof).

        Neither the Company nor any Restricted Entity will at any time:

  (1)
  provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Entity) to the satisfaction of, or Guarantee, any Indebtedness of any Unrestricted Entity (including any undertaking, agreement or instrument evidencing such Indebtedness);

  (2)
  be directly or indirectly liable for any Indebtedness of any Unrestricted Entity; or

  (3)
  be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Entity, except, in each case, for any non-recourse Guarantee given solely to support the pledge by the Company or any Restricted Entity of the Capital Stock of such Unrestricted Entity.

        The Company may revoke any Designation of a direct or indirect Subsidiary of the Company or, following the PTP Conversion, the PTP Parent may revoke any Designation of any direct or indirect PTP Parent Subsidiary, as an Unrestricted Entity (a "Revocation") only if:

  (1)
  no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

  (2)
  all Liens and Indebtedness of such Unrestricted Entity outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture.

        The Designation of a direct or indirect Subsidiary of the Company or, following the PTP Conversion, of the PTP Parent, as an Unrestricted Entity shall be deemed to include the Designation of all of the direct and indirect Subsidiaries of such Subsidiary. The Company will be required to promptly notify the Trustee of all such Designations and Revocations and all Designations and Revocations must comply with the preceding provisions.

        Notwithstanding anything to the contrary herein, the Company and, following the PTP Conversion, the PTP Parent may not designate any direct or indirect Subsidiary of the PTP Parent as an "Unrestricted Entity" under the Indenture if, at the time of such proposed designation, the Non-Guarantor Limitation would prohibit the Company or the PTP Parent, as applicable, from designating such Subsidiary as a Non-Guarantor; provided that, for the avoidance of doubt, the foregoing restrictions shall not apply to, and any calculation with respect to the Non-Guarantor Limitation shall not include, any Foreign Manager Owned Affiliates.

Limitation on Restricted Payments

        The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

  (a)
  declare or pay any dividend or return of capital or make any distribution on or in respect of shares of Capital Stock of the Company or any Restricted Entity to holders of such Capital Stock, other than:

  (1)
  dividends or distributions payable in Qualified Capital Stock of, (i) prior to the PTP Conversion, the Company and, (ii) following the PTP Conversion, the PTP Parent;

  (2)
  dividends or distributions payable to the Company and/or a Restricted Entity; or

  (3)
  in the case of a Restricted Entity that is not wholly-owned, dividends, distributions or returns of capital made on a pro rata basis to the Company and the Restricted Entities, on the one hand, and the other holders of Capital Stock of a Restricted Entity, on the other hand (or on a less than pro rata basis to any other holder);

  (b)
  purchase, redeem or otherwise acquire or retire for value:

  (1)
  any Capital Stock of, (i) prior to the PTP Conversion, the Company and, (ii) following the PTP Conversion, the PTP Parent (other than, in all cases, purchases, redemptions, acquisitions or retirements made with Qualified Capital Stock of the Company or the PTP Parent, as applicable), or

  (2)
  any Capital Stock of any Restricted Entity that is held by an Affiliate of the Company, except for:

  (i)
  Capital Stock held by the Company or a Restricted Entity, or

  (ii)
  purchases, redemptions, acquisitions or retirements for value of Capital Stock on a pro rata basis from the Company and/or any Restricted Entities, on the one hand, and other holders of Capital Stock of a Restricted Entity, on the other hand, according to their respective percentage ownership of the Capital Stock of such Restricted Entity;

  (c)
  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, as the case may be, any Subordinated Indebtedness (other than (A) any inter-company Indebtedness between or among the Company and or any Restricted Entity or (B) the principal payment on or the purchase, repurchase, redemption, defeasance, retirement or other acquisition for value of Subordinated Indebtedness made in satisfaction of or anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase, repurchase, redemption, defeasance, retirement or other acquisition), or

  (d)
  make any Investment (other than Permitted Investments); provided, however, that any Permitted Investments otherwise permitted under item (17) of the definition thereof made in a Foreign Manager Owned Affiliate shall not be a "Permitted Investment" for purposes hereof if the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent, at the time of such Investment, is greater than 2.50 to 1.0;

  if at the time of the Restricted Payment, immediately after giving effect thereto:

    (I)
    a Default or an Event of Default shall have occurred and be continuing;

    (II)
    the Company or, following the PTP Conversion, the PTP Parent is not able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "—Limitation on the Incurrence of Additional Indebtedness;" or

    (III)
    the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property as reasonably determined in good faith by the Company) of the proposed Restricted Payment and all other Restricted Payments made subsequent to the Issue Date up to the date thereof shall exceed the sum of:

    (A)
    with respect to the period, treated as one accounting period, beginning on January 1, 2015 to the end of the most recent fiscal quarter for which consolidated financial information of (i) prior to the PTP Conversion, the Company and, (ii) following the PTP Conversion, the PTP Parent, is available:

    (x)
    if the cumulative Adjusted Consolidated ENI of the Company and/or the PTP Parent, as applicable and without duplication, for such period is a positive amount, 50% of such cumulative Adjusted Consolidated ENI, or

    (y)
    if the cumulative Adjusted Consolidated ENI of the Company and/or the PTP Parent, as applicable and without duplication, for such period is a negative amount, minus 100% of such amount; plus

    (B)
    Following the PTP Conversion, with respect to any period during which the equityholders of the PTP Parent are responsible for the payment of U.S. federal, state and/or local income taxes (as the term income taxes is determined in accordance with GAAP) with respect to their pro rata share of the PTP Parent's taxable income (as determined for U.S. tax purposes), for the primary purpose of offsetting the Company's good faith estimate of the tax liability of a holder of Capital Stock of the PTP Parent as a result of holding such shares (applying, for the purposes of such good faith estimate, the tax liability of U.S. holders at the highest marginal rate in the U.S., giving effect to federal, state and local rates), up to an additional 25% of cumulative Adjusted Consolidated ENI of the PTP Parent for such period, but only to the extent that the Consolidated Fixed Charge Coverage Ratio of the PTP Parent for the most recently completed fiscal quarter of the PTP Parent is at least 2.5 to 1.0; plus

      (C)
      100% of the aggregate net cash proceeds, Cash Equivalents or Fair Market Value of other property, received by (1) prior to the PTP Conversion, the Company and, (2) following the PTP Conversion, the PTP Parent, from any Person from any:

      (i)
      contribution on or subsequent to the Issue Date to the equity capital of the Company or the PTP Parent, as applicable, not representing an interest in Disqualified Capital Stock;

      (ii)
      issuance and sale (or, in the case of property, exchange) on or subsequent to the Issue Date of Qualified Capital Stock of the Company or the PTP Parent, as applicable; or

      (iii)
      issuance and sale on or subsequent to the Issue Date (and, in the case of Indebtedness of a Restricted Entity, at such time as it was a Restricted Entity) of any Indebtedness of the Company or any Restricted Entity that has been converted into or exchanged for Qualified Capital Stock of the Company or, following the PTP Conversion, the PTP Parent, excluding, in each case, any such net cash proceeds:

        (x)
        received from a Restricted Entity or, following the PTP Conversion, the Company or a Restricted Entity; or

        (y)
        applied in accordance with clause (2) or (3) (x) of the second paragraph of this covenant below; plus

      (D)
      any Investment Return; plus

      (E)
      100% of any dividend or distributions received by the Company or any Restricted Entity from any Unrestricted Entity, to the extent such amounts were not otherwise included in Adjusted Consolidated ENI of the Company or the PTP Parent, as applicable;

        Notwithstanding the preceding paragraph, this covenant does not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption of Subordinated Indebtedness within 60 days after the date of declaration of such dividend or distribution or giving of the redemption notice, as the case may be, if the dividend, distribution or redemption would have been permitted on the date of declaration or notice pursuant to the preceding paragraph;

  (2)
  if no Default or Event of Default has occurred and is continuing, the making of any Restricted Payment through the application of the net cash proceeds received by the Company or, following the PTP Conversion, the PTP Parent, from a substantially concurrent sale of Qualified Capital Stock of the Company or the PTP Parent, as applicable, or a contribution to the equity capital of the Company or the PTP Parent, as applicable, not representing an interest in Disqualified Capital Stock, in each case not received from a Restricted Entity; provided, that the value of any such Qualified Capital Stock used or the net proceeds of which are used to make a Restricted Payment pursuant to this clause (2) shall be excluded from clause (III)(C) of the first paragraph of this covenant (and were not included therein at any time);

  (3)
  if no Default or Event of Default has occurred and is continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness:

  (x)
  solely through the use of, or through the application of net cash proceeds of a substantially concurrent sale, other than a sale to a Restricted Entity, of Qualified Capital Stock of the Company or, following the PTP Conversion, the PTP Parent;

  (y)
  solely through the use of Indebtedness permitted under clause (1) of "—Limitation on the Incurrence of Additional Indebtedness;" or

  (z)
  from Net Cash Proceeds from Asset Sales remaining after the application thereof as required by the covenant described under "—Limitation on Asset Sales and Sales of Subsidiary Stock" (including after making an Asset Sale Offer pursuant to such covenant and the application of the entire Asset Sale Offer Amount to purchase all new notes tendered pursuant to such Asset Sale Offer);

    provided, that the value of any Qualified Capital Stock issued to prepay, purchase, defease, redeem or otherwise acquire or retire any Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (III)(C) of the first paragraph of this covenant (and were not included therein at any time);

  (4)
  repurchases, retirements or other acquisitions by the Company or, following the PTP Conversion, the PTP Parent, of Capital Stock (other than Disqualified Capital Stock) of the Company or the PTP Parent, as applicable, from any current, future or former employees, officers, directors or consultants of the Company or a Restricted Entity (or, in the case of the death or disability of any of the foregoing, their respective authorized representatives), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the amount of any such repurchases, retirements or other acquisitions shall not exceed $5.0 million in any fiscal year plus cash proceeds from any sale of Capital Stock (other than Disqualified Capital Stock) of the Company or, following the PTP Conversion, the PTP Parent, to members of management, employees, officers, directors or consultants of the Company or any Restricted Entity that occurs after the Issue Date, to the extent such proceeds have not otherwise been applied to the payment of Restricted Payments pursuant to paragraph (3) of this subsection;

  (5)
  the repurchase of Capital Stock deemed to occur upon the exercise or vesting of stock options, warrants or phantom stock (or, following the PTP Conversion with respect to the PTP Parent, similar rights in the PTP Parent's equity), in each case, to the extent such Capital Stock (i) represents all or a portion of the exercise price of those stock options, warrants or phantom stock (or, following the PTP Conversion with respect to the PTP Parent, similar rights in the PTP Parent's equity) or (ii) are surrendered in connection with satisfying any federal or state tax obligation incurred in connection with such exercise or vesting;

  (6)
  the declaration and payment of dividends or distributions to holders of Disqualified Capital Stock of the Company or any Restricted Entity issued in accordance with the covenant described under "—Limitation on the Incurrence of Additional Indebtedness";

  (7)
  cash payments in lieu of the issuance of fractional shares (i) in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company or, following the PTP Conversion, the PTP Parent and (ii) arising out of stock dividends, splits, combinations or business combinations;

  (8)
  redemption or other acquisition or retirement for value of any Subordinated Indebtedness of the Company or any Guarantor pursuant to and in accordance with the terms of a "change of control" covenant set forth in the indenture or other agreement pursuant to which such Subordinated Indebtedness is issued and such "change of control" covenant is similar to the Change of Control Triggering Event provision included in the Indenture; provided, that the Company (or another Person) has repurchased all new notes required to be repurchased by the Company under the caption "—Change of Control Triggering Event" prior to the purchase, redemption or other acquisition or retirement for value of such Subordinated Indebtedness pursuant to the applicable "change of control" covenant;

  (9)
  any payments made to employees, directors or officers pursuant to any profit sharing plan, or similar arrangements, of the Company or any Restricted Entity, established in the ordinary course of business, consistent with industry practices and on commercially reasonable terms under the circumstances existing at the time such profit sharing plan or similar arrangement is established;

  (10)
  payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the Company's or, following the PTP Conversion, the PTP Parent's, property or assets that complies with the Indenture, provided that as a result of such merger, consolidation or transfer of all or substantially all of the Company's or PTP Parent's, as applicable, property or assets, the Company shall have made a Change of Control Offer or Asset Sale Offer and all new notes tendered by Holders in connection therewith shall have been repurchased, redeemed or acquired in accordance with the Indenture;

  (11)
  fees paid to DFR Holdings LLC in an amount up to $2.0 million per annum;

  (12)
  the acquisition, in open market purchases or otherwise of the Company's or, following the PTP Conversion, the PTP Parent's, Capital Stock (other than Disqualified Capital Stock) in an aggregate amount not to exceed $5.5 million, plus an amount in any fiscal year that does not exceed $2.0 million; provided that up to $1.0 million of such annual excess amount that is not utilized by the Company or the PTP Parent, as applicable, to acquire Capital Stock of the Company or the PTP Parent, as applicable, in any fiscal year may be carried forward to the immediately succeeding year; and

  (13)
  other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (13) not to exceed the Maximum Other Restricted Payment Amount, as of the date of determination.

        In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (III) above, amounts expended pursuant to clauses (1) (without duplication for the declaration of the relevant dividend), (6) and (8) above shall be included in such calculation and amounts expended pursuant to clauses (2), (3), (4), (5), (7) and (9) through (13) above shall not be included in such calculation.

        In the event that any Restricted Payment or other payment, purchase, defeasance, redemption, retirement or other acquisition described in this covenant meets the criteria of more than one of the types of Restricted Payments or other payments, purchase, defeasances, redemptions, retirements or other acquisitions described in this covenant (including any subclause hereof), the Company, in its sole discretion, will be permitted to classify such item on the date of payment, and will only be required to include the amount and type of such item in one of such clauses (or subclauses) although the Company may divide and classify an item in one or more of the clauses (or subclauses) and may later re-divide or reclassify all or a portion of such item in any manner that complies with this covenant.

Limitation on Asset Sales and Sales of Subsidiary Stock

        The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, consummate an Asset Sale unless:

  (a)
  the Company or the applicable Restricted Entity, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock sold or otherwise disposed of; and

  (b)
  at least 75% of the consideration received by the Company or the Restricted Entity, as the case may be, in the Asset Sale shall be in the form of Cash or Cash Equivalents (defined below) received at the time of such Asset Sale; provided, that for the purposes of this covenant, the following will be deemed to be "Cash Equivalents":

  (1)
  Cash Equivalents (as defined herein);

  (2)
  the assumption by the payor of the consideration of any liabilities that are included on the balance sheet (other than Subordinated Indebtedness) of the Company or any Restricted Entity and the release of the Company or such Restricted Entity from all liability in connection therewith;

  (3)
  any securities, notes or other obligations or assets received by the Company or any Restricted Entity from the payor of the consideration that are converted by the Company or such Restricted Entity into Cash or Cash Equivalents within 180 days of the receipt thereof (subject to ordinary settlement periods) to the extent of Cash or Cash Equivalents received in that conversion; and

  (4)
  the Fair Market Value of (i) any Capital Stock of a Person engaged in a Permitted Business that will become, upon purchase, a Restricted Entity or (ii) assets to be used (or intended to be used) by the Company or any Restricted Entity in a Permitted Business; and

  (5)
  any Designated Non-cash Consideration received by the Company or any of the Restricted Entities in such Asset Sale having an aggregate Fair Market Value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (5) that is at that time outstanding, not to exceed $25.0 million (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value).

        The Company or any Restricted Entity, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 365 days thereof to:

  (a)
  repay any Senior Indebtedness of the Company or any Guarantor;

  (b)
  make capital expenditures in a Permitted Business;

  (c)
  an Investment in (1) assets (except for current assets as determined in accordance with GAAP or Capital Stock) to be used by or useful to (or intended to be used by or useful to) the Company or any Restricted Entity in a Permitted Business, or (2) all or substantially all of the assets of, or Capital Stock of, a Person engaged in, used in or useful to, a Permitted Business that will become, or the assets of which will be contributed to upon purchase, a Restricted Entity;

  (d)
  an Investment in assets (except for current assets as determined in accordance with GAAP or Capital Stock) or properties that replace the assets that are the subject of the corresponding Asset Sale;

  (e)
  enter into a binding commitment with a Person, other than the Company and the Restricted Entities, to apply such Net Cash Proceeds pursuant to clause (b), (c) or (d) above, provided, that such binding commitment shall be subject only to customary conditions and the applicable purchase shall be consummated within 180 days following the expiration of the aforementioned 365-day period;

  (f)
  permanently reduce secured Indebtedness under one or more Credit Facilities; and/or

  (g)
  to make any Permitted Investments permitted by clauses (12), (13), (14), (15) and (16) of the definition thereof.

        To the extent all or a portion of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of the Asset Sale as described in clause (a) through (g) of the immediately preceding paragraph (or, with respect to clause (e), such later date as permitted thereunder), such amount shall constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will make an offer to all Holders of new notes to purchase notes (the "Asset Sale Offer"), at a purchase price equal to 100% of the outstanding principal amount of the new notes to be purchased, plus accrued and unpaid interest thereon, to the date of purchase (the "Asset Sale Offer Amount"). The Company will purchase pursuant to an Asset Sale Offer from all tendering Holders on a pro rata basis, and, at the Company's option, on a pro rata basis with the holders of any other Senior Indebtedness or pari passu Indebtedness with similar provisions requiring the Company to offer to purchase the other Senior Indebtedness or pari passu Indebtedness with the proceeds of Asset Sales, that principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of new notes and the other Senior Indebtedness or pari passu Indebtedness to be purchased equal to such unapplied Net Cash Proceeds. The Company may satisfy its obligations under this covenant with respect to the Net Cash Proceeds of an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant period for the application of such Net Cash Proceeds set forth above. Pending application in accordance with this covenant, Net Cash Proceeds may be invested in Cash Equivalents.

        Each notice of an Asset Sale Offer will be delivered in accordance with the Indenture to the record Holders as shown on the register of Holders within 20 days following such 365th day (or any later date permitted by clause (e) above), with a copy to the Trustee offering to purchase the new notes as described above. Each notice of an Asset Sale Offer will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date of notice, other than as may be required by law (the "Asset Sale Offer Payment Date"). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their notes in whole or in part in amounts of $1,000 and in integral multiples of $1,000 in excess thereof for cash.

        Holders electing to tender their notes shall deliver a notice of election in writing to the Company in accordance with the Indenture at least 10 days before the Asset Sale Offer Payment Date.

        On the Business Day prior to the Asset Sale Offer Payment Date, the Company will, to the extent lawful, deposit with the Trustee, as paying agent, funds in an amount equal to the Asset Sale Offer Amount in respect of all new notes or portions thereof so tendered. On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all new notes or portions thereof properly tendered pursuant to the Asset Sale Offer; and

  (2)
  deliver or cause to be delivered to the Trustee an Officers' Certificate stating the aggregate principal amount of new notes or portions thereof being purchased by the Company.

        To the extent Holders and holders of other Senior Indebtedness or pari passu Indebtedness, if any, which are the subject of an Asset Sale Offer properly tender and do not withdraw notes or the other

Senior Indebtedness or pari passu Indebtedness in an aggregate amount exceeding the amount of Excess Proceeds, the Company will purchase the new notes, the other Senior Indebtedness or pari passu Indebtedness, if any, on a pro rata basis (based on amounts tendered). If only a portion of a new note is purchased pursuant to an Asset Sale Offer, a new note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate). New notes (or portions thereof) purchased pursuant to an Asset Sale Offer will be cancelled and cannot be reissued.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, to the extent that such laws and regulations are applicable in connection with the purchase of new notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Company will comply with these laws and regulations and will not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by doing so.

        Upon completion of an Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Accordingly, to the extent that the aggregate amount of new notes and other Indebtedness tendered pursuant to an Asset Sale Offer is less than the aggregate amount of Excess Proceeds, the Company and/or the Restricted Entities may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture.

Limitations on Liens

        The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Company or any Restricted Entity, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Subordinated Indebtedness of the Company, the new notes are secured by a Lien on such property, assets or proceeds of the Company;

  (2)
  in the case of Liens securing Subordinated Indebtedness of any Guarantor, the Guarantee of such Guarantor is secured by a Lien on such property, assets or proceeds of such Guarantor;

  (3)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of the Company, the new notes are equally and ratably secured by a Lien on such property, assets or proceeds of the Company; and

  (4)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of any Guarantor, the Guarantee of such Guarantor is equally and ratably secured by a Lien on such property, assets or proceeds of such Guarantor.

  The foregoing shall not apply to:

  (i)
  Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (ii)
  Liens securing all of the new notes and the related Guarantees and all of the new notes issued in exchange therefor pursuant to the Registration Rights Agreement (including notes issued in exchange for additional notes) and secured by a Lien (in each case in accordance with the terms of the Indenture) and any related Guarantees;

  (iii)
  Liens securing Indebtedness permitted to be incurred pursuant to clauses (a), (b), (c), (d) and (k) of the definition of "Permitted Indebtedness" and Liens securing any Refinancing Indebtedness permitted to be incurred pursuant to clause (h) of such definition provided that the Indebtedness being so Refinanced was permitted to be secured Indebtedness under the Indenture; or

  (iv)
  Permitted Liens.

        Any Lien created for the benefit of the Holders pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of the relevant Liens described in clauses (1), (2), (3) and (4) above.

Limitation on Merger, Consolidation and Sale of Assets

  (1)
  The Company will not, in one or a series of transactions, consolidate or merge with or into any Person or convey, lease, transfer or otherwise dispose of all or substantially all of its properties, assets or net sales to any Person or permit any Person to merge with or into it unless:

  (a)
  the Company is the continuing entity, or the Person, if other than the Company, formed by such consolidation or into which the Company is merged, or the Person that acquired by sale, assignment, conveyance, transfer, lease or other disposition the properties or assets of the Company and its Subsidiaries substantially as an entirety (for purposes of this clause (1), the "Surviving Entity"), will be organized and validly existing under the laws of the United States, and shall expressly assume (jointly and severally with the Company, unless the Company shall have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee on the basis that it contains substantially the same terms and conditions as the new notes and the Indenture), all of the Company's obligations under the new notes and the Indenture;

  (b)
  the Surviving Entity (jointly and severally with the Company unless the Company shall have ceased to exist as a result of such merger, consolidation or amalgamation) agrees to indemnify each Holder against any tax, assessment or governmental charge thereafter imposed on such Holder solely as a consequence of such consolidation, merger, conveyance, transfer or lease with respect to the payment of principal of, or interest on, the new notes;

  (c)
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing;

  (d)
  immediately after giving effect to the transaction or series of transactions, the Company (or, following the PTP Conversion, the PTP Parent) or the Surviving Entity, as the case may be, could Incur at least $1.00 of additional Indebtedness without violating the covenant described under "—Limitation on the Incurrence of Additional Indebtedness;"

  (e)
  the Company has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture or Guarantee of the new notes, if applicable, comply with the Indenture and that all conditions precedent provided for in the Indenture and relating to such transaction have been complied with; and

  (f)
  the Company shall have delivered notice of any such transaction to the Rating Agencies then rating the new notes (which notice shall contain a description of such merger, consolidation or conveyance).

  (2)
  Each Guarantor will not, and the Company and, following the PTP Conversion, the PTP Parent, will not cause or permit any Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets or Capital Stock to, any Person (other than the Company) that is not a Guarantor unless:

  (a)
  the Guarantor is the continuing entity, or the Person, if other than the Guarantor, formed by such consolidation or into which the Guarantor is merged, or the Person that acquired by sale, assignment, conveyance, transfer, lease or other disposition the properties or assets of the Guarantor and its Subsidiaries substantially as an entirety (for purposes of this clause (2), the "Surviving Entity"), the Surviving Entity will be organized and validly existing under any laws of the jurisdiction in which such Surviving Entity was organized, and shall expressly assume (jointly and severally with the other Guarantors or with the other Surviving Entities if such other Guarantors have ceased to exist as part of such merger, consolidation or amalgamation), by a supplemental indenture (the form and substance of which shall be previously approved by the Trustee on the basis that it contains substantially the same terms and conditions as exist under the current Indenture), all of such Guarantor's obligations under the new notes and the Indenture;

  (b)
  immediately after giving effect to the transaction or series of transactions, no Default or Event of Default has occurred and is continuing; and

  (c)
  the applicable Guarantor has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that the transaction and the supplemental indenture or Guarantee of the new notes, if applicable, comply with the Indenture and that all conditions precedent provided for in the Indenture and relating to such transaction have been complied with.

  (3)
  Notwithstanding anything to the contrary in the foregoing clauses (1) and (2), so long as no Default under the Indenture or the new notes shall have occurred and be continuing at the time a transaction described in clause (1) or (2) is consummated or would result therefrom:

  (a)
  the Company may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to any Subsidiary of the Company in cases in which the Company is the surviving entity in such transaction and such transaction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, it being understood that if the Company is not the surviving entity, the Company shall be required to comply with the requirements set forth in clause (1) above; or

  (b)
  any Subsidiary of the Company (other than a Guarantor) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any Person (other than the Company or any Restricted Entity) if such transaction would not have a material adverse effect on the Company or, following the PTP Conversion, the PTP Parent, in each case together with its Subsidiaries taken as a whole; or

  (c)
  any Subsidiary of the Company or following the PTP Conversion, any PTP Parent Subsidiary (other than a Guarantor, except when such Guarantor is the surviving entity and continues as a Guarantor) may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of assets to, any other Restricted Entity; or

  (d)
  any Subsidiary of the Company or, following the PTP Conversion, any PTP Parent Subsidiary (other than a Guarantor) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company, and would not result in a material adverse effect on the Company or, following the PTP Conversion, the PTP Parent, in each case together with its Subsidiaries taken as a whole.

Limitation on Transactions with Affiliates

  (1)
  The Company and, following the PTP Conversion, the PTP Parent each will not, and will not cause or permit any Restricted Entity under their respective control to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates, including for the avoidance of doubt, any Investment Vehicle that is an Affiliate of the Company or, following the PTP Conversion, the PTP Parent (each, an "Affiliate Transaction") involving aggregate consideration in excess of $2.5 million, unless:

  (a)
  the terms of such Affiliate Transaction are no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company;

  (b)
  in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $10.0 million, the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company, the approval to be evidenced by an Officers' Certificate stating that the Board of Directors has determined that such transaction complies with the preceding provisions; and

  (c)
  in the event that such Affiliate Transaction involves aggregate payments, or transfers of property or services with a Fair Market Value, in excess of $20.0 million, (i) the terms of such Affiliate Transaction will be approved by a majority of the members of the Board of Directors of the Company, the approval to be evidenced by an Officers' Certificate stating that the Board of Directors has determined that such transaction complies with the preceding provisions, and (ii) the Company will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such Affiliate Transaction to the Company and the relevant Restricted Entity (if any) from a financial point of view from an Independent Financial Advisor and deliver the same to the Trustee.

  (2)
  Paragraph (1) above will not apply to:

  (a)
  Affiliate Transactions with or among the Company and any Restricted Entity or between or among Restricted Entities;

  (b)
  reasonable fees and compensation paid to and any indemnity provided on behalf of, officers, directors, employees, consultants or agents of the Company or any Restricted Entity as determined in good faith by the Company;

  (c)
  Affiliate Transactions (i) in existence on the Issue Date and (ii) in existence immediately following and as a result of the completion of the PTP Conversion, or necessary or advisable to complete the PTP Conversion as described under "—PTP Conversion," in each case, as the Company has determined in good faith would not result in a material adverse effect to the interests of the Holders, or any amendment, modification or replacement of such agreement (so long as such amendment, modification or replacement is not materially more disadvantageous to the Company and the Restricted Entities or the Holders, taken as a whole, than the original agreement as in effect on the Issue Date);

  (d)
  any Restricted Payments made in compliance with "—Limitation on Restricted Payments" or any Permitted Investment;

  (e)
  loans and advances to officers, directors and employees of the Company or any Restricted Entity customary in the industry in which the Company operates and related to the business activities of the Company and the Restricted Entities;

    (f)
    any employment agreement or arrangement, profit sharing, employee benefit plan, officer or director indemnification agreement, issuance or grant of securities or stock options, consulting agreement or arrangement, restrictive covenant agreement, incentive compensation plan, expense reimbursement arrangement or any similar arrangement entered into by the Company or any of the Restricted Entities in the ordinary course of business or consistent with past practice and payments pursuant thereto;

    (g)
    any transaction permitted by the covenant "—Limitations on Merger, Consolidation and Sale of Assets";

    (h)
    transactions between the Company or any Restricted Subsidiary or, following the PTP Conversion, between the PTP Parent or any other Restricted Entity, on the one hand, and any Investment Vehicle managed or advised by the Company or any of the Restricted Entities, on the other hand, in each case so long as such transactions are (x) in the ordinary course of business for the Company, the PTP Parent, any Restricted Subsidiary or any Restricted Entity, as the case may be, including collateral management agreements and fee and expense arrangements, (y) on commercial terms generally consistent with industry standards for transactions with investment vehicles of similar types, including concessions to improve the marketability of the Investment Vehicle, and (z) on commercial terms that, in each case, the Company has determined in good faith would not result in a material adverse effect to the interests of the Holders; and

    (i)
    transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture, which are fair to the Company or the Restricted Entities (as applicable), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, in the good faith judgment of the Company.

Funding into Reserve Account upon a Key Person Trigger Event

        Upon the occurrence of a Key Person Trigger Event, the Company or, following the PTP Conversion, the PTP Parent and/or the Company, shall deposit on each date that is five Business Days after the last date for delivery of quarterly or annual financial statements (as applicable) by the Company or, following the PTP Conversion, the PTP Parent, an amount equal to fifty percent (50%) of Excess ENI Cash Flow for the quarterly period covered by such financial statements into a segregated account maintained by the Trustee exclusively for such purposes (the "Reserve Account"). If, for two consecutive fiscal quarters after the Company or, following the PTP Conversion, the PTP Parent, has commenced making such deposits, the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent, is equal to or less than 2.5 to 1.0 (reducing Consolidated Indebtedness by all amounts credited to the Reserve Account for purposes of determining Consolidated Total Senior Indebtedness), then the obligation to deposit such amounts into the Reserve Account shall cease and the Company or, following the PTP Conversion, the PTP Parent, may request the Trustee to retransfer to it (and the Trustee shall cause to be retransferred as promptly as practicable after receipt of any documents required under the Indenture) amounts on deposit in the Reserve Account; provided that such withdrawal does not result in a Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio in excess of 2.5 to 1.0 after giving effect to such withdrawal. Any amounts in the Reserve Account not previously withdrawn in accordance with the prior sentence shall be applied in satisfaction of the outstanding principal, premium, if any or interest due (in the order provided for in the Indenture) on the new notes on the first to occur of (i) the Maturity Date, whether by acceleration or otherwise and (ii) the date of any required repurchase by the Company of the new notes following a Change in Control Triggering Event. Notwithstanding the foregoing, the Company may instruct the Trustee to apply amounts in the Reserve Account to an optional redemption of the new notes;

provided, that the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent, does not exceed 2.5 to 1.0 after giving effect to such optional redemption.

Maintenance of Company Existence

        The Company and, following the PTP Conversion, the PTP Parent shall, and shall each cause any Restricted Entity under their respective control to, (a) maintain in effect its existence and all registrations necessary therefor (except to the extent permitted under "—Limitation on Merger, Consolidation or Sale of Assets"), (b) take all actions to maintain all rights, privileges, titles to property or franchises necessary in the normal conduct of its business, and (c) keep all its property used or useful in the conduct of its business in good working order and condition except where the failure to so comply would not have a material adverse effect on the Company's and the Restricted Entities' business, assets, operations or financial condition taken as a whole; provided that this provision shall not require the Company or the PTP Parent, as applicable, to maintain any such right, privilege, title to property or franchises or to preserve the corporate existence of any Restricted Entity, if such Restricted Entity determines in good faith that the maintenance or preservation thereof is no longer necessary or desirable in the conduct of its business; and further provided that, for the avoidance of doubt, this provision shall not prevent the PTP Parent from effecting the PTP Parent Conversion.

Events of Default, Notice and Waiver

        If an Event of Default with respect to the new notes occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all the new notes due and payable immediately. However, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration will occur automatically. If all Events of Default with respect to the new notes have been cured or waived, and all amounts due otherwise than because of the acceleration have been paid or deposited with the Trustee, the Holders of a majority in aggregate principal amount of the outstanding notes may rescind the acceleration and its consequences.

        The Holders of a majority in aggregate principal amount of the new notes may waive any past Default with respect to the new notes, and any Event of Default arising from a past Default, except in the case of (i) a Default in the payment of the principal of, or any premium or interest on, any new note; or (ii) a Default in respect of a covenant or provision that cannot be amended or modified without the consent of each of the affected Holders.

        "Event of Default" means the occurrence and continuance of any of the following events with respect to the new notes:

  (1)
  default in the payment of any interest payable in respect of any new note, when such interest becomes due and payable, and continuance of such default for a period of 10 days;

  (2)
  default in the payment of the principal of and any premium on any new note when it becomes due and payable at its Maturity;

  (3)
  default in the performance or breach of any covenant or warranty of the Company or any Restricted Entity in the Indenture or the new notes, and continuance of such default or breach for a period of 45 days;

  (4)
  any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Company or any Restricted Entity, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $10.0 million of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days; provided that such grace period shall not apply if such Indebtedness was Incurred in violation of the Company's covenants contained in the Indenture;

  (5)
  one or more final judgments or orders shall be rendered against the Company, any Guarantor or any Restricted Entity that is a Significant Subsidiary (or following the PTP Conversion, the PTP Parent to the extent it meets the financial criteria for being a Significant Subsidiary) for the payment of money, either individually or in any aggregate amount, in excess of $10.0 million (exclusive of judgment amounts covered by insurance or otherwise secured by adequate credit assurances, as determined by the Trustee) and shall not be discharged and either (a) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order, or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; and

  (6)
  certain events in bankruptcy, insolvency or reorganization of the Company.

        A Default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 30% in aggregate principal amount of the outstanding notes notify the Company in writing of the Default, and the Company does not cure the Default within the time specified in such clause after receipt of such notice.

        When a Default under clause (3) or (4) is cured or remedied within the specified period, it ceases to exist.

        If an Event of Default (other than an Event of Default with respect to the Company specified in clause (6) above) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 30% in aggregate principal amount of the outstanding notes, by written notice to the Company and the Trustee, may declare all unpaid principal of and accrued interest on the new notes then outstanding to be due and payable (the "Default Amount"). Upon a declaration of acceleration, such amount shall be due and payable immediately.

        If an Event of Default with respect to the Company specified in clause (6) above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

        If an Event of Default occurs and is continuing, promptly following receipt of written notice or actual knowledge thereof, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such Event of Default, and the Trustee on behalf of the Issuer shall promptly notify the Holders in writing.

        Under certain circumstances, the Holders of a majority in aggregate principal amount of the new notes then outstanding may rescind an acceleration with respect to such notes and its consequences.

        In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest (if any) when due, no Holder may pursue any remedy with respect to the Indenture or the new notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 30% in principal amount of the outstanding notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Modification and Waiver

        The Indenture may be modified or amended without the consent of any Holder of outstanding notes for any of the following purposes:

  (i)
  to evidence that another entity is our successor and has assumed our obligations with respect to the new notes;

  (ii)
  to add to our covenants or to add guarantees of any Person (including the PTP Parent) for the benefit of the Holders or to surrender any of our rights or powers under the Indenture;

  (iii)
  to add any Events of Default;

  (iv)
  to make any amendment to the provisions of the Indenture relating to the transfer and legending of the new notes as permitted under the Indenture, including, without limitation, to facilitate the issuance and administration of the new notes so long as in any such case the interests of the Holder of the new notes are not adversely affected in any material respect;

  (v)
  to secure the new notes;

  (vi)
  to provide for the appointment of a successor Trustee with respect to the new notes;

  (vii)
  to make certain changes to the Indenture to provide for the issuance of additional notes;

  (viii)
  to cure any ambiguity, defect or inconsistency in the Indenture or to make any other provisions with respect to matters or questions arising under the Indenture, so long as the action does not adversely affect the interests of the Holders in any material respect, including actions with respect to the PTP Conversion;

  (ix)
  to add a Guarantee of the new notes or to release a Guarantor upon its sale or Designation as an Unrestricted Entity or other permitted release from its Guarantee, in each case, in accordance with the Indenture;

  (x)
  to provide for the assumption of the Company's or any Guarantor's obligations to the Holders;

  (xi)
  to provide for the issuance of exchange notes registered with the SEC or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

  (xii)
  to make any amendment to the provisions of the Indenture relating to the transfer and legending of new notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the new notes; provided, however, that (i) compliance with the Indenture as so amended would not result in notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer notes; or

  (xiii)
  to conform the text of the Indenture or the new notes to any provision of this "Description of the New Notes."

        The Indenture may be modified or amended in respect of the new notes with the consent of the Holders of a majority in aggregate principal amount of the outstanding notes. However, unless each Holder to be affected by the proposed change consents, no modification or amendment may:

  (i)
  change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any new note;

  (ii)
  reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any new note;

  (iii)
  change the places or currency of payment of the principal of, or any premium or interest on, any new note;

  (iv)
  impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any new note on or after the date the payment is due; or

  (v)
  reduce the percentage in aggregate principal amount of outstanding notes necessary to:

  (A)
  modify or amend the Indenture,

  (B)
  waive any past default or compliance with certain restrictive provisions, or

  (C)
  constitute a quorum or take action at a meeting.

        The Holders of a majority in aggregate principal amount of the outstanding notes may waive our obligation to comply with certain restrictive provisions applicable to such notes.

Defeasance of Certain Covenants

        The Company at any time may terminate all its obligations under the new notes and the Indenture and all obligations of the Guarantors with respect to the Guarantees except for certain obligations, including those respecting the Defeasance Trust (as defined below) and obligations to register the transfer or exchange of the new notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the new notes. This is known as "Legal Defeasance." The Company at any time may terminate its obligations under the covenants described under "—Limitations on Liens" above and the operation of clause (3) or (4) described under "—Events of Default" above. This is known as "Covenant Defeasance."

        The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option. If the Company exercises its Legal Defeasance option, payment of the new notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its Covenant Defeasance option, payment of the new notes may not be accelerated because of an Event of Default specified in clause (3) or (4) described under "—Events of Default" above.

        In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "Defeasance Trust") with the Trustee money or Government Obligations for the payment of principal and interest (if any) on the new notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (unless the new notes will mature or be redeemed within 30 days) delivering to the Trustee an opinion of counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been in the case if such deposit and defeasance had not occurred, and, in the case of Legal Defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all of the new notes issued thereunder (other than the Company's obligations to register the transfer or exchange of new notes; to replace stolen, lost or mutilated notes; to maintain paying agencies; and to hold money for payment in trust), when:

  (i)
  either

  (a)
  all new notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

  (b)
  all new notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the new notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

  (ii)
  the Company has paid or caused to be paid all sums payable by it under the Indenture in respect of the new notes; and

  (iii)
  in the event of a deposit as provided in clause (i)(b) above, the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the new notes at maturity or the date of redemption, as the case may be.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Denomination, Transfer, Exchange and Book-Entry Procedures

        The new notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.

        The new notes will be evidenced by the global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below.

        The global note is exchangeable for Certificated Notes in fully registered form without interest coupons only in the following limited circumstances:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global notes and the Company fails to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an Event of Default with respect to the new notes.

        Certificated Notes may not be exchanged for beneficial interests in the global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

        In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

        DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

  •
  you cannot get new notes registered in your name if they are represented by the global note;

  •
  you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

  •
  you will not be considered to be the owner or holder of the global note or any new note it represents for any purpose; and

  •
  all payments on the global note will be made to DTC or its nominee.

        The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

        Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called "participants") and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

        Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

        We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

        You may exchange or transfer old new notes at the corporate trust office of the Trustee for the new notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the old notes, but DTC may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

        A Holder may transfer or exchange old notes in accordance with the Indenture. The registrar and the Company may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of old notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any old note selected for redemption. Also, the Company is not required to transfer or exchange any old note for a period of 15 days before a selection of old notes to be redeemed.

        We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the new notes represented by the global note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."

        We also understand that neither DTC nor Cede will consent or vote with respect to the new notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the new notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

        DTC has advised us that it will take any action permitted to be taken by a Holder (including the presentation of new notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the new notes represented by the global note as to which such participant has, or participants have, given such direction.

        DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the Trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the global note, including for payments made on the global note, and we and the Trustee are not responsible for maintaining, supervising or reviewing any of those records.

The Trustee under the Indenture

        We and certain of our affiliates maintain banking relations with U.S. Bank National Association and its affiliates.

        Unless we are in default, the Trustee is required to perform only those duties specifically set out in the Indenture. After an Event of Default, the Trustee is required to exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless the Holder offers the Trustee indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred in connection with the Trustee's exercise of these rights or powers. The Trustee is not required to spend or risk its own funds or otherwise incur financial liability in performing its duties if the Trustee believes that repayment or adequate indemnity is not reasonably assured to it. The Indenture contains other provisions limiting the responsibilities and liabilities of the Trustee.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, unit-holder or member of the Company, any of its Subsidiaries or any of its direct or indirect parent companies (including, following the PTP Conversion, the PTP Parent), as such (and not as a Guarantor), has any liability for any obligations of the Company or any Guarantor under the new notes, the Indenture, the Guarantees or any other transaction document related to this offering.

Governing Law

        The Indenture, the new notes and the Guarantees will be governed by and will be construed in accordance with the laws of the State of New York.

Certain Definitions

"Acquired Indebtedness" means, with respect to any specified Person Indebtedness of any other Person existing at the time such other Person becomes a Restricted Entity or at the time it merges or consolidates with the Company or any of the Restricted Entities or is assumed in connection with the acquisition of assets from such other Person, including Indebtedness Incurred in contemplation of such transaction. Such Indebtedness will be deemed to have been Incurred at the time such Person becomes a Restricted Entity or at the time it merges or consolidates with the Company or a Restricted Entity or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

"Adjusted Consolidated ENI" means Consolidated ENI plus stock based compensation minus Consolidated Income Tax Expense (without duplication).

"Adjusted Consolidated ENI EBITDA" means Adjusted Consolidated ENI plus Consolidated Interest Expense, Consolidated Income Tax Expense and depreciation and amortization on fixed assets.

"Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person.

"Asset Acquisition" means:

  (1)
  an Investment by the Company or any Restricted Entity in any other Person pursuant to which such Person will become a Restricted Entity, or will be merged with or into the Company or any Restricted Entity;

  (2)
  the acquisition by the Company or any Restricted Entity of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

  (3)
  any Revocation with respect to an Unrestricted Entity.

"Asset Sale" means any direct or indirect sale, disposition, issuance, conveyance, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "disposition") by the Company or any Restricted Entity of:

  (1)
  any Capital Stock of any Restricted Entity or, following the PTP Conversion, the Company; or

  (2)
  any property or assets of the Company or any Restricted Entity (other than (i) Cash, (ii) Cash Equivalents or (iii) prior to the PTP Conversion, Capital Stock of the Company and following the PTP Conversion, Capital Stock of the PTP Parent).

  Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  transactions permitted under "—Certain Covenants—Limitation on Merger, Consolidation and Sale of Assets," "—Certain Covenants—Limitation on Restricted Payments" and "—Certain Covenants—Limitation on Liens;"

  (2)
  dispositions in any fiscal year of the Company or, following the PTP Conversion, the PTP Parent, in a single or series of related transactions, of assets (including the issuance or sale of Capital Stock of any Restricted Entity and, following the PTP Conversion, the Company (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Entity)) with a Fair Market Value not to exceed $5.0 million in the aggregate;

  (3)
  any Permitted Investment or disposition of a Permitted Investment so long as in the ordinary course of business of the Company, and/or any of the Restricted Entities, as applicable;

  (4)
  a disposition or transfer of assets between or among the Company or a Restricted Entity and/or among any of the Restricted Entities, including a Person that is or will become a Restricted Entity immediately after the disposition;

  (5)
  an issuance or sale of Capital Stock by a Restricted Entity to the Company or any of the other Restricted Entities or, following the PTP Conversion, an issuance or sale of Capital Stock by the Company or a Restricted Entity other than the PTP Parent to the Company or any other Restricted Entity, including the PTP Parent;

  (6)
  a disposition of accounts receivable or rights to future advisory fees, or participation therein, in connection with a Receivables Transaction, or the collection or compromise of any accounts receivable;

  (7)
  any sale of assets received by the Company or any of the Restricted Entities upon the foreclosure on a Lien in favor of the Company or any of the Restricted Entities or transfers by reason of eminent domain;

  (8)
  the creation of a Lien not prohibited by the Indenture (but not the sale of property subject to a Lien);

  (9)
  the surrender or waiver of contract rights or settlement, release or surrender of contract, tort or other claims or statutory rights in connection with a settlement, as determined in good faith by the Company;

  (10)
  grants of licenses or sublicenses in the ordinary course of business to use the patents, copyright and other intellectual property of the Company or any of the Restricted Entities to the extent such license does not interfere with the business of the Company or any Restricted Entity;

  (11)
  any financing transaction with respect to property or assets acquired by the Company or any Restricted Entity after the Issue Date, including Sale and Lease-Back Transactions, permitted under the Indenture;

  (12)
  voluntary terminations of Hedging Obligations;

  (13)
  any issuance of Capital Stock in any Restricted Entity and, following the PTP Conversion, any issuance of Capital Stock in the Company or any Restricted Entity other than the PTP Parent, to any officer, director, employee or consultant of the Company or any Restricted Entity in respect of services provided to the Company or a Restricted Entity in the ordinary course of business approved by the Company; and

  (14)
  dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties entered into in the ordinary course of business.

"Asset Sale Transaction" means, collectively, (1) any Asset Sale, (2) any sale or other disposition of Capital Stock, (3) any Designation with respect to an Unrestricted Entity and (4) any sale or other disposition of property or assets excluded from the definition of Asset Sale by clause (3) of that definition.

"Authorized Officer" means any officer of the Company as may be duly authorized to take actions under the Indenture and the new notes.

"Base Capital Expenditures" means, for any fiscal quarter, the quarterly average of the Company's capital expenditures (as determined in accordance with GAAP) for the twelve fiscal quarters comprising the three full fiscal years immediately preceding such fiscal quarter, increased by the Capital Expenditures Grower Rate.

"Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns," "Beneficially Owned" and "Beneficial Ownership" have a corresponding meaning.

"Board of Directors" means (i) with respect to a corporation, the Board of Directors of the corporation or a duly authorized committee thereof; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

"Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

"Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not (i) a day on which banking institutions in New York, New York generally are authorized or obligated by law, regulation or executive order to close, or (ii) a day on which banking and financial institutions in New York, New York are closed for business with the general public.

"Capital Expenditures Grower Rate" means, for any fiscal quarter, the percentage increase, if any (but ignoring decreases) in the employee headcount of full time equivalent employees of the Company (or following the PTP Conversion, the PTP Parent) and its Subsidiaries at the end of the immediately preceding fiscal quarter over the quarterly average of employee headcount of full time equivalent employees for the twelve fiscal quarters comprising the three full fiscal years immediately preceding such fiscal quarter.

"Capital Stock" means:

  (1)
  with respect to any Person that is a corporation, any and all capital stock, shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

  (2)
  with respect to any Person that is not a corporation, any and all partnership, membership or other equity or ownership interests, shares, participations, units or other equivalent or similar rights of such Person; and

  (3)
  any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above;

"Capitalized Lease Obligations" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date will be the capitalized amount of such obligations at such date, determined in accordance with GAAP

"Cash" means Money or a credit balance in a Deposit Account.

"Cash Equivalents" shall mean:

          (1)   U. S. dollars;

          (2)   securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government that mature prior to the earlier of (i) 18 months from the date of acquisition and (ii) the Maturity Date;

          (3)   certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus of not less than $500.0 million (or the U.S. dollar equivalent as of the date of determination) and a long-term unsecured rating of A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody's;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (5) entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper rated at least P-1 by Moody's or at least A-1 by S&P and in each case maturing within 90 days after the date of creation thereof;

          (6)   marketable short-term money market and similar securities having a rating of at least P-1 or A-1 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 12 months after the date of creation thereof;

          (7)   readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition;

          (8)   Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A2 (or the equivalent thereof) or better by Moody's; and

          (9)   shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all of the investments of which are one or more of the types of securities described in clauses (1) through (8) above.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than U.S. dollars, provided that such amounts are converted into U.S. dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

"Change of Control Triggering Event" means the occurrence of any of the following:

  (a)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries or, following the PTP Conversion, the PTP Parent, the Company and the other Restricted Entities, in each case, taken as a whole, to any Person other than to the Permitted Holder;

  (b)
  the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holder, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership of 50% or more of the Voting Stock of the Company or, following the PTP Conversion, the PTP Parent; provided that, for purposes of calculating the Beneficial Ownership of any group, the Permitted Holder shall not be attributed Beneficial Ownership of the Capital Stock of any unaffiliated person;

  (c)
  any Person or group (as defined in clause (b)), other than the Permitted Holder, shall be entitled to appoint or elect 50% or more of the Board of Directors of the Company or, following the PTP Conversion, the PTP Parent; or

  (d)
  the first day on which the majority of the Board of Directors of the Company or, following the PTP Conversion, the PTP Parent, or any of its direct or indirect parent companies then in office shall cease to consist of Continuing Directors.

Notwithstanding anything in clauses (a) through (d) above and for the avoidance of doubt, the consummation of the transactions contemplated by the PTP Conversion will not constitute a Change of Control Triggering Event.

"CLO" means a special purpose vehicle that owns a portfolio of investments consisting of senior secured corporate loans, other corporate credit exposures and/or additional investments typical for vehicles of such type, and which issues various tranches of debt and equity securities to finance the purchase of those investments.

"CLO AUM" means the assets in CLOs under management of the Company, the PTP Parent or any of their respective direct or indirect subsidiaries.

"Commodity Agreement" means any commodity or raw material futures contract, commodity or raw materials option, or any other agreement designed to protect against or manage exposure to fluctuations in commodity or raw materials prices, including but not limited to natural gas prices.

"Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests.

"Consolidated ENI" means, Consolidated Net Income plus (i) Consolidated Income Tax Expense, (ii) merger and acquisition related items such as fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) incentive fee sharing arrangements with certain former employees and non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC (a former significant stockholder of the Company), (iv) revenues attributable to collateralized debt obligation assets under management, and (v) other non-recurring items which items include:

  (1)
  net after-tax (using a reasonable estimate based on applicable tax rates) gains or losses from non-ordinary course Asset Sale transactions or abandonments or reserves relating thereto;

  (2)
  net after-tax (using a reasonable estimate based on applicable tax rates) items classified as extraordinary gains or losses;

  (3)
  the net income (or loss) of any Person, other than such Person and any Subsidiary of such Person (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company and any other Restricted Entity); except that the net income (but not loss) of any Person that is not a Restricted Subsidiary (and, following the PTP Conversion, not the Company or any other Restricted Entity) or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the Company or any of the Restricted Entities;

  (4)
  solely for the purpose of determining the amount available for Restricted Payments under clause (III)(A) of the covenant described under "Certain Covenants—Limitation on Restricted Payments," the net income (but not loss) of any Subsidiary of such Person (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity) to the extent that a corresponding amount could not be distributed to such Person at the date of determination as a result of any restriction pursuant to the constituent documents of such Subsidiary (or, in the case of the Company, such Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or such Restricted Entity) or any law, regulation, agreement or judgment applicable to any such distribution;

  (5)
  any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

  (6)
  any gain (or loss) from fluctuation in currency values in accordance with GAAP;

  (7)
  effects of adjustments (including the effects of such adjustments pushed down to the Company and the Restricted Entities) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person's Consolidated financial statements resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes;

  (8)
  any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP;

  (9)
  any fees, charges, costs and expenses incurred in connection with the transactions contemplated by this offering memorandum or future securities offerings or credit facilities;

  (10)
  (a) the amount of any write-off of deferred financing costs or of Indebtedness issuance costs and the amount of charges related to any premium paid in connection with repurchasing or Refinancing Indebtedness shall be excluded, (b) all nonrecurring expenses and charges relating to such repurchase or Refinancing of Indebtedness or relating to any incurrence of Indebtedness, in each case, whether or not such transaction is consummated and (c) organizational fund start-up costs of new investment funds that are required to be expensed immediately under GAAP and are subsequently absorbed by the fund and amortized over the life of the fund following its launch;

  (11)
  any severance or similar one-time compensation charges;

  (12)
  fees, expenses, costs and charges relating to any offering of Equity Interests or Indebtedness of the Company or the Restricted Entities or any acquisition permitted by the Indenture;

  (13)
  litigation charges which are not expected to be of a recurring nature;

  (14)
  non-recurring restructuring charges incurred in connection with the closing and restructuring of the Company's or any Restricted Entity's operations;

  (15)
  fees, expenses, costs and charges relating to acquisitions and dispositions of assets or businesses outside of the ordinary course; and

  (16)
  the cumulative effect of changes in accounting principles.

"Consolidated Fixed Charge Coverage Ratio" means, for any Person as of any date of determination, the ratio of the aggregate amount of Adjusted Consolidated ENI EBITDA of such Person for the related Four Quarter Period to Consolidated Fixed Charges for such Person for such Four Quarter Period. For purposes of this definition, "Adjusted Consolidated ENI EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis as determined in the good faith judgment of the Company's chief financial officer, for the period of such calculation to:

  (1)
  the Incurrence or repayment or redemption of any Indebtedness (including Acquired Indebtedness) of such Person or any of its Subsidiaries (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity), and the application of the proceeds thereof, including the Incurrence of any Indebtedness (including Acquired Indebtedness), and the application of the proceeds thereof, giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence and the application of the proceeds thereof, repayment or redemption occurred on the first day of such Four Quarter Period;

  (2)
  any Asset Sale Transaction or Asset Acquisition by such Person or any of its Subsidiaries (or, in the case of the Company, any Restricted Subsidiary and, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity), including any Asset Sale Transaction or Asset Acquisition giving rise to the need to make such determination occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale Transaction or Asset Acquisition occurred on the first day of the Four Quarter Period including any pro forma expense and cost reductions, synergies and other operating improvements that have occurred or are reasonably expected to occur and are reasonably the basis of pro forma adjustment (regardless of whether such cost savings, synergies or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X under the Securities Act);

  (3)
  the Adjusted Consolidated ENI EBITDA attributable to discontinued operations and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

  (4)
  the Consolidated Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries (or, following the PTP Conversion, in the case of the PTP Parent, the Company or any other Restricted Entity) following the date of determination;

  (5)
  any Person that is a Restricted Entity on the date of determination or that becomes a Restricted Entity on the date of determination will be deemed to have been a Restricted Entity at all times during such Four Quarter Period; and

  (6)
  any Person that is not a Restricted Entity on the date of determination or would cease to be a Restricted Entity on the date of determination will be deemed not to have been a Restricted Entity at any time during such Four Quarter Period.

        For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and shall comply with Regulation S-X promulgated under the Securities Act, except that the pro forma calculations may also include reasonably identifiable and factually supportable operating expense reductions for which the steps necessary for realization have been taken or are reasonably expected to be completed within 12 months of the transaction and are set forth in an Officers' Certificate. For the avoidance of doubt, the actual adjustments described in the definitions of "Adjusted Consolidated ENI" and "Adjusted Consolidated ENI EBITDA" elsewhere in this offering memorandum shall be deemed to comply with the standards set forth in the immediately preceding sentence.

"Consolidated Fixed Charges" means, for any Person for any period, the sum, without duplication, of:

  (a)
  Consolidated Interest Expense for such Person for such period; and

  (b)
  the amount of all Cash and non-Cash dividend payments on any series of Preferred Stock or Disqualified Capital Stock of such Person (other than dividends paid in Qualified Capital Stock) or any Subsidiary of such Person (Restricted Subsidiary in the case of the Company and, following the PTP Conversion, any other Restricted Entity or the Company in the case of the PTP Parent) paid, accrued or scheduled to be paid or accrued during such period, excluding dividend payments on Preferred Stock or Disqualified Capital Stock paid, accrued or scheduled to be paid to such Person or another Subsidiary (Restricted Subsidiary in the case of the Company and, following the PTP Conversion, any other Restricted Entity or the Company in the case of the PTP Parent).

"Consolidated Income Tax Expense" means, with respect to any Person for any period, all applicable federal, state and local income taxes payable by such Person and its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries and, following the PTP Conversion, in the case of the PTP Parent, the Company and the other Restricted Entities) for such period as determined on a Consolidated basis.

"Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

  (a)
  Consolidated interest expense of such Person and its Restricted Subsidiaries (and, in the case of the PTP Parent following the PTP Conversion, the other Restricted Entities and the Company) for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments in accordance with GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, made by such Person pursuant to interest rate Hedging Obligations with respect to Indebtedness, and (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Transaction); plus

  (b)
  Consolidated capitalized interest of such Person and its Restricted Subsidiaries (and, following the PTP Conversion in the case of the PTP Parent, the other Restricted Entities and the Company) for such period, whether paid or accrued; less

  (c)
  interest income of such Person and its Restricted Subsidiaries (and, following the PTP Conversion in the case of the PTP Parent, the other Restricted Entities and the Company) for such period; less

  (d)
  net gains on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk; less

  (e)
  net payments received, if any, by such Person pursuant to interest rate Hedging Obligations with respect to Indebtedness of CIFC or any Restricted Entity.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

"Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries and, following the PTP Conversion, in the case of the PTP Parent, the Company and the other Restricted Entities), after deducting (or adding) the portion of such net income (or loss) attributable to minority interests in Restricted Subsidiaries or Restricted Entities which are Subsidiaries of such Person, for such period on a Consolidated basis.

"Consolidated Net Worth" of any Person means the Consolidated stockholders' equity of such Person, determined on a Consolidated basis, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

"Consolidated Total Assets" means, for any Person at any time, the total Consolidated assets of such Person and its Subsidiaries (or, in the case of the Company, its Restricted Subsidiaries and, following the PTP Conversion, in the case of the PTP Parent, the Company and the other Restricted Entities) as set forth on the most recent balance sheet of such Person.

"Consolidated Total Senior Indebtedness" shall mean, as of the date of determination, all Consolidated Indebtedness for any Person other than Subordinated Indebtedness of such Person.

"Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio" means, for any Person as of any date of determination, the ratio of Consolidated Total Senior Indebtedness as of such date to Adjusted Consolidated ENI EBITDA for the related Four Quarter Period.

"Consolidation" shall mean (i) with respect to the Company, the consolidation of the accounts of the Company with those of its Restricted Subsidiaries in accordance with GAAP (as adjusted by this definition) consistently applied, (ii) following the PTP Conversion, with respect to the PTP Parent, the consolidation of the accounts of the PTP Parent with those of the Company and the Restricted Entities other than the PTP Parent in accordance with GAAP (as adjusted by this definition) consistently applied and (iii) with respect to any other Restricted Entity, the consolidation of the accounts of such Restricted Entity with those of any of its subsidiaries which are also Restricted Entities; provided, that, in each case, Consolidation will not include consolidation of the accounts of any Unrestricted Entity or Investment Vehicle, but any interest of the Company, the PTP Parent or any other Restricted Entity in an Unrestricted Entity or Investment Vehicle will be accounted for as an Investment. The term "Consolidated" has a correlative meaning.

"Continuing Director" means, as of any date of determination, any member of a Board of Directors who (1) was a member of such Board of Directors on the date of the Indenture; or (2) was either (x) nominated for election or elected to such Board of Directors by a majority of the Continuing

Directors (which, for the avoidance of doubt, includes directors elected or appointed pursuant to this clause (2) after the date of the Indenture) who were members of such Board of Directors at the time of nomination or election, or (y) designated or appointed by a Permitted Holder.

"control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

"Credit Facilities" means, with respect to the Company or any Restricted Entities, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings to the extent in excess of the amount permitted under clause (b) of the second paragraph under "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness" is otherwise permitted to be incurred under such covenant) or adds Restricted Entities as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

"Currency Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

"Default" means any event which is, or after the giving of notice or passage of time or both would be (if not cured, waived or otherwise remedied), an Event of Default.

"Deposit Account" shall have the meaning accorded to such term in the UCC.

"Designated Capital Raise" means (i) any Equity Offering and (ii) any issuance of debt securities by the Company, or following the PTP Conversion, the PTP Parent, evidenced by bonds, debentures, notes or other similar instruments.

"Designated Non-cash Consideration" means the Fair Market Value of non-cash consideration received by the Company or any Restricted Entities in connection with an Asset Sale designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such designation and the valuation of such consideration, less the amount of Cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

"Designation" and "Designation Amount" have the meanings set forth under "—Certain Covenants—Limitation on Designation of Unrestricted Entities" above.

"Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the final maturity date of the new notes; provided, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an

"asset sale" or "change of control" occurring prior to the final maturity of the new notes shall not constitute Disqualified Capital Stock if:

          (1)   the "asset sale" or "change of control" provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the terms applicable to the new notes and described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and "—Certain Covenants—Change of Control Triggering Event"; and

          (2)   any such requirement only becomes operative after compliance with such terms applicable to the new notes, including the purchase of any notes tendered pursuant thereto.

        In addition, if such Capital Stock is issued to any employees of the Company or, following the PTP Conversion, the PTP Parent, or any of their respective Subsidiaries for compensatory purposes, or to or by a plan for the benefit of employees of the Company, the PTP Parent or any of their respective Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company, the PTP Parent or any of their respective Subsidiaries pursuant to the terms of any such arrangement.

"Domestic Subsidiary" means any direct or indirect Subsidiary of the Company, and, following the PTP Conversion, any PTP Parent Subsidiary, that was formed under the laws of the United States, any State of the United States or the District of Columbia.

"Equity Offering" means any public or private sale of Common Stock or Preferred Stock (excluding Disqualified Capital Stock) of the Company or, following the PTP Conversion, the PTP Parent, other than:

  (1)
  public offerings with respect to the Company's or, following the PTP Conversion, the PTP Parent, or any of their respective common stock registered on Form S-8; and

  (2)
  issuances to any Subsidiary of the Company or, following the PTP Conversion, the PTP Parent;

"Excess ENI Cash Flow" means, with respect to any fiscal quarter, Adjusted Consolidated ENI EBITDA for such fiscal quarter minus (i) Base Capital Expenditures for such fiscal quarter, (ii) Consolidated Interest Expense for such fiscal quarter, (iii) Consolidated Income Tax Expense for such fiscal quarter, and (iv) dividends or distributions on the shares of Capital Stock of the PTP Parent following the PTP Conversion paid in such fiscal quarter to the equity holders of the PTP Parent for the primary purpose of offsetting the Company's good faith estimate of the tax liability of a holder of Capital Stock of the PTP Parent as a result of holding such shares (applying, for the purposes of such good faith estimate, the tax liability of U.S. holders at the highest marginal rate in the U.S., giving effect to federal, state and local rates). The Adjusted Consolidated ENI EBITDA for any such fiscal quarter shall be increased by 25% of the Company's reasonable good faith estimate of the annual recurring reductions in operating expenses arising from steps that have been taken to reduce full time equivalent headcount during or prior to such fiscal quarter, which are reasonably expected to result in a recurring reduction in expenses within the four fiscal quarters next following the end of such fiscal quarter.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Fair Market Value" means, at the time of any given transaction, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

"Fitch" means Fitch Ratings, Ltd. or any successor to the rating agency business thereof.

"following the PTP Conversion" means after the consummation of the transactions contemplated by the PTP Conversion and the PTP Parent becoming a Guarantor of the new notes.

"Foreign Manager Owned Affiliate" means any Unrestricted Entity that is not a Domestic Subsidiary the purpose of which is (i) to hold Permitted CLO Investments either directly or through one or more other entities that are themselves owned in whole or in part directly or indirectly by such entity, and (ii) to provide investment advisory or other services, primarily outside of the U.S., related to a Permitted Business either directly or through one or more other entities that are themselves owned in whole or in part directly or indirectly by such entity to Persons.

"Four Quarter Period" means the four most recent full fiscal quarters for which a Person's financial statements are available ending prior to the date of determination.

"GAAP" means generally accepted accounting principles in the United States in effect on the Issue Date, except for any reports required to be delivered under the covenant "—SEC Reports and Reports to Holders," which shall be prepared in accordance with GAAP in effect on the date thereof.

"Government Obligations," with respect to any new note, means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United States of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

          (1)   to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise, or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part, provided, that "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. "Guarantee" used as a verb has a corresponding meaning. Unless the context requires otherwise, references to the "Guarantees" are to any Guarantee of the Company's Obligations under the new notes and the Indenture provided by a Guarantor pursuant to the Indenture.

"Guarantor" means any Person that incurs a Guarantee of the new notes, including any Subsidiary Guarantor and, following the PTP Conversion, the PTP Parent; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor.

"Hedging Obligations" means the obligations of any Person pursuant to any Interest Rate Agreement, Currency Agreement, Market Hedge Agreement or Commodity Agreement.

"Holders" means, at any given time, the holders of the new notes.

"Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" will have meanings correlative to the preceding).

"Indebtedness" means, with respect to any Person, if and to the extent it would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP (as adjusted by the definition of "Consolidation"), without duplication:

          (1)   the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

          (2)   the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all Capitalized Lease Obligations of such Person;

          (4)   all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all payment obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities accounted for as current liabilities (in accordance with GAAP) arising in the ordinary course of business that are not overdue by 180 days or more or are being contested in good faith and (ii) any earn-out obligations);

          (5)   all obligations of such Person in respect of letters of credit, banker's acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

          (6)   Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below;

          (7)   all Indebtedness of any other Person of the type referred to in clauses (1) through (6) above which is secured by any Lien on any property or asset of the first Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

          (8)   all obligations under Hedging Obligations of such Person;

          (9)   to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to any Receivables Transaction;

          (10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and

          (11) all obligations in respect of repurchase agreements relating to loans, securities or other financial assets of such Person sold to a third party where such sales are coupled with an agreement of such Person to repurchase such loan, security or financial asset at an agreed price at a later date.

"Independent Financial Advisor" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the reasonable, good faith judgment of the Company, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

"Interest Rate Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

"Investment" means, with respect to any Person, any:

          (1)   direct or indirect loan, advance or other extension of credit (including, without limitation, a Guarantee) to any other Person,

          (2)   capital contribution to any other Person (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of such Person), or

          (3)   purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

"Investment" will exclude accounts receivable or deposits arising in the ordinary course of business. "Invest," "Investing" and "Invested" will have corresponding meanings.

"Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's, BBB– (or the equivalent) by S&P and BBB– (or equivalent) by Fitch.

"Investment Return" means, in respect of any Investment (other than a Permitted Investment) made after the Issue Date by the Company or any Restricted Entity:

          (1)   the cash proceeds received by the Company or any Restricted Entity upon the sale, liquidation, repayment or other return of such Investment or, in the case of a Guarantee, the amount of the Guarantee upon the unconditional release of the Company and the Restricted Entities in full, less any payments previously made by the Company or any Restricted Entity in respect of such Guarantee;

          (2)   in the case of the Revocation of the Designation of an Unrestricted Entity, an amount equal to the lesser of:

    (a)
    the Company's, or, following the PTP Conversion, the PTP Parent's, Investment in such Unrestricted Entity at the time of such Revocation; and

    (b)
    the Designation Amount with respect to such Unrestricted Entity upon its Designation which was treated as a Restricted Payment; and

          (3)   in the event the Company or any Restricted Entity makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Entity, the Fair Market Value of the Investment of the Company and the Restricted Entities in such Person;

        in the case of each of (1), (2) and (3), up to the amount of such Investment that was treated as a Restricted Payment under "—Certain Covenants—Limitation on Restricted Payments" less the amount of any previous Investment Return in respect of such Investment.

"Investment Vehicle" means (i) a separate account or vehicle for collective investment for the benefit of third parties which third parties are not Affiliates of the Company (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing), including any entity issuing collateralized loan obligations or collateralized debt obligations, the investments of which are managed by the Company or any Restricted Entity in the ordinary course of business; (ii) a Permitted CLO; (iii) a Permitted Seed Fund; (iv) a Permitted Warehouse SPV; and (v) a Manager Owned Affiliate.

"Issue Date" means November 2, 2015.

"Key Person Trigger Event" means the termination of the Company, the PTP Parent or any of their respective direct or indirect subsidiaries as the collateral manager of one or more CLOs due to the exercise of a termination remedy provided by a key person trigger set forth in the respective management agreement with respect to any such CLO; provided, that during the 12 months following such termination on the applicable determination date (as defined below) (i) there is a decrease in CLO AUM (on the applicable determination date) equal to or in excess of 10% of CLO AUM as of June 30, 2015, and (ii) the Consolidated Total Senior Indebtedness to Adjusted Consolidated ENI EBITDA Ratio of the Company or, following the PTP Conversion, the PTP Parent is greater than 2.5 to 1.0. The "determination date" for purposes of this definition shall be the last day of each fiscal quarter ending within such 12 month period.

"Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest); provided, that the lessee in respect of a Capitalized Lease Obligation or Sale and Leaseback Transaction will be deemed to have Incurred a Lien on the property leased thereunder; provided, further that in no event shall an operating lease be considered a Lien.

"Majority-Owned Affiliate" of any Person means an entity (other than an issuing entity) that, directly or indirectly, majority controls, is majority controlled by or is under common majority control with, such Person. For purposes of this definition, "majority control" means ownership of more than 50% of the equity of an entity, or ownership of any other controlling financial interest in the entity, as determined under GAAP.

"Manager Owned Affiliate" means an entity the sole purpose of which is to hold, directly or indirectly, Permitted CLO Investments either directly or through one or more other entities that are themselves wholly-owned directly or indirectly by such entity; provided that (i) any Investment made by such entity must be a Permitted CLO Investment and (ii) entities that are not Affiliates of the Company, the PTP Parent and/or their respective Affiliates, as the case may be, collectively hold 5% or more of the equity interests of such entity.

"Market Hedge Agreement" means any long or short position with respect to a broad-based market, sector or industry index, or any other substantially similar arrangement, made for non-speculative purposes and designed to protect against or manage, indirectly, exposure to fluctuations in the value of a debt instrument (or portfolio or fund comprised of debt instruments) as a result of market risk.

"Maturity" when used with respect to any new note, means the date on which the principal of such note becomes due and payable as provided in the new notes and the Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise and includes any date of redemption.

"Maximum Designated Capital Raise Amount" means (i) for the first six months following the date of a Designated Capital Raise (the "Designated Capital Raise Date"), the net proceeds from the Designated Capital Raise (the "Designated Capital Raise Amount"), (ii) for any date after the last day of such six month period through the date which is 12 months after the Designated Capital Raise Date, 75% of the Designated Capital Raise Amount, (iii) for any date after the last day of such 12 month period through the date which is 18 months after the Designated Capital Raise Date, 50% of the Designated Capital Raise Amount, (iv) for any date after the last day of such 18 month period the Designated Capital Raise Date through the date which is 24 months after the Designated Capital Raise Date, 25% of the Designated Capital Raise Amount and (v) for any date after the last day of such 24 month period, zero.

"Maximum Note Proceeds Amount" means (i) for the first six months following the Issue Date, the net proceeds from the offering of the new notes (the "Note Proceeds Amount"), (ii) for any date after the last day of such six month period through the date which is 12 months after the Issue Date, 75% of the Note Proceeds Amount, (iii) for any date after the last day of such 12 month period through the date which is 18 months after the Issue Date, 50% of the Note Proceeds Amount, (iv) for any date after the last day of such 18 month period through the date which is 24 months after the Issue Date, 25% of the Note Proceeds Amount and (v) for any date after the last day of such 24 month, zero.

"Maximum Other Restricted Payment Amount" means (i) for the fiscal year ending December 31, 2015, $5 million, (ii) for the fiscal year ending December 31, 2016, (a) $5 million increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Company for the fiscal year ended December 31, 2014 and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Other Restricted Payment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the "base year") as compared to Adjusted Consolidated ENI EBITDA of the Company or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

"Maximum Permitted Warehouse and Other Investment Amount" means (i) for the fiscal year ending December 31, 2015, $100 million (the "Initial Maximum Permitted Warehouse and Other Investment Amount"), (ii) for the fiscal year ending December 31, 2016, (a) the Initial Maximum Permitted Warehouse and Other Investment Amount increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Company for the fiscal year ended December 31, 2014, and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Permitted Warehouse and Other Investment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the "base year") as compared to Adjusted Consolidated ENI EBITDA of the Company or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

"Maximum Seed Fund Investment Amount" means (i) for the fiscal year ending December 31, 2015, $80 million (the "Initial Maximum Seed Fund Investment Amount"), (ii) for the fiscal year ending December 31, 2016, (a) the Initial Maximum Seed Fund Investment Amount increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the fiscal year ending December 31, 2015 as compared to Adjusted Consolidated ENI EBITDA of the Company for the fiscal year ended December 31, 2014, and (iii) for any fiscal year ending after January 1, 2017, (a) the Maximum Seed Fund Investment Amount for the immediately preceding fiscal year increased by (b) the percentage increase (if any) of Adjusted Consolidated ENI EBITDA of the Company or, following the PTP Conversion, the PTP Parent for the immediately preceding fiscal year (the "base year") as compared to Adjusted Consolidated ENI EBITDA of the Company or the PTP Parent, as applicable, in the fiscal year immediately prior to the base year.

"Money" shall have the meaning accorded to such term in the UCC.

"Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

"NAIC" means the National Association of Insurance Commissioners.

"Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of Cash or Cash Equivalents, including non-cash consideration and payments in respect of deferred payment obligations when received in the form of Cash or Cash Equivalents, received by the Company or any of the Restricted Entities from such Asset Sale, net of, without duplication:

          (1)   reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

          (2)   the Company's good faith estimate of taxes paid or payable in respect of such Asset Sale after taking into account any reduction in Consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3)   repayment of Indebtedness secured by a Lien permitted under the Indenture that is required to be repaid in connection with such Asset Sale; and

          (4)   appropriate amounts to be provided by the Company or any Restricted Entity, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Entity, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, but excluding any reserves with respect to Acquired Indebtedness.

"Obligations" means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the new notes, the Indenture.

"Officers' Certificate" means a certificate signed by two Authorized Officers of the Company or, following the PTP Conversion, the PTP Parent, and delivered to the Trustee.

"Opinion of Counsel" means a written opinion of legal counsel, who may be an employee of or legal counsel for the Company (except as otherwise provided in the Indenture) and who shall be reasonably acceptable to the Trustee.

"Permitted Acquisition Indebtedness" means Indebtedness of the Company or any of the Restricted Entities to the extent such Indebtedness was (i) Indebtedness of a Subsidiary of the Company, or following the PTP Conversion, a Subsidiary of the Company or the PTP Parent, prior to the date on which such Subsidiary became a Restricted Entity, (ii) Indebtedness of a Person that is merged, consolidated or amalgamated into the Company or a Restricted Entity or (iii) assumed in connection with the acquisition of assets from a Person; provided, that on the date such Subsidiary became a Restricted Entity (in the case of clause (i)) or the date such Person was merged, consolidated or amalgamated into the Company or a Restricted Entity (in the case of clause (ii)) or such Indebtedness was assumed in connection with an asset acquisition (in the case of clause (iii)), as applicable, after giving pro forma effect thereto, (a) the Consolidated Net Worth of the Company and the Restricted Entity would be greater than the Consolidated Net Worth immediately prior to such transaction, (b) the Company, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness" or (c) the Consolidated Fixed Charge Coverage Ratio of the Company would be equal to or better than the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

"Permitted Business" means the business or businesses conducted by the Company and its Subsidiaries as of the Issue Date and any business, services, or activities ancillary, complementary, incidental, related or similar thereto, or any business activity that is a reasonable extension, development or expansion thereof, including as a result of the PTP Conversion.

"Permitted CLO" means a CLO (a) the collateral manager of which is the Company, the PTP Parent or any of their respective direct or indirect subsidiaries, (b) with respect to which none of the Company, the PTP Parent or any of their respective Affiliates have the contractual or voting power to direct or cause the direction of the appointment of the members of, or to determine the policies of, such CLO's Board of Directors (or equivalent body), and (c) in which none of the Company, the PTP Parent or any of their respective Affiliates have any economic interest other than (x) the collateral manager's right to receive management fees and incentive-based revenues and (y) any Permitted CLO Investment therein; provided that the CLOs listed on Schedule A to the Indenture shall be deemed to be Permitted CLOs.

"Permitted CLO Investment" means an Investment in (i) up to 100% of the equity in a Permitted CLO; (ii) a portion of some or all of the credit tranches of such Permitted CLO, or (iii) a combination of the Investments permitted by clauses (i) and (ii) of this paragraph; provided that such Investment does not exceed the sum of (x) the interest in such Permitted CLO held for purposes of compliance with the "risk retention" regulations in effect in any applicable jurisdiction in which interests in the debt or equity of such Permitted CLO is issued, marketed or sold, and (y) up to an additional 10% of the economic interest in such Permitted CLO, where such additional Investment is required in order to consummate the issuance of such Permitted CLO.

"Permitted Holder" means (i) DFR Holdings LLC, (ii) any Affiliate of DFR Holdings LLC and (iii) any "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the Persons specified in clauses (i) or (ii) are members; provided, that no member of the "group" (other than the Persons specified in clauses (i) or (ii)) shall, without giving effect to Rule 13d-5 of the Exchange Act, have Beneficial Ownership of 50% of more of the Voting Stock of the Company.

"Permitted Indebtedness" has the meaning set forth under clause (2) of "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness."

"Permitted Investments" means:

          (1)   Investments by the Company or any Restricted Entity in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Entity or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Entity;

          (2)   Investments by any Restricted Entity in the Company;

          (3)   Investments in Cash or Cash Equivalents;

          (4)   any Investment existing on the Issue Date and any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date), other than pursuant to terms of such Investment existing on the Issue Date;

          (5)   Investments received as a result of the bankruptcy or reorganization of any Person or a foreclosure, or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof;

          (6)   Investments made by the Company or the Restricted Entities as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales and Sales of Subsidiary Stock";

          (7)   Investments in the form of Hedging Obligations permitted under clause 2(c) of "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness;"

          (8)   prepayments and credits or advances to customers or suppliers in the ordinary course of business;

          (9)   Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Entity;

          (10) receivables owing to the Company or any Restricted Entity if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

          (11) Investments in a Receivables Entity in connection with a Receivables Transaction; provided, that such Investment in any such Person is in the form of any equity interest or interests in receivables and related assets generated by the Company or any Restricted Entity and transferred to such Person in connection with a Receivables Transaction;

          (12) Permitted CLO Investments;

          (13) Permitted Seed Fund Investments;

          (14) Investments in Manager Owned Affiliates;

          (15) Permitted Proceeds Investments;

          (16) Permitted Warehouse and Other Investments;

          (17) Investments in Foreign Manager Owned Affiliates, to the extent such Investments are used, directly or indirectly, to make Permitted CLO Investments;

          (18) guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under "—Certain Covenants—Limitations on Incurrence of Additional Indebtedness" and performance guarantees consistent with past practice, and the creation of liens on the assets of the Company or any of the Restricted Entities in compliance with the covenant described in "—Certain Covenants—Limitation on Liens";

          (19) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

          (20) loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

          (21) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Transactions with Affiliates" (except transactions described in clauses (2)(c) and (d) of such paragraph);

          (22) loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business consistent with past practice; and

          (23) lease, utility and other similar deposits in the ordinary course of business;

        provided, that with respect to any Investment, the Company may, in its sole discretion, allocate all or any portion of any Investment and later reallocate all or any portion of any Investment to, one or more of the above clauses (1) through (23) so that the entire Investment would be a Permitted Investment.

"Permitted Liens" means any of the following:

          (1)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent, being contested in good faith or which would not reasonably be expected to result in a material adverse effect;

          (2)   Liens Incurred or pledges, deposits or security under workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in connection therewith, or to secure the performance of tenders, statutory obligations, stays, performance, indemnity, warranty, payment of rent, insurance arrangements, releases, surety and appeal bonds, bids, leases, government performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), in each case, in the ordinary course of business or consistent with past practice;

          (3)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (4)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (5)   Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or a Restricted Entity, including rights of offset and set off;

          (6)   Liens securing Hedging Obligations that relate to Indebtedness that is Incurred in accordance with "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness" and that are secured by the same assets as secure such Hedging Obligations;

          (7)   Liens existing on the Issue Date and Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously secured by a Permitted Lien (other than Permitted Liens Incurred pursuant to clause (14) below), provided, that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

          (8)   Liens securing Acquired Indebtedness Incurred in accordance with "—Certain Covenants—Limitation on the Incurrence of Additional Indebtedness" not Incurred in connection with, or in anticipation or contemplation of, the relevant acquisition, merger or consolidation; provided, that:

    (a)
    such Liens secured such Acquired Indebtedness at the time of and/or prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Entity and were not granted in connection with, or in anticipation of the Incurrence of such Acquired Indebtedness by the Company or a Restricted Entity, and

    (b)
    such Liens do not extend to or cover any property of the Company or any Restricted Entity other than the property that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Entity and are no more favorable to the lienholders than the Liens securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the Company or a Restricted Entity;

          (9)   purchase money Liens securing Purchase Money Indebtedness or Capitalized Lease Obligations Incurred to finance the acquisition, construction, improvement or leasing of property of the Company or a Restricted Entity used in a Permitted Business; provided, that:

    (a)
    the related Purchase Money Indebtedness does not exceed the cost of such property and shall not be secured by any property of the Company or any Restricted Entity other than the property so acquired, constructed or improved, and

    (b)
    the Lien securing such Indebtedness will be created within 90 days of such acquisition, construction or improvement;

          (10) any pledge or deposit of cash, government bonds or other property in conjunction with obtaining surety, appeal and performance bonds and letters of credit in the ordinary course of business;

          (11) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (12) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and Incurred in the ordinary course of business securing Indebtedness under Hedging Obligations and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company and the Restricted Entities from fluctuations in the price of commodities;

          (13) Liens on accounts receivable or related assets Incurred in connection with a Receivables Transaction;

          (14) licenses of intellectual property granted in the ordinary course of business;

          (15) Liens to secure a defeasance trust to the extent such defeasance is otherwise permitted pursuant to the terms of the Indenture;

          (16) Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (17) minor survey exceptions, ground leases, encumbrances, easements, sewers, electric lines, telephone lines, rights of others, licenses, rights of way, zoning and similar restrictions, reservations, restrictions or encumbrances in respect of real property or title defects that do not in the aggregate materially adversely affect the value of said properties (as such properties are used by the Company or the Restricted Entities) or materially impair their use in the operation of the business of the Company and the Restricted Entities;

          (18) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Entities;

          (19) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of the Restricted Entities in the ordinary course of business;

          (20) judgment Liens not giving rise to an Event of Default;

          (21) Liens on Capital Stock of an Unrestricted Entity;

          (22) Liens in favor of the Company or any Restricted Entity;

          (23) leases, licenses, subleases or sublicenses granted in the ordinary course of business that do not interfere in any material respect with the business of the Company or any Restricted Entity;

          (24) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (25) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of the Restricted Entities or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

          (26) banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution or securities intermediary; or

          (27) other Liens to secure Indebtedness of the Company or any of the Restricted Entities incurred in the ordinary course of business, not to exceed $5.0 million at any one time outstanding.

"Permitted Proceeds Investment" means any Investment not in excess of the amount of the net proceeds of the new notes or the net proceeds of a Designated Capital Raise; provided that (i) such Investment is made in Permitted Warehouse and Other Investments and (ii) the principal amount of such Investments at no time exceeds the Maximum Note Proceeds Amount (in the case of an Investment of the Note Proceeds Amount) and/or the Maximum Designated Capital Raise Amount (in the case of an Investment of any Designated Capital Raise Amount) applicable on any date of determination.

"Permitted Seed Fund" means an entity or separate account managed by the Company, the PTP Parent or any of their respective direct or indirect subsidiaries into which the Company, the PTP Parent or any of their respective direct or indirect subsidiaries provides some or all of the assets and/or some or all of the funding used to acquire the assets to be managed thereunder in order to promote investment therein by parties unaffiliated with the Company, the PTP Parent or any of their respective Affiliates for purposes of generating management fees or other incentive-based revenue for the Company, the PTP Parent or any of their respective direct or indirect subsidiaries; provided, however, that such entity or separate account will no longer be a Permitted Seed Fund if at any time the value of the economic interest therein of the Company, the PTP Parent or any of their respective direct or indirect subsidiaries, taken as a whole, exclusive of the economic value of any incentive-based interests thereof that are not based on invested capital, exceeds (i) 75.0% of the total value of all such economic interests in such entity or separate account on any date following the first 12 months after the date of the initial investment by a third party therein, or (ii) 49.9% of the total value of all such economic interests in such entity or separate account on any date following the first 24 months after the date of the initial investment by a third party therein.

"Permitted Seed Fund Investment" means an Investment in an entity or a separate account which is a Permitted Seed Fund; provided that the aggregate amount thereof, taken together with all other Investments in Permitted Seed Funds in any calendar year, shall not exceed the Maximum Seed Fund Investment Amount as of the date of determination.

"Permitted Warehouse and Other Investments" means Investments in (i) credit funds managed by the Company, the PTP Parent and any of their respective direct or indirect subsidiaries, (ii) senior secured corporate loans, (iii) senior and subordinated corporate loans or bonds, (iv) interests in CLOs and collateralized debt obligations, and (v) Permitted Warehouse SPVs; provided that (x) the principal amount of such Investments in Permitted Warehouse and Other Investments shall not exceed, in the aggregate, the Maximum Permitted Warehouse and Other Investment Amount as of the date of determination and (y) the portion of the principal amount of such Investments that are Investments in Permitted Warehouse SPVs shall not exceed, in the aggregate, 50.0% of the Maximum Permitted Warehouse and Other Investment Amount as of the date of determination.

"Permitted Warehouse SPV" means a bankruptcy remote special purpose vehicle (a) the collateral manager of which is the Company, the PTP Parent or any of their respective direct or indirect subsidiaries, (b) which, invests in a portfolio of investments suitable for a CLO at the time of investment and exists for the primary purpose of sale of the collateral assets it holds to one or more Permitted CLOs or merging into a Permitted CLO; (c) debt financing (including total return swaps) for which, if any, is provided by third parties not Affiliated with the Company and the recourse of such third parties for a default on such debt financing is limited to the assets of such vehicle, (d) which, should it acquire any assets from the Company or any Restricted Entity, shall be on terms no less favorable than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company; provided that the Permitted Warehouse SPVs listed on Schedule A to the Indenture shall be deemed to be Permitted Warehouse SPVs; provided further that a Permitted Warehouse SPV shall only maintain its status as a Permitted Warehouse SPV until the third anniversary of the initial Investment by the Company or a Restricted Entity into such vehicle (such date, and any anniversary thereof, a "Warehouse Termination Date"), unless, on the Warehouse Termination Date for such Permitted Warehouse SPV, the Company or, following the PTP Conversion, the PTP Parent, is able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of "—Limitation on the Incurrence of Additional Indebtedness;" in which case the then applicable Warehouse Termination Date for such vehicle may, at the Company's or the PTP Parent's (as applicable) option, be extended (on an annual basis) for up to one year until the next annual Warehouse Termination Date therefor, on which date the Company or the PTP Parent (as applicable) shall be required to meet such Indebtedness test in order to further extend the Warehouse Termination Date up to an additional one year from the then-current Warehouse Termination Date for such vehicle.

"Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or other entity.

"Post-Petition Interest" means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

"Preferred Stock" of any Person means any capital stock of such Person that has preferential rights with respect to dividends, distributions or redemptions or upon liquidation.

"PTP Parent Conversion" means the conversion of the PTP Parent from a Delaware limited liability company to a Delaware limited partnership.

"Purchase Money Indebtedness" means Indebtedness Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction or improvement, including related development costs, of any asset (other than Capital Stock); provided, that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such asset or such purchase price or cost, including any Refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of Refinancing.

"Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.

"Rating" means, as determined below:

          (1)   if the new notes are rated and monitored by one Rating Agency, then the rating designated by such Rating Agency;

          (2)   if the new notes are rated and monitored by two Rating Agencies, then the lower rating; and

          (3)   if the new notes are rated and monitored by three or more Rating Agencies, then the second lowest rating.

"Rating Agencies" or "Rating Agency" means Moody's, S&P or Fitch or any other nationally recognized statistical rating organization as recognized by the NAIC. In the event that any of Moody's, S&P or Fitch is no longer in existence or issuing ratings, such organization may be replaced by a nationally recognized United States securities rating agency or agencies, or the case may be, designated by the Company with notice to the Trustee.

"Receivables Entity" means a Person in which the Company or any Restricted Entity makes an Investment and:

          (1)   to which the Company or any Restricted Entity transfers receivables and related assets in connection with a Receivables Transaction;

          (2)   which engages in no activities other than in connection with the Receivables Transaction, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto and any business or activities incidental or related to such business;

          (3)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

    (a)
    is guaranteed by the Company or any Restricted Entity (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

    (b)
    is recourse to or obligates the Company or any Restricted Entity in any way other than pursuant to Standard Securitization Undertakings; or

    (c)
    subjects any property or asset of the Company or any Restricted Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (4)   with which neither the Company nor any Restricted Entity has any material contract, agreement, arrangement or understanding (except in connection with a Receivables Transaction) other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Entity than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables; and

          (5)   to which neither the Company nor any Restricted Entity has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

"Receivables Transaction" means any securitization, factoring, discounting or similar financing transaction or series of transactions that may be entered into by the Company or any of the Restricted Entities in the ordinary course of business pursuant to which the Company or any of the Restricted Entities may sell, convey or otherwise transfer to any Person (including a Receivables Entity), or may grant a security interest in, any receivables (whether now existing or arising in the future) of the Company or any of the Restricted Entities, and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables, the proceeds of such receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with securitization, factoring or discounting involving receivables.

"Receivables Transaction Amount" means the amount of obligations outstanding under the legal documents entered into as part of a Receivables Transaction on any date of determination that would be characterized as principal if such Receivables Transaction were structured as a secured lending transaction rather than a purchase.

"Refinance" means, in respect of any Indebtedness, to issue any Indebtedness in exchange for or to refinance, replace, defease or refund such Indebtedness in whole or in part. "Refinanced" and "Refinancing" will have correlative meanings.

"Refinancing Indebtedness" means Indebtedness of the Company or any Restricted Entity issued to Refinance any other Indebtedness of the Company or a Restricted Entity so long as:

          (1)   the aggregate principal amount (or initial accreted value, if applicable) of such new Indebtedness as of the date of such proposed Refinancing does not exceed the aggregate principal amount (or initial accreted value, if applicable) of the Indebtedness being Refinanced (plus the amount of any premium (including reasonable tender premiums) defeasance costs and fees required to be paid under the terms of the instrument governing such Indebtedness and the amount of reasonable expenses incurred by the Company in connection with such Refinancing);

          (2)   such new Indebtedness has:

    (a)
    a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced, and

    (b)
    a final maturity that is equal to or later than the final maturity of the Indebtedness being Refinanced; and

          (3)   if the Indebtedness being Refinanced is:

    (a)
    Indebtedness of the Company, then such Refinancing Indebtedness will be Indebtedness of the Company or a Guarantor, or

    (b)
    Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate in right of payment to the new notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

"Registration Rights Agreement" means the registration rights agreement the Company, the Guarantors as of the date of this offering memorandum and the initial purchaser will enter into in which the Company and the Guarantors will agree to conduct an exchange offer with respect to the new notes.

"Required Rating" means, with respect to the new notes, the lesser of (i) a Rating of "BB–" using the S&P ratings scale (or the equivalent Rating from another Rating Agency), and (ii) the Rating of the new notes immediately prior to the proposed Incurrence (including an issuance of new notes).

"Restricted Entity" means any Restricted Subsidiary and, following the PTP Conversion, the PTP Parent.

"Restricted Payment" has the meaning set forth under "—Certain Covenants—Limitation on Restricted Payments."

"Restricted Subsidiary" means any direct or indirect Subsidiary of the Company or, following the PTP Conversion, any direct or indirect PTP Parent Subsidiary, which at the time of determination is not an Unrestricted Entity.

"Revocation" has the meaning set forth under "—Certain Covenants—Limitation on Designation of Unrestricted Entities."

"S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

"Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Entity of any property, whether owned by the Company or any Restricted Entity on the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Entity to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

"Senior Indebtedness" means the new notes and any other Indebtedness of the Company that ranks equal in right of payment with the new notes.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company or, following the PTP Conversion, the PTP Parent, within the meaning of Rule 1-02 under Regulation S-X promulgated pursuant to the Securities Act (as in effect on the Issue Date).

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Entity which the Company has determined in good faith are reasonably customary in securitization of receivables transactions.

"Stated Maturity," when used with respect to any new note or any installment of principal thereof or any premium or interest thereon, means the date on which the principal of such note or such installment of principal or premium or interest is scheduled to be due and payable in the documentation governing such instrument, and will not include any dates on which contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof are performed.

"Subordinated Indebtedness" means (a) with respect to the Company, any Indebtedness of the Company that is by its terms subordinated in right of payment to the new notes and (b) with respect to any Guarantor of the new notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the new notes.

"Subsidiary" means, with respect to any specified Person:

  (a)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (b)
  any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests, or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, special or limited partnership or otherwise, provided that, in all cases, Subsidiary shall not include any Investment Vehicle even if any such entity would be consolidated with the Company or, following the PTP Conversion, the PTP Parent, under GAAP.

"Subsidiary Guarantors" means each Subsidiary of the Company that delivers a Guarantee under the terms of the Indenture.

"U.S." means the United States of America.

"UCC" or "Uniform Commercial Code" means the Uniform Commercial Code as in effect on the date of the Indenture in the State of New York.

"Unrestricted Entity" means any Subsidiary of the Company or, following the PTP Conversion, the PTP Parent, Designated as such pursuant to "—Certain Covenants—Limitation on Designation of Unrestricted Entities." Any such Designation may be revoked by delivery of an Officers' Certificate to the Trustee, subject to the provisions of such covenant.

"Voting Stock" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying:

  (a)
  the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

  (b)
  the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment; by

  (2)
  the then outstanding aggregate principal amount of such Indebtedness.

"wholly-owned," when used with reference to a Subsidiary of a Person, means a Subsidiary of which all of the outstanding Capital Stock (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) is owned by such Person and/or one or more wholly-owned Subsidiaries of such Person.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

        This section is a discussion of U.S. federal income tax considerations relating to the exchange offer. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Regulations, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions all as now in effect and all of which are subject to change or differing interpretations, possibly with retroactive effect. There can be no assurances that the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income consequences of the exchange offer. The summary generally applies only to beneficial owners of the new notes that hold the new notes as capital assets. This discussion does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner in light of the beneficial owner's circumstances (for example, persons subject to the alternative minimum tax provisions of the Code, or a U.S. Holder (as defined below) whose "functional currency" is not the U.S. dollar). Also, it is not intended to be wholly applicable to all categories of investors, some of which may be subject to special rules (such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, banks, thrifts, regulated investment companies, real estate investment trusts, insurance companies, tax-exempt entities, tax-deferred or other retirement accounts, certain former citizens or residents of the United States, persons holding notes as part of a hedging, conversion or integrated transaction or a straddle, or persons deemed to sell notes under the constructive sale provisions of the Code). Finally, the summary does not describe the effect of the U.S. federal estate and gift tax laws on U.S. Holders or the effects of any applicable foreign, state or local laws.

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THIS SUMMARY IS FOR GENERAL INFORMATION AND IS NOT TAX ADVICE WITH RESPECT TO ANY SPECIFIC INVESTOR IN LIGHT OF SUCH INVESTOR'S PARTICULAR CIRCUMSTANCES. INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE AND LOCAL LAWS, AND TAX TREATIES.

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        As used herein, the term "U.S. Holder" means a beneficial owner of the new notes that, for U.S. federal income tax purposes is (1) an individual who is a citizen or resident of the United States, (2) a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if it (a) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a new note, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. A beneficial owner of a new note that is a partnership, and partners in such partnership, should consult their own tax advisors about the U.S. federal income tax consequences of the exchange offer.

        The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, a holder will have the same tax basis and holding period in the new notes as the holder had in the old notes immediately before the exchange offer.

 BOOK-ENTRY; DELIVERY AND FORM

        The new notes will be issued only in fully registered form, without interest coupons, and in denominations of $1,000 and integral multiples of $1,000.

        The new notes will be evidenced by the global note which will be deposited with, or on behalf of, DTC, or any successor thereto, and registered in the name of Cede, as nominee of DTC. Except as set forth below, record ownership of the global note may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for definitive notes in registered certificated form ("Certificated Notes") except in the limited circumstances described below.

        The global note is exchangeable for Certificated Notes in fully registered form without interest coupons only in the following limited circumstances:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary for the global notes and the Company fails to appoint a successor depositary within 90 days of such notice, or

  •
  there shall have occurred and be continuing an Event of Default with respect to the new notes.

        Certificated Notes may not be exchanged for beneficial interests in the global note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See "Notice to Investors."

        In those circumstances, DTC will determine in whose names any securities issued in exchange for the global note will be registered. Any such notes in certificated form will be issued in minimum denominations of $1,000 and multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations.

        DTC or its nominee will be considered the sole owner and holder of the global note for all purposes, and as a result:

  •
  you cannot get new notes registered in your name if they are represented by the global note;

  •
  you cannot receive certificated (physical) notes in exchange for your beneficial interest in the global note;

  •
  you will not be considered to be the owner or holder of the global note or any new note it represents for any purpose; and

  •
  all payments on the global note will be made to DTC or its nominee.

        The laws of some jurisdictions require that certain kinds of purchasers (for example, certain insurance companies) can only own securities in definitive (certificated) form. These laws may limit your ability to transfer your beneficial interests in the global note to these types of purchasers.

        Only institutions (such as a securities broker or dealer) that have accounts with the DTC or its nominee (called "participants") and persons that may hold beneficial interests through participants (including through Euroclear Bank SA/NV or Clearstream Banking, société anonyme, as DTC participants) can own a beneficial interest in the global note. The only place where the ownership of beneficial interests in the global note will appear and the only way the transfer of those interests can be made will be on the records kept by DTC (for their participants' interests) and the records kept by those participants (for interests of persons held by participants on their behalf).

        Secondary trading in bonds and notes of corporate issuers is generally settled in clearing-house (that is, next-day) funds. In contrast, beneficial interests in a global note usually trade in DTC's same-day funds settlement system, and settle in immediately available funds. We make no representations as to the effect that settlement in immediately available funds will have on trading activity in those beneficial interests.

        We will make cash payments of interest on and principal of the global note to Cede, the nominee for DTC, as the registered owner of the global note. We will make these payments by wire transfer of immediately available funds on each payment date.

        You may exchange or transfer the new notes at the corporate trust office of the Trustee for the new notes or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the new notes, but DTC may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

        A Holder may transfer or exchange new notes in accordance with the Indenture. The registrar and the Company may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of new notes. Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any new note selected for redemption. Also, the Company is not required to transfer or exchange any new note for a period of 15 days before a selection of new notes to be redeemed.

        We have been informed that, with respect to any cash payment of interest on or principal of the global note, DTC's practice is to credit participants' accounts on the payment date with payments in amounts proportionate to their respective beneficial interests in the new notes represented by the global note as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that payment date. Payments by participants to owners of beneficial interests in notes represented by the global note held through participants will be the responsibility of those participants, as is now the case with securities held for the accounts of customers registered in "street name."
        We also understand that neither DTC nor Cede will consent or vote with respect to the new notes. We have been advised that under its usual procedures, DTC will mail an "omnibus proxy" to us as soon as possible after the record date. The omnibus proxy assigns Cede's consenting or voting rights to those participants to whose accounts the new notes are credited on the record date identified in a listing attached to the omnibus proxy.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants, the ability of a person having a beneficial interest in the principal amount represented by the global note to pledge the interest to persons or entities that do not participate in the DTC book-entry system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate evidencing its interest.

        DTC has advised us that it will take any action permitted to be taken by a Holder (including the presentation of new notes for exchange) only at the direction of one or more participants to whose account with DTC interests in the global note are credited and only in respect of such portion of the principal amount of the new notes represented by the global note as to which such participant has, or participants have, given such direction.

        DTC has also advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Certain of such participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        The policies and procedures of DTC, which may change periodically, will apply to payments, transfers, exchanges and other matters relating to beneficial interests in the global note. We and the Trustee have no responsibility or liability for any aspect of DTC's or any participants' records relating to beneficial interests in the global note, including for payments made on the global note, and we and the Trustee are not responsible for maintaining, supervising or reviewing any of those records.

 PLAN OF DISTRIBUTION

        Under existing SEC interpretations, we expect that the new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act if the holder of the new notes represents that it is acquiring the new notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the new notes and that it is not an affiliate of ours, as such terms are interpreted by the SEC; provided that broker-dealers receiving new notes in the exchange offer will have a prospectus delivery requirement with respect to resales of such new notes as discussed below. While the SEC has not taken a position with respect to this particular transaction, under interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1983), which related to transactions structured substantially like this exchange offer, participating broker-dealers may fulfill their prospectus delivery requirements with respect to new notes (other than a resale of an unsold allotment of the old notes) with this prospectus.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 180 days from the date on which the registration statement of which this prospectus forms a part becomes or is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        We will not receive any proceeds from the exchange offer or from any sale of new notes by brokers-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells the new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

 DESCRIPTION OF THE BUSINESS

Overview

        CIFC Corp. (together with its indirect parent, CIFC LLC, and their respective subsidiaries, the "Company," "we," "our" or "us") is a Delaware corporation headquartered in New York City. We are a private debt manager specializing in secured U.S. corporate loan strategies. Our primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of investors around the world.

        Fee Earning AUM refers to principal balance, net asset value or value of assets managed by us on which we earn management and/or incentive fees. Our AUM is primarily comprised of CLOs. In addition, we manage credit funds and other loan-based products (together with CLOs, "Funds"). We manage these credit products through opportunistic investment strategies where we seek to generate current income and/or capital appreciation, primarily through SSCLs and, to a lesser extent, other investments. We also manage CDOs, which we do not expect to issue in the future.

        We have three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally based on a percentage of AUM of the Funds. Incentive fees are earned based on the performance of the Funds. Investment income represents interest income and realized/unrealized gains and losses on investments in the products sponsored by us and third parties.

Recent Developments

Reorganization Transaction

        On December 31, 2015, we completed a series of transactions to change our top-level form of organization from a corporation to a limited liability company that is taxed as a partnership rather than a corporation for U.S. Federal income tax purposes, which allows us to minimize entity-level taxation on investment income. This tax efficiency may enable us to increase distributions to shareholders and/or investment in our business. As part of the Reorganization Transaction, CIFC Corp. distributed ownership of certain of its subsidiary entities holding certain investment assets to CIFC LLC and retained non-voting Series A Preferred Units ("Preferred Units") issued by certain wholly-owned subsidiaries of CIFC LLC ("Financial Statements and Supplementary Data (Audited)"—Note 16).

        Each share of common stock of CIFC Corp. outstanding immediately prior to the Reorganization Transaction was converted into the right to receive one common share representing a limited liability company interest in CIFC LLC. Further, CIFC LLC assumed all obligations under the CIFC Corp. 2011 Stock Option and Incentive Plan (the "Stock Incentive Plan"). All the terms and conditions that were in effect immediately prior to the Reorganization Transaction under each outstanding equity award assumed by CIFC LLC will continue in full force and effect after the Reorganization Transaction, except that the interests issuable under each such award will be common shares of CIFC LLC instead of common stock of CIFC Corp.

        CIFC Corp. remains the issuer and primary obligor of our junior subordinated notes and the old notes (see below). Further, CIFC LLC and certain other subsidiaries of CIFC LLC have provided full and unconditional guarantees of the obligations of CIFC Corp. under the junior subordinated notes and the old notes.

Historical Transactions

  •
  On November 2, 2015, CIFC Corp. issued $40.0 million aggregate principal amount of the old notes due October 30, 2025 and bearing interest at 8.5% per annum. We intend to use the proceeds from the offering, together with available cash and investments, to comply with new rules promulgated under the Dodd-Frank Act requiring the "securitizer" of asset-backed securities to retain a portion of the credit risk of the assets collateralizing the asset-backed securities ("Risk Retention") and for general corporate purposes, including possible acquisitions.

  •
  In 2013, DFR Holdings purchased 10,090,909 shares of our outstanding common stock and 2,000,000 warrants. In 2014, DFR Holdings converted $25.0 million aggregate principal amount of convertible notes (the "Convertible Notes") into 4,132,231 common shares. As of December 31, 2015, DFR Holdings owned approximately 18.8 million of our common shares, which is approximately 74% of our outstanding shares (approximately 70% on a fully diluted basis).

Core Asset Management Activities

        We establish and manage investment products for various types of investors, including pension funds, hedge funds, other asset management firms, banks, insurance companies and other types of institutional investors located around the world. We earn management and incentive fees from our investment products as follows:

        CLOs—For additional information on the structure of a CLO see below—Collateralized Loan Obligations—for further details. The management fees and, in certain cases, incentive fees paid to us by these investment products are our primary sources of revenue. Management fees are generally paid on a quarterly basis for as long as we manage the products and typically consist of senior and subordinated management fees based on the principal balance or value of the assets held in the investment product. In certain cases, incentive fees may be paid to us based on the returns generated for certain investors.

        In general, management and incentive fees paid from CLOs are as follows (before fee sharing arrangements, if any):

  •
  Senior management fees (payable before the interest payable on the debt securities issued by such CLOs) that generally range from 15 to 20 basis points annually on the principal balance of the underlying collateral of such CLOs.

  •
  Subordinated management fees (payable after the interest payable on the debt securities issued by such CLOs and certain other expenses) that generally range from 20 to 35 basis points annually on the principal balance of the underlying collateral of such CLOs.

  •
  Incentive fees that vary based on the terms of each CLO and are generally paid after certain investors' returns exceed an internal rate of return hurdle. Upon achievement of this hurdle, the manager is paid a percentage (generally 20%) of residual cash flows in excess of the hurdle.

        Non-CLO products—We also earn management fees based on AUM and in certain cases incentive fees on our Non-CLO products, which differ from product to product.

        CDOs—Management fees on the CDOs we manage also differ from product to product, but in general consist of a senior management fee (payable before the interest payable on the debt securities issued by such CDOs) that ranges from 5 to 25 basis points annually on the principal balance of the underlying collateral of such CDOs, and a subordinated management fee (payable after the interest payable on the debt securities issued by such CDOs and certain other expenses) that ranges from 5 to 35 basis points annually on the principal balance of the underlying collateral of such CDOs. Only a limited number of the CDOs we manage pay subordinated management fees. We do not expect to issue additional CDOs in the future.

Collateralized Loan Obligations

        The term CLO (which for purposes of this section also includes the term CDO unless otherwise noted) generally refers to a special purpose vehicle that owns a portfolio of investments (SSCLs in the case of CLOs and typically asset-backed or other similar securities in the case of CDOs) and issues various tranches of debt and subordinated note securities (further described below) to finance the purchase of those investments. The investment activities of a CLO are governed by extensive investment guidelines, generally contained within a CLO's "indenture" and other governing documents which limit, among other things, the CLO's maximum exposure to any single industry or obligor and limit the ratings of the CLO's assets. Most CLOs have a defined investment period during which they are allowed to make investments and reinvest capital as it becomes available. As each CLO's investments are pledged to the holder of the debt securities (further described below) in such CLO, the investments are also sometimes referred to herein as "collateral."

        CLOs typically issue multiple tranches of debt and subordinated note securities with varying ratings and levels of subordination to finance the purchase of investments. These securities receive interest and principal payments from the CLO in accordance with an agreed upon priority of payments, commonly referred to as a "waterfall." While the CLOs themselves, not us, issue these securities, in accordance with standard practice in our industry, we sometimes refer to "CIFC" or "we" as issuing CLOs and/or CLO securities. The most senior notes, generally rated AAA/Aaa, commonly represent the majority of the total liabilities of the CLO. This tranche of notes is generally issued at a specified spread over LIBOR and normally has the first claim on the earnings of the CLO's investments after payment of certain senior fees and expenses. The mezzanine tranches of rated notes generally have ratings ranging from AA/Aa to BB/Ba and also are usually issued at a specified spread over LIBOR with higher spreads paid on the tranches with lower ratings. Each tranche is typically only entitled to a share of the earnings on the CLO's investments if the required interest and principal payments have been made on the more senior tranches. The most junior tranche can take the form of either subordinated notes or preference shares and is commonly referred to as the CLO's "subordinated notes," "equity" or "residual interests." The subordinated notes generally do not have a stated coupon but are entitled to residual cash flows from the CLO's investments after all of the other tranches of notes and certain other fees and expenses are paid. While the majority of the subordinated notes of the CLOs we manage are owned by third parties, we do own a portion of the subordinated note tranches of certain of the CLOs we manage. Our investments and beneficial interests in the Consolidated CLOs we manage was $81.8 million and $25.5 million as of December 31, 2015 and 2014, respectively. See "Financial Statements and Supplementary Data (Audited)"—Note 4 for additional details on CLOs and other Consolidated Variable Interest Entities ("VIEs" or "VIE").

        CLOs, which are designed to serve as investments for third-party investors, generally have an investment manager to select and actively manage the underlying assets to achieve target investment performance. In exchange for these services, CLO managers typically receive three types of management fees: senior management fees, subordinated management fees and incentive fees (described above). CLOs also generally appoint a custodian, trustee and collateral administrator, who are responsible for holding the CLO's investments, collecting investment income and distributing that income in accordance with the CLO's indenture.

Fee Earning AUM

        Fee Earning AUM or AUM refers to the assets managed by us on which we received management fees and/or incentive fees. Generally, with respect to CLOs, management fees are paid to us based on the aggregate collateral balance at par plus principal cash, and with respect to Non-CLO products, the value of the assets in such funds. The following table summarizes Fee Earning AUM:

	March 31, 2016		December 31, 2015		December 31, 2014
(in thousands, except # of Accounts)(1)(2)	Number of Accounts	Fee Earning AUM	Number of Accounts	Fee Earning AUM	Number of Accounts	Fee Earning AUM
Post 2011 CLOs	18	$9,841,977	18	$9,860,519	13	$7,402,986
Legacy CLOs(3)	10	2,393,647	10	2,559,066	19	4,960,877

Total CLOs	28	12,235,624	28	12,419,585	32	12,363,863
Credit Funds(4)	13	1,156,308	12	1,062,712	8	593,456
Other Loan-Based Products(4)	2	563,707	2	573,190	2	719,170

Total Non-CLOs(4)	15	1,720,015	14	1,635,902	10	1,312,626

Total Loan-Based AUM	43	13,955,639	42	14,055,487	42	13,676,489
ABS and Corporate Bond CDOs	8	553,933	8	592,798	8	687,555

Total Fee Earning AUM	51	$14,509,572	50	$14,648,285	50	$14,364,044

Explanatory Notes:

(1)
Fee Earning AUM attributable to ABS and Corporate Bond CDO products is expected to continue to decline as these funds run-off per their contractual terms.

(2)
Fee Earning AUM is based on the latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to the Consolidated GAAP financial statements.

(3)
Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(4)
Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

        Fee Earning AUM activities are as follows:

		For the Years Ended December 31,
	For the Three Months Ended March 31, 2016
		2015	2014
	(In thousands)
Total loan-based AUM—Beginning Balance	$14,055,487	$13,676,489	$12,045,859
CLO New Issuances	—	2,599,709	3,249,990
CLO Paydowns	(190,261)	(2,521,645)	(1,847,855)
Net Subscriptions to Credit Funds	75,115	450,070	206,918
Net Redemptions from Other Loan-Based Products	(9,483)	(145,980)	(26,625)
Other(1)	24,781	(3,156)	48,202

Total loan-based AUM—Ending Balance	13,955,639	14,055,487	13,676,489
Total CDOs—Ending Balance	553,933	592,798	687,555

Total Fee Earning AUM—Ending Balance	$14,509,572	$14,648,285	$14,364,044

  Explanatory Note:

(1)
Includes changes in collateral balances of CLOs between periods and market value or portfolio value changes in certain Non-CLO products.

Investment Approach

        Our investment team is led by our Co-President and Chief Investment Officer, Steve Vaccaro, who has 37 years of relevant credit experience and has been with CIFC since inception. Our investment and portfolio teams include over 30 professionals. The 10 member Investment Committee averages 24 years of corporate credit experience investing through multiple economic cycles. We have robust credit analysis and portfolio management processes, which include:

  •
  fundamental credit analysis;

  •
  rigorous underwriting discipline;

  •
  continuous credit and relative value monitoring;

  •
  internally developed risk ratings and risk assessment models in addition to ratings from credit rating agencies;

  •
  diversified investment portfolios;

  •
  on-going active portfolio management by continuously re-assessing and adjusting portfolios; and

  •
  assessing suitability of an investment considering the account's overall objectives and parameters.

Competition

        We compete for asset management clients and AUM with numerous other asset managers, including those affiliated with major commercial banks, broker-dealers, other financial institutions and larger, diversified alternative asset managers. The factors considered by clients in choosing us or a competitor include the past performance of the products we manage, historical lower default rate than the industry, the background and experience of our key portfolio management personnel, our experience in managing a particular product type, our reputation in the fixed income asset management industry, our management fees and the structural features of the investment products that we offer.

Some of our competitors have greater portfolio management resources than us, have managed client accounts for longer periods of time, have experience over a wider range of products than us or have other competitive advantages over us.

Operating and Regulatory Structure

        Exclusion from Regulation under the 1940 Act—We have operated, and intend to continue to operate, in such a way as to be excluded from registration under the Investment Company Act of 1940, as amended (the "1940 Act"). We and our wholly-owned subsidiaries are primarily excluded from registration under the 1940 Act because we are not engaged, and do not propose to engage, in the business of investing, reinvesting, owning, holding or trading in securities and do not own or propose to acquire "investment securities" having an aggregate value exceeding 40% of our total assets, on an unconsolidated basis, excluding cash and government securities (the "40% Test"). "Investment securities" excludes, among other things, majority-owned subsidiaries that rely on the 40% Test. Certain of our subsidiaries rely on the 40% Test or on an exemption under Section 3(c)(7) of the 1940 Act, which is for entities owned by "qualified purchasers" under and as defined in the 1940 Act.

        Governmental Regulations—Each of CIFC Asset Management LLC ("CIFCAM"), Deerfield Capital Management LLC ("DCM"), CypressTree Investment Management, LLC ("CypressTree") and Columbus Nova Credit Investments Management, LLC ("CNCIM"), each an indirect wholly-owned subsidiary of CIFC, as well as certain other relying advisers (together with CIFCAM, the "Advisers") are registered, either directly or as a relying adviser, with the U.S. Securities and Exchange Commission (the "SEC") as an investment adviser. In these capacities, the Advisers are subject to various regulatory requirements and restrictions with respect to our asset management activities, periodic regulatory examinations and other laws and regulations. In addition, investment vehicles managed by the Advisers are subject to various securities and other laws. Parts 1 and 2 of the Form ADV of the Advisers are publicly available on the SEC Investment Advisers Public Disclosure website (www.adviserinfo.sec.gov) or may be provided upon request to us using the contact information below.

Employees

        As of December 31, 2015, we had 82 full-time employees.

Properties

        Our headquarters are located in New York, New York. We lease office space at 250 Park Avenue, 4th Floor, New York, New York 10177. We do not own any real property.

Legal Proceedings

        On April 28, 2016, Joseph A. Jolson, as Trustee on behalf of the Joseph A Jolson 1991 Trust, U/A 6/4/91, and Richard A. Jolson (together, the "Petitioners") filed a petition for appraisal (the "Petition") in the Court of Chancery of the State of Delaware against CIFC Corp. in connection with the Reorganization Transaction. The case is captioned Jolson, et al. v. CIFC Corp., Civil Action No. 12275-VCMR. According to the Petition, the Petitioners were the beneficial owners of an aggregate of 2,026,315 shares of CIFC Corp. common stock on the date the Reorganization Transaction was consummated. The Petitioners have demanded and continue to demand an appraisal of their shares and payment of the fair value thereof under Delaware law, together with interest from the date of the Reorganization Transaction, costs and other appropriate relief.

        In view of the inherent difficulty of predicting the outcome of such litigation, we cannot predict or reasonably estimate what the eventual outcome of the pending matter described above will be, what the timing of the ultimate resolution of this matter will be, or what any loss or range of loss related to the pending matter may be.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2016

        You should read the following discussion together with our Condensed Consolidated Financial Statements and notes thereto included in our "Interim Financial Information (Unaudited)" starting on page F-1. The statements in this discussion regarding the industry outlook and our expectations regarding the future performance of our business and the other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in Cautionary Note Regarding Forward-Looking Statements and Risk Factors beginning on page 17.

Overview

        CIFC is a Delaware limited liability company headquartered in New York City. We are a private debt manager specializing in secured U.S. corporate loan strategies. Our primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of investors around the world.

        Fee Earning AUM or AUM refers to principal balance, net asset value or value of assets managed by us on which we earn management and/or incentive fees. Our AUM is primarily comprised of CLOs. In addition, we manage Non-CLO products (together with CLOs, "Funds"). We manage these credit products through opportunistic investment strategies where we seek to generate current income and/or capital appreciation, primarily through SSCLs and, to a lesser extent, other investments. We also manage CDOs, which we do not expect to issue in the future.

        We have three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally based on a percentage of AUM of the Funds. Incentive fees are earned based on the performance of the Funds. Investment income represents interest income and realized/unrealized gains and losses on investments in the products sponsored by us and third parties.

        On December 31, 2015, CIFC Corp., the formerly publicly traded entity, completed a series of transactions (the ("PTP Conversion" or the "Reorganization Transaction") to become a subsidiary of CIFC LLC. The series of transactions changed the Company's top-level form of organization from a corporation to a limited liability company. As of January 1, 2016, we were taxed as a partnership. The Reorganization Transaction was a transaction between entities under common control, therefore the prior year comparative Condensed Consolidated Financial Statements include the Consolidated Balance Sheet, Statement of Operations, Comprehensive Income (Loss), Equity and Cash Flows as of and for the three months ended March 31, 2015 of CIFC Corp.

Executive Overview

        The market volatility from last year continued into the first quarter, with loan prices declining by 1.18% through mid-February, followed by a sharp increase through the end of March, resulting in a positive gain of 1.55% for the quarter (source: S&P/LSTA). CLO issuance was muted during the quarter, with only 18 CLOs being priced for aggregate AUM of $7.5 billion, compared to $30.7 billion in the first quarter of 2015 (source: S&P/LCD). We expect CLO issuance to pick up as investor demand has begun shifting back to the new issue CLO market and risk assets continue to rally. Our corporate credit and structured credit funds continue to receive interest from investors. We launched a new white labeled loan fund in Europe this quarter and launched a new structured product Separately Managed Account in April. Our two corporate credit funds performed very well and were ranked by eVestment (an industry performance analytics company) as top performers in 2015. In addition, CIFC was awarded four manager awards for 2015 by Creditflux including "Creditflux Manager of the Year."

Fee Earning AUM

        Fee Earning AUM or AUM refers to the assets managed by the Company on which we receive management fees and/or incentive fees. Generally, with respect to CLOs, management fees are paid to the Company based on the aggregate collateral balance at par plus principal cash, and with respect to Non-CLO funds, the value of the assets in such funds. The following table summarizes Fee Earning AUM:

	March 31, 2016		December 31, 2015		March 31, 2015
(in thousands, except # of Accounts)(1)(2)	Number of Accounts	Fee Earning AUM	Number of Accounts	Fee Earning AUM	Number of Accounts	Fee Earning AUM
Post 2011 CLOs	18	$9,841,977	18	$9,860,519	14	$8,005,579
Legacy CLOs(3)	10	2,393,647	10	2,559,066	18	4,583,387

Total CLOs	28	12,235,624	28	12,419,585	32	12,588,966
Credit Funds(4)	13	1,156,308	12	1,062,712	8	777,040
Other Loan-Based Products(4)	2	563,707	2	573,190	2	667,654

Total Non-CLOs(4)	15	1,720,015	14	1,635,902	10	1,444,694

Total Loan-Based AUM	43	13,955,639	42	14,055,487	42	14,033,660
ABS and Corporate Bond CDOs	8	553,933	8	592,798	8	667,268

Total Fee Earning AUM	51	$14,509,572	50	$14,648,285	50	$14,700,928

Explanatory Notes:

(1)
Fee Earning AUM attributable to ABS and Corporate Bond CDO products is expected to continue to decline as these funds run-off per their contractual terms.

(2)
Fee Earning AUM is based on the latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to the Consolidated GAAP financial statements.

(3)
Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(4)
Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

        Fee Earning AUM activities are as follows:

	For the Three Months Ended	Last Twelve Months
	March 31, 2016
	(In thousands)
Total loan-based AUM—Beginning Balance	$14,055,487	$14,033,660
CLO New Issuances	—	1,999,709
CLO Paydowns	(190,261)	(2,339,665)
Net Subscriptions to Credit Funds	75,115	356,049
Net Redemptions from Other Loan-Based Products	(9,483)	(103,947)
Other(1)	24,781	9,833

Total loan-based AUM—Ending Balance	13,955,639	13,955,639
Total CDOs—Ending Balance	553,933	553,933

Total Fee Earning AUM—Ending Balance	$14,509,572	$14,509,572

Explanatory Note:

(1)
Includes changes in collateral balances of CLOs between periods and market value or portfolio value changes in certain Non-CLO products.

        During the three months ended March 31, 2016, we launched one new fund and increased subscriptions to existing funds for an aggregate of $75.1 million of new Fee Earning AUM. All CDOs and certain CLOs we manage have passed their reinvestment periods (see table below). Therefore, proceeds from paydowns are required to repay the CLO's or CDO's liabilities. As expected, AUM on these CLOs and CDOs continued to decline during the three months ended March 31, 2016. This along with redemptions from other loan-based products, reduced AUM by $232.3 million, resulting in an overall net decrease in AUM of $138.7 million.

Loan-based AUM

        Since 2012, CIFC has raised $11.5 billion of new AUM through organic growth, which has more than offset the run-off from Legacy CLOs (including acquired CLOs). Our Legacy CLO AUM of $2.4 billion is less than a fifth of our total CLO AUM of $12.2 billion, and we anticipate it will run off over the next three years.

        The structure of the CLOs we manage affects the management fees paid to us. The following table summarizes select details of the structure of each of the CLOs we manage:

	Issuance Date	March 31, 2016 Fee Earning AUM	First Optional Call Date(1)	Termination of Reinvestment Period(2)	Maturity Year(3)
	Month/Year	(In thousands)	Month/Year
Post 2011 CLOs
CIFC Funding 2011-I, Ltd.	01/12	$235,678	01/14	01/15	2023
CIFC Funding 2012-I, Ltd.	07/12	453,522	08/14	08/16	2024
CIFC Funding 2012-II, Ltd.	11/12	733,201	12/14	12/16	2024
CIFC Funding 2012-III, Ltd.	01/13	504,533	01/15	01/17	2025
CIFC Funding 2013-I, Ltd.	03/13	504,698	04/15	04/17	2025
CIFC Funding 2013-II, Ltd.	06/13	625,877	07/15	07/17	2025
CIFC Funding 2013-III, Ltd.	09/13	401,500	10/15	10/17	2025
CIFC Funding 2013-IV, Ltd.	11/13	505,498	11/15	11/17	2024
CIFC Funding 2014, Ltd.	03/14	603,392	04/16	04/18	2025
CIFC Funding 2014-II, Ltd.	05/14	807,077	05/16	05/18	2026
CIFC Funding 2014-III, Ltd.	07/14	703,759	07/16	07/18	2026
CIFC Funding 2014-IV, Ltd.	09/14	602,368	10/16	10/18	2026
CIFC Funding 2014-V, Ltd.	12/14	553,986	10/16	01/19	2027
CIFC Funding 2015-I, Ltd.	03/15	601,584	09/16	04/19	2027
CIFC Funding 2015-II, Ltd.	05/15	501,209	10/16	04/19	2027
CIFC Funding 2015-III, Ltd.	07/15	501,654	10/17	10/19	2027
CIFC Funding 2015-IV, Ltd.	09/15	500,343	10/18	10/20	2027
CIFC Funding 2015-V, Ltd.	11/15	502,098	04/18	04/20	2027

Total Post 2011 CLOs		9,841,977
Legacy CLOs
Bridgeport CLO Ltd.	06/06	243,760	10/09	07/13	2020
Burr Ridge CLO Plus Ltd.	12/06	166,199	06/12	03/13	2023
CIFC Funding 2006-II, Ltd.	12/06	150,006	03/11	03/13	2021
CIFC Funding 2007-I, Ltd.	02/07	172,201	05/11	11/13	2021
CIFC Funding 2007-II, Ltd.	03/07	309,091	04/11	04/14	2021
Schiller Park CLO Ltd.	05/07	254,828	07/11	04/13	2021
Bridgeport CLO II Ltd.	06/07	344,527	12/10	09/14	2021
CIFC Funding 2007-III, Ltd.	07/07	251,361	07/10	07/14	2021
Primus CLO II, Ltd.	07/07	212,983	10/11	07/14	2021
Columbus Nova 2007-II, Ltd.	11/07	288,691	10/10	10/14	2021

Total Legacy CLOs		2,393,647

Total CLOs		$12,235,624

Explanatory Notes:

(1)
CLOs are generally callable by equity holders (or the subordinated note holders) of the CLO once per quarter beginning on the "first optional call date" and subject to satisfaction of certain conditions.

(2)
Termination of reinvestment period refers to the date after which we can no longer use certain principal collections to purchase additional collateral, and such collections are instead used to repay the outstanding amounts of certain debt securities issued by the CLO.

(3)
Represents the contractual maturity of the CLO. Generally, the actual maturity of the deal is expected to occur before the contractual maturity.

Results of Consolidated Operations

        The Consolidated Financial Statements include the financial statements of our wholly owned subsidiaries, the entities in which we have a controlling interest ("Consolidated Funds") and variable interest entities ("VIEs" or "Consolidated VIEs") for which we are deemed to be the primary beneficiary (together with the Consolidated Funds, the "Consolidated Entities"). Consolidated VIEs include certain CLOs and warehouses we manage.

        The following table presents our comparative Consolidated Statements of Operations for the three months ended March 31, 2016 and 2015:

	For the Three Months Ended March 31,		2016 vs. 2015
	2016	2015	Change	%
	(In thousands, except share and per share amounts)
Revenues
Management and incentive fees	$19,815	$21,614	$(1,799)	(8)%
Interest income from investments	933	2,607	(1,674)	(64)%
Interest income—Consolidated Entities	18,990	2,756	16,234	589%

Total net revenues	39,738	26,977	12,761	47%
Expenses
Employee compensation and benefits	9,514	8,564	950	11%
Share-based compensation	2,381	1,680	701	42%
Professional services	2,072	1,926	146	8%
General and administrative expenses	2,517	2,297	220	10%
Depreciation and amortization	1,296	2,409	(1,113)	(46)%
Impairment of intangible assets	531	281	250	89%
Corporate interest expense	1,957	494	1,463	296%
Expenses—Consolidated Entities	388	1,268	(880)	(69)%
Interest expense—Consolidated Entities	8,420	744	7,676	1,032%

Total expenses	29,076	19,663	9,413	48%
Other Gain (Loss)
Net gain (loss) on investments	271	1,193	(922)	(77)%
Net gain (loss) on contingent liabilities	(364)	(713)	349	(49)%
Net gain (loss) our investments—Consolidated Entities	2,600	2,797	(197)	(7)%
Net gain (loss) on liabilities—Consolidated Entities	(7,384)	(2,260)	(5,124)	227%
Net gain (loss) on other investments and derivatives—Consolidated Entities	—	438	(438)	(100)%

Net other gain (loss)	(4,877)	1,455	(6,332)	(435)%

lncome (loss) before income taxes	5,785	8,769	(2,984)	(34)%
Income tax (expense) benefit	(1,278)	(3,087)	1,809	(59)%

Net income (loss)	4,507	5,682	(1,175)	(21)%
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(2)	(254)	252	(99)%

Net Income (loss) attributable to CIFC LLC	$4,505	$5,428	$(923)	—%

Earnings (loss) per share(1):
Basic	$0.18	$0.21	$(0.03)	(14)%
Diluted	$0.17	$0.20	$(0.03)	(15)%
Weighted-average number of shares outstanding(1):
Basic	25,355,064	25,279,226	75,838	—%
Diluted	25,809,402	26,572,416	(763,014)	(3)%

Explanatory Note:

(1)
Earnings per share basic and diluted has been calculated assuming that the Dissenting Shares are outstanding. Excluding the Dissenting Shares, total weighted-average shares basic and diluted would be 23,328,479 and 23,783,188, respectively, and earnings per share basic and diluted would be $0.19. See ("Interim Financial Information (Unaudited)—(Note 10 and 16)."

        Total Net Revenues—GAAP net revenues include management and incentive fees from unconsolidated CLOs, CDOs and Non-CLO products and net investment income from investments in unconsolidated entities.

        Management and incentive fees—Quarter over quarter subordinated fees were lower as a result of run-off in AUM of certain Legacy CLOs, which had higher fees compared to Post 2011 CLOs.

        Interest income from investments—See Net results of Consolidated Entities below.

        Interest income—Consolidated Entities—See Net results of Consolidated Entities below.

Total Expenses

        Employee compensation and benefits—The increase primarily relates to contractual fee sharing arrangements which required the Company to pay certain former employees a portion of incentive fees collected on CLOs acquired from Columbus Nova Credit Investments Management, LLC ("CNCIM"). During the first quarter of 2016, we received higher incentive fees on such CLOs.

        Share based compensation—During the first quarter of 2016, we expensed a full quarter of amortization on RSUs granted since the second quarter of 2015 partially offset by the reduction of RSU and option amortization expense from awards that have fully vested since the second quarter of 2015.

        Depreciation and amortization—In 2016, we had lower amortization expense from intangible assets as certain management contracts were either impaired or fully amortized in the prior year.

        Corporate Interest Expense—Current year increase in corporate interest expense is related to (i) the issuance of $40.0 million in aggregate principal amount of 8.5% unsecured senior notes in November 2015 and (ii) the increase in interest on the March Junior Subordinated Notes from an annual rate of 1% to LIBOR plus 2.58% in April 2015.

        Consolidated Entities—Expenses—See Net results of Consolidated Entities below.

        Consolidated Entities—Interest Expense—See Net results of Consolidated Entities below.

Net other income (expense) and gain (loss)

        Net gain (loss) on investment—Net gain (loss) on investment includes the unrealized appreciation or depreciation and realized gains and losses on the investments in CLOs, warehouses and credit funds which we are not required to be consolidated. In general, the decrease primarily related to a lower increase in market value of loans and CLO securities compared to the same period in the prior year. See Non-GAAP Measures section for further discussion.

        Consolidated Entities—Net gain (loss) on liabilities—See Net results of Consolidated Entities below.

        Consolidated Entities—Net gain (loss) on other investments and derivatives —See Net results of Consolidated Entities below.

        Income tax expense/benefit—As a result of the Reorganization Transaction, investment income earned by CIFC is not subject to tax at the entity level. The difference between the statutory tax rate and the effective tax rate, as well as the change in the effective tax rate compared to the prior year was primarily attributable to the Reorganization Transaction and to income/(losses) from non-controlling interests of Consolidated VIEs. The income/(losses) from non-controlling interests of Consolidated VIEs are included in book income/(loss) before income taxes but are not taxable income/(loss) to CIFC.

        Net results of Consolidated Entities—During the three months ended March 31, 2016, the Company consolidated two credit funds and two CLOs. During the three months ended March 31, 2015, the Company consolidated two credit funds, one CLO and two warehouses. As such, balances in the prior year included the operating results of one additional consolidated entity than in the current year.

ENI and Deconsolidated Non-GAAP Statements (Non-GAAP Measures)

ENI and ENI EBITDA

        ENI and ENI after taxes are non-GAAP financial measures of profitability which management uses in addition to GAAP Net income (loss) attributable to CIFC LLC to measure the performance of our core business (excluding non-core products). We believe ENI and ENI after taxes reflect the nature and substance of the business, the economic results achieved by management fee revenues from the management of client funds and earnings on our investments. ENI represents GAAP Net income (loss) attributable to CIFC LLC excluding (i) current and deferred income taxes, (ii) merger and acquisition related items including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organizational expenses and (vi) certain other items as detailed. ENI after taxes equals ENI less current taxes.

        ENI EBITDA is also a non-GAAP financial measure that management considers, in addition to GAAP Net income (loss) attributable to CIFC LLC, to evaluate our core performance. ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

        ENI and ENI EBITDA may not be comparable to similar measures presented by other companies, as they are non-GAAP financial measures that are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, ENI and ENI EBITDA should be considered an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

        The following table presents our components of ENI for the three months ended March 31, 2016 and 2015(1):

	For the Three Months Ended March 31,		2016 vs. 2015
	2016	2015	Change	% Change
	(in thousands, except per share amounts)
Adjusted revenues
Senior Fees from CLOs	$5,940	$5,792	$148	3%
Subordinated Fees from CLOs	8,002	9,169	(1,167)	(13)%
Management Fees from Non-CLO products	1,186	861	325	38%

Total management Fees	15,128	15,822	(694)	(4)%
Incentive Fees	4,282	4,000	282	7%
Net investment income(2)	4,894	6,107	(1,213)	(20)%

Total adjusted net revenues	24,304	25,929	(1,625)	(6)%
Adjusted expenses
Employee compensation and benefits	8,030	8,284	(254)	(3)%
Share-based compensation	2,407	1,676	731	44%
Professional services	2,013	1,851	162	9%
General and administrative expenses	2,516	2,183	333	15%
Depreciation and amortization	364	333	31	9%
Corporate interest expense	1,957	494	1,463	296%

Total adjusted expenses	17,287	14,821	2,466	17%

ENI	$7,017	$11,108	$(4,091)	(37)%

Less: Income tax (expense) benefit—current	37	(3,236)	3,273	(101)%

ENI after taxes	7,054	7,872	(818)	(10)%

ENI	$7,017	$11,108	$(4,091)	(37)%
Add: Corporate interest expense	1,957	494	1,463	296%
Add: Depreciation of fixed assets	364	333	31	9%

ENI EBITDA	$9,338	$11,935	$(2,597)	(22)%

ENI after taxes per share—basic(3)	$0.28	$0.31	$(0.03)	(10)%
ENI after taxes per share—diluted(3)	$0.27	$0.30	$(0.03)	(10)%

Explanatory Notes:

(1)
Amounts in this table can be derived by taking the deconsolidated non-GAAP Statement of Operations and adjusting balances using the ENI reconciliation.

(2)
Net investment income for the respective periods include:

	For the Three Months Ended March 31,		2016 vs. 2015
	2016	2015	Change	% Change
	(in thousands)
Interest income	$4,771	$2,011	$2,760	137%
Realized gains (losses)	(2,463)	2,281	(4,744)	(208)%
Unrealized gains (losses)	2,586	1,815	771	42%

Net investment income	$4,894	$6,107	$(1,213)	(20)%

(3)
GAAP weighted average shares outstanding is used as ENI weighted average shares outstanding. Earnings per share basic and diluted has been calculated assuming that the Dissenting Shares are outstanding. Excluding the Dissenting Shares, total ENI weighted average shares basic and diluted for the three months ended March 31, 2016 will be 23,328,479 and 23,783,188, respectively, and ENI after taxes per share basic and diluted would be $0.30. See ("Interim Financial Information (Unaudited)—(Note 10 and 16)."

For the three months ended March 31, 2016 and 2015:

        Adjusted net revenues—Quarter over quarter subordinated management fees decreased by $1.2 million, or 13%, as a result of run-off in AUM of certain legacy CLOs, which had higher subordinated fees compared to Post 2011 CLOs. Further, Net investment income also decreased by $1.2 million, or 20%, primarily related to a lower increase in the market value of loans and CLO securities compared to the same period in the prior year.

        Adjusted expenses—Total adjusted expenses increased by $2.5 million, or 17%, primarily due to increases in adjusted Corporate interest expense and adjusted Share-based compensation.

        Adjusted corporate interest expense—Current year increase in adjusted Corporate interest expense is related to (i) the issuance of $40.0 million in aggregate principal amount of 8.5% unsecured senior notes in November of 2015 and (ii) the increase in interest on the March Junior Subordinated Notes from an annual rate of 1% to LIBOR plus 2.58% in April 2015.

        Adjusted share based compensation—Total adjusted Share based compensation increased in the current quarter as we recognized a full year of amortization on equity awards granted since the second quarter of 2015 partially offset by the reduction of RSU and option amortization expense from awards that have fully vested since the second quarter of 2015.

        The following is a reconciliation of GAAP Net income (loss) attributable to CIFC LLC to ENI:

	For the Three Months Ended March 31,
	2016	2015
	(in thousands)
GAAP Net income (loss) attributable to CIFC LLC	$4,505	$5,428
Reconciling and other items:
Income tax expense—deferred & current	1,278	3,087
Amortization and impairment of intangibles	1,463	2,357
Management fee sharing arrangements(1)	(2,003)	(1,839)
Net (gain)/loss on contingent liabilities and other	364	713
Employee compensation costs(2)	1,458	284
Management fees attributable to non-core funds	(108)	(173)
Other(3)	60	1,251

Total reconciling and other items	2,512	5,680

ENI	7,017	11,108

Less: Income tax (expense) benefit—current	37	(3,236)

ENI after taxes	$7,054	$7,872

ENI	7,017	11,108
Add: Corporate interest expense	1,957	494
Add: Depreciation of fixed assets	364	333

ENI EBITDA	$9,338	$11,935

Explanatory Notes:

(1)
We share management fees on certain of the acquired CLOs we manage (shared with the party that sold the funds to CIFC, or an affiliate thereof). Management fees are presented on a gross basis for GAAP and on a net basis for ENI.

(2)
Employee compensation and benefits has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent and sharing of incentive fees with certain former employees established in connection with our acquisition of certain CLOs from CNCIM.

(3)
In 2016, other represents certain professional services. In 2015, other represents fund set up expenses, which are written-off upfront for GAAP purposes and are amortized over the life of the fund for Non-GAAP ENI, and certain professional services.

Deconsolidated Non-GAAP Statements

        The Deconsolidated Non-GAAP Statements represent the Consolidated GAAP statements adjusted to eliminate the impact of the Consolidated Entities. On the Consolidated Statement of Operations, we have reclassified the sum of Net results of Consolidated Entities, Net (income) loss attributable to noncontrolling interests in Consolidated Entities and Net gain (loss) on investments to the Deconsolidated Non-GAAP line items that represent its characteristics: management fees and incentive fees, and interest income. On the Balance Sheets, we have excluded amounts related to all consolidated entities. Management uses these Non-GAAP statements in addition to Consolidated GAAP Statements to measure the performance of our core asset management business.

        The following table presents the reconciliation from GAAP to Deconsolidated Non-GAAP Statement of Operations for the three months ended March 31, 2016 and 2015:

	For the Three Months Ended March 31,
	2016			2015
(In thousands)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Revenues
Management and incentive fees	$19,815	$1,706	$21,521	$21,614	$220	$21,834
Interest income/Net investment income	933	3,961	4,894	2,607	2,438	5,045
Interest income—Consolidated Entities	18,990	(18,990)	—	2,756	(2,756)	—

Total net revenues	39,738	(13,323)	26,415	26,977	(98)	26,879

Expenses
Employee compensation and benefits	9,514	—	9,514	8,564	—	8,564
Share-based compensation	2,381	—	2,381	1,680	—	1,680
Professional services	2,072	—	2,072	1,926	—	1,926
General and administrative expenses	2,517	—	2,517	2,297	—	2,297
Depreciation and amortization	1,296	—	1,296	2,409	—	2,409
Impairment of intangible assets	531	—	531	281	—	281
Corporate interest expense	1,957	—	1,957	494	—	494
Expenses—Consolidated Entities	388	(388)	—	1,268	(1,268)	—
Interest expense—Consolidated Entities	8,420	(8,420)	—	744	(744)	—

Total expenses	29,076	(8,808)	20,268	19,663	(2,012)	17,651

Other Gain (Loss)
Net gain (loss) on investments	271	(271)	—	1,193	(1,193)	—
Net gain (loss) on contingent liabilities	(364)	—	(364)	(713)	—	(713)
Net gain (loss) on investments—Consolidated Entities	2,600	(2,600)	—	2,797	(2,797)	—
Net gain (loss) on liabilities—Consolidated Entities	(7,384)	7,684	—	(2,260)	2,260	—
Net gain (loss) on other investments and derivatives—Consolidated Entities	—	—	—	438	(438)	—

Net other gain (loss)	(4,877)	4,513	(364)	1,455	(2,168)	(713)

Income (loss) before income taxes	5,785	(2)	5,783	8,769	(254)	8,515
Income tax (expense) benefit	(1,278)	—	(1,278)	(3,087)	—	(3,087)

Net income (loss)	4,507	(2)	4,505	5,682	(254)	5,428
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(2)	(2)	—	(254)	254	—

Net income (loss) attributable to CIFC LLC	$4,505	$—	$4,505	$5,428	$—	$5,428

        The following table presents the reconciliation from GAAP to Deconsolidated Non-GAAP Balance Sheets as of March 31, 2016 and 2015:

	March 31, 2016			December 31, 2015
(In thousands)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
ASSETS
Cash and cash equivalents	$52,011	$—	$52,011	$57,968	$—	$57,968
Restricted cash and cash equivalents	1,604	—	1,694	1,694	—	1,694
Investments	77,347	81,823	159,170	70,696	81,752	152,448
Receivables	8,925	55	8,980	7,075	(62)	7,013
Prepaid and other assets	2,817	463	3,280	1,973	666	2,639
Deferred tax asset, net	43,110	—	43,110	44,425	—	44,425
Equipment and improvements, net	4,562	—	4,562	4,866	—	4,866
Intangible assets, net	5,393	—	5,393	6,857	—	6,857
Goodwill	76,000	—	76,000	76,000	—	76,000

Subtotal	271,859	82,341	354,200	271,554	82,356	353,910
Total assets of Consolidated Entities	1,456,220	(1,456,220)	—	1,475,649	(1,475,649)	—

TOTAL ASSETS	$1,728,079	$(1,373,879)	$354,200	$1,747,203	$(1,393,293)	$353,910

LIABILITIES
Due to brokers	$—	$—	$—	$61	$—	$61
Distribution payable	8,670	—	8,670	—	—	—
Accrued and other liabilities	12,451	—	12,451	18,397	—	18,397
Contingent liabilities	8,142	—	8,142	8,338	—	8,338
Long-term debt	156,237	—	156,237	156,161	—	156,161

Subtotal	185,500	—	185,500	182,957	—	182,957
Total non-recourse liabilities of Consolidated Entities	1,366,111	(1,366,111)	—	1,385,444	(1,385,444)	—

TOTAL LIABILITIES	1,551,611	(1,366,111)	185,500	1,568,401	(1,385,444)	182,957
EQUITY
Common shares	25	—	25	25	—	25
Treasury shares	(435)	—	(435)	—	—	—
Additional paid-in capital	994,766	—	994,766	992,419	—	992,419
Retained earnings (deficit)	(825,656)	—	(825,656)	(821,491)	—	(821,491)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	168,700	—	168,700	170,953	—	170,953
Noncontrolling interests in Consolidated Funds	7,768	(7,768)	—	7,849	(7,849)	—

TOTAL EQUITY.	176,468	(7,768)	168,700	178,802	(7,849)	170,953

TOTAL LIABILITIES AND EQUITY	$1,728,079	$(1,373,879)	$354,200	$1,747,203	$(1,393,293)	$353,910

Liquidity and Capital Resources

        Our operating cash flows are composed of revenues from management fees, incentive fees and investment income net of compensation expense, general and administrative expense and income taxes. During the three months ended March 31, 2016, our primary use of cash included $5.1 million of net investments, primarily in CLO equity and debt. As of March 31, 2016, we held total Deconsolidated Non-GAAP cash and investments of $211.2 million composed of cash of $52.0 million and investments of $159.2 million with no debt maturing until October 2025.

        During the three months ended March 31, 2016, we also paid down contingent liabilities (related to fee sharing arrangements) of $1.0 million and repurchased shares for $0.4 million.

        The table below is a reconciliation of selected cash flows data for the three months ended March 31, 2016 from GAAP to Non-GAAP:

	For the Three Months Ended March 31, 2016
(In thousands)	GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Cash and Cash Equivalents, Beginning	$57,968	$—	$57,968
Net cash provided by/(used in) Operating Activities	(7,237)	7,898	661
Net cash provided by/(used in) Investing Activities	6,943	(12,092)	(5,149)
Net cash provided by/(used in) Financing Activities	(5,663)	4,194	(1,469)

Net change in Cash and Cash Equivalents	(5,957)	—	(5,957)

Cash and Cash Equivalents, End	$52,011	$—	$52,011

        Our investments as of March 31, 2016 and December 31, 2015 are as follows ($ in thousands):

Non-GAAP(1)	March 31, 2016	December 31, 2015	Change
CIFC Managed CLO Equity (Residual Interests)	$63,270	$53,912	$9,358
Fund Coinvestments	41,969	41,401	568
CLO Debt	28,739	32,140	(3,401)
Other(2)	25,192	24,946	246

Total	$159,170	$152,399	$6,771

Explanatory Notes:

(1)
Pursuant to GAAP, investments in consolidated CLOs, warehouses and certain Non-CLO products are eliminated from "Investments" on our Consolidated Balance Sheets.

(2)
Primarily includes investment in CIFC's Tactical Income Fund, which may be redeemed with 60 days' notice on the last day of each calendar quarter.

Other Sources and Uses of Funds

        Long-Term Debt—The following table summarizes the long-term debt:

	March 31, 2016				December 31, 2015
	Par	Carrying Value	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity	Par	Carrying Value	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
	(In thousands)			(In years)	(In thousands)			(In years)
Recourse Debt:
March Junior Subordinated Notes(1)	$95,000	$93,476	3.20%	19.6	$95,000	$93,456	2.90%	19.8
October Junior Subordinated Notes(2)	25,000	24,806	4.12%	19.6	25,000	24,803	3.82%	19.8
Senior Notes(3)	40,000	37,955	8.50%	9.6	40,000	37,902	8.50%	9.8

Total Recourse Debt	$160,000	$156,237	4.67%	17.1	$160,000	$156,161	4.44%	17.3
Non-Recourse Consolidated Entities' debt:
Consolidated CLOs and Other(4)	$1,360,725	$1,312,058	0.03%	9.0	$1,385,226	$1,308,558	0.02%	9.1

Total Non-recourse Debt	$1,360,725	$1,312,058	0.03%	9.0	$1,385,226	$1,308,558	0.02%	9.1

Explanatory Notes:

(1)
March Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 2.58% until maturity on October 30, 2035. Prior to April 30, 2015, these notes bore interest at an annual rate of 1%.

(2)
October Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 3.50% and mature on October 30, 2035.

(3)
The Senior Notes bear interest at 8.5% and mature on October 30, 2025. As of January 1, 2016, the Company temporarily did not meet certain registration requirements under the indenture (and associated agreements) and incurred additional interest of 25 basis points per annum for the period ended March 31, 2016. Each 90 days thereafter interest will increase by 25 basis points (capped at 1% per annum) until cured. The Company has cured these conditions and expects the additional interest to end in July 2016.

(4)
The subordinated notes of the Consolidated CLOs do not have a stated interest rate and have been excluded from the calculation of the weighted average borrowing rate. As of March 31, 2016 and December 31, 2015, long-term debt of the Consolidated CLOs and other includes $151.7 million and $153.1 million of credit fund debt, respectively.

        Covenants—Junior Subordinated Notes—The Junior Subordinated Notes contain certain restrictive covenants including a restricted payments covenant that restricts our ability to make distributions in respect of our equity securities, subject to a number of exceptions and conditions. These covenants also limit CIFC Corp.'s ability to make distributions to its related parties, including CIFC LLC.

        Covenants—Senior Notes—On November 2, 2015, CIFC Corp. issued $40.0 million in old notes guaranteed by CIFC LLC and certain subsidiaries. Under the terms of the related indenture, certain consolidated entities such as consolidated CLOs, Warehouses and Funds ("Investment Vehicles") do not guarantee the notes. Further, the indenture provides that so long as entities holding at least 90% of the Company's consolidated total assets are guarantors, the Company may designate entities within its corporate structure as non-guarantor entities ("Unrestricted Entities" and together with Investment Vehicles, "Non-Guarantor"). The Senior Notes indenture contains certain restrictive covenants including a restricted payments covenant that restricts the Company's ability to make distributions in respect of our equity securities, subject to a number of exceptions and conditions.

        Consolidated VIEs—Although we consolidate all the assets and liabilities of the Consolidated VIEs (including the Consolidated CLOs, warehouses and other investment products), our maximum exposure to loss is limited to our investments and beneficial interests in the Consolidated VIEs and the receivables of management fees from the Consolidated VIEs. All of these items are eliminated upon consolidation. The assets of each of the Consolidated VIEs are administered by the trustee of each fund solely as collateral to satisfy the obligations of the Consolidated VIEs. If we were to liquidate, the assets of the Consolidated VIEs would not be available to our general creditors, and, as a result, we do not consider them our assets. Additionally, the investors in the debt and residual interests of the Consolidated VIEs have no recourse to our general assets. Therefore, this debt is not our obligation.

Related Party Transactions

        DFR Holdings—As of March 31, 2016 and December 31, 2015, DFR Holdings owned approximately 18.8 million of our shares which was approximately 74% of our outstanding shares and 70% on a fully diluted basis (in each case including the Dissenting Shares ("Interim Financial Information (Unaudited)—Note 10" and "Subsequent Events" below). Accordingly, DFR Holdings received cash distributions from us (see "Interim Financial Information (Unaudited)—Note 10"). DFR Holdings also holds warrants which provide DFR Holdings the right to purchase 2.0 million voting common shares. These warrants are scheduled to expire on January 24, 2017.

        Under the Company's consulting agreement with DFR Holdings, DFR Holdings provides CIFC with ongoing advisory services such as the participation in financial, tax and strategic planning/budgeting, investor interface, new product initiatives, fund raising and recruiting. During both the three months ended March 31, 2016 and 2015, the Company paid 2.0 million and expensed $0.5 million in connection with the consulting agreement.

        In addition, pursuant to the Third Amended and Restated Stockholders Agreement with DFR Holdings dated December 2, 2013, the Company agreed to nominate to the Board six directors designated by DFR Holdings (the "DFR Designees"). The number of directors that can be designated by DFR Holdings will be reduced in the event that DFR Holdings decreases its ownership (on a diluted basis) in CIFC. If DFR Holdings' ownership falls below 5%, it will lose the right to designate any director. During both the three months ended March 31, 2016 and 2015, the DFR Designees earned an aggregate $0.2 million related to their service as our directors.

        Other—As of March 31, 2016 and December 31, 2015, a board member held $1.0 million of income notes in one of the Company's sponsored CLOs, CLFC Funding 2013-II, Ltd. through an entity in which he is a 50% equity holder.

        Funds—All CIFC general partner investments in credit funds are related party transactions ("Interim Financial Information (Unaudited)—Note 2"). As of March 31, 2016 and December 31, 2015, key employees and directors of CIFC (including related entities) invested an aggregate of $4.7 million in four CIFC managed funds. Key employees are not charged management or incentive fees, where applicable on their investment. Directors were charged management and/or incentive fees, where applicable, similar to certain other investors. For all periods presented in 2016 and 2015, these fees were de minimis.

Off-Balance Sheet Arrangements

        As of March 31, 2016 and December 31, 2015, we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, special purpose or VIEs, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of March 31, 2016 and 2015, we did not guarantee any obligations of unconsolidated entities, enter into any commitments or express intent to provide additional funding to any such entities.

Subsequent Events

        Subsequent to quarter end, our Board declared an aggregate cash distribution of $0.25 per share, composed of a $0.10 per share quarterly distribution and a $0.15 per share special distribution. The distribution was paid on May 24, 2016 to shareholders of record as of the close of business on May 17, 2016.

        On April 28, 2016, the Dissenting Shareholders filed an appraisal petition with the Delaware Court. The Dissenting Shareholders may (i) be paid the fair value of the Dissenting Shares as determined by the Delaware Courts or (ii) settle upon terms agreed to by the parties.

Critical Accounting Policies and Estimates

        The preparation of financial statements in accordance with GAAP requires management to make estimates and judgments in certain circumstances that affect amounts reported as assets, liabilities, revenues and expenses. We have established detailed policies and control procedures intended to ensure that valuation methods, including any judgments made as part of such methods, are well controlled, reviewed and applied consistently from period to period. We base our estimates on corporate and industry experience and various other assumptions that we believe to be appropriate under the circumstances.

        A summary of our critical accounting estimates is included in our 2015 Annual Report, in Management's Discussion and Analysis of Financial Condition. There have been no significant changes to our critical accounting estimates as of March 31, 2016.

Recent Accounting Updates

        For a discussion of the impact of new accounting pronouncements on our financial condition or results of operations, see "Interim Financial Information (Unaudited)—Note 3" of the Notes to the Condensed Consolidated Financial Statements.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2015

        The statements in this discussion regarding the industry outlook and our expectations regarding the future performance of our business and the other non-historical statements are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in Cautionary Note Regarding Forward-Looking Statements and Risk Factors beginning on page 17. You should read the following discussion together with our consolidated financial statements and notes thereto included in "Financial Statements and Supplementary Data (Audited)" beginning on page F-36.

Overview

        On December 31, 2015, we entered into a series of transactions (referred to as the "PTP Conversion" or "Reorganization Transaction") to become a subsidiary of CIFC LLC, a publicly traded limited liability company. CIFC LLC (together with its subsidiaries, "CIFC," "we" or "us") is a Delaware limited liability company headquartered in New York City. We are a private debt manager specializing in secured U.S. corporate loan strategies. Our primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of investors around the world.

        Fee Earning AUM refers to principal balance, net asset value or value of assets managed by us on which we earn management and/or incentive fees. Our AUM is primarily comprised of CLOs. In addition, we manage non-CLO products (together with CLOs, "Funds"). We manage these credit products through opportunistic investment strategies where we seek to generate current income and/or capital appreciation, primarily through SSCLs and, to a lesser extent, other investments. We also manage CDOs, which we do not expect to issue in the future.

        We have three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally based on a percentage of AUM of the Funds. Incentive fees are earned based on the performance of the Funds. Investment income represents interest income and realized/unrealized gains and losses on investments in the products sponsored by us and third parties.

        As of December 31, 2015, DFR Holdings owned approximately 74% of the Company's outstanding shares (approximately 70% on a fully diluted basis).

Recent Developments

        On December 31, 2015, we completed a series of transactions to change our top-level form of organization from a corporation to a limited liability company that is taxed as a partnership rather than a corporation for U.S. Federal income tax purposes, which allows us to minimize entity-level taxation on investment income. This tax efficiency may enable us to increase distributions to shareholders and/or investment in our business. As part of the Reorganization Transaction, CIFC Corp. distributed ownership of certain of its subsidiary entities holding certain investment assets to CIFC LLC and retained non-voting Series A Preferred Units ("Preferred Units") issued by certain wholly-owned subsidiaries of CIFC LLC (see Related Party Transactions below).

        Each share of common stock of CIFC Corp. outstanding immediately prior to the Reorganization Transaction was converted into the right to receive one common share representing a limited liability company interest in CIFC LLC. Further, CIFC LLC assumed all obligations under the CIFC Corp. 2011 Stock Option and Incentive Plan (the "Stock Incentive Plan"). All the terms and conditions that were in effect immediately prior to the Reorganization Transaction under each outstanding equity award assumed by CIFC LLC will continue in full force and effect after the Reorganization

Transaction, except that the interests issuable under each such award will be common shares of CIFC LLC instead of common stock of CIFC Corp.

        CIFC Corp. remains the issuer and primary obligor of our junior subordinated notes and the old notes (see below). Further, CIFC LLC and certain other subsidiaries of CIFC LLC have provided full and unconditional guarantees of the obligations of CIFC Corp. under the Junior Subordinated Notes and the Senior Notes.

Executive Overview

        The past year proved to be the most challenging for the leveraged credit market since the end of the financial crisis. Commodity prices came under pressure over the summer and risk assets sold off starting in August. The U.S. High Yield Market was down 5% and the U.S. Corporate Loan market recorded its first negative total return since 2008.

        Our balance sheet investments in CIFC-managed funds outperformed their respective benchmarks. Both the Senior Secured Corporate Loan Fund and the Tactical Income Fund produced positive returns vis-à-vis losses in both the CS Loan Index and the LSTA Loan Index. The pronounced weakness in the CLO market led to a decline in mark-to-market valuation of our balance sheet CLO investments. Consequently, net investment income dropped to $1.9 million compared with $14.1 million in 2014. Excluding investment income, we increased ENI EBITDA by $7.2 million or 26% year-over-year.

        In 2015, we were successful in sponsoring five new CLOs for a combined AUM of $2.6 billion. Strong equity sponsorship allowed us to issue all five transactions on a non-risk retention compliant basis. We are well capitalized to issue risk retention compliant CLOs. We successfully completed a 10-year $40 million senior unsecured bond offering in the fourth quarter to further bolster our capacity to invest in risk retention compliant CLOs. We have $210.4 million of cash and investments on our balance sheet, most of which will be available for risk retention compliance over the next three years.

        Our total return corporate credit loan business has outperformed the various leveraged loan indices (S&P LSTA, CS LL & JPM LL) since inception, for three consecutive years. We successfully launched three new funds, including our first white-labeled loan funds in Korea and Switzerland. The AUM of our credit fund platform now exceeds $1.0 billion. Our loan portfolios continue to perform well and defaults continue to be substantially lower compared to the loan indices. We have maintained our rigorous underwriting process and actively managed risk across well-diversified portfolios. We first started to cut our energy exposure in late August and early September of 2014 and continue to be defensively positioned. We remain underweight the sector with current exposure below 3%.

        CLO issuance has been slow during the course of the first two months of 2016. Forecasts from various banks expect market conditions to improve in the second half of the year. We are well positioned to access the market once conditions become more compelling. Loan prepayment rates have slowed significantly. We expect loan prepayment rates to remain lower until CLO new issuance volumes return, increasing the duration of our existing CLO AUM. We are taking advantage of lower loan prices to build par in our 2.0 CLOs. We expect the current investment opportunity to drive improved returns and with that, potentially higher incentive fees on our existing CLOs in the future.

Fee Earning AUM

        Fee Earning AUM or AUM refers to the assets managed by the Company on which we receive management fees and/or incentive fees. Generally, with respect to CLOs, management fees are paid to the Company based on the aggregate collateral balance at par plus principal cash, and with respect to

Non-CLO funds, the value of the assets in such funds. The following table summarizes Fee Earning AUM:

	December 31, 2015		December 31, 2014
(in thousands, except # of Accounts)(1)(2)	Number of Accounts	Fee Earning AUM	Number of Accounts	Fee Earning AUM
Post 2011 CLOs	18	$9,860,519	13	$7,402,986
Legacy CLOs(3)	10	2,559,066	19	4,960,877

Total CLOs	28	12,419,585	32	12,363,863
Credit Funds(4)	12	1,062,712	8	593,456
Other Loan-Based Products(4)	2	573,190	2	719,170

Total Non-CLOs(4)	14	1,635,902	10	1,312,626

Total Loan-Based AUM	42	14,055,487	42	13,676,489
ABS and Corporate Bond CDOs	8	592,798	8	687,555

Total Fee Earning AUM	50	$14,648,285	50	$14,364,044

Explanatory Notes:

(1)
Fee Earning AUM attributable to ABS and Corporate Bond CDO products is expected to continue to decline as these funds run-off per their contractual terms.

(2)
Fee Earning AUM is based on the latest available monthly report issued by the trustee or fund administrator prior to the end of the period, and may not tie back to the Consolidated GAAP financial statements.

(3)
Legacy CLOs represent all managed CLOs issued prior to 2011, including CLOs acquired since 2011 but issued prior to 2011.

(4)
Management fees for Non-CLO products vary by fund and may not be similar to a CLO.

Fee Earning AUM activities are as follows:

	For the Years Ended December 31,
	2015	2014
	(In thousands)
Total loan-based AUM—Beginning Balance	$13,676,489	$12,045,859
CLO New Issuances	2,599,709	3,249,990
CLO Paydowns	(2,521,645)	(1,847,855)
Net Subscriptions to Credit Funds	450,070	206,918
Net Redemptions from Other Loan-Based Products	(145,980)	(26,625)
Other(1)	(3,156)	48,202

Total loan-based AUM—Ending Balance	14,055,487	13,676,489
Total CDOs—Ending Balance	592,798	687,555

Total Fee Earning AUM—Ending Balance	$14,648,285	$14,364,044

Explanatory Note:

(1)
Includes changes in collateral balances of CLOs between periods and market value or portfolio value changes in certain Non-CLO products.

        During the year ended December 31, 2015, we sponsored the issuance of five new CLOs, launched four new funds and increased subscriptions to existing funds for an aggregate of $3.0 billion of new Fee Earning AUM. All CDOs and certain CLOs we manage have passed their reinvestment periods (see table below). Therefore, proceeds from paydowns are required to repay the CLO's or CDO's liabilities. As expected, AUM on these CLOs and CDOs continued to decline during the year ended December 31, 2015. In addition, 9 CLOs were called during 2015, which generated additional incentive fees. This, along with redemptions from other loan-based products, reduced AUM by $2.7 billion, resulting in an overall net increase in AUM of $0.3 billion.

Loan-based AUM

        Since 2012, the Company has raised $11.4 billion of new AUM through organic growth, which has more than offset the run-off from Legacy CLOs (including acquired CLOs). Our Legacy CLO AUM of $2.6 billion is less than a fifth of our total CLO AUM of $12.4 billion and we anticipate it will run off over the next three years.

        The structure of the CLOs we manage affects the management fees paid to us. The following table summarizes select details of the structure of each of the CLOs we manage:

	Issuance Date	December 31, 2015 Fee Earning AUM	First Optional Call Date(1)	Termination of Reinvestment Period(2)	Maturity Year(3)
	Month/Year	(In thousands)	Month/Year
Post 2011 CLOs
CIFC Funding 2011-I, Ltd.	01/12	$260,369	01/14	01/15	2023
CIFC Funding 2012-I, Ltd.	07/12	453,419	08/14	08/16	2024
CIFC Funding 2012-II, Ltd.	11/12	733,102	12/14	12/16	2024
CIFC Funding 2012-III, Ltd.	01/13	504,219	01/15	01/17	2025
CIFC Funding 2013-I, Ltd.	03/13	504,428	04/15	04/17	2025
CIFC Funding 2013-II, Ltd.	06/13	625,620	07/15	07/17	2025
CIFC Funding 2013-III, Ltd.	09/13	401,404	10/15	10/17	2025
CIFC Funding 2013-IV, Ltd.	11/13	505,347	11/15	11/17	2024
CIFC Funding 2014, Ltd.	03/14	603,143	04/16	04/18	2025
CIFC Funding 2014-II, Ltd.	05/14	806,718	05/16	05/18	2026
CIFC Funding 2014-III, Ltd.	07/14	703,249	07/16	07/18	2026
CIFC Funding 2014-IV, Ltd.	09/14	602,337	10/16	10/18	2026
CIFC Funding 2014-V, Ltd.	12/14	553,542	10/16	01/19	2027
CIFC Funding 2015-I, Ltd.	03/15	601,110	09/16	04/19	2027
CIFC Funding 2015-II, Ltd.	05/15	500,808	10/16	04/19	2027
CIFC Funding 2015-III, Ltd.	07/15	501,229	10/17	10/19	2027
CIFC Funding 2015-IV, Ltd.	09/15	501,172	10/18	10/20	2027
CIFC Funding 2015-V, Ltd.	11/15	499,303	04/18	04/20	2027

Total Post 2011 CLOs		9,860,519
Legacy CLOs
Bridgeport CLO Ltd.	06/06	254,273	10/09	07/13	2020
Burr Ridge CLO Plus Ltd.	12/06	177,195	06/12	03/13	2023
CIFC Funding 2006-II, Ltd.	12/06	172,383	03/11	03/13	2021
CIFC Funding 2007-I, Ltd.	02/07	189,315	05/11	11/13	2021
CIFC Funding 2007-II, Ltd.	03/07	335,308	04/11	04/14	2021
Schiller Park CLO Ltd.	05/07	261,432	07/11	04/13	2021
Bridgeport CLO II Ltd.	06/07	360,660	12/10	09/14	2021
CIFC Funding 2007-III, Ltd.	07/07	270,228	07/10	07/14	2021
Primus CLO II, Ltd.	07/07	232,930	10/11	07/14	2021
Columbus Nova 2007-II, Ltd.	11/07	305,342	10/10	10/14	2021

Total Legacy CLOs		2,559,066

Total CLOs		$12,419,585

Explanatory Notes:

(1)
CLOs are generally callable by equity holders (or the subordinated note holders of the CLO) once per quarter beginning on the "first optional call date" and subject to satisfaction of certain conditions.

(2)
Termination of reinvestment period refers to the date after which we can no longer use certain principal collections to purchase additional collateral, and such collections are instead used to repay the outstanding amounts of certain debt securities issued by the CLO.

(3)
Represents the contractual maturity of the CLO. Generally, the actual maturity of the deal is expected to occur before the contractual maturity.

Results of Consolidated Operations

        The Consolidated Financial Statements include the financial statements of our wholly-owned subsidiaries, Consolidated Funds and VIEs for which we are deemed to be the primary beneficiary (together with the Consolidated Funds, the "Consolidated Entities"). Consolidated VIEs includes certain CLOs and warehouses we manage.

        In February 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810)—Amendments to the Consolidation Analysis ("ASU 2015-02"). The amendments changed the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. We elected to early adopt this guidance on a modified retroactive basis (as of January 1, 2015) ("Financial Statements and Supplementary Data (Audited)"—Note 3). The adoption of ASU 2015-02 resulted in the deconsolidation of 30 CLOs and the Senior Secured Corporate Loan Fund on a modified retrospective basis on January 1, 2015. As of December 31, 2015 the Company consolidated 2 CLOs and 2 credit funds. Year over year, our Consolidated Statements of Operations will not be comparative for certain individual line items.

        The following table presents our comparative Consolidated Statements of Operations for the years ended December 31, 2015 and 2014:

	CIFC LLC				CIFC Corp.
	For the Year Ended December 31,		2015 vs. 2014		For the Year Ended December 31,		2015 vs. 2014
	2015	2014	Change	%	2015	2014	Change	%
	(In thousands, except share and per share amounts)

Revenues
Management and incentive fees	$92,079	$4,868	$87,211	n/m	$92,079	$4,868	$87,211	n/m
Interest income from investments	5,333	790	4,543	n/m	5,333	790	4,543	n/m
Interest income—Consolidated Entities	25,106	517,252	(492,146)	n/m	25,106	517,252	(492,146)	n/m

Total net revenues	122,518	522,910	(400,392)	n/m	122,518	522,910	(400,392)	n/m
Expenses
Employee compensation and benefits	32,027	28,805	3,222	11%	32,027	28,805	3,222	11%
Share-based compensation	5,550	2,692	2,858	106%	5,550	2,692	2,858	106%
Professional services	9,935	7,259	2,676	37%	9,885	7,259	2,626	36%
General and administrative expenses	9,922	10,686	(764)	(7)%	9,922	10,686	(764)	(7)%
Depreciation and amortization	7,777	11,421	(3,644)	(32)%	7,777	11,421	(3,644)	(32)%
Impairment of intangible assets	1,828	—	1,828	100%	1,828	—	1,828	100%
Corporate interest expense	3,808	4,236	(428)	(10)%	3,808	4,236	(428)	(10)%
Expenses—Consolidated Entities	10,774	40,074	(29,300)	n/m	10,774	40,074	(29,300)	n/m
Interest expense—Consolidated Entities	9,904	171,931	(162,027)	n/m	9,904	171,931	(162,027)	n/m

Total expenses	91,525	277,104	(185,579)	(67)%	91,475	277,104	(185,629)	(67)%
Other Gain (Loss)
Net gain (loss) on investments	(4,181)	2,474	(6,655)	n/m	(4,181)	2,474	(6,655)	n/m
Net gain (loss) on contingent liabilities	(2,210)	(2,932)	722	(25)%	(2,210)	(2,932)	722	(25)%
Net gain (loss) on investments—Consolidated Entities	(26,114)	(228,777)	202,663	n/m	(26,114)	(228,777)	202,663	n/m
Net gain (loss) on liabilities—Consolidated Entities	24,746	(8,996)	33,742	n/m	24,746	(8,996)	33,742	n/m
Net gain (loss) on other investments and derivatives—Consolidated Entities	2,970	2,031	939	n/m	2,970	2,031	939	n/m
Net gain on the sale of management contract	—	229	(229)	(100)%	—	229	(229)	(100)%

Net other gain (loss)	(4,789)	(235,971)	231,182	n/m	(4,789)	(235,971)	231,182	n/m
Income (loss) before income taxes	26,204	9,835	16,369	n/m	26,254	9,835	16,419	n/m
Income tax (expense) benefit	(25,239)	(22,158)	(3,081)	14%	(25,239)	(22,158)	(3,081)	14%

Net income (loss)	965	(12,323)	13,288	n/m	1,015	(12,323)	13,338	n/m
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(631)	20,704	(21,335)	n/m	(631)	20,704	(21,335)	n/m

Net income (loss) attributable to the Company	$334	$8,381	$(8,047)	n/m	$384	$8,381	$(7,997)	n/m

Earnings (loss) per share:
Basic	$0.01	$0.37	$(0.36)	(97)%	$0.02	$0.37	$(0.35)	(95)%
Diluted	$0.01	$0.35	$(0.34)	(97)%	$0.01	$0.35	$(0.34)	(97)%
Weighted-average number of shares outstanding:
Basic	25,314,696	22,908,846	2,405,850	11%	25,314,696	22,908,846	2,405,850	11%
Diluted	26,414,268	24,167,641	2,246,627	9%	26,414,268	24,167,641	2,246,627	9%
        Total Net Revenues—GAAP net revenues include management and incentive fees from unconsolidated CLOs, CDOs and Non-CLO products and net investment income from investments in unconsolidated entities. Year-over-year total net revenues decreased significantly due to the deconsolidation of 30 CLOs and the Senior Secured Corporate Loan Fund as of January 1, 2015. Prior to the adoption of ASU 2015-02, revenues from these assets were eliminated in consolidation.

Total Expenses

        Employee compensation and benefits—The increase primarily relates to contractual fee sharing arrangements which required the Company to pay certain former employees incentive fees collected on CLOs acquired from Columbus Nova Credit Investments Management, LLC ("CNCIM"). During 2015, we received higher incentive fees on such CLOs. The increase was partially offset by a reduction in incentive-based compensation compared to the prior year.

        Share based compensation—During 2015, we expensed a full year of amortization on 1.3 million of RSUs and 0.4 million of stock options granted during 2014. In addition, in 2015, we recognized additional expenses from the acceleration of vesting terms on certain restricted stock unit awards granted to the Company's Co-Presidents ("Financial Statements and Supplementary Data (Audited)"—Note 12).

        Professional fees—Year over year, professional fees increased primarily in relation to expenses incurred for the Reorganization Transaction and to support the growth and diversification of the business.

        General and administrative expenses—In 2014, we recorded a $0.6 million expense for the settlement of litigation with a former employee.

        Depreciation and amortization—In 2015, we had lower amortization expense for intangible assets since these management contracts were either impaired or written off in the prior year.

        Impairments of intangible assets—During the year ended December 31, 2015, we received notice from holders of certain CLOs exercising their right to call those CLOs for redemption. As a result of these calls, we recorded impairment charges of $1.8 million to fully impair intangible assets associated with these management contracts.

        Consolidated Entities—Expenses and Interest Expenses—Year-over-year total expenses from the Consolidated Entities decreased significantly primarily due to the deconsolidation of 30 CLOs and the Senior Secured Corporate Loan Fund as of January 1, 2015. As of December 31, 2015 the Company consolidated 2 CLOs and 2 credit funds and as of December 31, 2014, we consolidated 31 CLOs, 1 warehouse, and 2 credit funds. Prior to the adoption of ASU 2015-02, expenses from these entities were eliminated in consolidation.

        Net other income (expense) and gain (loss)—Subsequent to the adoption of ASU 2015-02, we deconsolidated 30 CLOs and the Senior Secured Corporate Loan Fund on a modified retrospective basis on January 1, 2015. As such, the balances are not comparable year over year.

        Net gain (loss) on investment—Net gain (loss) on investment includes the unrealized appreciation or depreciation and realized gains and losses on the investments in CLOs, warehouses and credit funds which we are not required to consolidate. In general, the decrease primarily related to an increase in unrealized losses as a result of significant declines in the market value of loans and CLO securities compared to the prior year. See Non-GAAP Measures section for further discussion.

        Net (income) loss attributable to noncontrolling interests in Consolidated Entities —Subsequent to the adoption of ASU 2015-02, we deconsolidated 30 CLOs and the Senior Secured Corporate Loan Fund on a modified retrospective basis on January 1, 2015. As such, the balances are not comparable year over year. As of December 31, 2015, we consolidated 2 CLOs and 2 credit funds, and as of December 31, 2014, we consolidated 31 CLOs, 1 warehouse, and 2 credit funds.

        Income tax expense/benefit—The Company's Provision for Taxes for the years ended December 31, 2015 and 2014 was $25.2 million and $22.2 million, respectively. This resulted in an effective tax rate of

96.3% and 225.3%, respectively, based on our Income (loss) before income taxes of $26.2 million and $9.8 million, respectively.

        The primary factor that contributed to the fluctuation in the effective tax rate is that pre-tax book income (loss) includes $0.6 million for 2015 and $(20.7) million for 2014 of income/(loss) from consolidated VIEs and VOEs. Income/(loss) from consolidated VIEs and VOEs is included in the pre-tax income/(loss) but is not included in the calculation of taxable income. The effective tax rate in 2015 and 2014 was impacted by the write-down of deferred tax assets of $6.3 million and $6.4 million, respectively, resulting from tax law changes enacted by New York City in 2015 and New York State in 2014. These tax law changes were effective for tax years beginning on or after January 1, 2015. The 2015 effective tax rate was further impacted by the reversal of the deferred tax assets in connection with the Reorganization Transaction (see "Financial Statements and Supplementary Data (Audited)"—Note 15).

        We expect a reduction in our effective tax rate going forward as the result of the Reorganization Transaction. Inclusion of consolidated VIEs and VOEs in the pretax income/(loss) is expected to continue to impact the effective tax rate for future years.

ENI and Deconsolidated Non-GAAP Statements (Non-GAAP Measures)

ENI and ENI EBITDA

        ENI is a non-GAAP financial measure of profitability which management uses in addition to GAAP Net income (loss) attributable to CIFC LLC to measure the performance of our core business (excluding non-core products). We believe ENI reflects the nature and substance of the business, the economic results driven by management and incentive fee revenues from the management of client funds and earnings on our investments. ENI represents GAAP Net income (loss) attributable to CIFC LLC excluding (i) income taxes, (ii) merger and acquisition related items including fee-sharing arrangements, amortization and impairments of intangible assets and gain (loss) on contingent consideration for earn-outs, (iii) non-cash compensation related to profits interests granted by CIFC Parent Holdings LLC ("CIFC Parent") in June 2011, (iv) revenues attributable to non-core investment products, (v) advances for fund organizational expenses, and (vi) certain other items as detailed.

        ENI EBITDA is also a non-GAAP financial measure that management considers, in addition to GAAP Net income (loss) attributable to CIFC LLC, to evaluate our core performance. ENI EBITDA represents ENI before corporate interest expense and depreciation of fixed assets, a non-cash item.

        ENI and ENI EBITDA may not be comparable to similar measures presented by other companies, as they are non-GAAP financial measures that are not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, ENI and ENI EBITDA should be considered an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

        The following table presents our components of ENI for the years ended December 31, 2015 and 2014(1):

	For the Years Ended December 31,		2015 vs. 2014
	2015	2014	Change	% Change
	(in thousands, except per share amounts)
Adjusted revenues
Senior Fees from CLOs	$24,224	$21,709	$2,515	12%
Subordinated Fees from CLOs	34,359	32,900	1,459	4%
Management Fees from Non-CLO products	3,933	2,705	1,228	45%

Total management Fees	62,516	57,314	5,202	9%
Incentive Fees	22,073	17,358	4,715	27%
Net investment income(2)	1,866	14,139	(12,273)	(87)%

Total adjusted net revenues	86,455	88,811	(2,356)	(3)%
Adjusted expenses
Employee compensation and benefits	26,902	27,308	(406)	(1)%
Share-based compensation	5,348	2,579	2,769	107%
Professional services	7,846	7,259	587	8%
General and administrative expenses	9,807	10,062	(255)	(3)%
Depreciation and amortization	1,387	1,272	115	9%
Corporate interest expense	3,808	4,236	(428)	(10)%

Total adjusted expenses	55,098	52,716	2,382	5%
ENI	$31,357	$36,095	$(4,738)	(13)%
Add: Corporate interest expense	3,808	4,236	(428)	(10)%
Add: Depreciation of fixed assets	1,387	1,272	115	9%

ENI EBITDA	$36,552	$41,603	$(5,051)	(12)%

ENI per share—basic(3)	$1.24	$1.58	$(0.34)	(22)%
ENI per share—diluted(3)	$1.19	$1.49	$(0.30)	(20)%

Explanatory Notes:

(1)
Amounts in this table can be derived by taking the deconsolidated non-GAAP Statement of Operations and adjusting balances using the ENI reconciliation.

(2)
Net investment income for the respective periods include:

	For the Years Ended December 31,		2015 vs. 2014
	2015	2014	Change	% Change
	(in thousands)
Interest income	$11,577	$11,501	$76	1%
Realized gains (losses)	7,489	6,305	1,184	19%
Unrealized gains (losses)	(17,200)	(3,667)	(13,533)	369%

Net investment income	$1,866	$14,139	$(12,273)	(87)%

(3)
GAAP weighted average shares outstanding was used as ENI weighted average shares outstanding.

For the years ended December 31, 2015 and 2014:

        Adjusted net revenues—Year over year incentive fees increased by $4.7 million or 27% as a result of increases in CLOs called during 2015. Further, since its launch in the fourth quarter of 2014, we recognized incentive fees for the first time from a closed-end structured credit fund that invests primarily in equity interests of warehouses managed by the Company (the "Warehouse Fund"). Management fees increased by $5.2 million or 9% as a result of increased AUM of credit funds year over year, and a full year of fees from CLOs issued in 2014. Net investment income decreased by $12.3 million or 87% related to an increase of $13.5 million in unrealized losses, as a result of significant declines in the market value of loans and CLO securities compared to the prior year.

        Adjusted expenses—Total adjusted expenses increased by $2.4 million or 5% primarily due to increases in adjusted Share based compensation and adjusted Professional fees. These increases were offset by decreases in adjusted Corporate interest expense and adjusted Employee compensation and benefits.

        Adjusted share based compensation increased as we recognized (i) a full year of amortization on equity awards granted during 2014 and (ii) additional expenses from the acceleration of vesting terms on certain restricted stock unit awards granted to the Company's Co-Presidents ("Financial Statements and Supplementary Data (Audited)"—Note 12). Further, adjusted Professional fees increased to support the growth and diversification of the business. These increases were partially offset by the reduction of adjusted Corporate interest expense primarily related to the conversion of the Company's Convertible Notes in July 2014 and adjusted Employee compensation and benefits from a reduction in incentive-based compensation compared to the prior year.

        The following is a reconciliation of GAAP Net income (loss) attributable to CIFC LLC to ENI:

	For the Year Ended December 31,
	2015	2014
	(in thousands)
GAAP Net income (loss) attributable to CIFC LLC	$334	$8,381
Reconciling and other items:
Income tax expense (benefit)	25,239	22,158
Amortization and impairment of intangibles	8,218	10,149
Management fee sharing arrangements(1)	(11,521)	(8,716)
Net (gain)/loss on contingent liabilities and other	2,210	2,932
Employee compensation costs(2)	5,327	1,610
Management fees attributable to non-core funds	(654)	(814)
Other(3)	2,204	395

Total reconciling items	31,023	27,714

ENI	$31,357	$36,095

Add: Corporate interest expense	3,808	4,236
Add: Depreciation of fixed assets	1,387	1,272

ENI EBITDA	$36,552	$41,603

Explanatory Notes:

(1)
We share management fees on certain of the acquired CLOs we manage (shared with the party that sold the funds to CIFC, or an affiliate thereof). Management fees are presented on a gross basis for GAAP and on a net basis for ENI.

(2)
Employee compensation and benefits has been adjusted for non-cash compensation related to profits interests granted to CIFC employees by CIFC Parent and sharing of incentive fees with certain former employees established in connection with our acquisition of certain CLOs from CNCIM.

(3)
In 2015, Other predominately includes professional fees related to the Reorganization Transaction.

Deconsolidated Non-GAAP Statements

        The Deconsolidated Non-GAAP Statements represent the Consolidated GAAP statements adjusted to eliminate the impact of the Consolidated Entities. On the Consolidated Statement of Operations, we have reclassified the sum of Net results of Consolidated Entities, Net (income) loss attributable to noncontrolling interests in Consolidated Entities and Net gain (loss) on investments to the Deconsolidated Non-GAAP line items that represent its characteristics: management fees and incentive fees, and interest income. On the Balance Sheets, we have excluded amounts related to all consolidated entities. Management uses these Non-GAAP statements in addition to Consolidated GAAP Statements to measure the performance of our core asset management business.

        The following table presents the reconciliation from CIFC LLC GAAP to Deconsolidated Non-GAAP Statement of Operations for the years ended December 31, 2015 and 2014:

	For the Years Ended December 31,
	2015			2014
(In thousands)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Revenues
Management and incentive fees	$92,079	$4,685	$96,764	$4,868	$79,334	$84,202
Interest income/Net investment income	5,333	(3,467)	1,866	790	13,349	14,139
Interest income—Consolidated Entities	25,106	(25,106)	—	517,252	(517,252)	—

Total net revenues	122,518	(23,888)	98,630	522,910	(424,569)	98,341

Expenses
Employee compensation and benefits	32,027	—	32,027	28,805	—	28,805
Share-based compensation	5,550	—	5,550	2,692	—	2,692
Professional services	9,935	—	9,935	7,259	—	7,259
General and administrative expenses	9,922	—	9,922	10,686	—	10,686
Depreciation and amortization	7,777	—	7,777	11,421	—	11,421
Impairment of intangible assets	1,828	—	1,828	—	—	—
Corporate interest expense	3,808	—	3,808	4,236	—	4,236
Expenses—Consolidated Entities	10,774	(10,774)	—	40,074	(40,074)	—
Interest expense—Consolidated Entities	9,904	(9,904)	—	171,931	(171,931)	—

Total expenses	91,525	(20,678)	70,847	277,104	(212,005)	65,099

Other Gain (Loss)
Net gain (loss) on investments	(4,181)	4,181	—	2,474	(2,474)	—
Net gain (loss) on contingent liabilities	(2,210)	—	(2,210)	(2,932)	—	(2,932)
Net gain (loss) on investments—Consolidated Entities	(26,114)	26,114	—	(228,777)	228,777	—
Net gain (loss) on liabilities—Consolidated Entities	24,746	(24,746)	—	(8,996)	8,996	—
Net gain (loss) on other investments and derivatives—Consolidated Entities	2,970	(2,970)	—	2,031	(2,031)	—
Net gain on the sale of management contracts	—	—	—	229	—	229

Net other gain (loss)	(4,789)	2,579	(2,210)	(235,971)	233,268	(2,703)

Income (loss) before income taxes	26,204	(631)	25,573	9,835	20,704	30,539
Income tax (expense) benefit	(25,239)	—	(25,239)	(22,158)	—	(22,158)

Net income (loss)	965	(631)	334	(12,323)	20,704	8,381
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(631)	631	—	20,704	(20,704)	—

Net income (loss) attributable to the Company(1)	$334	$—	$334	$8,381	$—	$8,381

Explanatory Note:

(1)
On December 31, 2015, we completed the Reorganization Transaction to become a publicly traded limited liability company. For the year ended December 31, 2015, total Net income (loss) was attributable to CIFC Corp., and effective December 31, 2015, Net income (loss) is attributable to CIFC LLC.

        The following table presents the reconciliation from CIFC LLC GAAP to Deconsolidated Non-GAAP Balance Sheets as of December 31, 2015 and 2014:

	December 31, 2015			December 31, 2014
(In thousands)	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP	Consolidated GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
ASSETS
Cash and cash equivalents	$57,968	$—	$57,968	$59,290	$—	$59,290
Restricted cash and cash equivalents	1,694	—	1,694	1,694	—	1,694
Investments	70,696	81,752	152,448	38,699	62,550	101,249
Receivables	7,075	(62)	7,013	2,135	4,346	6,481
Prepaid and other assets	1,973	666	2,639	2,285	—	2,285
Deferred tax asset, net	44,425	—	44,425	55,475	—	55,475
Equipment and improvements, net	4,866	—	4,866	5,194	—	5,194
Intangible assets, net	6,857	—	6,857	15,074	—	15,074
Goodwill	76,000	—	76,000	76,000	—	76,000

Subtotal	271,554	82,356	353,910	255,846	66,896	322,742
Total assets of Consolidated Entities	1,475,649	(1,475,649)	—	12,890,459	(12,890,459)	—

TOTAL ASSETS	$1,747,203	$(1,393,293)	$353,910	$13,146,305	$(12,823,563)	$322,742

LIABILITIES
Due to brokers	$61	$—	$61	$—	$—	$—
Accrued and other liabilities	18,397	—	18,397	15,584	—	15,584
Contingent liabilities	8,338	—	8,338	12,668	—	12,668
Long-term debt	156,161	—	156,161	118,170	—	118,170

Subtotal	182,957	—	182,957	146,422	—	146,422
Total non-recourse liabilities of Consolidated Entities	1,385,444	(1,385,444)	—	12,477,981	(12,477,981)	—

TOTAL LIABILITIES	1,568,401	(1,385,444)	182,957	12,624,403	(12,477,981)	146,422
EQUITY
Common shares	25	—	25	25	—	25
Treasury shares	—	—	—	(914)	—	(914)
Additional paid-in capital	992,419	—	992,419	988,904	—	988,904
Retained earnings (deficit)	(821,491)	—	(821,491)	(811,695)	—	(811,695)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	170,953	—	170,953	176,320	—	176,320
Noncontrolling interests in Consolidated Funds	7,849	(7,849)	—	210,818	(210,818)	—
Appropriated retained earnings (deficit) of Consolidated VIEs	—	—	—	134,764	(134,764)	—

TOTAL EQUITY	178,802	(7,849)	170,953	521,902	(345,582)	176,320
TOTAL LIABILITIES AND EQUITY	$1,747,203	$(1,393,293)	$353,910	$13,146,305	$(12,823,563)	$322,742

Liquidity and Capital Resources

        Our operating cash flows are composed of revenues from management fees, incentive fees and investment income net of compensation expense, general and administrative expense and income taxes. During the year ended December 31, 2015, our primary use of cash included $56.9 million of net investments, primarily in CLO equity and debt. As of December 31, 2015, we held total Deconsolidated Non-GAAP cash and investments of $210.4 million composed of cash of $58.0 million and investments of $152.4 million with no debt maturing until October 2025.

        During the year ended December 31, 2015, we issued $40.0 million of Senior Notes, made distributions to our shareholders of $10.1 million, paid down contingent liabilities (related to fee sharing arrangements) of $3.6 million and repurchased treasury shares for $1.2 million.

        The table below is a reconciliation of selected cash flows data for the year ended December 31, 2015 from GAAP to Non-GAAP:

	For the Year Ended December 31, 2015
	CIFC LLC
(In thousands)	GAAP	Consolidation Adjustments	Deconsolidated Non-GAAP
Cash and Cash Equivalents, Beginning	$59,290	$—	$59,290
Net cash provided by/(used in) Operating Activities	(450,368)	482,936	32,568
Net cash provided by/(used in) Investing Activities	(39,862)	(17,046)	(56,908)
Net cash provided by/(used in) Financing Activities	488,908	(465,890)	23,018

Net change in Cash and Cash Equivalents	(1,322)	—	(1,322)

Cash and Cash Equivalents, End	$57,968	$—	$57,968

        Our investments as of December 31, 2015 and 2014 are as follows ($ in thousands):

Non-GAAP(1)	December 31, 2015	December 31, 2014	Change
CIFC Managed CLO Equity (Residual Interests)	$53,912	$20,485	$33,427
Warehouses(2)	—	21,134	(21,134)
Fund Coinvestments	41,401	42,338	(937)
CLO Debt	32,140	9,713	22,427
Other(3)	24,946	7,579	17,367

Total	$152,399	$101,249	$51,150

Explanatory Notes:

(1)
Pursuant to GAAP, investments in consolidated CLOs, warehouses and certain Non-CLO products are eliminated from "Investments" on our Consolidated Balance Sheets.

(2)
From time to time, we establish "warehouses," entities designed to accumulate assets in advance of sponsoring new CLOs or other funds managed by us. To establish a warehouse, we contribute equity capital to a newly formed entity which is typically levered (three to five times) and begins accumulating assets. When the related CLO or fund is sponsored, typically three to nine months later, the warehouse is "terminated," with it concurrently repaying the related financing and returning to the Company our equity contribution, net of gains and losses, if any. Starting in the fourth quarter of 2014, most warehouse investments that we manage have been made through the Warehouse Fund, a closed-end structured credit fund.

(3)
Primarily includes investment in the Company's Tactical Income Fund, which may be redeemed with 60 day's notice on the last day of each calendar quarter.

Other Sources and Uses of Funds

        Long-Term Debt—The following table summarizes the long-term debt of CIFC LLC and CIFC Corp.(1):

	December 31, 2015				December 31, 2014
	Par	Carrying Value(2)	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity	Par	Carrying Value(2)	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
	(In thousands)			(In years)	(In thousands)			(In years)
Recourse Debt:
March Junior Subordinated Notes(3)	$95,000	$93,456	2.90%	19.8	$95,000	$93,377	1.00%	20.8
October Junior Subordinated Notes(4)	25,000	24,803	3.82%	19.8	25,000	24,793	3.73%	20.8
Senior Notes(5)	40,000	37,902	8.50%	9.8	—	—	—%	—

Total Recourse Debt of CIFC LLC and CIFC Corp.	$160,000	$156,161	4.44%	17.3	$120,000	$118,170	1.57%	20.8
Non-Recourse Consolidated Entities' debt:
Consolidated CLOs and Other(6)	$1,385,226	$1,308,558	0.02%	9.1	$12,760,565	$11,998,034	1.77%	8.7
Warehouses(7)	—	—	—%	—	51,000	51,000	1.89%	—

Total Non-recourse Debt of CIFC LLC	$1,385,226	$1,308,558	0.02%	9.1	$12,811,565	$12,049,034	1.77%	8.7

Total Non-recourse Debt of CIFC Corp.	$—	$—	n/a	n/a	$12,811,565	$12,049,034	1.77%	8.7

Explanatory Notes:

(1)
As a result of the Reorganization Transaction (see Related Parties below), CIFC Corp. made a non-cash distribution in kind of certain of its subsidiary entities holding certain investment assets (e.g. investments in CLOs and Funds) to CIFC LLC. As such, as of December 31, 2015, CIFC Corp. did not consolidate any CLOs.

(2)
Pursuant to the adoption of ASU 2015-03, the carrying values of recourse debt has been presented net of debt issuance costs.

(3)
March Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 2.58% until maturity on October 30, 2035. Prior to April 30, 2015, these notes bore interest at an annual rate of 1%.

(4)
October Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 3.50% and mature on October 30, 2035.

(5)
The Senior Notes bear interest at 8.5% and mature on October 30, 2025.

(6)
Pursuant to the adoption of ASU 2014-13, Long-term debt of the Consolidated CLOs has been remeasured in accordance with the new guidance ("Financial Statements and Supplementary Data (Audited)"—Notes 3 and 5). The subordinated notes of the Consolidated CLOs do not have a stated interest rate and have been excluded from the calculation of the weighted average borrowing rate. As of December 31, 2015, long-term debt of the Consolidated CLOs includes $153.1 million of other investment products.

(7)
Long-term debt of warehouses not held by the Company is recorded at fair value. The fair value excludes the preferred shares of warehouses not held by the Company. As warehouses are generally terminated before the end of their terms, they are excluded from the calculation of the weighted average remaining maturity.

        Covenants—Junior Subordinated Notes—The Junior Subordinated Notes contain certain restrictive covenants including a restricted payments covenant that restricts our ability to pay dividends or make distributions in respect of our equity securities, subject to a number of exceptions and conditions. These covenants also limit CIFC Corp.'s ability to make distributions to its related parties, including CIFC LLC.

        Covenants—Senior Notes—On November 2, 2015, CIFC Corp. issued $40.0 million of old notes guaranteed by CIFC LLC and certain subsidiaries. Under the terms of the related indenture, certain consolidated entities such as consolidated CLOs, Warehouses and Funds ("Investment Vehicles") do not guarantee the old notes. Further, the indenture provides that entities holding at least 90% of the Company's consolidated total assets are guarantors. The Company may designate entities within its corporate structure as non-guarantor entities ("Unrestricted Entities" and together with Investment Vehicles, "Non-Guarantor"). The Senior Notes indenture includes certain restrictive covenants including a restricted payments covenant that restricts the Company's ability to pay dividends or make distributions in respect of our equity securities, subject to a number of exceptions and conditions.

        Prior to October 30, 2020 (the "Non-call Date"), we, at our option, may redeem all or a portion of the old notes subject at a redemption price equal to (i) the principal amount of the old notes being redeemed plus (ii) accrued and unpaid interest through the date of redemption plus (iii) a make whole payment. Any time on and after October 30, 2020, 2021, 2022, 2023 and thereafter, we, at our option, may redeem, all or a portion of the old notes at a redemption price equal to 104.250%, 102.834%, 101.417%, or 100.000%, respectively, of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest to the date of redemption. Further, upon a change of control event, as defined by the indenture, the issuer must offer to repurchase the old notes at 101%.

        Total debt issuance costs related to the issuance of the old notes of $2.1 million was capitalized and recorded as a contra liability, resulting in a reduction of the total principal balance. Debt issuance costs are amortized over the term of the old notes. During the year ended December 31, 2015, the Company recorded an aggregate interest expense of $0.5 million related to these notes.

        Lease Commitments—The future minimum commitments under our lease agreement are as follows:

(In thousands)
2016	$1,607
2017	1,607
2018	1,680
2019	1,752
2020	1,752
Thereafter	3,506

$11,904

        Consolidated VIEs—Although we consolidate all the assets and liabilities of the Consolidated VIEs (including the Consolidated CLOs, warehouses and other investment products), our maximum exposure to loss is limited to our investments and beneficial interests in the Consolidated VIEs and the receivables of management fees from the Consolidated VIEs. All of these items are eliminated upon consolidation. The assets of each of the Consolidated VIEs are administered by the trustee of each fund solely as collateral to satisfy the obligations of the Consolidated VIEs. If we were to liquidate, the assets of the Consolidated VIEs would not be available to our general creditors, and as a result, we do not consider them our assets. Additionally, the investors in the debt and residual interests of the Consolidated VIEs have no recourse to our general assets. Therefore, this debt is not our obligation.

Related Party Transactions

        DFR Holdings—As of December 31, 2015 and 2014, DFR Holdings owned approximately 18.8 million of the Company's shares. Accordingly, DFR Holdings received quarterly distributions from the Company ("Financial Statements and Supplementary Data (Audited)"—Note 12). In addition, the DFR Warrants provide DFR Holdings the right to purchase 2.0 million of the Company's voting common shares which were scheduled to expire on September 24, 2015. On September 24, 2015, the terms of the warrants were extended to January 24, 2017 in exchange for cash of $0.4 million ("Financial Statements and Supplementary Data (Audited)"—Note 12).

        In August 2014, we entered into a consulting agreement with DFR Holdings whereby DFR Holdings agreed to provide the Company with ongoing advisory services such as the participation in financial, tax and strategic planning/budgeting, investor interface, new product initiatives, fund raising and recruiting. During both the years ended December 31, 2015 and 2014, we expensed $2.0 million in connection with the consulting agreement.

        In addition, pursuant to the Third Amended and Restated Stockholders Agreement with DFR Holdings dated December 2, 2013, the Company agreed to nominate to the Board six directors designated by DFR Holdings (the "DFR Designees"). The number of directors that can be designated by DFR Holdings will be reduced in the event that DFR Holdings decreases its ownership (on a diluted basis) in the Company. If DFR Holdings' ownership falls below 5%, it will lose the right to designate any director. During the years ended December 31, 2015 and 2014, the DFR Designees earned an aggregate $0.7 million and $0.8 million, respectively, related to their services as directors of CIFC.

        Related party transactions in 2014 included $1.9 million of interest expense paid to DFR Holdings on the Convertible Notes which were subsequently converted into 4,132,231 shares.

        Other—As of December 31, 2015 and 2014, a board member held $1.0 million of income notes in one of the Company's sponsored CLOs, CIFC Funding 2013-II, Ltd., through an entity in which he is a 50% equity holder.

        Funds—All the Company's general partner's investments in credit funds are related party transactions ("Financial Statements and Supplementary Data (Audited)"— Note 2). As of December 31, 2015 and 2014, key employees and directors of the Company (including related entities) invested an aggregate of $4.7 million in four CIFC managed funds. Key employees are not charged management or incentive fees, where applicable, on their investment. Directors were charged management and/or incentive fees, where applicable, similar to certain other investors. For all periods presented in 2015 and 2014, these fees were de minimis.

        Investment in Wholly-Owned Subsidiaries of CIFC LLC—As part of the Reorganization Transaction, CIFC Corp. made a non-cash distribution in kind of certain of its subsidiary entities holding certain investment assets (e.g. investments in CLOs and Funds) to other wholly-owned subsidiaries of CIFC LLC. CIFC Corp. (i) made a non-cash distribution in kind of $110.0 million (of which $42.0 million was cash held by CIFC Corp.) and (ii) retained 85,000 non-voting Series A Preferred Units ("Preferred Units") issued by certain wholly-owned subsidiaries of CIFC LLC with a par value of $85.0 million. The Preferred Units will pay annual distributions of 3.5%, must be redeemed or retired by January 29, 2026, and at the election of the holder, are callable four years after issuance at par plus accrued and unpaid distributions. As of December 31, 2015, CIFC Corp.'s investment in the Preferred Units was reported in "Investment in wholly-owned subsidiaries of

CIFC LLC" on the Consolidated Balance Sheet of CIFC Corp. This is an intercompany transaction and has been eliminated upon consolidation of CIFC LLC's Consolidated Financial Statements.

        Senior Notes—During 2015, CIFC Corp. issued $40.0 million of old notes which were fully and unconditionally guaranteed by CIFC LLC and certain subsidiaries ("Financial Statements and Supplementary Data (Audited)"—Note 18).

Off-Balance Sheet Arrangements

        As of December 31, 2015 and December 31, 2014, we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, special purpose or VIEs, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of December 31, 2015 and 2014, we did not guarantee any obligations of unconsolidated entities, enter into any commitments or express intent to provide additional funding to any such entities.

Subsequent Events

        Subsequent to year end, our Board declared an aggregate cash distribution of $0.34 per share; composed of a quarterly cash distribution of $0.10 per share and a special distribution of $0.24 per share issued in order to defray a portion of the U.S. Federal income tax liability of shareholders arising from the Reorganization Transaction. The distribution was paid on April 15, 2016 to shareholders of record as of the close of business on April 1, 2016.

Critical Accounting Policies and Estimates

        Our significant accounting policies are disclosed in "Financial Statements and Supplementary Data (Audited)"—Note 3. Our most critical accounting policies involve judgments and estimates that could affect our reported assets and liabilities, as well as our reported revenues and expenses. These accounting policies and estimates are discussed below. We believe that all of the judgments and estimates inherent in our financial statements were reasonable as of the date thereof, based upon information available to us at the time. We rely on management's experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. Under varying conditions, we could report materially different amounts arising under these critical accounting policies.

        Fair Value Measurements and Presentation—The degree of management judgment involved in determining the fair value of assets and liabilities is dependent upon the availability of quoted market prices or observable market parameters. For financial and nonfinancial assets and liabilities that trade actively and have quoted market prices or observable market parameters, there is minimal subjectivity involved in measuring fair value. When observable market prices and parameters are not fully available, management judgment is necessary to estimate fair value. In addition, changes in market conditions may reduce the availability of quoted prices or observable data. For example, reduced liquidity in the capital markets or changes in secondary market activities could result in observable market inputs becoming unavailable. Therefore, when market data is not available, we would use valuation techniques requiring more management judgment to estimate the appropriate fair value measurement.

        See "Financial Statements and Supplementary Data (Audited)"—Notes 3 and 5 for a complete discussion on how we determine the fair value of financial and non-financial assets and financial liabilities and the related measurement techniques and estimates involved.

        Variable Interest Entities—In February 2015, the Financial Accounting Standards Board ("FASB") issued ASU 2015-02. The amendments changed the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. We adopted this guidance on a modified retroactive basis as of January 1, 2015 ("Financial Statements and Supplementary Data (Audited)"—Note 3).

        Assessing if an entity is a variable interest entity and if we are the primary beneficiary ("PB") involves judgment and analysis on a structure-by-structure basis. Generally, we determine whether we are the PB of a VIE through a qualitative assessment; however, when deemed necessary, a quantitative assessment may also be performed. This consolidation assessment is performed upon inception of the relationship and reconsidered on an ongoing basis. In the PB determination for CLOs, to determine significance, we evaluated our right to receive and obligation to absorb the VIEs' expected future gains and losses. The expected future gains and losses of the VIEs are determined based on internally developed discounted cash flow models that utilize both observable and unobservable inputs. Significant inputs to the models include the structure of the VIEs and estimates related to loan default rates, recovery rates, projected call dates, prepayment rates and discount rates. In the PB determination for warehouses, we consolidate warehouses when (i) our investment management services meet the power criteria and when (ii) we have contributed significant equity providing us with the right to receive potentially significant gains and the obligation to absorb potentially significant losses of the warehouse (the economic criteria).

        Business Combinations—We are required to allocate the purchase price of acquired businesses to the assets acquired and liabilities assumed in the transaction at their estimated fair values. The estimates used to determine the fair value of long-lived assets, such as intangible assets, can be complex and require significant judgments. We use information available to us to make fair value determinations and engage independent valuation firms, when necessary, to assist in the fair value determination of significant acquired long-lived assets. This includes estimates and judgments as to the expectations of future cash flows of the acquired business, the allocation of these cash flows to identifiable intangible assets, and the estimated useful lives of intangible assets. If actual results differ from the estimates and judgments used in these estimates, this could result in possible impairment of the intangible assets and goodwill or require acceleration of the amortization expense of intangible assets with finite lives. We periodically review the estimated useful lives assigned to our intangible assets to determine whether such estimated useful lives continue to be appropriate. Contingent consideration for business combinations and contingent liabilities assumed in business combinations are remeasured at fair value at each reporting date with changes in fair value recorded within net gain (loss) on investments, loans, derivatives and liabilities on the Consolidated Statements of Operations.

        Goodwill—Goodwill represents the excess cost of a business combination over the fair value of the net assets acquired. We review goodwill periodically, at least on an annual basis, considering factors such as our projected cash flows and revenues and earnings multiples of comparable companies, to determine whether the carrying value of goodwill is impaired. If goodwill is deemed to be impaired, the difference between the carrying amount reflected in the financial statements and the estimated fair value is recognized as an expense in the period in which the impairment occurs. We have one reporting unit for which goodwill is tested for impairment. In evaluating the recoverability of goodwill, we derive the fair value of our reporting unit utilizing both the income and market approaches. Under the income approach, we make various assumptions regarding estimated future cash flows and other factors in determining the fair value of the reporting unit. Under the market approach, we determine the fair value of the reporting unit based on multiples of EBITDA of comparable publicly-traded companies.

        We must make various assumptions regarding estimated future cash flows and other factors in determining the fair value of the reporting unit. Key assumptions used in the income approach include, but are not limited to, the discount rate, revenue growth rates over the next five years and the terminal growth rate. If these estimates or their related assumptions change in the future, or if we change our reporting structure, we may be required to record impairment charges. A portion or all of goodwill may become impaired in future periods if we are not successful in achieving our expected cash flow levels, if global economic conditions deteriorate from current levels or if other events or changes in circumstances occur that indicate that the carrying amount of our assets may not be recoverable.

        We completed our annual impairment reviews for 2015 and 2014 and determined that the goodwill recorded on the Consolidated Balance Sheet was not impaired. The underlying assumptions and estimates used in the impairment test are made as of a point in time (the date of our goodwill impairment test). Subsequent changes in these assumptions and estimates could change the result of the impairment test. Based on the reviews performed for 2015 and 2014, we concluded that our sole reporting unit had an estimated fair value in excess of carrying value. If our reporting unit's expected revenue growth over the next five years falls below our current expected growth rate, a portion or all of our goodwill may be impaired in future periods.

        Intangible Assets—Intangible assets are comprised of assets with finite lives acquired in a business combination. The largest component of our intangible assets are those associated with the CLO investment management contracts. The intangible assets associated with CLO investment management contracts are amortized over their useful lives, either on a straight line basis or based on a ratio of expected discounted cash flows of the contracts. We consider our own assumptions in the underlying management fee projections which include the structure of the CLOs and estimates related to loan default rates, recoveries and discount rates. A change in those projections could have a significant impact on our amortization expense.

        Intangible assets with finite lives are tested for impairment if events or changes in circumstances indicate that the asset might be impaired. An impairment charge is recorded if the carrying amount of an intangible asset is not recoverable and its carrying amount exceeds its fair value. Impairment testing for the intangible assets associated with our CLO investment management contracts includes a comparison of the estimated remaining undiscounted cash flows related to those CLO management contracts to the carrying value of the intangible asset. If the carrying value of the intangible asset is less than the estimated remaining undiscounted cash flows, no further testing is performed, and the intangible asset is not deemed impaired. If the carrying value of the intangible asset is greater than the estimated remaining undiscounted cash flows, then further analysis is performed to determine if the asset is impaired, including an analysis of the estimated remaining discounted cash flows.

        During the year ended December 31, 2015, we received notices from holders of certain CLOs exercising their rights to call the CLOs for redemption. As a result of these calls, we recorded a $1.8 million expense to fully impair the intangible assets associated with these management contracts.

        Income Taxes—CIFC LLC is a partnership for U.S. federal income tax purposes and is not subject to U.S. income taxes. CIFC Corp., a wholly owned subsidiary of CIFC LLC is subject to federal, state and local corporate income taxes at the entity level and the related tax provisions are reflected in the Consolidated Financial Statements.

        Current federal income taxes are recognized based on amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred tax assets and liabilities are recognized for the future income tax consequences (temporary differences) attributable to the difference between the carrying amounts of assets and liabilities and their respective income tax basis using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. When evaluating the realizability of our deferred tax assets, we consider, among other matters, estimates of expected future taxable income, nature of current and cumulative losses, existing and projected book/tax differences, and forecasts of our business operations. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets to the amount that is more likely than not to be realized.

        Net deferred tax assets have been recognized based on management's belief that taxable income of the appropriate character, more likely than not, will be sufficient to realize the benefits of these assets over time. In the event that actual results differ from our expectations, we may be required to record additional valuation allowances against our deferred tax assets, which may have a significant effect on our financial condition and results of operations.

        We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process whereby (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the relevant tax authority.

Recent Accounting Updates

        For a discussion of the impact of new accounting pronouncements on our financial condition or results of operations, see "Financial Statements and Supplementary Data (Audited)"—Note 3. For segment reporting discussion, see "Financial Statements and Supplementary Data (Audited)"—Note 1.

MANAGEMENT

Director Biographical Information and Qualifications

        After the Restructuring Transaction, the Board of Directors of CIFC Corp. is identical to the Board of Directors of CIFC LLC. Set forth below is a description of the business experience of each director of CIFC Corp. and CIFC LLC, as well as the specific qualifications, skills and experience considered by the Nominating and Corporate Governance Committee (the "Nominating Committee") and the Board of Directors of CIFC Corp. and CIFC LLC (for purposes of this section, the "Board") in recommending our slate of director nominees.

Paolo Amato	Biography

Mr. Amato, 51, has been a member of the Board since June 2015. Mr. Amato serves as Chief Financial Officer of Renova Management AG based in Zurich since February 2015. From 2009 to 2014 he served Alitalia, first, as Executive Vice President & Chief Financial Officer, and from March 2013 thereafter as Deputy General Manager. In this capacity he oversaw the recent realization of Alitalia's strategic partnership with Etihad; co-chaired the industrial partnership with AirFrance-KLM; managed the transatlantic joint venture between Delta, and AirFrance-KLM and Alitalia; and assured the business integration of AirOne S.p.A.. From 2003 to 2008, Mr. Amato served as Chief Financial Officer of Ariston Thermo Group and in 2008 as General Director of Merloni Finanziaria, the Group's Holding company. From 2000 to 2003 he was Founding Partner and Co-CEO of the venture capital firm eNutrix S.p.A.. Mr. Amato started his international career in the New York office of Finmeccanica S.p.A. in 1989 where he engaged in various strategic/M&A projects. In 1994 he joined McKinsey & Company in Buenos Aires and then relocated to the Rome and Zurich offices as Senior Engagement Manager. From 2012 to January 2016 Mr. Amato was Chairman of the Board of AirOne S.p.A., from 2013 to December 2014 he was an independent director of Indesit Company S.p.A. (sold to Whirlpool in December 2014), and from 2012 to 2013 he was Director of Advanced Capital S.G.R. S.p.A. (fund of funds). He graduated in Mechanical Engineering from "La Sapienza" University Rome in 1989 and obtained a Master in Business Administration from Harvard Business School in 1994.
Qualifications

Mr. Amato brings to the Board extensive business and transaction experience obtained from leadership corporate roles in various industries as well as in consulting and venture capital, in addition to his service on various boards of directors.

Ehud Barak	Biography

Mr. Barak, 74, has been a member of the Board since January 2014. Mr. Barak is an internationally renowned leader and statesman, who most recently served as the Defense Minister of Israel from 2007 to 2013. He announced his retirement from politics in 2013 after almost two decades at the top ranks of the Israeli government, including terms as Israel's 10th Prime Minister, Minister of Foreign Affairs, and Minister of the Interior. Prior to his political career, Mr. Barak had an illustrious 36-year military career that included various top posts in the Israel Defense Forces ("IDF"), including the Head of Planning, Head of Military Intelligence, Commander of the Central Command, Deputy Chief of Staff, and Commander of Sayaret Matkal (Israel's Elite Commando Unit); ultimately culminating in his tenure as the Chief of General Staff of the IDF from 1991-1995. Based on his distinguished military career, Mr. Barak is widely recognized as the most decorated soldier in the history of the IDF. In addition to his political and military experience, during a hiatus from public life (2001-2007), Mr. Barak entered the private sector, where he consulted and acted as a strategic adviser for a number of prestigious private equity firms and hedge funds, as well as consulting on security-related issues and earning accolades on the international lecture circuit. Mr. Barak has a M.S. in Engineering-Economic Systems from Stanford University in California and a B.S. in Physics and Mathematics from the Hebrew University of Jerusalem.
Qualifications

Mr. Barak brings to the Board extensive business and transaction experience obtained from leadership roles in the military and in the top ranks of the Israeli government, as well as advising and consulting for a number of private equity firms and hedge funds.
Jason Epstein	Biography

Mr. Epstein, 42, has been a member of the Board since June 2010. Mr. Epstein is a Managing Partner of Columbus Nova ("CN"), the US investment vehicle for the Renova Group, a multi-national, Zurich-based industrial holding company. Mr. Epstein co-leads CN's investment activities, which currently manages directly and indirectly (through affiliate managers) a variety of investments that include growth equity, private equity, and fixed income investments. On behalf of CN, Mr. Epstein's primary investment-related areas of focus are CIFC and CN's technology and media investment platform. In this capacity, Mr. Epstein sits on a variety of boards of directors, including Rhapsody Music International (Co-Chairman), Day Break Games (Chairman), GenePeeks, and 300. Prior to joining CN in 2001, Mr. Epstein founded eLink Communications in 1998, a provider of broadband, networking and application services, and served as its Chief Executive Officer, where he was a two-time finalist for the Ernst & Young Entrepreneur of the Year Award. Mr. Epstein received a B.A. from Tufts University. He currently serves on the University's Board of Overseers of the School of Liberal Arts as well as the Next Generation Board of the Shoah Foundation.

Qualifications

Mr. Epstein brings to the Board extensive business and transaction experience obtained from leadership roles in the telecommunications, healthcare and asset management sectors, as well as service on various boards of directors of portfolio companies.
Peter Gleysteen	Biography

Mr. Gleysteen, 65, has been a member of the Board since April 2011. Mr. Gleysteen is the Vice-Chairman of CIFC LLC. He previously was the Company's Chief Executive Officer, serving from 2011 to early 2014. In 2005, Mr. Gleysteen founded Commercial Industrial Finance Corp. ("Legacy CIFC") and was its Chief Executive Officer from 2005 to 2011 when it merged into the Company, at which point Mr. Gleysteen became the Chief Executive Officer of the Company. Mr. Gleysteen previously had a 25 year career at JPMorgan Chase & Co. and its banking and securities subsidiaries (including its predecessor institutions, Chase Manhattan Corp. and Chemical Banking Corp., which are together referred to herein as "JPMorgan Chase"), where he co-founded and was the executive responsible for the global loan syndications business and the corporate loan portfolio. Mr. Gleysteen was a member of Chase Manhattan's Management and Credit Committees, and co-chair of the Investment Banking Division Balance Sheet Committee. Upon the combination of Chase Manhattan Corp. and JP Morgan & Co., Mr. Gleysteen served as Chief Credit Officer of JPMorgan Chase. Prior to joining what became the syndications group in Chemical Bank's Treasury Division (before its merger with Manufacturers Hanover Corp.), Mr. Gleysteen was a banker in the International Banking Division and then the Corporate Banking Division. Mr. Gleysteen joined Chemical Bank's Management & Credit Training Program in 1975. Mr. Gleysteen received a B.A. in History from Trinity College and an M.B.A. from The University of Chicago. Mr. Gleysteen is a member of the Council on Foreign Relations and a Trustee of Mystic Seaport Museum.
Qualifications

Mr. Gleysteen brings to the Board extensive business and management experience obtained from leadership roles at JPMorgan Chase and CIFC and in the banking and capital markets and asset management sectors, including running complex credit based businesses through business cycles and capital markets crises, and integrating such complex businesses through acquisitions and mergers.

Andrew Intrater	Biography

Mr. Intrater, 54, has been a member of the Board since June 2010. Mr. Intrater has been the Chief Executive Officer of CN, a multi-strategy investment firm, since January 2000. Through the acquisition of a controlling interest in the Company in 2010 and the subsequent merger of the Company with Legacy CIFC, he helped grow CN's and the Company's CLO asset management platform from $2 billion of assets under management in 2007 into one of the largest U.S. CLO asset managers. His international transactional experience includes a $51-million equity/debt investment in 2005 for a controlling stake in MOCC (Moscow Cablecom Corp—today known as AKADO), a Moscow-based broadband multi-system operator. Mr. Intrater is also a former director and current Member of the Executive Board of Renova Management, a global leader in energy, base metals and mining industries. Mr. Intrater is a Managing Director at Columbus Nova Technology Partners, a multi-stage technology investment firm and has over 25 years of general management and transactional experience obtained from leadership roles in the technology and asset management sectors, as well as over 20 years of service on the boards of directors of public companies. He has served on the board of Cyalume Technologies Inc. since September 2009. In 1985 he founded ATI, the predecessor of Oryx Technology Corp. He served Oryx as President and Chief Operating Officer until 1999 as it grew into a leading manufacturer of semiconductor test equipment. He led its 1994 initial public offering and oversaw two strategic acquisitions, including the purchase of Zenith's power converter division. Mr. Intrater received a B.S. in Chemical Engineering from Rutgers University and performed graduate studies in Materials Science at Columbia University.
Qualifications

Mr. Intrater brings to the Board experience in general management, including business and transaction experience obtained from leadership roles in the technology and asset management sectors, as well as service on the boards of directors of other public companies.

Robert B. Machinist	Biography

Mr. Machinist, 63, has been a member of the Board since December 2004 and served as Chairman from December 2013 through December 2015. He is currently a member of the board of directors of Pyrolyx AG and Maimonides Medical Center, as well as Vice Chairman and Chairman of the Investment Committee of Maimonides. Mr. Machinist also runs a private family investment company. Most recently, Mr. Machinist was Chairman of the Board of Advisors of MESA, a leading merchant bank specializing in media and entertainment industry transactions. He was the Non-Executive Chairman of New Motion, Inc., a publicly listed company, through 2009, as well as a member of its board of directors and its Audit and Compensation Committees. From 1998 to 2002, Mr. Machinist was Managing Director and Head of Investment Banking for the Bank of New York and its Capital Markets division. From January 1986 to November 1998, he was President and one of the principal founders of Patricof & Co. Capital Corp. (and its successor companies), a multinational investment banking business, until its acquisition by the Bank of New York. Mr. Machinist received a B.A. from Vassar College.
Qualifications

Mr. Machinist brings to the Board extensive capital markets and investment banking expertise and financial skills obtained through leadership positions with investment and merchant banking firms and service on the board of directors of other public companies.
Marco Musetti	Biography

Mr. Musetti, 46, has been a member of the Board since January 2014. Mr. Musetti has been a senior officer at Renova Management AG, Zürich, Switzerland since 2007. Currently he serves as Chief Investment Officer of Renova Management AG, a member of the board of directors of Sulzer AG, Switzerland and a member of the board of directors of Schmolz & Bickembach AG, Switzerland. From 1992 to 1998, he was the deputy head of the metals desk at Banques Bruxelles Lambert (Suisse) S.A., and from 1998 to 2000, he worked for Banque Cantonale Vaudoise, Lausanne as the head of the metals and structured finance desk. Between 2000 and 2007, Mr. Musetti acted as the Chief Operating Officer and the deputy Chief Executive Officer for Aluminum Silicon Marketing GmbH. Between 2007 and 2014, he served as Chairman/Board member of Avelar Energy Ltd., Energetic Source SpA and Renova US Holdings Ltd, all Renova group companies. Mr. Musetti has a degree in economics from the University of Lausanne and a Master of Science in Accounting and Finance from the London School of Economics and Political Science.
Qualifications
Mr. Musetti brings to the Board extensive business experience obtained from advising and investing in many sectors, including, but not limited to, financial services, manufacturing and energy.

Daniel K. Schrupp	Biography

Mr. Schrupp, 49, has been a member of the Board since November 2014. He is currently a Principal at Camdor Global Advisors plc, which advises insurance companies on their investments. From June 2008 to August 2013, Mr. Schrupp served as the Chief Investment Officer of Lucida plc, a specialty UK insurance company involved in the pension and bulk annuity markets. From July 2004 through May 2008, Mr. Schrupp was the Senior Portfolio Manager of Aozora Bank Ltd., a Japanese commercial bank, and at the bank's investment subsidiary, Aozora Investment Management Ltd., which he co-founded, where he managed leveraged credit portfolios. Prior to that, Mr. Schrupp held investment banking positions, primarily focused on debt-capital raising activities, at Glocap Advisors, a boutique banking firm focused on the middle market (2002-2004), CIBC World Markets Corp. (1998-2001) and Salomon Brothers Inc. (1994-1997). He previously served on the Board of the Company as a nonexecutive, independent director from June 2010 to May 2011. Mr. Schrupp received a B.A. in Economics from Yale University and an M.B.A. from the Tuck School at Dartmouth College.
Qualifications

Mr. Schrupp brings to the Board extensive credit investment, capital markets and investment banking expertise and financial skills obtained through leadership positions with insurance and investment banking firms.
Jeffrey S. Serota	Biography

Mr. Serota, 50, has been a member of the Board since August 2014 and Chairman since January 2016. From September 1997 to April 2014, Mr. Serota was a Senior Partner and then a Senior Advisor to Ares Management LLC ("Ares"). Ares is a multi-faceted alternative asset manager and Mr. Serota's primary responsibilities were within in the firm's Private Equity practice. Prior to joining Ares, Mr. Serota worked at Bear Stearns from March 1996 to September 1997, where he specialized in providing investment banking services to financial sponsor clients of the firm. He currently serves on the boards of directors of EXCO Resources, Inc., a natural gas and oil company, and SandRidge Energy, Inc. and he previously served on the boards of directors of WCA Waste Corporation, Douglas Dynamics, Inc. and LyondellBasell, N.V. Mr. Serota received a Bachelor of Science degree in Economics from the University of Pennsylvania's Wharton School of Business and received a Master of Business Administration degree from UCLA's Anderson School of Management.
Qualifications

Mr. Serota brings to the Board extensive capital markets and principal investing expertise, investment banking experience and financial skills obtained through leadership positions with multi-billion dollar investment firms, investment banking firms and service on the board of directors of other public companies.

Stephen F. Smith	Biography

Mr. Smith, 75, has been a member of the Board since November 2014. From January 1980 to June 2004, Mr. Smith served as a director and Executive Vice President of Sandefer Oil & Gas, Inc., an independent oil and gas exploration and production company. From June 2004 to June 2013, Mr. Smith served in various capacities at Exco Resources, Inc. He joined Exco Resources, Inc. in June 2004 as Vice Chairman of its board of directors and was appointed President and Secretary in October 2005. He served as Secretary of Exco Resources until April 2006 and as President until February 28, 2013 when he decided to retire from Exco Resources. He currently serves as a consultant to independent oil and gas companies and energy investors. Prior to joining Sandefer Oil & Gas Inc., Mr. Smith was an Audit Partner at Arthur Andersen & Co. Mr. Smith received a Bachelor of Business Administration degree from the University of Texas at Austin in 1962.
Qualifications

Mr. Smith brings to the Board business and transaction expertise and financial skills obtained from leadership positions in the oil and gas industry and service on the board of directors of other companies.

Executive Officers

        The following table sets forth certain information concerning each of our executive officers:

Name	Age	Position
Stephen J. Vaccaro	61	Chief Investment Officer and Co-President
Oliver Wriedt	44	Co-President
Rahul Agarwal	43	Chief Financial Officer
Julian Weldon(1)	43	General Counsel, Secretary, Chief Compliance Officer and Head of Corporate Strategy

(1)
On June 26, 2015, Robert C. Milton III resigned as the General Counsel, Chief Compliance Officer and Secretary of CIFC Corp. and as a member of the Company's operating committee, effective as of August 7, 2015. On June 26, 2015, Julian Weldon was appointed as General Counsel, Chief Compliance Officer and Secretary of the Company, effective as of August 7, 2015.

Stephen J. Vaccaro	Biography

Mr. Vaccaro has held the position of Co-President of the Company since February 2014 and has served as Chief Investment Officer of the Company since April 2011. Prior to joining Legacy CIFC in 2006 as its Co-Chief Investment Officer, Mr. Vaccaro spent 25 years at JPMorgan Chase where he began his banking career and where he received his credit training. At JPMorgan Chase, Mr. Vaccaro's roles included Managing Director and Co-Head of the firm's Media group. Mr. Vaccaro's experience at JPMorgan Chase also included merchant banking, including mezzanine and equity co-investing, and roles as a Credit Supervising Officer in the bank's Corporate Banking Department, member of the bank's Credit Audit group and Team Leader in the firm's Land Transportation/Global Automotive corporate lending group. Mr. Vaccaro holds a B.A. in Economics from Cornell University.
Oliver Wriedt	Biography

Mr. Wriedt has held the position of Co-President of the Company since February 2014 and served as Head of Capital Markets & Distribution from March 2012 to August 2014. Prior to joining CIFC, Mr. Wriedt was a Managing Director in Providence Equity Partners' Capital Markets Group based in New York from 2010 through 2012. Prior to joining Providence Equity Partners, Mr. Wriedt was a Partner at Sciens Capital Management. From 2004 through 2008, Mr. Wriedt was a Partner and Global Co-Head of Marketing and Structured Products at GoldenTree Asset Management. From 1998 through 2004 Mr. Wriedt was at Deutsche Bank in London and New York, where he held several sales management positions, most recently as a Managing Director running the alternative asset solutions effort in North America. Before joining Deutsche Bank in 1998, Mr. Wriedt spent five years at NORD/LB in Hanover, Singapore and New York. Mr. Wriedt received a B.A. in History and Economics from Duke University.
Rahul Agarwal	Biography

Mr. Agarwal has held the position of Chief Financial Officer of the Company since December 2012. Prior to joining CIFC, Mr. Agarwal served as Co-Head of Finance for the Private Equity business of The Blackstone Group L.P. ("Blackstone"), where he was responsible for transaction structuring, investor reporting, preparation and analysis of financial statements, tax compliance and reporting, internal controls, SEC reporting and implementing technology solutions to enhance efficiencies and scalability. Before joining Blackstone, Mr. Agarwal held positions at Deloitte & Touche, Citigroup and Ernst & Young. Mr. Agarwal holds a Bachelor's degree in Commerce from the University of Mumbai (India) and is an Associate of the Institute of Chartered Accountants of India. Mr. Agarwal is also a Certified Public Accountant and a CFA charterholder.

Julian Weldon	Biography

Mr. Weldon has held the position of Head of Corporate Strategy of the Company since March 2015 and the positions of General Counsel, Secretary and Chief Compliance Officer of the Company since August 2015. Prior to joining CIFC, he spent over six years as a Managing Director and General Counsel at Garrison Investment Group ("Garrison"). While at Garrison, Mr. Weldon worked on the firm's investments (across corporate, real estate and other financial asset classes), strategic investor and operating partner relationships, financings and product development. Prior to Garrison, Mr. Weldon was Senior Counsel in the Banking Department of Allen & Overy LLP in New York and London. Mr. Weldon holds a L.L.B. in Law from the University of East Anglia, England, is qualified as a Solicitor of the Supreme Court of England & Wales and is admitted to the New York Bar.

The Board, Its Committees and Corporate Governance

Board Composition and Criteria for Selection of Directors

        Pursuant to the Third Amended and Restated Stockholders Agreement (the "Shareholders Agreement") by and among the Company and DFR Holdings, LLC ("DFR Holdings"), the Board will nominate, or cause to be nominated, and recommend for election, and DFR Holdings will take all necessary action to ensure that at each annual or special meeting of the shareholders of the Company (the "Shareholders") at which an election of directors is held or pursuant to any written consent of the Shareholders for the election of directors, the following persons will be elected to the Board:

  •
  six directors designated by DFR Holdings (Messrs. Amato, Barak, Epstein, Intrater, Machinist, and Musetti);

  •
  the Company's then serving Chief Executive Officer;

  •
  three individuals who qualify as independent directors pursuant to the Shareholders Agreement and applicable NASDAQ Listing Rules recommended by the Nominating Committee (Messrs. Schrupp, Serota and Smith); and

  •
  one director designated by the Nominating Committee.

        DFR Holdings has currently waived the provision under the Shareholders Agreement that requires the size of the Board to be set at eleven.

        With respect to the independent directors that the Nominating Committee may recommend, the Nominating Committee has not established specific minimum qualifications, or specific qualities or skills, for directors. The Nominating Committee typically recommends candidates based on its overall assessment of their skills and characteristics and the composition of our Board as a whole, including the nominee's independence under our categorical independence standards and director diversity, skills and experience in the context of our Board's needs. The Nominating Committee's process for identifying and evaluating director nominees is based on various factors, including recommendations from our directors and officers and participants in the industry in which we operate. The Nominating Committee considers, without limitation, a director nominee's independence, skills and other attributes, experience, perspective, background and diversity. In evaluating director nominees, the Nominating Committee defines "diversity" broadly and considers diversity with respect to viewpoints, background, experience, skill, education, national origin, gender, race, age, culture and current affiliations. The Nominating Committee nominates each independent director for election at the annual meeting based upon an evaluation of each director.

Recommendation of Directors by Shareholders

        The charter of the Nominating Committee provides that such committee shall consider director nominations from our Shareholders. The nominating Shareholder must deliver the nomination to our Secretary at least 90 days and no more than 120 days before the first anniversary of the date of the preceding year's annual Shareholders meeting, and the Shareholder must provide a detailed statement of the nominee's qualifications and the nominee's written consent. If the date of the annual meeting is more than 30 days before or more than 70 days after the first anniversary of the preceding year's annual meeting, then the nomination must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of (i) the 90th day prior to such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made.

Independence of Directors; Controlled Company Exemption

        As required by the NASDAQ Listing Rules, the Board evaluates the independence of its members at least annually and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one of our directors. The Board has determined that Messrs. Serota, Schrupp and Smith have no material relationships with us and are "independent" as that term is defined under the general independence standards of NASDAQ. The remaining members of the Board are not "independent" as that term is defined under the general independence standards of NASDAQ. DFR Holdings holds over 50% of the outstanding shares of the Company thereby allowing the Company to elect to become a "controlled company" as defined by Rule 5615(c) of the NASDAQ Listing Rules. As a result, the Company is exempt from substantially all corporate governance and independence requirements other than those related to the Audit Committee of the Board (the "Audit Committee"). Pursuant to the Shareholders Agreement, the Company must elect to be a "controlled company" for so long as DFR Holdings holds over 50% of the outstanding shares of the Company. DFR Holdings will take all action necessary for the Company to be treated as a "controlled company" (other than not transferring shares) and make all necessary filings and disclosures associated with such status. As such, the Company is not required to have a majority of independent directors, and Messrs. Serota, Schrupp and Smith are the Company's only independent directors.

Board's Role in Risk Oversight

        The Board is responsible for consideration and oversight of risks facing the Company, and is responsible for ensuring that material risks are identified and managed appropriately. As set forth in the Audit Committee charter, the Audit Committee is charged with the evaluation of risk assessment and the Company's risk management policies. In fulfilling this role, the Audit Committee receives reports directly from the Company's internal audit function. In addition, the Audit Committee reviews and approves the internal audit plan once a year and receives periodic reports from members of senior management and an internal audit on areas of material risk to the Company, including operational and financial risks.

        Our other Board committees also have responsibility for the oversight of risk management. For example, the Compensation Committee considers the risks associated with our compensation policies and practices. Further, the Nominating Committee oversees risks associated with our governance structure and processes and annually reviews our organizational documents and other policies. The committees primarily keep the Board informed of their risk oversight and related activities through reports of the committee chairmen to the full Board. The Board also considers specific risk topics in connection with strategic planning and other matters.

Corporate Governance

        The Company and its operating subsidiaries have adopted codes of ethics that apply to their officers, directors and employees. The Company's codes include a Code of Ethics, as defined in Item 406 of Regulation S-K, that applies to its principal executive officers, principal financial officer, principal accounting officer or controller and persons performing similar functions. All of the Company's corporate governance documents, including the Code of Ethics and committee charters are available free of charge on the Company's website at www.cifc.com and will be provided free of charge to any Shareholder requesting copies by writing to: Attn: Investor Relations, CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177. Any waiver granted by the Company to its principal executive officers, principal financial officer, principal accounting officer or controller under the Code of Ethics, or certain amendments to the Code of Ethics or its other corporate governance documents that are required to be disclosed pursuant to the rules of the SEC or NASDAQ, will be disclosed on the Company's website at www.cifc.com under the section entitled "Our Shareholders—Board of Directors & Corporate Governance."

Other Board Information

Leadership Structure of the Board

        The Board has separated the roles of Co-Presidents and Chairman of the Board; however, the Board has not created the role of a lead independent director. We believe that separation of the roles of our Co-Presidents and Chairman allows our Co-Presidents to focus on the direction of our business strategy, growth and development, while allowing our Chairman to lead the Board in its fundamental role of providing advice to, and oversight of, management. Jeffrey S. Serota has served as the Chairman of the Board since January 1, 2016 and has been a member of the Board since 2014. The Board believes Mr. Serota is best suited to serve as Chairman of the Board because of his extensive capital markets expertise and investment banking experience, financial skills obtained through leadership positions with asset management firms, and service on the board of directors of other companies.

  Board Meetings

        The Board and its committees meet throughout the year on a predetermined schedule, and also hold special meetings and act by written consent from time to time. The Board held seven meetings (including regularly scheduled and special meetings) during the year ended December 31, 2015. With the exception of Mr. Barak, each director attended at least 75% of the total number of Board meetings and committee meetings on which they served in the year ended December 31, 2015.

        Although the Company does not maintain a formal policy regarding director and management attendance at Shareholder meetings, we encourage our directors and key members of management to attend the Company's annual meetings. All of the Company's current directors attended the 2015 annual Shareholder meeting.

Summary Compensation Table

        The following Summary Compensation Table discloses the compensation information for the years ended December 31, 2015 and 2014 for our principal executive officers ("PEOs") and the two most highly compensated executive officers other than the PEOs who were serving as executive officers at the end of the last completed year.

Name and Principal Position	Year	Salary	Bonus(1)	Share Awards(2)	Option Awards(3)	Nonequity Incentive Plan Compensation (4)	All Other Compensation(5)	Total
Stephen J. Vaccaro	2015	$750,000	$663,000	$609,673	$—	$560,000	$35,129	$2,617,802
Co-President (principal executive officer)	2014	$750,000	$250,000	$3,712,324	$235,000	$1,139,617	$34,618	$6,121,559
Oliver Wriedt	2015	$750,000	$663,000	$609,673	$—	$560,000	$35,030	$2,617,703
Co-President (principal executive officer)	2014	$750,000	$530,000	$3,712,324	$707,000	$1,000,000	$34,528	$6,733,852
Rahul Agarwal	2015	$325,000	$200,000	$150,000	$—	$—	$35,240	$710,240
Chief Financial Officer (principal financial officer)	2014	$300,000	$350,000	$370,876	$—	$—	$34,650	$1,055,526
Julian Weldon	2015	$227,308	$225,000	$577,364	$—	$—	$225	$1,029,897
General Counsel, Secretary and Chief Compliance Officer

(1)
The bonus amounts in 2015 represent discretionary cash bonuses paid to our executive officers based on the Compensation Committee's assessment of their performance in 2015. The bonus amount in 2014 in respect of Mr. Wriedt includes a discretionary bonus of $280,000 which is equivalent to the deferred amounts that he would have received in 2013 and 2014 under the 2012 CIFC Executive Incentive Compensation Plan had he been a participant of that plan in 2012. The additional bonus amounts listed for 2014 represent discretionary awards by the Compensation Committee.

(2)
The amounts listed do not represent the actual amounts paid in cash to or value realized by the named executive officers. The valuation of share awards is based on the grant date fair value computed in accordance with FASB Accounting Standards Certification ASC Topic 718. The assumptions used to calculate the value of share awards are set forth in Note 12 to the Company's Form 10-K. For performance-based awards, the grant date value is based upon the probable outcome of the awards. For performance-based awards granted in 2015, had performance at the maximum level been assumed, the restricted share units granted to Messrs. Vaccaro and Wriedt would have had a value under ASC Topic 718 on the grant date of $1,775,199 for each such individual. Messrs. Agarwal and Weldon did not receive performance-based restricted share units in 2015. For performance-based awards granted in 2014, the awards disclosed are at maximum value. On June 13, 2014, the Company granted to each of Messrs. Vaccaro and Wriedt the following awards:

(a)
300,000 restricted share units that vest in five equal tranches and installments of 60,000 at a rate of 20% on December 31, 2014, 2015, 2016, 2017 and 2018, respectively ("first tranche," "second tranche," "third tranche," "fourth tranche," and "fifth tranche," respectively, and together "initial tranche date") and in 16 equal quarterly installments after the initial tranche date. On December 31, 2015, the Company and Messrs. Vaccaro and Wriedt agreed to an amended and restated time-based restricted share unit award agreement relating to these awards. As the result of the amendment and restatement, the vesting schedule for the third, fourth and fifth tranche of each such award was amended to cliff vest on March 31, 2017, March 31, 2018 and March 31, 2019, respectively, generally subject to the executive's continued employment with the Company or a subsidiary on the applicable vesting date. The modification value under ASC Topic 718 of revising the vesting schedule of these awards ($100,062 for each of Messrs. Vaccaro and Wriedt) has been included in the table above.

(b)
100,000 restricted share units 50% of which vested on January 1, 2015 and the remaining 50% of which vested on January 1, 2016; and

  (c)
  75,000 restricted share units subject to performance vesting hurdles in 2014 and service vesting through January 1, 2017. In addition, on December 31, 2015, the Company and each of Messrs. Wriedt and Vaccaro agreed to an amended and restated performance-based restricted share unit award agreement relating to 375,000 restricted share units originally granted or promised to be granted to the executives on June 13, 2014. As the result of the amendment and restatement, the Company memorialized the 2015 restricted share units granted to each such executive on March 30, 2015 (75,000 restricted share units) and awarded each such executive the 2016-2018 restricted share units promised by the Company under the terms of the original award agreements (75,000 restricted share units for each such year). The Compensation Committee determined that 18,750 of the 75,000 restricted share units relating to 2015 performance were earned, and , in its discretion, an additional 37,500 were deemed earned, and all such restricted stock units vested on March 31, 2016. The modification value under ASC Topic 718 of causing restricted stock units in excess of those earned based on performance to not be forfeited and to become eligible for vesting has been included in the table above ($40,836 for each of Messrs. Vaccaro and Wriedt). The remaining restricted share units relating to 2015 performance were forfeited. The 2016-2018 restricted share units (covering 75,000 restricted share units for each such year) will be earned based on performance goals that will be established in the future. The restricted share units earned for any such year will vest on March 31 of the immediately following calendar year, generally subject to the executive's continued employment from the grant date to such vesting date. The earned 2014 restricted share units (56,250 restricted share units) will vest on December 31, 2016, generally subject to the executive's continued employment on such vesting date.

The amounts reported in this column for 2015 includes the discretionary portion of 2015 bonuses paid to Messrs. Agarwal and Weldon ($150,000 and $275,000, respectively) in restricted share unit awards, the value of which grants was determined in 2015 but such grants were not made until 2016. The grants vest 1/3 on December 31, 2016 and 1/12 on each of the next eight quarterly anniversaries thereafter, beginning on March 31, 2017. The amount reported in this column for Mr. Agarwal for 2014 reflects the value of 48,544 restricted share units granted by the Company on December 18, 2014, 1/3 of which vested on December 31, 2015 and 1/12 of which will vest on each of the next eight quarterly anniversaries thereafter, beginning on March 31, 2016. The amount reported in this column for Mr. Weldon for 2015 also includes the value of 40,000 restricted share units granted by the Company on March 30, 2015, 1/3 of which vested on December 31, 2015 and 1/12 of which will vest on each of the next eight quarterly anniversaries thereafter, beginning on March 31, 2016.

(3)
The amounts listed do not represent the actual amounts paid in cash to or value realized by the named executive officers. The valuation of option awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions used to calculate the value of option awards are set forth in Note 12 to the Company's Form 10-K. On June 13, 2014, the Company granted to (1) each of Messrs. Vaccaro and Wriedt an option to acquire 100,000 Common Shares, with 1/3 of the underlying shares vesting on January 1, 2015 and 1/12th vesting on each of the next eight quarterly anniversaries, with the first quarterly installment vesting on the date that is one year and 3 months from January 1, 2015 and (2) Mr. Wriedt an option to acquire 200,000 Common Shares, with 1/4 of the underlying shares vesting on January 1, 2015 and 1/16th vesting on each of the next twelve quarterly anniversaries, with the first quarterly installment vesting on the date that is one year and 3 months from January 1, 2015. All of the share options awarded on June 13, 2014 had a strike price of $8.81 and are exercisable over a period of ten years from the date of grant.

(4)
The amounts reported with respect to 2015 represent performance-based bonuses awarded to Messrs. Vaccaro and Wriedt based on the achievement of performance goals including the Company's successful launch of certain funds and certain qualitative factors. The amounts listed with respect to 2014 represent cash incentive bonus payments under the 2014 CIFC Executive Incentive Compensation Plan, adopted pursuant to the 2011 Stock Option and Incentive Plan, as amended (the "Plan"), which were based on the Company's achievement of a specified EBITDA target, the Company's successful launch of certain funds and certain qualitative factors. The amounts listed with respect to 2014 were paid in 2015. In addition, the amount listed in 2014 in respect of Mr. Vaccaro included payments under the 2012 CIFC Executive Incentive Compensation Plan, adopted pursuant to the Plan, which were based in equal parts on the Company's achievement of an EBITDA target, the Company's achievement of a new advisory fee revenue target and awards at the Board's discretion. Such additional amount in respect of the 2012 CIFC Executive Incentive Compensation Plan was $279,234 payable to Mr. Vaccaro, paid in two equal installments in each of 2013 and 2014.

(5)
Other compensation for 2015 is comprised of matching and other Company contributions to the executives in the 401(k) plan ($35,000 for each of Mr. Vaccaro, Mr. Wriedt, and Mr. Agarwal) and Company-paid life insurance premiums ($129 for Mr. Vaccaro, $30 for Mr. Wriedt, $240 for Mr. Agarwal, and $225 for Mr. Weldon). Mr. Weldon did not participate in the Company's 401(k) plan in 2015.

Outstanding Equity Awards at 2015 Year-End

        The following table provides information regarding the holdings of equity awards by the Company's named executive officers at December 31, 2015.

Outstanding Equity Awards at December 31, 2015

	Option Award					Share Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date		Number of shares or units of shares that have not vested(#)		Market value of shares or units of shares that have not vested($)(1)	Equity Incentive Plan Awards: Number of Unearned shares, units or other rights that have not vested(#)(13)	Equity Incentive Plan Awards: Market or Payout value of Unearned shares, units or other rights that have not vested($)(1)
Stephen J. Vaccaro	250,000	—	$7.25	6/15/21	(2)
	140,625	9,375	$5.10	3/21/22	(2)
	128,906	8,594	$5.10	3/21/22	(3)
	58,333	41,667	$8.81	6/13/24	(4)
						50,000	(5)	$279,000	75,000	418,500
						264,000	(6)	$1,473,120	75,000	418,500
						56,250	(7)	$313,875	75,000	418,500
						56,250	(8)	$313,875
Oliver Wriedt	558,125	46,875	$4.83	3/1/22	(2)
	58,333	41,667	$8.81	6/13/24	(4)
	87,500	112,500	$8.81	6/13/24	(9)
						50,000	(5)	$279,000	75,000	418,500
						264,000	(6)	$1,473,120	75,000	418,500
						56,250	(7)	$313,875	75,000	418,500
						56,250	(8)	$313,875
Rahul Agarwal	75,000	25,000	$7.78	12/21/22	(2)
						3,750	(10)	$20,925
						32,363	(11)	$180,580
Julian Weldon						26,667	(12)	$148,802

(1)
Market value is calculated by multiplying the number of restricted share units that have not vested by $5.58, which was the closing price of the Company's Common Shares on the NASDAQ Capital Market on December 31, 2015.

(2)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on the first anniversary and 1/16 vesting on each of the next twelve quarterly anniversaries.

(3)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on January 31, 2013 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(4)
The options vest over a period of three years from the date of grant, with 1/3 vesting on January 1, 2015 and 1/12 vesting on each of the next eight quarterly anniversaries.

(5)
50% of the restricted share units vested on January 1, 2015 and the remaining 50% vested on January 1, 2016.

(6)
300,000 restricted share units that initially vested in five equal tranches and installments of 60,000 at a rate of 20% on December 31, 2014, 2015, 2016, 2017 and 2018, respectively ("first tranche," "second tranche," "third tranche," "fourth tranche," and "fifth tranche," respectively, and together "initial tranche date") and in 16 equal quarterly installments after the initial tranche date. On December 31, 2015, the Company and Messrs. Vaccaro and Wriedt agreed to an amended and restated time-based restricted share unit award agreement relating to these awards. As the result of the amendment and restatement, the vesting schedule for the third, fourth and fifth tranche of each such award was amended to cliff vest on March 31, 2017, March 31, 2018 and March 31, 2019, respectively, generally subject to the executive's continued employment with the Company or a subsidiary on the applicable vesting date.

(7)
56,250 out of 75,000 restricted share units granted on June 13, 2014 were earned, with 37,500 being earned as a result of the Company's achievement of an EBITDA target in 2014 and 18,750 being earned at the discretion of the Compensation Committee. All remain subject to service vesting through December 31, 2016.

(8)
56,250 out of the 75,000 restricted share units granted on March 30, 2015 vested on March 31, 2016, with 18,750 being earned as a result of the achievement of certain performance goals and 37,500 being earned at the discretion of the Compensation Committee.

(9)
The options vest over a period of four years from the date of the grant, with 1/4 vesting on January 1, 2015 and 1/16 vesting on each of the next twelve quarterly anniversaries.

(10)
The restricted share units vest ratably over a four-year period, with 3,750 units vesting on December 21, 2013, 2014, 2015, and 2016, respectively.

(11)
1/3 of the restricted share units vested on December 31, 2015 and 1/12 of the restricted share units will vest on each of the next eight quarterly anniversaries with the first quarterly installment vesting on March 31, 2016.

(12)
The restricted share units vest over a period of three years from the date of grant with 1/3 vesting on December 31, 2015 and approximately 1/12 vesting on the last day of each of the subsequent eight fiscal quarters.

(13)
Represents performance-based restricted share units granted to Messrs. Vaccaro and Wriedt on December 31, 2015. The performance goals for each of these awards have not yet been determined. Each grant relates to a separate performance period (2016, 2017 and 2018). Any restricted share units earned will vest on March 31st of the year after the performance period, generally subject to the executive's continued employment on such date.

Employment Agreements with Named Executive Officers

Mr. Vaccaro's Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Vaccaro is party to an Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement. This agreement provides that, upon his termination of employment due to death, disability or by the Company without cause, Mr. Vaccaro will be entitled to (a) 12 months of continued base salary payments, (b) an amount equal to the average annual bonus paid to him for the three year period preceding such termination, and (c) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are conditioned upon Mr. Vaccaro signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the agreement. For these purposes, "cause" means (i) Mr. Vaccaro shall have breached in any material respect the agreement; (ii) Mr. Vaccaro's commission of a felony or violation of any law involving moral turpitude, dishonesty, disloyalty or fraud; (iii) any failure by Mr. Vaccaro to substantially comply with any written rule, regulation, policy or procedure of the Company or its subsidiaries applicable to him, which noncompliance could reasonably be expected to have a material adverse effect on the business of the Company or any subsidiary; (iv) any failure by Mr. Vaccaro to comply with the Company's or its subsidiaries' policies with respect to insider trading applicable him; (v) a willful material misrepresentation at any time by Mr. Vaccaro to any member of the Board or any director or superior executive officer of the Company or its subsidiaries; (vi) Mr. Vaccaro's willful failure or refusal to comply with any of his material obligations under the agreement or a reasonable and lawful instruction of the Board or the person to whom he reports; or (vii) commission by Mr. Vaccaro of any act of fraud or gross negligence in the course of his employment with the Company or any other action by Mr. Vaccaro, in either case that is determined to be materially detrimental to the Company or any of its subsidiaries; provided that, except for any willful or grossly negligent acts or omissions, the commission of any act or omission described in clause (i) or (iii) that is capable of being cured shall not constitute "cause" unless and until Mr. Vaccaro, after written notice from the Company to him specifying the circumstances giving rise to cause under such clause, shall have failed to cure such act or omission to the reasonable satisfaction of the Company within 10 business days after such notice. Mr. Vaccaro is also subject to non-competition and non-solicitation obligations during his employment with the Company and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Wriedt's Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement

        Mr. Wriedt is party to a Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement. This agreement provides that, upon his termination of employment due to death, disability or by the Company without cause, Mr. Wriedt will be entitled to (a) 12 months of continued base salary payments, (b) an amount equal to the average annual bonus paid to him for the three year period preceding such termination, and (c) compensation for all accrued but unpaid vacation, sick and personal days through the date of such termination. Such payments are conditioned upon Mr. Wriedt signing a release upon such termination of his employment and his continued compliance with the terms of the restrictive covenants contained in the agreement. For these purposes, "cause" means (i) Mr. Wriedt shall have breached in any material respect the agreement; (ii) Mr. Wriedt's commission of a felony or violation of any law involving moral turpitude, dishonesty, disloyalty or fraud; (iii) any failure by Mr. Wriedt to substantially comply with any written rule, regulation, policy or procedure of the Company or its subsidiaries applicable to him, which noncompliance could reasonably be expected to have a material adverse effect on the business of the Company or any subsidiary; (iv) any failure by Mr. Wriedt to comply with the Company's or its subsidiaries' policies with respect to insider trading applicable him; (v) a willful material misrepresentation at any time by Mr. Wriedt to any member of the Board or any director or superior executive officer of the Company or its subsidiaries; (vi) Mr. Wriedt's willful failure or refusal to comply with any of his material obligations under the agreement or a reasonable and lawful instruction of the Board or the person to whom he reports; or (vii) commission by Mr. Wriedt of any act of fraud or gross negligence in the course of his employment with the Company or any other action by Mr. Wriedt, in either case that is determined to be materially detrimental to the Company or any of its subsidiaries; provided that, except for any willful or grossly negligent acts or omissions, the commission of any act or omission described in clause (i) or (iii) that is capable of being cured shall not constitute "cause" unless and until Mr. Wriedt, after written notice from the Company to him specifying the circumstances giving rise to cause under such clause, shall have failed to cure such act or omission to the reasonable satisfaction of the Company within 10 business days after such notice. Mr. Wriedt is also subject to non-competition and non-solicitation obligations during his employment with the Company and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Agarwal's Letter Agreement and Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement

        Mr. Agarwal is party to an at-will employment letter agreement, as amended. This agreement provides that Mr. Agarwal will receive an annual base salary of $300,000 (which has been increased to $325,000) and, upon the commencement of his employment, provided for a one-time cash payment of $350,000 and a share option award to purchase 80,000 shares of the Company's Common Shares. Mr. Agarwal is also eligible to receive an annual bonus payable in accordance with the Company's standard bonus payment polices. In the event Mr. Agarwal terminates his employment with the Company, Mr. Agarwal will be placed on a 90-day garden leave status, during which period he will continue to receive his base salary and benefits, but will not participate in any bonus or other compensation arrangements. Mr. Agarwal is also subject to confidentiality, non-solicitation and intellectual property obligations during his employment with the Company and for a period of one year after the termination of his employment for any reason whatsoever.

Mr. Weldon's Letter Agreement and Confidentiality, Non-Solicitation, Non-Competition and Intellectual Property Agreement

        Mr. Weldon is party to an at-will employment letter agreement, as amended. This agreement provides that Mr. Weldon will receive an annual base salary of $300,000 and, upon the commencement of his employment in 2015, 40,000 restricted share units that vest over three years and 10,000 restricted share units that are subject to performance-based requirements (which such 10,000 restricted share units have yet to be granted). Mr. Weldon is also eligible to receive an annual bonus payable in accordance with the Company's standard bonus payment policies. In the event Mr. Weldon terminates his employment with the Company, Mr. Weldon will be placed on a 90-day garden leave status, during which period he will continue to receive his base salary and benefits, but will not participate in any bonus or other compensation arrangements. Mr. Weldon is also subject to confidentiality, non-solicitation and intellectual property obligations during his employment with the Company and for a period of six months after the termination of his employment for any reason whatsoever.

2015 DIRECTOR COMPENSATION

Summary of 2015 Director Compensation

	Fees earned or paid in cash	Share Award(6)		Total
Paolo Amato(1)	$56,250	$50,000		$106,250
Iosif Bakayelnik(2)	43,889	—		43,889
Ehud Barak	92,500	50,000		142,500
Jason Epstein	100,000	50,000		150,000
Peter Gleysteen(4)	—	—		—
Andrew Intrater	100,000	50,000		150,000
Paul F. Lipari(2)	46,555	—		46,555
Robert B. Machinist	190,000	150,000	(3)	340,000
Marco Musetti	100,159	50,000		150,159
Daniel K. Schrupp	100,000	50,000		150,000
Jeffrey S. Serota	100,000	50,000	(5)	150,000
Stephen F. Smith	125,000	50,000		175,000

(1)
Mr. Amato's first term as a director of the Company commenced on the date of the 2015 Annual Meeting (June 26, 2015).

(2)
Each of Messrs. Bakaleynik and Lipari chose not to be re-nominated for election at the 2015 Annual Meeting and therefore their respective terms as directors expired at the 2015 Annual Meeting (June 26,2015).

(3)
In the first quarter of 2016, Mr. Machinist forfeited 5,988 of his 2015 restricted share units (representing half of the restricted share units granted to him as Chairman of the Board) due to his resignation as Chairman of the Board effective December 31, 2015.

(4)
Mr. Gleysteen holds a non-executive employee position with the Company. As the result, he does not receive any compensation for his service on the Board, but did receive a base salary for 2015 of $600,000, a bonus for 2015 in the amount of $350,000 and miscellaneous compensation in 2015 in the amount of $198 (Company paid life insurance premiums).

(5)
In connection with Mr. Serota's appointment as the Chairman of the Board, he was granted half of the restricted share units the Chairman of the Board typically receives each year ($50,000) on February 9, 2016 based on the closing share price on December 31, 2015. Such amount is not reflected in the table. Instead, only Mr. Serota's initial 2015 director grant (also having a grant date value of $50,000) is reflected.

(6)
The "Equity-Based Awards" section below sets forth the outstanding equity awards for each director as of December 31, 2015.

Narrative to Director's Compensation Table

        The table above describes the compensation earned by our directors in 2015. Our processes and procedures for considering and determining the amount of compensation we pay our non-employee directors consist of an annual review of director compensation by the Compensation Committee. Pursuant to its charter, the Compensation Committee recommends to the Board the compensation for the current year, and the Board makes a determination. The charter permits the Compensation Committee to delegate the consideration of director compensation to one or more subcommittees of the Compensation Committee, but the Compensation Committee has not done so to date.

2015 Director Compensation

        In 2015, the Company did not compensate its employee directors.

        In December 2015, each of the non-employee directors was granted a restricted share unit award with an initial value of approximately $50,000 and the Board chairperson was granted an additional restricted share unit award with an initial value of approximately $100,000 (for a total grant value of $150,000) under the Company's Plan, each of which awards will become fully vested and will settle on the earlier of July 1, 2016, within 90 days after a change in control in which no current director remains on the Board and the date of the 2016 Annual Meeting. As noted above, in connection with Mr. Machinist's cessation as Chairman of the Board, he forfeited 50% of his 2015 restricted share unit award relating to his service as Chairman. In addition, non-employee directors receive the following cash compensation: (i) $80,000 annual retainer fee, paid quarterly in arrears, (ii) $2,500 fee for each full Board meeting attended in person, (iii) $5,000 fee for service on one of the standing committees of the Board, (iv) $95,000 fee for the Board chairperson, and (v) $30,000 fee for the Audit Committee chairperson.

Equity-Based Awards

        Each of the restricted share units outstanding represents the right to receive one share of our Common Shares, subject to acceleration upon the occurrence of certain specified events.

        The following table summarizes the restricted share units and options held by each of our directors as of December 31, 2015:

Director	Number of Restricted Share Units Outstanding as of December 31, 2015		Number of Options Outstanding as of December 31, 2015
Paolo Amato	5,988		—
Ehud Barak	5,988		—
Jason Epstein	5,988		—
Peter Gleysteen	—		1,207,813
Andrew Intrater	5,988		—
Robert B. Machinist	17,964	(1)	—
Marco Musetti	5,988		—
Daniel K. Schrupp	5,988		—
Jeffrey S. Serota	5,988		—
Stephen F. Smith	5,988		—

(1)
In the first quarter of 2016, Mr. Machinist forfeited 5,988 of his 2015 restricted share units (representing half of the restricted share units granted to him as Chairman of the Board) due to his resignation as Chairman of the Board effective December 31, 2015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Persons Who Beneficially Own More Than 5% of the Company's Voting Securities

        The following table shows, as of April 15, 2016, the persons that are known to the Company to be the beneficial owners of more than 5% of the Common Shares, which is the only class of voting shares the Company has outstanding. Each Common Share is entitled to one vote. The following tables are based on 25,498,765 Common Shares, which are composed of 23,472,450 outstanding Common Shares as of April 15, 2016 and 2,026,315 Common Shares subject to an appraisal demand. The table is based on Shareholder filings with the SEC under Section 13 of the Exchange Act.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(3)
DFR Holdings, LLC, Bounty Investments LLC, Santa Maria Overseas Ltd., Mayflower Trust, and TZ Columbus Services Limited, c/o Renova U.S. Management LLC, 900 Third Avenue, 19th Floor, New York, New York 10022 (for DFR Holdings, LLC and Bounty Investments LLC), 2nd Terrace West, Centreville, Nassau, Bahamas (for Santa Maria Oversees Ltd.), Morgan & Morgan Building, Pasea Estate, Road Town, Tortola, BVI (for Mayflower Trust and TZ Columbus Services Limited)(1)	18,809,249	73.77%
Joseph A. Jolson, 600 Montgomery Street, Suite 1700, San Francisco, CA 94111(2)	2,016,415	7.91%

(1)
Based on a Schedule 13D/A filed on September 25, 2015 by DFR Holdings. Does not include a warrant to purchase 2,000,000 additional Common Shares at $6.375 per share.

(2)
Based on a Schedule 13G/A filed on December 2, 2015 by Joseph A. Jolson. These Common Shares were beneficially owned by Joseph A. Jolson, but they are believed to be included in the Dissenting Shares (as defined below).

(3)
Based on 25,498,765 Common Shares, which are composed of 23,472,450 outstanding Common Shares as of April 15, 2016 and 2,026,315 Common Shares that are subject to an appraisal demand pursuant to written demands received December 10, 2015 and December 14, 2015 (the "Dissenting Shares"). If the Dissenting Shares are excluded from the calculation of percent of class, DFR Holdings and Joseph A. Jolson would own 80.13% and 0%, respectively. If the appraisal demand is withdrawn or a petition to commence an appraisal proceeding is not filed in the Delaware Court of Chancery before April 30, 2016, the Dissenting Shares will be deemed to be outstanding as of the effective time of the Merger.

Ownership of Common Shares By Directors and Executive Officers

        The following table shows, as of April 15, 2016, the beneficial ownership of the Common Shares by its directors, named executive officers and all of its directors and executive officers as a group. None of the shares listed below has been pledged as security except as specifically described in the footnotes to this table and the share amounts include those of directors and executive officers who have the right to acquire beneficial ownership of any additional shares within 60 days after April 15, 2016. Unless indicated otherwise in the footnotes, the address of each individual listed in the table is c/o CIFC LLC, 250 Park Avenue, 4th Floor, New York, New York 10177.

Name of Beneficial Owner	Common Shares	Options and Restricted Share Units (acquirable within 60 days)(1)	Total	Percent of Class(2)
Paolo Amato	0	0	0	*
Ehud Barak	6,144	0	6,144	*
Jason Epstein(3)	0	0	0	*
Peter Gleysteen(4)	48,734	1,207,813	1,256,547	4.71%
Andrew Intrater(3)	0	0	0	*
Robert B. Machinist	74,381	0	74,381	*
Marco Musetti	6,144	0	6,144	*
Daniel K. Schrupp	6,643	0	6,643	*
Jeffrey S. Serota	4,931	0	4,931	*
Stephen F. Smith	3,532	0	3,532	*
Rahul Agarwal	23,141	81,250	104,391	*
Stephen J. Vaccaro	199,976	612,500	812,476	3.11%
Julian Weldon	16,666	0	16,666	*
Oliver Wriedt	538,290	742,500	1,280,790	4.88%
All directors and executive officers as a group (14 persons)	928,582	2,644,063	3,572,645	12.69%

*
Less than 1%.

(1)
Includes vested options, and options and restricted share units that will vest within 60 days of April 15, 2016.

(2)
Based on 25,498,765 Common Shares, which are composed of 23,472,450 outstanding Common Shares as of April 15, 2016 and the Dissenting Shares, plus, in the case of the calculation for each beneficial owner, the number of options and restricted share units acquirable within 60 days by such beneficial owner. If the Dissenting Shares are excluded from the calculation of percent of class, Peter Gleysteen, Stephen J. Vaccaro, Oliver Wriedt and all directors and executive officers as a group would own 5.09%, 3.37%, 5.29% and 13.68%, respectively.

(3)
Pursuant to the Assignment and Contribution Agreement, dated April 13, 2011, Bounty Investments, LLC ("Bounty"), assigned and contributed its Common Shares and the Convertible Note of the Company (which was converted into 4,132,231 Common Shares of the Company on July 12, 2014), and all rights and obligations thereto, to DFR Holdings. Bounty owns 99% of the equity interests of DFR Holdings. DFR Management Holdings, LLC ("DFR Management") owns 1% of the equity interests in DFR Holdings. Mr. Intrater is the manager of DFR Holdings and the managing member of DFR Management and has an equity interest in DFR Management alongside Mr. Epstein and Paul Lipari, a Managing Partner of CN. As of April 15, 2016, DFR Holdings was the direct beneficial owner of (i) 18,809,249 Common Shares and (ii) warrants to purchase 2,000,000 Common Shares at $6.375 per share. Each of Messrs. Epstein and Intrater are expected to contribute their 5,988 restricted share units to DFR Holdings, upon their vesting.

(4)
The Common Shares are held by Canis Marinum LLC for which Mr. Gleysteen is the sole manager.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions, and Director Independence

        The Company's policies and procedures for the review, approval and ratification of the Company's transactions with related persons consist of various conflict of interest provisions in its Code of Ethics, including that its directors report to the Board any conflict of interest they may have with respect to any matter being considered by the Board and that the Company's related persons involved in the Company's portfolio management obtain the prior approval of the Company's Chief Compliance Officer for their personal purchases of securities in private offerings.

        Since January 1, 2015, the Company has entered into certain transactions, summarized below, that exceeded $120,000 in amount and in which the Company's related persons—in general, the Company's directors, executive officers and their immediate family members—had or would have a direct or indirect material interest.

  •
  DFR Holdings is considered a related party as a result of its ownership of approximately 18.8 million Common Shares, a portion of which was issued as part of the consideration for the Company's June 9, 2010 acquisition of CN Credit Investments Management, LLC. On July 12, 2014, DFR Holdings converted $25.0 million aggregate principal amount of Convertible Notes into 4.1 million shares of the Company's Common Shares. In addition, DFR Holdings holds warrants that provide the holder the right to purchase 2.0 million Common Shares, which were scheduled to expire on September 24, 2015. On September 24, 2015, the warrants were extended to January 24, 2017 in exchange for cash of $0.4 million. On August 15, 2014, the Company entered into a consulting agreement with DFR Holdings whereby DFR Holdings agreed to provide the Company with ongoing advisory services such as the participation in financial, tax and strategic planning/budgeting, investor interface, new product initiatives, fund raising and recruiting. As part of the consulting agreement, the Company incurred professional fees of $2.0 million for the year ended December 31, 2015.

  •
  During the year ended December 31, 2015, the following members of the Board made the following investments:

  •
  Iosif Bakaleynik, through an entity in which his is the sole equity holder, purchased $250,000 of Series B interests in the CIFC CLO Warehouse Fund. Mr. Bakaleynik served as a director on the Board until the date of the 2015 Annual Meeting.

  •
  During the year ended December 31, 2015, the following executive officers made the following investments:

  •
  Oliver Wriedt purchased $200,000 of Series B Interests in the CIFC CLO Warehouse Fund.

 LEGAL MATTERS

        Certain legal matters with regard to the validity of the new notes and the new note guarantees will be passed upon for us by Dechert LLP, New York, New York and Maples and Calder, George Town, Grand Cayman, Cayman Islands.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

        None.

EXPERTS

        The consolidated financial statements as of December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, included in this Prospectus, and the effectiveness of CIFC Corp. and its subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        CIFC was, and the PTP Parent is, subject to the information requirements of the Securities Exchange Act of 1934, and until the filing of Form 2015 10-K, CIFC did, and with the filing of the 2015 10-K, the PTP Parent does, file audited annual and unaudited quarterly reports, proxy and information statements and other information with the SEC. You may read and copy all or any portion of the reports, proxy and information statements or other information in CIFC or PTP Parent's files at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on operation of the public reference rooms. The SEC also maintains an Internet site which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov. In addition, CIFC and the PTP Parent posts its filed documents on its website at http://www.cifc.com. Except for the documents incorporated by reference into this prospectus, the information on the PTP Parent's website is not part of this prospectus.

        While any new notes remain outstanding, PTP Parent will make available, on request, to any holder and any prospective purchaser of new notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act.

Interim Financial Information
(for the three months ended March 31, 2016)

Condensed Consolidated Financial Statements and Notes (Unaudited)

CIFC LLC AND ITS SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands, except share and per share amounts)
ASSETS
Cash and cash equivalents	$52,011	$57,968
Restricted cash and cash equivalents	1,694	1,694
Investments	77,347	70,696
Receivables	8,925	7,075
Prepaid and other assets	2,817	1,973
Deferred tax asset, net	43,110	44,425
Equipment and improvements, net	4,562	4,866
Intangible assets, net	5,393	6,857
Goodwill	76,000	76,000

Subtotal	271,859	271,554

Assets of Consolidated Entities:
Restricted cash and cash equivalents	80,592	94,018
Due from brokers	24,293	25,910
Investments	1,346,963	1,351,403
Receivables	4,185	4,109
Prepaid and other assets	187	209

Total assets of Consolidated Entities(1)	1,456,220	1,475,649

TOTAL ASSETS	$1,728,079	$1,747,203

LIABILITIES
Due to brokers	$—	$61
Distributions payable	8,670	—
Accrued and other liabilities	12,451	18,397
Contingent liabilities	8,142	8,338
Long-term debt	156,237	156,161

Subtotal	185,500	182,957

Non-Recourse Liabilities of Consolidated Entities:
Due to brokers	49,350	71,603
Accrued and other liabilities	229	193
Interest payable	4,474	5,090
Long-term debt	1,312,058	1,308,558

Total Non-Recourse Liabilities of Consolidated Entities(1)	1,366,111	1,385,444

TOTAL LIABILITIES	1,551,611	1,568,401

EQUITY (Note 10)
Common shares, par value $0.001: 500,000,000 shares authorized, 25,574,061 issued and 25,498,765 outstanding as of March 31, 2016 and 25,314,756 issued and outstanding as of December 31, 2015	25	25
Treasury shares, at cost: 75,296 as of March 31, 2016	(435)	—
Additional paid-in capital	994,766	992,419
Retained earnings (deficit)	(825,656)	(821,491)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	168,700	170,953
Noncontrolling interests in Consolidated Funds (Note 2)	7,768	7,849
TOTAL EQUITY	176,468	178,802

TOTAL LIABILITIES AND EQUITY	$1,728,079	$1,747,203

See notes to Condensed Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Condensed Consolidated Balance Sheets (continued)

(Unaudited)

        Included in the Company's Condensed Consolidated Balance Sheets are balances from Consolidated Variable Interest Entities ("Consolidated VIEs")(1). See Notes 2 and 4.

	March 31, 2016	December 31, 2015
	(In thousands)
ASSETS
Assets of Consolidated VIEs:
Restricted cash and cash equivalents	$80,592	$94,018
Due from brokers	24,293	25,910
Investments	1,346,963	1,351,403
Receivables	4,185	4,109
Prepaid and other assets	187	209

Total assets of Consolidated VIEs	$1,456,220	$1,475,649

LIABILITIES
Non-Recourse Liabilities of Consolidated VIEs:
Due to brokers	$49,350	$71,603
Accrued and other liabilities	229	193
Interest payable	4,474	5,090
Long-term debt	1,312,058	1,308,558

Total Non-Recourse Liabilities of Consolidated VIEs	$1,366,111	$1,385,444

Explanatory Note:

(1)
The assets of the Consolidated Entities would not be available to the Company's general creditors, and as a result, the Company does not consider them its assets. Additionally, the investors in the debt and residual interests of the Consolidated Entities have no recourse to the Company's general assets. Therefore, this debt is not the Company's obligation.

See notes to Condensed Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In thousands, except share and per share amounts)
Revenues
Management and incentive fees	$19,815	$21,614
Interest income from investments	933	2,607
Interest income—Consolidated Entities	18,990	2,756

Total net revenues	39,738	26,977
Expenses
Employee compensation and benefits	9,514	8,564
Share-based compensation	2,381	1,680
Professional services	2,072	1,926
General and administrative expenses	2,517	2,297
Depreciation and amortization	1,296	2,409
Impairment of intangible assets	531	281
Corporate interest expense	1,957	494
Expenses—Consolidated Entities	388	1,268
Interest expense—Consolidated Entities	8,420	744

Total expenses	29,076	19,663
Other Gain (Loss)
Net gain (loss) on investments	271	1,193
Net gain (loss) on contingent liabilities	(364)	(713)
Net gain (loss) on investments—Consolidated Entities	2,600	2,797
Net gain (loss) on liabilities—Consolidated Entities	(7,384)	(2,260)
Net gain (loss) on other investments and derivatives—Consolidated Entities	—	438

Net other gain (loss)	(4,877)	1,455

Income (loss) before income taxes	5,785	8,769
Income tax (expense) benefit	(1,278)	(3,087)

Net income (loss)	4,507	5,682
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(2)	(254)

Net income (loss) attributable to CIFC LLC	$4,505	$5,428

Earnings (loss) per share (Note 11)—
Basic	$0.18	$0.21
Diluted	$0.17	$0.20
Weighted-average number of shares outstanding (Note 11)—
Basic	25,355,064	25,279,226
Diluted	25,809,402	26,572,416
Distributions declared per share	$0.34	$0.10

See notes to Condensed Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In thousands)
Net income (loss)	$4,507	$5,682
Other comprehensive income (loss)	—	—

Comprehensive income (loss)	4,507	5,682
Comprehensive (income) loss attributable to noncontrolling interests in Consolidated Entities	(2)	(254)

Comprehensive income (loss) attributable to CIFC LLC	$4,505	$5,428

See notes to Condensed Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Condensed Consolidated Statements of Equity

(Unaudited)

								Consolidated Entities (Note 2)
	CIFC LLC Shareholders' Equity
									Appropriated retained earnings (deficit) of Consolidated VIEs
	Common Shares		Treasury Shares
							Total CIFC LLC Shareholders' Equity	Noncontrolling Interests in Consolidated Funds
	Shares Outstanding	Par Value	Shares	Amount	Additional paid-in capital	Retained earnings (deficit)				Total Shareholders' Equity
	(In thousands)
Balance—December 31, 2014	25,193	$25	(130)	$(914)	$988,904	$(811,695)	$176,320	$210,818	$134,764	$521,902
Deconsolidation of CLOs and funds on adoption of ASU 2015-02	—	—	—	—	—	—	—	(204,393)	(127,877)	(332,270)
Valuation of financial assets and liabilities of Consolidated CLOs on adoption of ASU 2014-13	—	—	—	—	—	—	—	—	(6,887)	(6,887)
Net income (loss)	—	—	—	—	—	5,428	5,428	254	—	5,682
Share-based compensation, net	83	—	—	—	1,415	—	1,415	—	—	1,415
Exercise of options	25	—	—	—	129	—	129	—	—	129
Contribution from noncontrolling interests	—	—	—	—	—	—	—	12,100	—	12,100
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(970)	—	(970)
Distributions declared	—	—	—	—	—	(2,543)	(2,543)	—	—	(2,543)

Balance—March 31, 2015	25,301	25	(130)	(914)	990,448	(808,810)	180,749	17,809	—	198,558

Balance—December 31, 2015	25,315	$25	—	$—	$992,419	$(821,491)	$170,953	$7,849	$—	$178,802
Net income (loss)	—	—	—	—	—	4,505	4,505	2	—	4,507
Repurchases of common shares	—	—	75	(435)	—	—	(435)	—	—	(435)
Share-based compensation, net	209	—	—	—	2,135	—	2,135	—	—	2,135
Exercise of options	50	—	—	—	212	—	212	—	—	212
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(83)	—	(83)
Distributions declared	—	—	—	—	—	(8,670)	(8,670)	—	—	(8,670)

Balance—March 31, 2016	25,574	$25	75	$(435)	$994,766	$(825,656)	$168,700	$7,768	$—	$176,468

See notes to Condensed Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,507	$5,682
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs and other	76	22
Share-based compensation	2,381	1,680
Net (gain) loss on investments and contingent liabilities / other (gain) loss	93	(480)
Depreciation and amortization	1,296	2,409
Impairment of intangible assets	531	281
Deferred income tax expense (benefit)	1,315	(150)
Excess tax benefits from share-based payment arrangements	230	(8)
Consolidated Entities:
Net (gain) loss on investments	(2,600)	(2,797)
Net (gain) loss on liabilities	7,384	2,260
Net other (gain) loss	—	(438)
Changes in operating assets and liabilities:
Due from brokers	—	(974)
Receivables	(1,850)	461
Prepaid and other assets	(848)	(1,003)
Due to brokers	(61)	6,245
Accrued and other liabilities	(5,461)	(6,954)
Consolidated Entities:
Due from brokers	1,616	10,348
Purchase of investments	(114,723)	(143,714)
Sales of investments	121,766	69,139
Receivables	(52)	(438)
Due to brokers	(22,253)	48,068
Accrued and other liabilities	32	—
Interest payable	(616)	10

Net cash provided by (used in) operating activities	(7,237)	(10,351)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(16,134)	(13,193)
Sales of investments	9,712	35,301
Purchases of equipment and improvements	(61)	(403)
Consolidated Entities:
Change in restricted cash and cash equivalents	13,426	(54,873)

Net cash provided by (used in) investing activities	6,943	(33,168)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common shares	(435)	—
Proceeds from the exercise of options	241	121
Payments for tax from the net delivery of restricted share units	(45)	(265)
Payments on contingent liabilities	(999)	(1,559)
Excess tax benefits from share-based payment arrangements	(230)	8
Consolidated Entities:
Contributions from noncontrolling interests	—	12,100
Distributions to noncontrolling interests	(83)	(970)
Proceeds from issuance of long-term debt	3,830	84,100
Payments made on long-term debt	(7,942)	(67,845)

Net cash provided by (used in) financing activities	(5,663)	25,690

Net increase (decrease) in cash and cash equivalents	(5,957)	(17,829)
Cash and cash equivalents at beginning of period	57,968	59,290

Cash and cash equivalents at end of period	$52,011	$41,461

CIFC LLC AND ITS SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (continued)

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
	(In thousands)
SUPPLEMENTAL DISCLOSURE:
Cash paid for interest	$949	$481
Cash paid for income taxes	$2,182	$1,500
Consolidated Entities:
Cash paid for interest	$17,196	$1,375
Non-cash disclosures:
Exercise of share options and RSUs	$36	$32
Consolidated Entities:
Deconsolidation of net assets	$—	$22,578
Non-cash settlement of interest receivables with increases in principal	$15	$26

See notes to Condensed Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1—Organization and Business

        Organization—CIFC LLC (together with its subsidiaries, "CIFC" or the "Company") is a Delaware limited liability company headquartered in New York City. The Company is a private debt manager specializing in secured U.S. corporate loan strategies. The Company's primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of institutional investors around the world.

        Fee Earning Assets Under Management ("Fee Earning AUM" or "AUM") refers to the principal balance, net asset value or value of assets managed by the Company on which the Company earns management and/or incentive fees. The Company's AUM is primarily comprised of Collateralized Loan Obligations ("CLOs"). In addition, the Company manages credit funds and other loan-based products (together, "Non-CLO products" and together with CLOs, "Funds"). The Company manages these credit products through opportunistic investment strategies where the Company seeks to generate current income and/or capital appreciation, primarily through senior secured corporate loan investments ("SSCLs") and, to a lesser extent, other investments. The Company also manages Collateralized Debt Obligations ("CDOs"), which it does not expect to issue in the future.

        The Company has three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally based on a percentage of AUM of the Funds. Incentive fees are earned based on the performance of the Funds. Investment income represents interest income and realized/unrealized gains and losses on investments in the products sponsored by the Company and third parties.

        On December 31, 2015, CIFC Corp., the formerly publicly traded entity, completed a series of transactions (the "Reorganization Transaction") to become a subsidiary of CIFC LLC. The series of transactions changed the Company's top-level form of organization from a corporation to a limited liability company. As of January 1, 2016, the Company was taxed as a partnership. The Reorganization Transaction was a transaction between entities under common control; therefore, the prior year comparative Condensed Consolidated Financial Statements include the Consolidated Balance Sheet, Statement of Operations, Comprehensive Income (Loss), Equity and Cash Flows as of and for the three months ended March 31, 2015 of CIFC Corp.

Note 2—Basis of Presentation and Principles of Consolidation

        Basis of Presentation—The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in conformity with the instructions to Form 10-Q and Article 10-01 of Regulation S-X for interim financial statements. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles in the United States of America ("GAAP") for complete financial statements. The preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the Condensed Consolidated Financial Statements and accompanying notes. Management believes that estimates utilized in the preparation of the Condensed Consolidated Financial Statements are prudent and reasonable. Actual results could differ from those estimates and such differences could be material. These accompanying unaudited Condensed Consolidated Financial Statements and related Notes should be read in conjunction with the Consolidated Financial Statements and related Notes included in the 2015 Annual Report.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 2—Basis of Presentation and Principles of Consolidation (Continued)

        In the opinion of management, the accompanying Condensed Consolidated Financial Statements contain all adjustments, consisting of normal recurring adjustments necessary for a fair statement of the results for the interim periods presented. Such operating results may not be indicative of the expected results for any other interim periods or the entire year.

        Certain prior year amounts in the Condensed Consolidated Financial Statements and the related notes have been reclassified to conform to current period presentation. During late 2015, we adopted certain Accounting Standard Updates ("ASU") issued by the Financial Accounting Standards Board (FASB) such as the deconsolidation of certain CLOs and Funds (or ASU 2015-02) and the valuation of financial assets and liabilities of Consolidated CLOs (or ASU 2014-13) which were applied on a modified retroactive basis. As such, the Condensed Consolidated Financial Statements and the related notes for the three months ended March 31, 2015 have been re-presented to reflect the impact of these adoptions (see the 2015 Annual Report). Further, other reclassified items include a detailed break out of line items for net results of Consolidated Entities, Employee compensation and benefits, Share-based compensation, and General and administrative expenses on the Condensed Consolidated Statements of Operations as well as Contributions from and Distributions to noncontrolling interests on the Condensed Consolidated Statements of Cash Flows and Condensed Consolidated Statements of Equity.

        Principles of Consolidation—The Condensed Consolidated Financial Statements include the financial statements of CIFC and its wholly-owned subsidiaries, the entities in which the Company has a controlling interest ("Consolidated Funds") and VIEs for which the Company is deemed to be the primary beneficiary (together with Consolidated Funds, the "Consolidated Entities").

        All intercompany balances and transactions have been eliminated upon consolidation. This consolidation, particularly with respect to the Consolidated Entities, significantly impacts the Company's Condensed Consolidated Financial Statements.

        Consolidated Entities—Consolidated Entities includes the operating results of the Consolidated Funds and the Consolidated VIEs. As of both March 31, 2016 and December 31, 2015, the Company held $81.8 million of investments in its Consolidated Entities.

        Consolidated VOEs—The Company consolidates entities in which it has a controlling voting interest. As of March 31, 2016 and December 31, 2015, the Company did not consolidate any entities under the voting interest model.

        Consolidated VIEs—The Company also consolidates variable interest entities in which it is deemed the primary beneficiary. These Consolidated VIEs generally include certain CLOs (collectively, the "Consolidated CLOs"), warehouses, loan investment products, and other similar legal entities.

        Tactical Income Fund—The Company invests in and manages an open-end credit fund that invests primarily in second-lien loans (the "Tactical Income Fund"). The Company consolidated the Tactical Income Fund. Under the consolidation rules, limited partnerships where investors lack the right to remove the general partners are deemed VIEs. The Company is deemed the primary beneficiary as it cannot be removed as the investment manager and has a significant financial interest in the fund. As of March 31, 2016 and December 31, 2015, the Company held an investment of $33.6 million and $33.2 million, respectively, and for both periods the limited partners held $7.8 million. Limited partners' interests were reported in "Noncontrolling interests in Consolidated Funds" on the Condensed Consolidated Balance Sheet.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 2—Basis of Presentation and Principles of Consolidation (Continued)

        Consolidated CLOs and Other—As of March 31, 2016 and December 31, 2015, the Company consolidated 2 CLOs and 2 credit funds (including Tactical Income Fund).

        Warehouses—From time to time, the Company will create special purpose vehicles ("SPVs") to warehouse SSCLs in advance of sponsoring new CLOs or other funds. The Company may contribute equity to the new SPVs which are typically levered three to five times depending on the terms agreed to with the warehousing counterparties. When the related CLO or Fund is sponsored, typically around three to nine months later, the warehouse is "terminated," with it concurrently repaying the related financing and returning to the Company its equity contribution, net of gains and losses, if any. Since the launch of the Warehouse Fund (see below), the Company's direct investments in warehouses it manages have been limited.

        As of both March 31, 2016 and December 31, 2015, the Company did not consolidate any warehouses but held variable interests in 3 warehouses for which it was not deemed to be the primary beneficiary.

        Unconsolidated VOEs—Warehouse Fund—In December 2014, the Company launched a closed-end structured credit fund that invests primarily in equity interests of warehouses managed by CIFC (the "Warehouse Fund"). As of March 31, 2016 and December 31, 2015, the carrying value of the Company's investment, as the general partner of the fund, was $14.7 million and $13.9 million, respectively.

        Co-Investment Fund—During 2013, the Company launched a closed-end structured credit fund that invests primarily in residual tranches of CLOs and, to a lesser extent, warehouses, managed by CIFC (the "Co-Investment Fund"). As of March 31, 2016 and December 31, 2015, the carrying value of the Company's investment, as the general partner of the fund, was $11.8 million and $12.1 million, respectively.

        The limited partners of both the Warehouse Fund and the Co-Investment Fund may remove the general partner's presumption of control, and as such, the Company did not consolidate these funds. The Company's investments in these funds were recorded in "Investments" on the Company's Condensed Consolidated Balance Sheets.

        Unconsolidated VIEs—Senior Secured Corporate Loan Fund—The Company invests in and manages an open-end credit fund that invests in performing U.S. SSCLs (the "Senior Secured Corporate Loan Fund") to provide capital appreciation and risk-adjusted returns to its investors. The Company does not consolidate the Senior Secured Corporate Loan Fund. Under the consolidation rules, limited partnerships where investors lack the right to remove the general partners, are deemed VIEs, however, the Company is not deemed the primary beneficiary as it does not have a significant financial interest in the fund. As of March 31, 2016 and December 31, 2015, the carrying value of the Company's investment was $5.5 million and $5.4 million, respectively.

        As of March 31, 2016, the Company had variable interests in 26 CLOs, 8 CDOs, and 2 Non-CLO products (including the Senior Secured Corporate Loan Fund), which the Company managed, that were not consolidated (collectively the "Unconsolidated VIEs") as the Company was not deemed to be the primary beneficiary of the Unconsolidated VIEs. As of December 31, 2015, the Company's unconsolidated VIEs included 28 CLOs, 8 CDOs and 2 Non-CLO products (including the Senior Secured Corporate Loan Fund).

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 2—Basis of Presentation and Principles of Consolidation (Continued)

        The Company's maximum exposure to loss on Unconsolidated VIEs includes its investment, management fee receivables and future management fees collectible by the Company. As of March 31, 2016 and December 31, 2015 the Company invested $39.5 million and $29.0 million, respectively, in Unconsolidated VIEs and the Company's management fee receivables were $4.5 million and $4.1 million, respectively.

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates

        As of March 31, 2016, the Company's significant accounting policies, which are detailed in the 2015 Annual Report have not changed.

Recent Accounting Updates

        In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718) ("ASU 2016-09"), which is intended to simplify several aspects of the accounting for share-based payment award transactions. Specifically, ASU 2016-09 aims to simplify the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The guidance will be effective for fiscal years beginning after December 15, 2016, including interim periods within that year. The Company is currently evaluating the impact of this ASU on its Consolidated Financial Statements.

        In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ("ASU 2016-02"), to increase transparency and comparability among organizations by recognizing all lease transactions (with terms in excess of 12 months) on the balance sheet as a lease liability and a right-of-use asset (as defined). ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with earlier application permitted. Upon adoption, the lessee will apply the new standard retrospectively to all periods presented or retrospectively using a cumulative effect adjustment in the year of adoption. The Company is currently evaluating the impact of this ASU on its Consolidated Financial Statements.

        In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date ("ASU 2015-14"). The ASU amends the effective date of ASU 2014-09 for all entities by one year. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard clarifies the required factors that an entity must consider when recognizing revenue and also requires additional disclosures. With the issuance of ASU 2015-14 the new effective date for the Company is January 1, 2018. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the impact of this ASU on its Consolidated Financial Statements.

        In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern ("ASU 2014-15"). The guidance will explicitly require management to assess an entity's ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. The new standard will be effective in the first annual period ending after December 15, 2016. Earlier adoption is permitted. The Company does not believe this guidance will have a material impact on its Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 4—Consolidated VIEs

        Although the Company consolidates all the assets and liabilities of the Consolidated VIEs (including the Consolidated CLOs, warehouses and other investment products), its maximum exposure to loss is limited to its investments and beneficial interests in the Consolidated VIEs and the receivables of management fees from the Consolidated VIEs. All of these items are eliminated upon consolidation. The assets of each of the Consolidated VIEs are administered by the trustee of each fund solely as collateral to satisfy the obligations of the Consolidated VIEs. If the Company were to liquidate, the assets of the Consolidated VIEs would not be available to the Company's general creditors, and, as a result, the Company does not consider them its assets. Additionally, the investors in the debt and residual interests of the Consolidated VIEs have no recourse to the Company's general assets. Therefore, this debt is not the Company's obligation.

        The following table summarizes the Company's total maximum exposure to loss on these Consolidated VIEs, as follows (1):

	March 31, 2016	December 31, 2015
	(In thousands)
Maximum exposure to loss:
Investments and beneficial interests(2)	$81,944	$81,752
Receivables	394	605

Total maximum exposure to loss	$82,338	$82,357

Explanatory Notes:

(1)
In addition, exposure to loss includes future management fees on the Consolidated VIEs, which are not included in the table.

(2)
Investments made in our Consolidated VIEs are eliminated in consolidation.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5—Fair Value

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Fair Value Hierarchy—The following table summarizes the assets and liabilities carried at fair value on a recurring basis, by class and level:

	March 31, 2016					December 31, 2015
	Level 1	Level 2	Level 3	NAV	Estimated Fair Value	Level 1	Level 2	Level 3	NAV	Estimated Fair Value
	(In thousands)					(In thousands)
Assets
Investments:
Credit Funds	$—	$—	$—	$31,977	$31,977	$—	$—	$—	$31,411	$31,411
Structured products & other	—	1,558	43,812	—	45,370	—	1,768	37,517	—	39,285

Subtotal	—	1,558	43,812	31,977	77,347	—	1,768	37,517	31,411	70,696
Consolidated Entities:
Loans(1)	—	1,052,484	292,559	—	1,345,043	—	1,067,539	281,868	—	1,349,407
Structured products & other	—	802	1,118	—	1,920	—	840	1,156	—	1,996

Total Consolidated Entities	—	1,053,286	293,677	—	1,346,963	—	1,068,379	283,024	—	1,351,403

Total Assets	$—	$1,054,844	$337,489	$31,977	$1,424,310	$—	$1,070,147	$320,541	$31,411	$1,422,099

Liabilities
Contingent liabilities	$—	$—	$8,142	$—	$8,142	$—	$—	$8,338	$—	$8,338

Total Liabilities	$—	$—	$8,142	$—	$8,142	$—	$—	$8,338	$—	$8,338

Explanatory Note:

(1)
As of both March 31, 2016 and December 31, 2015, the total aggregate unpaid principal balance of loans was $1.4 billion .See Note 9 for total contractual principal amounts.

        Changes in Level 3 Recurring Fair Value Measurements—The following tables summarize by class the changes in financial assets and liabilities measured at fair value classified within Level 3 of the

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5—Fair Value (Continued)

valuation hierarchy. Net realized and unrealized gains (losses) for Level 3 financial assets and liabilities measured at fair value are included in the Consolidated Statements of Operations.

	Level 3 Financial Assets
	For the Three Months Ended March 31, 2016
	Investments		Investment Assets of Consolidated Entities
	Structured Products & Other	Total	Loans	Structured Products & Other	Total
	(In thousands)
Estimated fair value, beginning of period	$37,517	$37,517	$281,868	$1,156	$283,024
Transfers into Level 3(1)	—	—	95,421	—	95,421
Transfers out of Level 3(2)	—	—	(84,551)	—	(84,551)
Net realized/unrealized gains (losses)(3)	(1,307)	(1,307)	(933)	(38)	(971)
Purchases(3)	15,721	15,721	24,480	—	24,480
Sales(3)	(8,000)	(8,000)	(9,899)	—	(9,899)
Settlements(3)	(119)	(119)	(13,827)	—	(13,827)

Estimated fair value, end of period	$43,812	$43,812	$292,559	$1,118	$293,677

Change in unrealized gains (losses) for the period for the assets held as of the end of the period	$(213)	$(213)	$(1,967)	$(38)	$(2,005)

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5—Fair Value (Continued)

	Level 3 Financial Assets
	For the Three Months Ended March 31, 2015
	Investments			Investment Assets of Consolidated Entities
	Loans	Structured Products & Other	Total	Loans	Corporate Bonds	Structured Products & Other	Total
	(In thousands)
Estimated fair value, beginning of period	$967	$7,604	$8,571	$2,517,887	$478	$69,973	$2,588,338
Transfers into Level 3(1)	—	—	—	2,327	—	—	2,327
Transfers out of Level 3(2)(3)	—	—	—	(8,477)	—	—	(8,477)
Transfers in (out) due to deconsolidation(2)(3)	—	23,614	23,614	(2,476,625)	(478)	(67,383)	(2,544,486)
Net realized/unrealized gains (losses)(3)	—	(197)	(197)	497	—	(101)	396
Purchases(3)	—	7,138	7,138	26,643	—	2,188	28,831
Sales(3)	—	(5,296)	(5,296)	(11,336)	—	—	(11,336)
Settlements(3)	—	—	—	(5,933)	—	—	(5,933)

Estimated fair value, end of period	$967	$32,863	$33,830	$44,983	$—	$4,677	$49,660

Change in unrealized gains (losses) for the period for the assets held as of the end of the period	$—	$3	$3	$82	$—	$(101)	$(19)

Explanatory Notes:

(1)
Transfers in represent loans currently valued by a third-party pricing service using composite prices determined using less than two quotes, an internally developed pricing model or broker quotes and that were previously marked by a third-party pricing service using composite prices determined from two or more quotes.

(2)
Transfers out represent loans previously valued by an internally developed pricing model, broker quotes, or a third-party pricing service using composite prices determined using less than two quotes and are now being marked by a third-party pricing service using composite prices determined from two or more quotes.

(3)
The adoption of ASU 2015-02 was applied on a modified retrospective basis. Transfers out, net realized/unrealized gains (losses), purchases, sales and settlements for the three months ended March 31, 2015 reflect the deconsolidation of CLOs as of January 1, 2015.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5—Fair Value (Continued)

	Level 3 Financial Liabilities
	For the Three Months Ended March 31, 2016		For the Three Months Ended March 31, 2015
	Contingent Liabilities	Total	Contingent Liabilities	Long-term Debt of Consolidated Entities	Total
	(In thousands)
Estimated fair value, beginning of period	$8,338	$8,338	$12,668	$12,049,034	$12,061,702
Transfer in due to consolidation(2)(3)	—	—	—	(12,049,034)	(12,049,034)
Net realized/unrealized (gains) losses(2)	364	364	713	—	713
Settlements(2)(4)	(560)	(560)	(1,558)	—	(1,558)

Estimated fair value, end of period	$8,142	$8,142	$11,823	$—	$11,823

Change in unrealized gains (losses) for the period for the liabilities outstanding as of the end of the period	$364	$364	$713	$—	$713

Explanatory Notes:

(1)
Represents the Company's sales of its residual interests in the Consolidated CLOs. The sale removes the requirement to consolidate the CLOs, therefore, debt and/or subordinated notes of the CLOs are no longer eliminated in consolidation.

(2)
The adoption of ASU 2015-02 was applied on a modified retrospective basis. Transfers out, net realized/unrealized gains (losses), purchases, sales and settlements for the three months ended March 31, 2015 reflect the deconsolidation of CLOs as of January 1, 2015.

(3)
Pursuant to the adoption of ASU 2014-13, the Long-term Debt of Consolidated Entities have been remeasured in accordance with the new guidance.

(4)
For Contingent Liabilities, amount represents payments made and due related to the contingent liabilities from the merger with Legacy CIFC (Note 8).

Fair Value Methodologies of Financial Instruments

        The following is a description of the Company's valuation methodologies for financial instruments measured at fair value by class as required by ASC Topic 820, including the general classification of such instruments pursuant to the valuation hierarchy.

        Credit Funds—Amounts include the Company's investment in unconsolidated credit funds where the Company co-invests with third-party investors. The fair value of investments in credit funds are generally determined based on the Company's proportionate share of the net asset value ("NAV") of the fund. Investors in the Company's open-ended credit funds may redeem their interests, at any time, within 30 days after notice. Investors in the Company's closed-end credit funds generally cannot redeem. The Company estimates that closed-end funds are expected to liquidate over 2 to 5 years. The Company has no unfunded commitments in its open-ended and closed-end credit funds. The Company's investments in credit funds have been excluded from the fair value hierarchy table.

        Loans—Loans are generally valued via a third-party pricing service. The value represents a composite of the mid-point in the bid-ask spread of broker quotes or is based on the composite price of a different tranche of the same or similar security if broker quotes are unavailable for the specific

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5—Fair Value (Continued)

tranche the Company owns. The third-party pricing service provides the number of quotes used in determining the composite price, a factor that the Company uses in determining the observability level of the inputs to the composite price. When the fair value of the loan investments is based on a composite price determined using two or more quotes the composite price is considered to be based on significant observable inputs and classified as Level 2 within the fair value hierarchy. When the fair value of certain loan investments is based on a composite price determined using less than two quotes, the composite price is considered to be based on significant unobservable inputs. In these instances, the Company performs certain procedures on a sample basis to determine that composite prices approximate fair market value. Alternative methodologies are used to value the loans such as a comparable company pricing model (an internally developed model using composite or other observable comparable market inputs) or an internally developed model using data including unobservable market inputs. Accordingly, loans valued using alternative methodologies are classified as Level 3 within the fair value hierarchy.

        Structured Products & Other—Structured Products and Other primarily represents the fair value of investments in CIFC and third-party managed CLOs and warehouses. These assets are generally valued via a third-party pricing service. The inputs to the valuation include recent trade information, discount rates, forward yield curves, and loan level information (including loan loss, recovery and default rates, prepayment speeds and other security specific information obtained from the trustee and other service providers related to the product being valued). Although the inputs used in the third-party pricing service's valuation model are generally obtained from active markets, the third-party pricing service does not provide a detailed analysis for each security valued. The Company performs certain procedures on a sample basis to determine that prices approximate fair market value. When a value from a third-party pricing service is unavailable, the value may be based on an internally developed discounted cash flow model which includes unobservable market inputs or by broker quote. Inputs to the internally developed model include the structure of the product being valued, estimates related to loan default, recovery and discount rates. Accordingly these assets are classified as Level 3 within the fair value hierarchy.

        In addition, included in Structured Products and Other are (i) equity securities not listed for trading on a national exchange ("Non-listed Equity Securities") received on certain loan restructurings within our portfolio and (ii) on occasion, warehouse total return swaps ("TRS," Note 6). Similar to the fair value of loans, Non-listed Equity Securities are valued using a third-party pricing service. When the fair value of a Non-listed Equity Security is determined using two or more quotes, it is classified as Level 2 within the fair value hierarchy, and when the fair value is determined using less than two quotes, it is classified as Level 3 within the fair value hierarchy. The fair value of a warehouse TRS is calculated as the sum of (i) the change in fair value of the reference obligations (SSCLs are valued at a composite of the mid-point in the bid-ask spread of broker quotes) since they became reference obligations, (ii) net realized gains (losses) on reference obligations sold during the period and (iii) interest income earned on the reference obligations, less an amount equal to LIBOR plus an agreed upon margin on the outstanding notional amount of the reference obligations. The warehouse TRS values are classified as Level 2 within the fair value hierarchy.

        Contingent Liabilities—The fair value of contingent liabilities is based on a discounted cash flow model. The model is based on projections of the relevant future management fee cash flows and utilizes both observable and unobservable inputs in the determination of fair value. Significant inputs to the valuation model include the structure of the underlying CLO and estimates related to loan default,

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5—Fair Value (Continued)

recovery and discount rates. Contingent liabilities are classified as Level 3 within the fair value hierarchy.

        Long-Term Debt of the Consolidated CLOs & Warehouses—Long-term debt of the Consolidated CLOs and warehouses consists of debt and subordinated notes of the Consolidated CLOs and warehouses. Financial liabilities are measured as: (1) the sum of the fair value of the financial assets and the carrying value of any non-financial assets that are incidental to the operations of the CLOs less (2) the sum of the fair value of any beneficial interests retained by the reporting entity (other than those that represent compensation for services) and the Company's carrying value of any beneficial interests that represent compensation for services.

Quantitative Information about Level 3 Assets & Liabilities

        The disclosure provided below provides quantitative information about the significant unobservable inputs used in the valuation of the contingent liabilities of Legacy CLOs (see Note 9).

Financial Liabilities	March 31, 2016 Fair Value (in thousands)	Valuation Technique	Significant Unobservable Input	March 31, 2016 Range	December 31, 2015 Range	Impact of Increase in Input on Fair Value Measurement(1)
Contingent Liabilities	$8,142	Discounted cash flows	Discount rate(2)	8.1% - 13.0%	6.7% - 12.0%	Decrease
			Default rate(3)	2.0%	2.0%	Decrease
			Recovery rate(3)	70%	70%	Increase
			Pre-payment rate(3)	25%	40%	Decrease
			Reinvestment spread of assets above LIBOR	3.3% - 4.0%	3.0 - 3.8%	Increase
			Reinvestment price of assets	100.0	100.0	Increase

Explanatory Notes:

(1)
The impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.

(2)
The discount rate varies by type of management fee (senior management fee, subordinated management fee, or incentive fee), the priority of that management fee in the waterfall of the CLO and the relative risk associated with the respective management fee cash flow projections. Amounts are presented as a spread over LIBOR.

(3)
Generally an increase in the default rate would be accompanied by a directionally opposite change in assumption for the recovery and pre-payment rates.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 5—Fair Value (Continued)

Carrying Value and Estimated Fair Value of Financial Assets and Liabilities

        The Company has not elected the fair value option for certain financial liabilities. A summary of the carrying value and estimated fair value of those liabilities are as follows:

	As of March 31, 2016		As of December 31, 2015
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
	(In thousands)

Financial liabilities:
Long-term debt:
Junior Subordinated Notes(1)	$118,282	$52,549	$118,259	$57,371
Senior Notes(2)	$37,955	$40,000	$37,902	$40,000

Explanatory Note:

(1)
The Junior Subordinated Notes include both the March and October Junior Subordinated Notes (Note 9). The estimated fair values of the Junior Subordinated Notes were determined using a discounted cash flow model which utilizes significant unobservable inputs, including discount rates, yield and forward LIBOR curve assumptions. This methodology is classified as Level 3 within the fair value hierarchy.

(2)
On November 2, 2015, the Company issued $40.0 million par value of Senior Notes which are publicly registered and fair valued using the issuance price.

        The carrying value of all of the following approximate the fair value of the financial instruments and are considered Level 1 in the fair value hierarchy: cash and cash equivalents, restricted cash and cash equivalents, receivables and due to brokers. In addition, amounts in the Consolidated Entities related to, restricted cash and cash equivalents, due from brokers, receivables and due to brokers also approximate the fair value of the instruments and are all considered Level 1 in the fair value hierarchy.

        Investments of the Consolidated Entities are diversified over multiple industries. In addition, applicable agreements governing CLOs and warehouses outline industry concentration limits. Management does not believe the Company has any significant concentration risks.

Note 6—Derivative Instruments and Hedging Activities

        Total Return Swap—During the three months ended March 31, 2015, the Company, through a warehouse SPV, entered into a TRS agreement with a third-party bank, in lieu of financing. Under the TRS agreement, the Company received the income on the reference obligations (including gains on terminated reference obligations) and paid the counterparty an amount equal to three month LIBOR plus a margin on the outstanding notional amount of the reference obligations and losses on terminated reference obligations. The Company also consolidated this warehouse SPV as it was a VIE in which the Company was deemed the primary beneficiary (Note 2). During the year ended December 31, 2015 the warehouse agreement was terminated in conjunction with the issuance of a CLO.

        During the three months ended March 31, 2016, the Company recognized $(0.3) million net (loss) related to other derivative instruments and during the three months ended March 31, 2015, the Company recognized net income of $0.4 million related to the TRS agreement.

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 7—Intangible Assets

        Intangible assets are comprised of the following:

	Weighted- Average Remaining Estimated Useful Life	Gross Carrying Amount(1)	Accumulated Amortization(2)	Net Carrying Amount
	(In years)	(In thousands)
March 31, 2016:
Investment management contracts	2.1	$40,405	$37,527	$2,878
Referral arrangement	3.5	3,810	2,286	1,524
Non-compete agreements	2.0	1,284	917	367
Trade name	5.0	1,250	626	624

Total intangible assets		$46,749	$41,356	$5,393

December 31, 2015:
Investment management contracts	2.4	$71,113	$67,040	$4,073
Referral arrangement	3.8	3,810	2,096	1,714
Non-compete agreements	2.2	1,535	1,122	413
Trade name	5.2	1,250	593	657

Total intangible assets		$77,708	$70,851	$6,857

Explanatory Notes:

(1)
Gross carrying amounts as of March 31, 2016 have been reduced to reflect fully impaired and amortized assets.

(2)
During the three months ended March 31, 2016 and 2015, the Company recorded amortization expense on its intangible assets of $0.9 million and $2.1 million, respectively.

        The following table presents expected amortization expense of the existing intangible assets:

(In thousands)
2016 (nine months remaining)	$1,651
2017	1,726
2018	1,449
2019	411
2020	125
Thereafter	31

$5,393

        During the three months ended March 31, 2016 and 2015, the Company received notice from holders of certain CLOs exercising their right to call the CLOs for redemption. As a result of these calls, the Company recorded impairment charges of $0.5 million and $0.3 million, respectively, to fully impair intangible assets associated with these management contracts.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 8—Contingent Liabilities

        Contingent Liabilities—In addition to the consideration paid in connection with the merger with Commercial Industrial Finance Corp. ("Legacy CIFC") (the "Merger"), the Company was required to pay CIFC Parent Holdings LLC ("CIFC Parent") a portion of incentive fees earned on six CLOs managed by CIFC Asset Management LLC (the "Legacy CIFC CLOs"). The terms of these payments were as follows: (i) the first $15.0 million of incentive fees received (which was fulfilled in 2013), (ii) 50% of any incentive fees in excess of $15.0 million in aggregate received from the Legacy CIFC CLOs by the combined company over ten years from April 13, 2011 (the "Merger Closing Date") and (iii) payments relating to the present value of any such incentive fees from the Legacy CIFC CLOs that remain payable to the combined company after the tenth anniversary of the Merger Closing Date. During both the three months ended March 31, 2016 and 2015, the Company made total payments of $1.0 million related to these contingent liabilities. As of March 31, 2016, there are no remaining payments under item (i) and the Company made cumulative payments of $16.6 million under (ii) to date.

        In addition, the Company also assumed contingent liabilities during the Merger that primarily represent contingent consideration related to Legacy CIFC's acquisition of CypressTree Investment Management, LLC ("CypressTree") in December 2010. The assumed contingent liabilities are based on a fixed percentage of certain management fees from the CypressTree CLOs. These fixed percentages vary by CLO. The minimum fixed percentage was 39% since July 2013. As of March 31, 2016, there were no payments due. During the three months ended March 31, 2015, the Company made payments of $0.6 million, related to these contingent liabilities.

Note 9—Long-Term Debt

        The following table summarizes the long-term debt:

	March 31, 2016				December 31, 2015
	Par	Carrying Value	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity	Par	Carrying Value	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
	(In thousands)			(In years)	(In thousands)			(In years)
Recourse Debt:
March Junior Subordinated Notes(1)	$95,000	$93,476	3.20%	19.6	$95,000	$93,456	2.90%	19.8
October Junior Subordinated Notes(2)	25,000	24,806	4.12%	19.6	25,000	24,803	3.82%	19.8
Senior Notes(3)	40,000	37,955	8.50%	9.6	40,000	37,902	8.50%	9.8

Total Recourse Debt	$160,000	$156,237	4.67%	17.1	$160,000	$156,161	4.44%	17.3
Non-Recourse Consolidated Entities' debt:
Consolidated CLOs and Other(4)	$1,360,725	$1,312,058	0.03%	9.0	$1,385,226	$1,308,558	0.02%	9.1

Total Non-recourse Debt	$1,360,725	$1,312,058	0.03%	9.0	$1,385,226	$1,308,558	0.02%	9.1

Explanatory Notes:

(1)
March Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 2.58% until maturity on October 30, 2035. Prior to April 30, 2015, these notes bore interest at an annual rate of 1%.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 9—Long-Term Debt (Continued)

(2)
October Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 3.50% and mature on October 30, 2035.

(3)
The Senior Notes bear interest at 8.5% and mature on October 30, 2025. As of January 1, 2016, the Company temporarily did not meet certain registration requirements under the indenture (and associated agreements) and incurred additional interest of 25 basis points per annum for the period ended March 31, 2016. Each 90 days thereafter interest will increase by 25 basis points (capped at 1% per annum) until cured. The Company has cured these conditions and expects the additional interest to end in July 2016.

(4)
The subordinated notes of the Consolidated CLOs do not have a stated interest rate and have been excluded from the calculation of the weighted average borrowing rate. As of March 31, 2016 and December 31, 2015, long-term debt of the Consolidated CLOs and Other includes $151.7 million and $153.1 million of credit fund debt, respectively.

        Non-Recourse Consolidated Entities' Debt—The debt and equity holders only have recourse to the total assets of the respective Consolidated Entity's assets.

        Consolidated Entities—As of March 31, 2016, the Company consolidated 2 CLOs and 2 credit funds (Note 2). During the three months ended March 31, 2016, the Consolidated Entities distributed $4.9 million to the holders of their subordinated notes. During the three months ended March 31, 2015, the Consolidated Entities paid down $16.1 million of their outstanding debt, made net borrowings under revolving credit facilities of $33.1 million, and distributed $0.7 million to the holders of their subordinated notes.

        The carrying value of the assets of the Consolidated CLOs, which are the only assets to which the Consolidated CLO debt holders have recourse for repayment was $1.2 billion as of both March 31, 2016 and December 31, 2015, respectively.

Note 10—Equity

        Common Shares—During the three months ended March 31, 2016 and 2015, the Company declared aggregate distributions of $0.34 and $0.10 per common share, respectively. Subsequent to quarter end, the Company's board of directors declared a cash distribution of $0.25 per share, composed of a $0.10 per share quarterly distribution and a $0.15 per share special distribution. The distribution will be paid on May 24, 2016 to shareholders of record as of the close of business on May 17, 2016 (Note 16).

        In connection with the Reorganization Transaction, two holders of record (the "Dissenting Shareholders") with approximately 2.0 million shares of common stock of CIFC Corp. in aggregate ("Dissenting Shares") reserved their right to seek appraisal of their shares (Note 16). Distributions payable to the Dissenting Shareholder will be withheld by the Company.

        Treasury Share/Share Repurchases—During the three months ended March 31, 2016, the Company repurchased 75,296 common shares in open-market transactions for an aggregate cost (including transaction costs) of $0.4 million with an average price per share of $5.75. There were no repurchases made during the three months ended March 31, 2015. As of March 31, 2016, the Company was authorized to repurchase up to $3.8 million of its common shares under the share repurchase program.

        Share-based Compensation—As of March 31, 2016, there was $14.8 million of estimated unrecognized compensation expense related to unvested share options and RSU awards, net of

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 10—Equity (Continued)

estimated forfeitures. The remaining weighted average vesting periods of share options and RSUs are 0.28 years and 2.79 years, respectively.

        Share Options—The following table summarizes certain share options activity:

	Number of Shares Underlying Share Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
			(In years)	(In thousands)
Outstanding at December 31, 2015	3,285,313	$6.69	4.64	$788
Exercised(1)	(50,000)	$4.83

Outstanding at March 31, 2016	3,235,313	$6.72	4.39	$2,659

Exercisable at March 31, 2016	2,980,731	$6.56	4.13	$2,658
Vested and Expected to vest at March 31, 2016(2)	3,219,855	$6.71	4.38	$2,659

Explanatory Notes:

(1)
During the three months ended March 31, 2016 and 2015, total intrinsic value of options exercised was $33.5 thousand and $78.5 thousand, respectively.

(2)
Includes a reduction to outstanding options at period end for expected forfeiture rate over the life of the options.

        RSUs—For RSU awards that are not entitled to distribution equivalent rights, the fair value of the awards was determined using the Company's grant date common share price less the present value of the expected distributions forgone during the vesting period. For RSU awards that are entitled to distribution equivalent rights, the fair value of the awards was determined using the Company's grant date common share price.

        During the three months ended March 31, 2016 the Company granted to employees and directors 1,093,015 RSUs. These awards generally vest over 3 years, with 33% vesting at the end of the grant year and the remainder of the award vesting ratably on a quarterly basis for the remaining 2 years (until the last vesting date as stated in the award agreement).

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 10—Equity (Continued)

        The following table summarizes restricted share unit activity:

	For the Three Months Ended March 31, 2016	Weighted Average Grant Date Fair Value
Restricted share units outstanding, beginning of period	2,033,510	$7.69
Granted(1)(2)	1,093,015	$5.78
Vested	(240,611)	$8.09
Forfeited(3)	(5,988)	$8.35

Restricted share units outstanding, end of period	2,879,926	$6.69

Explanatory Notes:

(1)
Weighted average grant date fair value excludes 360,000 of performance based RSUs for which performance hurdles will be determined in the future.

(2)
Shareholder approval is required to increase the number of shares available under the Company's 2011 Stock and Incentive Plan to accommodate these new grants.

(3)
The forfeited share-based awards are returned to the grant pool for reissuance under the 2011 Stock Plan.

Note 11—Earnings (Loss) Per Share

        The following table presents the calculation of basic and diluted earnings (loss) per share ("EPS"):

	For the Three Months Ended March 31,
	2016(1)	2015
	(In thousands, except per share data)
Net income (loss) attributable to the Company—basic & diluted	$4,505	$5,428

Weighted-average shares—basic	25,355	25,279
Share options(2)	283	697
Warrants(3)	—	458
Unvested RSUs	171	138

Weighted-average shares—diluted	25,809	26,572

Earnings (loss) per share
Basic	$0.18	$0.21
Diluted	$0.17	$0.20

Explanatory Notes:

(1)
Earnings per share basic and diluted has been calculated assuming that the Dissenting Shares are outstanding. Excluding the Dissenting Shares, total weighted-average shares

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 11—Earnings (Loss) Per Share (Continued)

  basic and diluted would be 23,328,479 and 23,783,188, respectively, and earnings per share basic and diluted would be $0.19 (Note 10 and 16).

(2)
For the three months ended March 31, 2016 and 2015, the Company excluded anti-dilutive share options from the calculation of diluted EPS of $2.0 million and of $0.7 million, respectively.

(3)
For the three months ended March 31, 2016, the warrants were anti-dilutive for purposes of EPS. The warrants expire on January 24, 2017 (Note 13).

Note 12—Income Taxes

        The following table summarizes the Company's tax provision:

	For the Three Months Ended March 31,
	2016	2015
	(In thousands)
Income (loss) before income taxes	$5,785	$8,769
Income tax expense	$1,278	$3,087
Effective income tax rate(1)	22.1%	35.2%

Explanatory Note:

(1)
During 2015, the Company adopted new accounting standards that impacted Income (loss) before income taxes for the three months ended March 31, 2015 (Note 2). The change has resulted in the change of the effective income tax rate. In addition, for the three months ended March 31, 2016 and 2015 deferred income tax expense (benefit) was $1.3 million and $(0.2) million, respectively.

        As a result of the Reorganization Transaction, investment income earned by CIFC is not subject to tax at the entity level. The difference between the statutory tax rate and the effective tax rate, as well as the change in the effective tax rate compared to the prior year was primarily attributable to the Reorganization Transaction and to income/(losses) from non-controlling interests of Consolidated VIEs. The income/(losses) from non-controlling interests of Consolidated VIEs are included in book income/(loss) before income taxes but are not taxable income/(loss) to CIFC.

        During the three months ended March 31, 2016, there were no material changes to the Company's uncertain tax positions and the Company believes there will be no significant increases or decreases to the uncertain tax positions within 12 months of the reporting date.

Note 13—Related Party Transactions

        DFR Holdings—As of March 31, 2016 and December 31, 2015, DFR Holdings owned approximately 18.8 million of the Company's shares which was approximately 74% of the Company's outstanding shares and 70% on a fully diluted basis (in each case including the Dissenting Shares (Note 10 and 16)). Accordingly, DFR Holdings received cash distributions from the Company (see Note 10). In addition, DFR Holdings also holds warrants which provide DFR Holdings the right to

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 13—Related Party Transactions (Continued)

purchase 2.0 million voting common shares. These warrants are scheduled to expire on January 24, 2017.

        Under the Company's consulting agreement with DFR Holdings, DFR Holdings provides CIFC with ongoing advisory services such as the participation in financial, tax and strategic planning/budgeting, investor interface, new product initiatives, fund raising and recruiting. During both the three months ended March 31, 2016 and 2015, the Company paid $2.0 million and expensed $0.5 million in connection with the consulting agreement.

        In addition, pursuant to the Third Amended and Restated Stockholders Agreement with DFR Holdings dated December 2, 2013, the Company agreed to nominate to the Company's Board of Directors six directors designated by DFR Holdings (the "DFR Designees"). The number of directors that can be designated by DFR Holdings will be reduced in the event that DFR Holdings decreases its ownership (on a diluted basis) in CIFC. If DFR Holdings' ownership falls below 5%, it will lose the right to designate any director. During both the three months ended March 31, 2016 and 2015, the DFR Designees earned an aggregate $0.2 million related to their service as directors of CIFC.

        Other—As of March 31, 2016 and December 31, 2015, a board member held $1.0 million of income notes in one of the Company's sponsored CLOs, CIFC Funding 2013-II, Ltd., through an entity in which he is a 50% equity holder.

        Funds—All CIFC investments in credit funds are related party transactions (Note 2). As of both March 31, 2016 and December 31, 2015, key employees and directors of the Company (including related entities) invested an aggregate of $4.7 million in four CIFC managed Funds. Key employees are not charged management or incentive fees, where applicable, on their investment. Directors were charged management and/or incentive fees, where applicable, similar to certain other investors. For all periods presented in 2016 and 2015, these fees were de minimis.

Note 14—Commitments and Contingencies

        Legal Proceedings—In the ordinary course of business, the Company may be subject to legal and regulatory proceedings and examinations that are generally incidental to the Company's ongoing operations. While there can be no assurance of the ultimate disposition of any such proceedings or examinations, the Company does not believe their disposition will have a material adverse effect on the Company's Condensed Consolidated Financial Statements.

        Lease Commitments—During both the three months ended March 31, 2016 and 2015, total occupancy expense was $0.4 million.

        Unfunded Loan Commitments—Certain of the Consolidated Entities have assets which include delayed draw term loans and unfunded revolvers. Unfunded loan commitments represent the estimated fair value of those delayed draw term loans and unfunded revolvers. As of March 31, 2016 and December 31, 2015, the Consolidated Entities had unfunded loan commitments of $1.3 million and $1.0 million, respectively. The timing and amount of additional funding on these loans are at the discretion of the borrower, to the extent the borrower satisfies certain requirements and provides certain documentation.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes

        CIFC Corp. issued Senior Notes which are deemed publicly registered notes. As such, the Company is required to present condensed consolidating financial information for CIFC and its consolidated subsidiaries within the notes to the consolidated financial statements in accordance with the criteria established for parent companies in the SEC's Regulation S-X, Rule 3-10(f).

        Obligations under the Senior Notes are fully and unconditionally guaranteed by CIFC and named guarantors (the "Guarantor"). Under the terms of the indenture, certain consolidated entities such as consolidated CLOs, warehouses and funds ("Investment Vehicles") do not guarantee the notes. Further, the indenture provides that so long as entities representing at least 90% of the Company's consolidated total assets (other than assets represented by Investment Vehicles) are guarantors, the Company may designate entities within its corporate structure as non-guarantor entities ("Unrestricted Entities" and together with Investment Vehicles, "Non-Guarantors").

        The following condensed consolidating financial information presents the Consolidating Balance Sheets, Statement of Operations, Comprehensive Income (Loss) and Cash Flows of the Guarantor, Non-Guarantor subsidiaries (or Investment Vehicles) and the eliminations necessary to arrive at the information for the Company on a consolidated basis as of March 31, 2016 and December 31, 2015, and for each of the three months ended March 31, 2016 and 2015. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Certain immaterial balances have been reclassified in the prior year financial statements to conform to the current year presentation (Note 2). The condensed consolidating financial information below assumes that the Senior Notes were guaranteed by CIFC as of January 1, 2015. Further, all Consolidated Entities are considered Non-Guarantor subsidiaries.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

Condensed Consolidating Balance Sheets (Unaudited)

March 31, 2016

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
ASSETS
Cash and cash equivalents	$1,094	$382	$50,535	$—	$—	$52,011
Restricted cash and cash equivalents	—	—	1,694	—	—	1,694
Investments	—	—	159,177	—	(81,830)	77,347
Intercompany investments in subsidiaries	177,449	104,281	113,497	—	(395,227)	—
Receivables	154	3,546	7,909	—	(2,684)	8,925
Prepaid and other assets	—	1,172	1,645	—	—	2,817
Deferred tax asset, net	—	43,110	—	—	—	43,110
Equipment and improvements, net	—	—	4,562	—	—	4,562
Intangible assets, net	—	5,393	—	—	—	5,393
Goodwill	—	66,549	9,451	—	—	76,000

Subtotal	178,697	224,433	348,470	—	(479,741)	271,859

Assets of Consolidated Entities:
Restricted cash and cash equivalents	—	—	—	80,592	—	80,592
Due from brokers	—	—	—	24,293	—	24,293
Investments	—	—	—	1,346,963	—	1,346,963
Receivables	—	—	—	4,185	—	4,185
Prepaid and other assets	—	—	—	187	—	187

Total assets of Consolidated Entities	—	—	—	1,456,220	—	1,456,220

TOTAL ASSETS	$178,697	$224,433	$348,470	$1,456,220	$(479,741)	$1,728,079

LIABILITIES
Distributions payable	$8,670	$—	$—	$—	$—	$8,670
Accrued and other liabilities	1,322	4,172	9,126	—	(2,169)	12,451
Contingent liabilities	—	—	8,142	—	—	8,142
Long-term debt	—	156,237	—	—	—	156,237

Subtotal	9,992	160,409	17,268	—	(2,169)	185,500

Non-Recourse Liabilities of Consolidated Entities:
Due to brokers	—	—	—	49,350	—	49,350
Accrued and other liabilities	—	—	—	623	(394)	229
Interest payable	—	—	—	4,595	(121)	4,474
Long-term debt	—	—	—	1,360,255	(48,197)	1,312,058

Total Non-Recourse Liabilities of Consolidated Entities	—	—	—	1,414,823	(48,712)	1,366,111

TOTAL LIABILITIES	9,992	160,409	17,268	1,414,823	(50,881)	1,551,611

EQUITY (Note 10)
Common shares	25	1	—	—	(1)	25
Intercompany Preferred Units(1)	—	—	85,000	—	(85,000)	—
Treasury shares	(435)	—	—	—	—	(435)
Additional paid-in capital	994,771	885,377	662,399	—	(1,547,781)	994,766
Retained earnings (deficit)	(825,656)	(821,354)	(416,197)	—	1,237,551	(825,656)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	168,705	64,024	331,202	—	(395,231)	168,700
Consolidated Fund Equity/Noncontrolling interests (Note 2)	—	—	—	41,397	(33,629)	7,768

TOTAL EQUITY	168,705	64,024	331,202	41,397	(428,860)	176,468

TOTAL LIABILITIES AND EQUITY	$178,697	$224,433	$348,470	$1,456,220	$(479,741)	$1,728,079

Explanatory Note:

(1)
CIFC Corp. holds 85.0 million of intercompany non-voting series A preferred units that bear an annual rate of 3.5%.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

Consolidating Balance Sheets (Unaudited)

December 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
ASSETS
Cash and cash equivalents	$—	$1,392	$56,576	$—	$—	$57,968
Restricted cash and cash equivalents	—	—	1,694	—	—	1,694
Investments	—	—	152,455	—	(81,759)	70,696
Intercompany investments in subsidiaries	170,174	120,896	61,004	—	(352,074)	—
Receivables	785	295	27,242	—	(21,247)	7,075
Prepaid and other assets	—	1,621	352	—	—	1,973
Deferred tax asset, net	—	44,425	—	—	—	44,425
Equipment and improvements, net	—	—	4,866	—	—	4,866
Intangible assets, net	—	6,232	625	—	—	6,857
Goodwill	—	66,549	9,451	—	—	76,000

Subtotal	170,959	241,410	314,265	—	(455,080)	271,554

Assets of Consolidated Entities:
Restricted cash and cash equivalents	—	—	—	94,018	—	94,018
Due from brokers	—	—	—	25,910	—	25,910
Investments	—	—	—	1,351,403	—	1,351,403
Receivables	—	—	—	4,109	—	4,109
Prepaid and other assets	—	—	—	209	—	209

Total assets of Consolidated Entities	—	—	—	1,475,649	—	1,475,649

TOTAL ASSETS	$170,959	$241,410	$314,265	$1,475,649	$(455,080)	$1,747,203

LIABILITIES
Due to brokers	$—	$61	$—	$—	$—	$61
Accrued and other liabilities	50	24,185	14,808	—	(20,646)	18,397
Contingent liabilities	—	—	8,338	—	—	8,338
Long-term debt	—	156,161	—	—	—	156,161

Subtotal	50	180,407	23,146	—	(20,646)	182,957

Non-Recourse Liabilities of Consolidated Entities:
Due to brokers	—	—	—	71,603	—	71,603
Accrued and other liabilities	—	—	—	631	(438)	193
Interest payable	—	—	—	5,257	(167)	5,090
Long-term debt	—	—	—	1,357,095	(48,537)	1,308,558

Total Non-Recourse Liabilities of Consolidated Entities	—	—	—	1,434,586	(49,142)	1,385,444

TOTAL LIABILITIES	50	180,407	23,146	1,434,586	(69,788)	1,568,401

EQUITY (Note 10)
Common shares	25	25	—	—	(25)	25
Intercompany Preferred Units(1)	—	—	85,000	—	(85,000)	—
Additional paid-in capital	992,425	992,419	528,946	—	(1,521,371)	992,419
Retained earnings (deficit)	(821,541)	(931,441)	(322,827)	—	1,254,318	(821,491)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	170,909	61,003	291,119	—	(352,078)	170,953
Consolidated Fund Equity / Noncontrolling interests (Note 2)	—	—	—	41,063	(33,214)	7,849

TOTAL EQUITY	170,909	61,003	291,119	41,063	(385,292)	178,802

TOTAL LIABILITIES AND EQUITY	$170,959	$241,410	$314,265	$1,475,649	$(455,080)	$1,747,203

Explanatory Note:

(1)
CIFC Corp. holds 85.0 million of intercompany non-voting series A preferred units that bear an annual rate of 3.5%.

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

Consolidating Statements of Operations (Unaudited)

For The Three Months Ended March 31, 2016

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Revenues
Management and incentive fees	$—	$—	$21,521	$—	$(1,706)	$19,815
Interest income from investments	—	744	3,217	—	(3,028)	933
Interest income—Consolidated Entities	—	—	—	18,990	—	18,990

Total net revenues	—	744	24,738	18,990	(4,734)	39,738
Expenses
Employee compensation and benefits	—	—	9,514	—	—	9,514
Share-based compensation	130	130	2,121	—	—	2,381
Professional services	308	885	879	—	—	2,072
General and administrative expenses	132	644	1,741	—	—	2,517
Depreciation and amortization	—	839	457	—	—	1,296
Impairment of intangible assets	—	—	531	—	—	531
Corporate interest expense	—	1,957	744	—	(744)	1,957
Expenses—Consolidated Entities	—	—	—	2,094	(1,706)	388
Interest expense—Consolidated Entities	—	—	—	8,595	(175)	8,420

Total expenses	570	4,455	15,987	10,689	(2,625)	29,076
Other Gain (Loss)
Net gain (loss) on investments	—	—	1,677	—	(1,406)	271
Net gain (loss) on contingent liabilities	—	—	(364)	—	—	(364)
Net gain (loss) on investments—Consolidated Entities	—	—	—	2,600	—	2,600
Net gain (loss) on liabilities—Consolidated Entities	—	—	—	(10,487)	3,103	(7,384)
Intercompany net gain (loss) on investments in subsidiaries	5,075	5,859	871	—	(11,805)	—

Net other gain (loss)	5,075	5,859	2,184	(7,887)	(10,108)	(4,877)

Income (loss) before income taxes	4,505	2,148	10,935	414	(12,217)	5,785
Income tax (expense) benefit	—	(1,278)	—	—	—	(1,278)

Net income (loss)	4,505	870	10,935	414	(12,217)	4,507
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	(414)	412	(2)

Net income (loss) attributable to CIFC LLC	$4,505	$870	$10,935	$—	$(11,805)	$4,505

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

Consolidating Statements of Operations (Unaudited)

For The Three Months Ended March 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Revenues
Management and incentive fees	$—	$—	$21,833	$—	$(219)	$21,614
Interest income from investments	—	—	2,736	—	(129)	2,607
Interest income—Consolidated Entities	—	—	823	1,933	—	2,756

Total net revenues	—	—	25,392	1,933	(348)	26,977
Expenses
Employee compensation and benefits	—	—	8,564	—	—	8,564
Share-based compensation	—	142	1,538	—	—	1,680
Professional services	—	1,078	848	—	—	1,926
General and administrative expenses	—	958	1,339	—	—	2,297
Depreciation and amortization	—	1,821	588	—	—	2,409
Impairment of intangible assets	—	281	—	—	—	281
Corporate interest expense	—	494	—	—	—	494
Expenses—Consolidated Entities	—	—	15	1,472	(219)	1,268
Interest expense—Consolidated Entities	—	—	231	513	—	744

Total expenses	—	4,774	13,123	1,985	(219)	19,663
Other Gain (Loss)
Net gain (loss) on investments	—	—	939	—	254	1,193
Net gain (loss) on contingent liabilities	—	—	(713)	—	—	(713)
Net gain (loss) on investments—Consolidated Entities	—	—	796	2,001	—	2,797
Net gain (loss) on liabilities—Consolidated Entities	—	—	—	(1,826)	(434)	(2,260)
Net gain (loss) on other investments and derivatives—Consolidated Entities	—	—	—	438	—	438
Intercompany net gain (loss) on investments in subsidiaries	—	13,289	—	—	(13,289)	—

Net other gain (loss)	—	13,289	1,022	613	(13,469)	1,455

Income (loss) before income taxes	—	8,515	13,291	561	(13,598)	8,769
Income tax (expense) benefit	—	(3,087)	—	—	—	(3,087)

Net income (loss)	—	5,428	13,291	561	(13,598)	5,682
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	(561)	307	(254)

Net income (loss) attributable to CIFC LLC	$—	$5,428	$13,291	$—	$(13,291)	$5,428

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

Consolidating Statement of Comprehensive Income (Loss) (Unaudited)

For The Three Months Ended March 31, 2016

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Net income (loss)	$4,505	$870	$10,935	$414	$(12,217)	$4,507
Other comprehensive income (loss)	—	—	—	—	—	—

Comprehensive income (loss)	4,505	870	10,935	414	(12,217)	4,507
Comprehensive (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	(414)	412	(2)

Comprehensive income (loss) attributable to CIFC LLC	$4,505	$870	$10,935	$—	$(11,805)	$4,505

 Consolidating Statement of Comprehensive Income (Loss) (Unaudited)

For The Three Months Ended March 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Net income (loss)	$—	$5,428	$13,291	$561	$(13,598)	$5,682
Other comprehensive income (loss)	—	—	—	—	—	—

Comprehensive income (loss)	—	5,428	13,291	561	(13,598)	5,682
Comprehensive (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	(561)	307	(254)

Comprehensive income (loss) attributable to CIFC LLC	$—	$5,428	$13,291	$—	$(13,291)	$5,428

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

Consolidating Statement of Cash Flows (Unaudited)

For The Three Months Ended March 31, 2016

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,505	$870	$10,935	$414	$(12,217)	$4,507
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs and other	—	76	—	—	—	76
Share-based compensation	130	130	2,121	—	—	2,381
Net (gain) loss on investments and contingent liabilities / other (gain) loss	—	—	(1,315)	—	1,408	93
Intercompany net (gain) loss on investments in subsidiaries	(5,075)	(5,859)	(871)	—	11,805	—
Depreciation and amortization	—	839	457	—	—	1,296
Impairment of intangible assets	—	—	531	—	—	531
Deferred income tax expense (benefit)	—	1,315	—	—	—	1,315
Excess tax benefits from share-based payment arrangements	—	230	—	—	—	230
Consolidated Entities:
Net (gain) loss on investments	—	—	—	(2,600)	—	(2,600)
Net (gain) loss on liabilities	—	—	—	10,487	(3,103)	7,384
Changes in operating assets and liabilities:
Receivables	631	(3,120)	19,335	—	(18,696)	(1,850)
Prepaid and other assets	—	451	(1,299)	—	—	(848)
Due to brokers	—	(62)	1	—	—	(61)
Accrued and other liabilities	1,142	(20,015)	(5,194)	—	18,606	(5,461)
Consolidated Entities:
Due from brokers	—	—	—	1,616	—	1,616
Purchase of investments	—	—	—	(114,723)	—	(114,723)
Sales of investments	—	—	—	121,766	—	121,766
Receivables	—	—	—	(52)	—	(52)
Due to brokers	—	—	—	(22,253)	—	(22,253)
Accrued and other liabilities	—	—	—	(11)	43	32
Interest payable	—	—	—	(660)	44	(616)

Net cash provided by (used in) operating activities	1,333	(25,145)	24,701	(6,016)	(2,110)	(7,237)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	—	(17,553)	—	1,419	(16,134)
Sales of investments	—	—	12,466	—	(2,754)	9,712
Intercompany investments in subsidiaries	—	22,474	(2,151)	—	(20,323)	—
Purchases of equipment and improvements	—	—	(61)	—	—	(61)
Consolidated Entities:
Change in restricted cash and cash equivalents	—	—	—	13,426	—	13,426

Net cash provided by (used in) investing activities	—	22,474	(7,299)	13,426	(21,658)	6,943

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common shares	(435)	—	—	—	—	(435)
Intercompany contributions	—	1,891	9,629	24	(11,544)	—
Intercompany distributions	—	—	(32,073)	(24)	32,097	—
Proceeds from the exercise of options	241	—	—	—	—	241
Payments for tax from the net delivery of restricted share units	(45)	—	—	—	—	(45)
Payments on contingent liabilities	—	—	(999)	—	—	(999)
Excess tax benefits from share-based payment arrangements	—	(230)	—	—	—	(230)
Consolidated Entities:
Distributions to noncontrolling interests	—	—	—	(83)	—	(83)
Proceeds from issuance of long-term debt	—	—	—	3,830	—	3,830
Payments made on long-term debt	—	—	—	(11,157)	3,215	(7,942)

Net cash provided by (used in) financing activities	(239)	1,661	(23,443)	(7,410)	23,768	(5,663)

Net increase (decrease) in cash and cash equivalents	1,094	(1,010)	(6,041)	—	—	(5,957)
Cash and cash equivalents at beginning of period	—	1,392	56,576	—	—	57,968

Cash and cash equivalents at end of period	$1,094	$382	$50,535	$—	$—	$52,011

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 15—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

Consolidating Statement of Cash Flows (Unaudited)

For The Three Months Ended March 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$—	$5,428	$13,291	$561	$(13,598)	$5,682
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs and other	—	22	—	—	—	22
Share-based compensation	—	142	1,538	—	—	1,680
Net (gain) loss on investments and contingent liabilities / other (gain) loss	—	—	(225)	—	(255)	(480)
Intercompany net (gain) loss on investments in subsidiaries	—	(13,289)	—	—	13,289	—
Depreciation and amortization	—	1,821	588	—	—	2,409
Impairment of intangible assets	—	281	—	—	—	281
Deferred income tax expense (benefit)	—	(150)	—	—	—	(150)
Excess tax benefits from share-based payment arrangements	—	(8)	—	—	—	(8)
Consolidated Entities:
Net (gain) loss on investments	—	—	(796)	(2,001)	—	(2,797)
Net (gain) loss on liabilities	—	—	—	1,826	434	2,260
Net other (gain) loss	—	—	—	(438)	—	(438)
Changes in operating assets and liabilities:
Due from brokers	—	—	(974)	—	—	(974)
Receivables	—	721	(3,163)	—	2,903	461
Prepaid and other assets	—	486	(1,489)	—	—	(1,003)
Due to brokers	—	—	6,245	—	—	6,245
Accrued and other liabilities	—	3,480	(7,920)	—	(2,514)	(6,954)
Consolidated Entities:
Due from brokers	—	—	14,459	(4,111)	—	10,348
Purchase of investments	—	—	(55,017)	(88,697)	—	(143,714)
Sales of investments	—	—	47,462	21,677	—	69,139
Receivables	—	—	(352)	(86)	—	(438)
Due to brokers	—	—	(7,882)	55,950	—	48,068
Accrued and other liabilities	—	—	6	384	(390)	—
Interest payable	—	—	(8)	18	—	10

Net cash provided by (used in) operating activities	—	(1,066)	5,763	(14,917)	(131)	(10,351)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of management contracts	—	—	—	—	—	—
Purchases of investments	—	—	(78,632)	—	65,439	(13,193)
Sales of investments	—	—	57,449	—	(22,148)	35,301
Intercompany investments in subsidiaries	—	(123,962)	—	—	123,962	—
Intercompany distributions from subsidiaries	—	123,962	—	—	(123,962)	—
Purchases of equipment and improvements	—	—	(403)	—	—	(403)
Consolidated Entities:
Change in restricted cash and cash equivalents	—	—	755	(55,628)	—	(54,873)

Net cash provided by (used in) investing activities	—	—	(20,831)	(55,628)	43,291	(33,168)

CASH FLOWS FROM FINANCING ACTIVITIES:
Intercompany contributions	—	—	123,962	—	(123,962)	—
Intercompany distributions	—	—	(123,962)	—	123,962	—
Proceeds from the exercise of options	—	121	—	—	—	121
Payments for tax from the net delivery of restricted share units	—	(265)	—	—	—	(265)
Payments on contingent liabilities	—	—	(1,559)	—	—	(1,559)
Excess tax benefits from share-based payment arrangements	—	8	—	—	—	8
Consolidated Entities:
Contributions from noncontrolling interests	—	—	—	14,712	(2,612)	12,100
Distributions to noncontrolling interests	—	—	—	(970)	—	(970)
Proceeds from issuance of long-term debt	—	—	—	73,777	10,323	84,100
Payments made on long-term debt	—	—	—	(16,974)	(50,871)	(67,845)

Net cash provided by (used in) financing activities	—	(136)	(1,559)	70,545	(43,160)	25,690

Net increase (decrease) in cash and cash equivalents	—	(1,202)	(16,627)	—	—	(17,829)
Cash and cash equivalents at beginning of period	—	2,156	57,134	—	—	59,290

Cash and cash equivalents at end of period	$—	$954	$40,507	$—	$—	$41,461

CIFC LLC AND ITS SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (Continued)

Note 16—Subsequent Events

        Subsequent to quarter end, the Company's board of directors declared a cash distribution of $0.25 per share, composed of a $0.10 per share quarterly distribution and a $0.15 per share special distribution. The distribution will be paid on May 24, 2016 to shareholders of record as of the close of business on May 17, 2016.

        On April 28, 2016, the Dissenting Shareholders filed an appraisal petition with the Delaware Court. The Dissenting Shareholders may (i) be paid the fair value of the Dissenting Shares as determined by the Delaware Courts or (ii) settle upon terms agreed to by the parties.

Financial Statements and Supplementary Data
(for the years ended December 31, 2015 and 2014)
Index to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
CIFC LLC
New York, New York

        We have audited the accompanying consolidated balance sheets of CIFC LLC and subsidiaries (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the two years in the period ended December 31, 2015. We also have audited the Company's internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CIFC LLC and subsidiaries as of December 31, 2015 and

2014, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 25, 2016

CIFC LLC AND ITS SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
	(In thousands, except share and per share amounts)
ASSETS
Cash and cash equivalents	$57,968	$59,290
Restricted cash and cash equivalents	1,694	1,694
Investments	70,696	38,699
Receivables	7,075	2,135
Prepaid and other assets	1,973	2,285
Deferred tax asset, net	44,425	55,475
Equipment and improvements, net	4,866	5,194
Intangible assets, net	6,857	15,074
Goodwill	76,000	76,000

Subtotal	271,554	255,846

Assets of Consolidated Entities:
Restricted cash and cash equivalents	94,018	935,416
Due from brokers	25,910	120,541
Investments	1,351,403	11,772,826
Receivables	4,109	40,994
Prepaid and other assets	209	20,682

Total assets of Consolidated Entities(1)	1,475,649	12,890,459

TOTAL ASSETS	$1,747,203	$13,146,305

LIABILITIES
Due to brokers	$61	$—
Accrued and other liabilities	18,397	15,584
Contingent liabilities	8,338	12,668
Long-term debt	156,161	118,170

Subtotal	182,957	146,422

Non-Recourse Liabilities of Consolidated Entities:
Due to brokers	71,603	391,291
Accrued and other liabilities	193	1,482
Interest payable	5,090	36,174
Long-term debt	1,308,558	12,049,034

Total Non-Recourse Liabilities of Consolidated Entities(1)	1,385,444	12,477,981

TOTAL LIABILITIES	1,568,401	12,624,403

EQUITY
Common shares, par value $0.001: 500,000,000 shares authorized, 25,314,756 issued and 25,314,756 outstanding as of December 31, 2015 and 25,323,417 issued and 25,192,973 outstanding as of December 31, 2014	25	25
Treasury shares, at cost: 130,444 shares as of December 31, 2014	—	(914)
Additional paid-in capital	992,419	988,904
Retained earnings (deficit)	(821,491)	(811,695)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	170,953	176,320
Noncontrolling interests in Consolidated Funds (Note 2)	7,849	210,818
Appropriated retained earnings (deficit) of Consolidated VIEs (Note 3)	—	134,764

TOTAL EQUITY	178,802	521,902

TOTAL LIABILITIES AND EQUITY	$1,747,203	$13,146,305

See notes to Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Consolidated Balance Sheets (Continued)

        Included in the Company's Consolidated Balance Sheets are balances from Consolidated Variable Interest Entities ("Consolidated VIEs")(1). See Notes 2, 3 and 4.

	December 31, 2015	December 31, 2014
	(In thousands)
ASSETS
Assets of Consolidated VIEs:
Restricted cash and cash equivalents	$94,018	$929,401
Due from brokers	25,910	102,373
Investments	1,351,403	11,573,164
Receivables	4,109	40,235
Prepaid and other assets	209	—

Total assets of Consolidated VIEs	$1,475,649	$12,645,173

LIABILITIES
Non-Recourse Liabilities of Consolidated VIEs:
Due to brokers	$71,603	$372,956
Accrued and other liabilities	193	1,230
Interest payable	5,090	36,174
Long-term debt	1,308,558	12,049,034

Total Non-Recourse Liabilities of Consolidated VIEs	$1,385,444	$12,459,394

Explanatory Note:

(1)
The assets of the Consolidated Entities would not be available to the Company's general creditors, and as a result, the Company does not consider them its assets. Additionally, the investors in the debt and residual interests of the Consolidated Entities have no recourse to the Company's general assets. Therefore, this debt is not the Company's obligation.

See notes to Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Consolidated Statements of Operations

	For the Years Ended December 31,
	2015	2014
	(In thousands, except share and per share amounts)
Revenues
Management and incentive fees	$92,079	$4,868
Interest income from investments	5,333	790
Interest income—Consolidated Entities	25,106	517,252

Total net revenues	122,518	522,910
Expenses
Employee compensation and benefits	32,027	28,805
Share-based compensation	5,550	2,692
Professional services	9,935	7,259
General and administrative expenses	9,922	10,686
Depreciation and amortization	7,777	11,421
Impairment of intangible assets	1,828	—
Corporate interest expense	3,808	4,236
Expenses—Consolidated Entities	10,774	40,074
Interest expense—Consolidated Entities	9,904	171,931

Total expenses	91,525	277,104
Other Gain (Loss)
Net gain (loss) on investments	(4,181)	2,474
Net gain (loss) on contingent liabilities	(2,210)	(2,932)
Net gain (loss) on investments—Consolidated Entities	(26,114)	(228,777)
Net gain (loss) on liabilities—Consolidated Entities	24,746	(8,996)
Net gain (loss) on other investments and derivatives—Consolidated Entities	2,970	2,031
Net gain on sale of management contract	—	229

Net other gain (loss)	(4,789)	(235,971)

Income (loss) before income taxes	26,204	9,835
Income tax (expense) benefit	(25,239)	(22,158)

Net income (loss)	965	(12,323)
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(631)	20,704

Net income (loss) attributable to CIFC LLC	$334	$8,381

Earnings (loss) per share (Note 14)—
Basic	$0.01	$0.37
Diluted	$0.01	$0.35
Weighted-average number of shares outstanding (Note 14)—
Basic	25,314,696	22,908,846
Diluted	26,414,268	24,167,641

See notes to Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

	For the Years Ended December 31,
	2015	2014
	(In thousands)
Net income (loss)	$965	$(12,323)
Other comprehensive income (loss)	—	—

Comprehensive income (loss)	965	(12,323)
Comprehensive (income) loss attributable to noncontrolling interests in Consolidated Entities	(631)	20,704

Comprehensive income (loss) attributable to CIFC LLC	$334	$8,381

See notes to Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Consolidated Statements of Equity

								Consolidated Entities (Note 2)
	CIFC LLC Shareholders' Equity
									Appropriated retained earnings (deficit) of Consolidated VIEs
	Common Shares		Treasury Shares
								Noncontrolling Interests in Consolidated Funds
	Shares Outstanding	Par Value	Shares	Amount	Additional paid-in capital	Retained earnings (deficit)	Total CIFC LLC Shareholders' Equity			Total Shareholders' Equity
	(In thousands)
Balance—December 31, 2013	20,791	$21	(130)	$(914)	$963,011	$(810,858)	$151,260	$5,107	$151,386	$307,753
Net income (loss)	—	—	—	—	—	8,381	8,381	4,840	(25,544)	(12,323)
Exercise of warrants	99	—	—	—	128	—	128	—	—	128
Extension of warrants	—	—	—	—	200	—	200	—	—	200
Share-based compensation, net	51	—	—	—	2,697	—	2,697	—	—	2,697
Exercise of options	120	—	—	—	617	—	617	—	—	617
Conversion of Convertible Notes	4,132	4	—	—	22,251	—	22,255	—	—	22,255
Contribution from noncontrolling interests	—	—	—	—	—	—	—	93,487	—	93,487
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(27,098)	—	(27,098)
Consolidation of Consolidated Entities	—	—	—	—	—	—	—	140,115	8,922	149,037
Deconsolidation of Consolidated Entities	—	—	—	—	—	—	—	(5,633)	—	(5,633)
Distributions declared ($0.40 per share)	—	—	—	—	—	(9,218)	(9,218)	—	—	(9,218)

Balance—December 31, 2014	25,193	$25	(130)	$(914)	$988,904	$(811,695)	$176,320	$210,818	$134,764	$521,902
Adoption of ASU 2015-02 (Note 3)	—	—	—	—	—	—	—	(204,393)	(127,877)	(332,270)
Adoption of ASU 2014-13 (Note 3)	—	—	—	—	—	—	—	—	(6,887)	(6,887)
Net income (loss)	—	—	—	—	—	334	334	631	—	965
Extension of warrants	—	—	—	—	350	—	350	—	—	350
Repurchases of common stock	(168)	—	(168)	(1,151)	—	—	(1,151)	—	—	(1,151)
Retirement of treasury stock		—	298	2,065	(2,065)	—	—	—	—	—
Share-based compensation, net	255	—	—	—	5,286	—	5,286	—	—	5,286
Exercise of options	35	—	—	—	(56)	—	(56)	—	—	(56)
Contribution from noncontrolling interests	—	—	—	—	—	—	—	16,100	—	16,100
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(15,307)	—	(15,307)
Distributions declared ($0.40 per share)	—	—	—	—	—	(10,130)	(10,130)	—	—	(10,130)

Balance—December 31, 2015	25,315	$25	—	$—	$992,419	$(821,491)	$170,953	$7,849	$—	$178,802

See notes to Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2015	2014
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$965	$(12,323)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs and other	125	1,017
Share-based compensation	5,550	2,692
Net (gain) loss on investments and contingent liabilities / other (gain) loss	6,391	458
Depreciation and amortization	7,777	11,421
Impairment of intangible assets	1,828	—
Deferred income tax expense (benefit)	11,050	3,932
Excess tax benefits from share-based payment arrangements	128	(171)
Net gain on the sale of management contract	—	(229)
Consolidated Entities:
Net (gain) loss on investments	26,114	228,777
Net (gain) loss on liabilities	(24,746)	8,996
Net other (gain) loss	(2,970)	(2,031)
Changes in operating assets and liabilities:
Due from brokers	—	12,832
Receivables	(907)	(20)
Prepaid and other assets	313	626
Due to brokers	61	(5,499)
Accrued and other liabilities	(308)	1,578
Change in restricted cash and cash equivalents	—	7
Consolidated Entities:
Due from brokers	8,998	124,120
Purchase of investments	(1,006,904)	(8,817,853)
Sales of investments	471,700	7,402,452
Receivables	(1,337)	(24,893)
Due to brokers	43,425	(219,117)
Accrued and other liabilities	87	1,145
Interest payable	2,292	13,807

Net cash provided by (used in) operating activities	(450,368)	(1,268,276)

See notes to Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

	For the Year Ended December 31,
	2015	2014
	(In thousands)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of management contracts	—	229
Purchases of investments	(66,531)	(29,144)
Sales of investments	68,862	20,484
Purchases of equipment and improvements	(1,059)	(2,204)
Consolidated Entities:
Change in restricted cash and cash equivalents	(41,134)	(212,894)

Net cash provided by (used in) investing activities	(39,862)	(223,529)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	40,000	—
Debt issuance cost	(2,133)	—
Repurchases of common shares	(1,151)	—
Distributions paid	(10,130)	(9,218)
Proceeds from extension of warrants	350	200
Proceeds from the exercise of options	74	580
Payments for tax from the net delivery of restricted stock units	(266)	—
Deferred purchase payments and payments on contingent liabilities	(3,599)	(8,724)
Excess tax benefits from share-based payment arrangements	(128)	171
Consolidated Entities:
Contributions from noncontrolling interests	16,100	93,487
Distributions to noncontrolling interests	(15,307)	(27,098)
Proceeds from issuance of long-term debt	635,923	4,640,981
Payments made on long-term debt	(170,825)	(3,164,781)

Net cash provided by (used in) financing activities	488,908	1,525,598

Net increase (decrease) in cash and cash equivalents	(1,322)	33,793
Cash and cash equivalents at beginning of period	59,290	25,497

Cash and cash equivalents at end of period	$57,968	$59,290

SUPPLEMENTAL DISCLOSURE:
Cash paid for interest	$2,820	$3,266
Cash paid for income taxes	$13,600	$18,875
Consolidated Entities:
Cash paid for interest	$10,426	$158,111
Non-cash disclosures:
Exercise of stock options and RSUs	$312	$—
Conversion of Convertible Notes	$—	$22,251
Consolidated Entities:
Consolidation of net assets	$13,091	$160,074
Deconsolidation of net assets	$22,585	$2,001
Non-cash settlement of interest receivables with increases in principal	$89	$2,007

See notes to Consolidated Financial Statements.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
CIFC Corp.
New York, New York

        We have audited the accompanying consolidated balance sheets of CIFC Corp. and subsidiaries (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the two years in the period ended December 31, 2015. We also have audited the Company's internal control over financial reporting as of December 31, 2015, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company's management is responsible for these financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management's Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

        A company's internal control over financial reporting is a process designed by, or under the supervision of, the company's principal executive and principal financial officers, or persons performing similar functions, and effected by the company's board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

        Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CIFC Corp. and subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2015, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2015, based on the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 25, 2016

CIFC CORP. AND ITS SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
	(In thousands, except share and per share amounts)
ASSETS
Cash and cash equivalents	$16,013	$59,290
Restricted cash and cash equivalents	1,694	1,694
Investment in wholly-owned subsidiaries of CIFC LLC (Note 16)	85,000	—
Investments	739	38,699
Receivables	7,029	2,135
Prepaid and other assets	1,973	2,285
Deferred tax asset, net	44,425	55,475
Equipment and improvements, net	4,866	5,194
Intangible assets, net	6,857	15,074
Goodwill	76,000	76,000

Subtotal	244,596	255,846

Assets of Consolidated Entities:
Restricted cash and cash equivalents	—	935,416
Due from brokers	—	120,541
Investments	—	11,772,826
Receivables	—	40,994
Prepaid and other assets	—	20,682

Total assets of Consolidated Entities(1)	—	12,890,459

TOTAL ASSETS	$244,596	$13,146,305

LIABILITIES
Due to brokers	$61	$—
Accrued and other liabilities	19,033	15,584
Contingent liabilities	8,338	12,668
Long-term debt	156,161	118,170

Subtotal	183,593	146,422

Non-Recourse Liabilities of Consolidated Entities:
Due to brokers	—	391,291
Accrued and other liabilities	—	1,482
Interest payable	—	36,174
Long-term debt	—	12,049,034

Total Non-Recourse Liabilities of Consolidated Entities(1)	—	12,477,981

TOTAL LIABILITIES	183,593	12,624,403

EQUITY
Common shares, par value $0.001: 500,000,000 shares authorized, 25,314,756 issued and 25,314,756 outstanding as of December 31, 2015 and 25,323,417 issued and 25,192,973 outstanding as of December 31, 2014	25	25
Treasury shares, at cost: 130,444 shares as of December 31, 2014	—	(914)
Additional paid-in capital	992,419	988,904
Retained earnings (deficit)	(931,441)	(811,695)

TOTAL CIFC CORP. SHAREHOLDERS' EQUITY	61,003	176,320
Noncontrolling interests in Consolidated Funds (Note 2)	—	210,818
Appropriated retained earnings (deficit) of Consolidated VIEs (Note 3)	—	134,764

TOTAL EQUITY	61,003	521,902

TOTAL LIABILITIES AND EQUITY	$244,596	$13,146,305

See notes to Consolidated Financial Statements.

CIFC CORP. AND ITS SUBSIDIARIES

Consolidated Balance Sheets (Continued)

        Included in the Company's Consolidated Balance Sheets are balances from Consolidated Variable Interest Entities ("Consolidated VIEs")(1). See Notes 2, 3 and 4.

	December 31, 2015	December 31, 2014
	(In thousands)
ASSETS
Assets of Consolidated VIEs:
Restricted cash and cash equivalents	$—	$929,401
Due from brokers	—	102,373
Investments	—	11,573,164
Receivables	—	40,235
Prepaid and other assets	—	—

Total assets of Consolidated VIEs	$—	$12,645,173

LIABILITIES
Non-Recourse Liabilities of Consolidated VIEs:
Due to brokers	$—	$372,956
Accrued and other liabilities	—	1,230
Interest payable	—	36,174
Long-term debt	—	12,049,034

Total Non-Recourse Liabilities of Consolidated VIEs	$—	$12,459,394

Explanatory Note:

(1)
The assets of the Consolidated Entities would not be available to the Company's general creditors, and as a result, the Company does not consider them its assets. Additionally, the investors in the debt and residual interests of the Consolidated Entities have no recourse to the Company's general assets. Therefore, this debt is not the Company's obligation.

See notes to Consolidated Financial Statements.

CIFC CORP. AND ITS SUBSIDIARIES

Consolidated Statements of Operations

	For the Years Ended December 31,
	2015	2014
	(In thousands, except share and per share amounts)
Revenues
Management and incentive fees	$92,079	$4,868
Interest income from investments	5,333	790
Interest income—Consolidated Entities	25,106	517,252

Total net revenues	122,518	522,910
Expenses
Employee compensation and benefits	32,027	28,805
Share-based compensation	5,550	2,692
Professional services	9,885	7,259
General and administrative expenses	9,922	10,686
Depreciation and amortization	7,777	11,421
Impairment of intangible assets	1,828	—
Corporate interest expense	3,808	4,236
Expenses—Consolidated Entities	10,774	40,074
Interest expense—Consolidated Entities	9,904	171,931

Total expenses	91,475	277,104
Other Gain (Loss)
Net gain (loss) on investments	(4,181)	2,474
Net gain (loss) on contingent liabilities	(2,210)	(2,932)
Net gain (loss) on investments—Consolidated Entities	(26,114)	(228,777)
Net gain (loss) on liabilities—Consolidated Entities	24,746	(8,996)
Net gain (loss) on other investments and derivatives—Consolidated Entities	2,970	2,031
Net gain on sale of management contract	—	229

Net other gain (loss)	(4,789)	(235,971)

Income (loss) before income taxes	26,254	9,835
Income tax (expense) benefit	(25,239)	(22,158)

Net income (loss)	1,015	(12,323)
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	(631)	20,704

Net income (loss) attributable to CIFC Corp.	$384	$8,381

Earnings (loss) per share (Note 14)—
Basic	$0.02	$0.37
Diluted	$0.01	$0.35
Weighted-average number of shares outstanding (Note 14)—
Basic	25,314,696	22,908,846
Diluted	26,414,268	24,167,641

See notes to Consolidated Financial Statements.

CIFC CORP. AND ITS SUBSIDIARIES

Consolidated Statements of Comprehensive Income (Loss)

	For the Years Ended December 31,
	2015	2014
	(In thousands)
Net income (loss)	$1,015	$(12,323)
Other comprehensive income (loss)	—	—

Comprehensive income (loss)	1,015	(12,323)
Comprehensive (income) loss attributable to noncontrolling interests in Consolidated Entities	(631)	20,704

Comprehensive income (loss) attributable to CIFC CORP.	$384	$8,381

See notes to Consolidated Financial Statements.

CIFC CORP. AND ITS SUBSIDIARIES

Consolidated Statements of Equity

								Consolidated Entities (Note 2)
	CIFC Corp. Shareholders' Equity
									Appropriated retained earnings (deficit) of Consolidated VIEs
	Common Shares		Treasury Shares
							Total CIFC Corp. Shareholders' Equity	Noncontrolling Interests in Consolidated Funds
	Shares Outstanding	Par Value	Shares	Amount	Additional paid-in capital	Retained earnings (deficit)				Total Shareholders' Equity
	(In thousands)
Balance—December 31, 2013	20,791	$21	$(130)	$(914)	$963,011	$(810,858)	$151,260	$5,107	$151,386	$307,753
Net income (loss)	—	—	—	—	—	8,381	8,381	4,840	(25,544)	(12,323)
Exercise of warrants	99	—	—	—	128	—	128	—	—	128
Extension of warrants	—	—	—	—	200	—	200	—	—	200
Share-based compensation, net	51	—	—	—	2,697	—	2,697	—	—	2,697
Exercise of options	120	—	—	—	617	—	617	—	—	617
Conversion of Convertible Notes	4,132	4	—	—	22,251	—	22,255	—	—	22,255
Contribution from noncontrolling interests	—	—	—	—	—	—	—	93,487	—	93,487
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(27,098)	—	(27,098)
Consolidation of Consolidated Entities	—	—	—	—	—	—	—	140,115	8,922	149,037
Deconsolidation of Consolidated Entities	—	—	—	—	—	—	—	(5,633)	—	(5,633)
Distributions declared ($0.40 per share)	—	—	—	—	—	(9,218)	(9,218)	—	—	(9,218)

Balance—December 31, 2014	25,193	$25	$(130)	$(914)	$988,904	$(811,695)	$176,320	$210,818	$134,764	$521,902
Adoption of ASU 2015-02 (Note 3)	—	—	—	—	—	—	—	(204,393)	(127,877)	(332,270)
Adoption of ASU 2014-13 (Note 3)	—	—	—	—	—	—	—	—	(6,887)	(6,887)
Net income (loss)	—	—	—	—	—	384	384	631	—	1,015
Extension of warrants	—	—	—	—	350	—	350	—	—	350
Repurchases of common shares	(168)	—	(168)	(1,151)	—	—	(1,151)	—	—	(1,151)
Retirement of treasury shares	—	—	298	2,065	(2,065)	—	—	—	—	—
Share-based compensation, net	255	—	—	—	5,286	—	5,286	—	—	5,286
Exercise of options	35	—	—	—	(56)	—	(56)	—	—	(56)
Contribution from noncontrolling interests	—	—	—	—	—	—	—	16,100	—	16,100
Distributions to noncontrolling interests	—	—	—	—	—	—	—	(15,307)	—	(15,307)
Deconsolidation of Consolidated Entities	—	—	—	—	—	—	—	(7,849)	—	(7,849)
Distribution in kind (Note 16)	—	—	—	—	—	(110,000)	(110,000)	—	—	(110,000)
Distributions declared ($0.40 per share)	—	—	—	—	—	(10,130)	(10,130)	—	—	(10,130)

Balance—December 31, 2015	25,315	$25	$—	$—	$992,419	$(931,441)	$61,003	$—	$—	$61,003

See notes to Consolidated Financial Statements.

CIFC CORP. AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Years Ended December 31,
	2015	2014
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,015	$(12,323)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs and other	125	1,017
Share-based compensation	5,550	2,692
Net (gain) loss on investments and contingent liabilities / other (gain) loss	6,391	458
Depreciation and amortization	7,777	11,421
Impairment of intangible assets	1,828	—
Deferred income tax expense (benefit)	11,050	3,932
Excess tax benefits from share-based payment arrangements	128	(171)
Net gain on the sale of management contract	—	(229)
Consolidated Entities:
Net (gain) loss on investments	26,114	228,777
Net (gain) loss on liabilities	(24,746)	8,996
Net other (gain) loss	(2,970)	(2,031)
Changes in operating assets and liabilities:
Due from brokers	—	12,832
Receivables	(907)	(20)
Prepaid and other assets	313	626
Due to brokers	61	(5,499)
Accrued and other liabilities	(358)	1,578
Change in restricted cash and cash equivalents	—	7
Consolidated Entities:
Due from brokers	8,998	124,120
Purchase of investments	(1,006,904)	(8,817,853)
Sales of investments	471,700	7,402,452
Receivables	(1,337)	(24,893)
Due to brokers	43,425	(219,117)
Accrued and other liabilities	87	1,145
Interest payable	2,292	13,807

Net cash provided by (used in) operating activities	(450,368)	(1,268,276)

See notes to Consolidated Financial Statements.

CIFC CORP. AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

	For the Years Ended December 31,
	2015	2014
	(In thousands)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of management contracts	—	229
Purchases of investments	(66,531)	(29,144)
Sales of investments	68,862	20,484
Purchases of equipment and improvements	(1,059)	(2,204)
Consolidated Entities:
Change in restricted cash and cash equivalents	(41,134)	(212,894)

Net cash provided by (used in) investing activities	(39,862)	(223,529)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	40,000	—
Debt issuance cost	(2,133)	—
Repurchases of common shares	(1,151)	—
Distribution in kind paid	(41,955)	—
Distributions paid	(10,130)	(9,218)
Proceeds from extension of warrants	350	200
Proceeds from the exercise of options	74	580
Payments for tax from the net delivery of restricted stock units	(266)	—
Deferred purchase payments and payments on contingent liabilities	(3,599)	(8,724)
Excess tax benefits from share-based payment arrangements	(128)	171
Consolidated Entities:
Contributions from noncontrolling interests	16,100	93,487
Distributions to noncontrolling interests	(15,307)	(27,098)
Proceeds from issuance of long-term debt	635,923	4,640,981
Payments made on long-term debt	(170,825)	(3,164,781)

Net cash provided by (used in) financing activities	446,953	1,525,598

Net increase (decrease) in cash and cash equivalents	(43,277)	33,793
Cash and cash equivalents at beginning of period	59,290	25,497

Cash and cash equivalents at end of period	$16,013	$59,290

SUPPLEMENTAL DISCLOSURE:
Cash paid for interest	$2,820	$3,266
Cash paid for income taxes	$13,600	$18,875
Consolidated Entities:
Cash paid for interest	$10,426	$158,111
Non-cash disclosures:
Exercise of stock options and RSUs	$312	$—
Conversion of Convertible Notes	$—	$22,251
Consolidated Entities:
Consolidation of net assets	$1,475,648	$160,074
Deconsolidation of net assets	$(1,385,444)	$2,001
Non-cash settlement of interest receivables with increases in principal	$—	$2,007

See notes to Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements

Note 1—Organization and Business

        Organization—On December 31, 2015, CIFC Corp. completed a series of transactions (or the "Reorganization Transaction") to become a subsidiary of CIFC LLC, a publicly traded limited liability company ("PTP"). CIFC LLC (together with its subsidiaries, "CIFC" or the "Company") is a Delaware limited liability company headquartered in New York City. The series of transactions changed the Company's top-level form of organization from a corporation to a limited liability company. This allows the Company to be taxed as partnership rather than a corporation for U.S. Federal tax purposes and allows it to minimize entity-level taxation on investment income. As part of the Reorganization Transaction, CIFC Corp. distributed ownership of certain of its subsidiary entities holding certain investment assets to CIFC LLC and retained non-voting Series A Preferred Units ("Preferred Units") issued by certain wholly-owned subsidiaries of CIFC LLC (see Note 16).

        Each share of common stock of CIFC Corp. outstanding immediately prior to the Reorganization Transaction was converted into the right to receive one common share representing a limited liability company interest in CIFC LLC. Further, CIFC LLC assumed all obligations under the CIFC Corp. 2011 Stock Option and Incentive Plan (the "Stock Incentive Plan"). All the terms and conditions that were in effect immediately prior to the Reorganization Transaction under each outstanding equity award assumed by CIFC LLC will continue in full force and effect after the Reorganization Transaction, except that the interests issuable under each such award will be common shares of CIFC LLC instead of common stock of CIFC Corp.

        CIFC Corp. remains the issuer and primary obligor of our Junior Subordinated Notes and the Senior Notes (see below). Further, CIFC LLC and certain other subsidiaries of CIFC LLC have provided full and unconditional guarantees of the obligations of CIFC Corp. under the Junior Subordinated Notes and the Senior Notes.

        In 2013, DFR Holdings LLC ("DFR Holdings") purchased 10,090,909 shares of the Company's outstanding common shares and 2,000,000 warrants. In 2014, DFR Holdings exercised its right to convert $25.0 million aggregate principal amount of convertible notes into 4,132,231 of common shares (see Note 11, 12 and 16). As of December 31, 2015, DFR Holdings owned approximately 18.8 million of the Company's common shares which is approximately 74% of the Company's outstanding shares (approximately 70% on a fully diluted basis).
        Business—The Company is a private debt manager specializing in secured U.S. corporate loan strategies. The Company's primary business is to provide investment management services for institutional investors, including pension funds, hedge funds, asset management firms, banks, insurance companies and other types of institutional investors around the world.

        Fee Earning Assets Under Management ("Fee Earning AUM" or "AUM") refers to the principal balance, net asset value or value of assets managed by the Company on which the Company earns management and/or incentive fees. The Company's AUM is primarily comprised of Collateralized Loan Obligations ("CLOs"). In addition, the Company manages credit funds and other loan-based products (together, "Non-CLO products" and together with CLOs, "Funds"). The Company manages these credit products through opportunistic investment strategies where the Company seeks to generate current income and/or capital appreciation, primarily through senior secured corporate loan investments ("SSCLs") and, to a lesser extent, other investments. The Company also manages Collateralized Debt Obligations ("CDOs"), which it does not expect to issue in the future.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 1—Organization and Business (Continued)

        Management internally views and manages the business as one reportable segment. The Company operates as a single operating segment as managed by CIFC's Co-Presidents, who are considered the Company's chief operating decision makers ("CODM"). The CODM bears the ultimate responsibility for, and is actively engaged in, the allocation of resources and the evaluation of the Company's operating and financial results. The Company has concluded that CIFC has a single operating segment based on the following:

  •
  The Company is managed under a functionally-based organizational structure with the head of each function reporting directly to the CODM;

  •
  The Company's CODM allocates resources and makes other operating decisions based on specific business opportunities; and

  •
  The Company has an integrated investment process through which the Investment Research, Portfolio Management and Trading teams support all the products that the Company offers.

        The Company has three primary sources of revenue: management fees, incentive fees and investment income. Management fees are generally based on a percentage of AUM of the Funds. Incentive fees are earned based on the performance of the Funds. Investment income represents interest income and realized/unrealized gains and losses on investments in the products sponsored by us and third parties.

Note 2—Basis of Presentation and Principles of Consolidation

        Basis of Presentation—The Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management believes that estimates utilized in the preparation of the Consolidated Financial Statements are prudent and reasonable. Actual results could differ from those estimates and such differences could be material.

        Certain prior year amounts in the Consolidated Financial Statements and the related notes have been re-presented to conform to current period presentation and provide additional details. These items include detailed break out of line items for Net Results of Consolidated Entities (Note 6), Employee compensation and benefits, share-based compensation, and General and administrative expenses on the Consolidated Statements of Operations as well as Contributions from and Distributions to noncontrolling interests on the Consolidated Statements of Cash Flows and Consolidated Statements of Equity.

        The Reorganization Transaction was a transaction between entities under common control, therefore, the Company included in this Form 10-K the Consolidated Financial Statements of both CIFC LLC and CIFC Corp. For the Consolidated Financial Statements of CIFC LLC, the prior year comparative Consolidated Financial Statements includes the Consolidated Balance Sheet, Statement of Operations, Comprehensive Income (Loss), Equity and Cash Flows as of and for the year ended December 31, 2014 of CIFC Corp.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 2—Basis of Presentation and Principles of Consolidation (Continued)

        Principles of Consolidation—The Consolidated Financial Statements include the financial statements of CIFC and its wholly-owned subsidiaries, the entities in which the Company has a controlling interest ("Consolidated Funds") and variable interest entities ("VIEs" or "Consolidated VIEs") for which the Company is deemed to be the primary beneficiary (together with Consolidated Funds, the "Consolidated Entities"). The Company adopted the amendments of Accounting Standard Update "ASU" 2015-02, Consolidation (Topic 810)—Amendments to the Consolidation Analysis ("ASU 2015-02") (see Note 3).

        All intercompany balances and transactions have been eliminated upon consolidation. This consolidation, particularly with respect to the Consolidated Entities, significantly impacts the Company's Consolidated Financial Statements.

        Consolidated Entities—As a result of the Reorganization Transaction (Notes 1 & 16), disclosures below relate to CIFC LLC as of December 31, 2015 and 2014 and CIFC Corp. as of December 31, 2014.

        Consolidated Entities includes the operating results of the Consolidated Funds and the Consolidated VIEs. As of December 31, 2015 and 2014, the Company held $81.8 million and $62.6 million, respectively, of investments in its Consolidated Entities.

        Consolidated VOEs—The Company consolidates entities in which it has a controlling voting interest. As of December 31, 2015, the Company did not consolidate any entities under the voting interest model. As of December 31, 2014, the Company had consolidated the Tactical Income Fund and the Senior Secured Corporate Loan Fund under this model. Effective January 1, 2015, pursuant to the adoption of ASU 2015-02, our consolidation assessment changed. See below & Note 3.

        Consolidated VIEs—The Company also consolidates variable interest entities in which it is deemed the primary beneficiary. These Consolidated VIEs generally include certain CLOs (collectively, the "Consolidated CLOs"), warehouses, loan investment products, and other similar legal entities (see Note 3 for further details).

        Tactical Income Fund—The Company invests in and manages an open-end credit fund that invests primarily in second-lien loans (the "Tactical Income Fund"). Under the new rules, limited partnerships where investors lack the right to remove the general partners, are deemed VIEs. The Company is deemed the primary beneficiary as it cannot be removed as the investment manager and has a significant financial interest in the fund. As of December 31, 2015 and 2014, the Company held an investment of $33.2 million and $11.0 million, respectively, and the limited partners held $7.8 million and $6.5 million, respectively. Limited partners' interests were reported in "Noncontrolling interests in Consolidated Funds" on the Consolidated Balance Sheet.

        Consolidated CLOs and Other—As of December 31, 2015, the Company consolidated 2 CLOs and 2 credit funds (including Tactical Income Fund). As of December 31, 2014, the Company consolidated 31 CLOs. See Note 4. The adoption of ASU 2015-02, resulted in the deconsolidation of 30 CLOs as of January 1, 2015.

        Warehouses—From time to time, the Company will create special purpose vehicles ("SPVs") to warehouse SSCLs in advance of sponsoring new CLOs or other funds. The Company may contribute

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 2—Basis of Presentation and Principles of Consolidation (Continued)

equity to the new SPVs which are typically levered three to five times depending on the terms agreed to with the warehousing counterparties. When the related CLO or Fund is sponsored, typically around three to nine months later, the warehouse is "terminated," with it concurrently repaying the related financing and returning to the Company its equity contribution, net of gains and losses, if any. Since the launch of the Warehouse Fund (see below), the Company's direct investments in warehouses it manages have been limited.

        During the year ended December 31, 2015, the Company consolidated and deconsolidated two warehouses. During the year ended December 31, 2014, the Company consolidated seven warehouse(s) and deconsolidated six warehouse(s). As of December 31, 2015, the Company did not consolidate any warehouse, and as of December 31, 2014, the company consolidated one warehouse.

        Unconsolidated VOEs—Warehouse Fund—In December 2014, the Company launched a closed-end structured credit fund that invests primarily in equity interests of warehouses managed by CIFC (the "Warehouse Fund"). As of December 31, 2015 and 2014, the carrying value of the Company's investment, as the general partner of the fund, was $13.9 million and $10.6 million, respectively.

        Co-Investment Fund—During 2013, the Company launched a closed-end structured credit fund that invests primarily in residual tranches of CLOs and, to a lesser extent, warehouses, managed by CIFC (the "Co-Investment Fund"). As of December 31, 2015 and 2014, the carrying value of the Company's investment, as the general partner of the fund, was $12.1 million and $16.6 million, respectively.

        The limited partners of both the Warehouse Fund and the Co-Investment Fund may remove the general partner's presumption of control, and as such, the Company did not consolidate these funds. The adoption of ASU 2015-02, did not change our consolidation conclusion. The Company's investments in these funds were recorded in "Investments" on the Company's Consolidated Balance Sheets.

        Unconsolidated VIEs—Senior Secured Corporate Loan Fund—The Company invests in and manages an open-end credit fund that invests in U.S. performing senior secured corporate loans (the "Senior Secured Corporate Loan Fund") to provide capital appreciation and risk-adjusted returns to its investors. Pursuant to the adoption of ASU 2015-02, the Company deconsolidated this fund on a modified retroactive basis (or as of January 1, 2015). Under the new rules, limited partnerships where investors lack the right to remove the general partners, are deemed VIEs. The Company is not deemed the primary beneficiary because it does not have a significant financial interest in the fund. As of December 31, 2015, the Company held an investment of $5.4 million in the fund which was reported in "Investments" on the Company's Consolidated Balance Sheet. As of December 31, 2014, the Company held an investment of $5.2 million and the limited partners held an investment of $204.5 million. Limited partners' interests were reported in "Noncontrolling interests in Consolidated Funds" on the Consolidated Balance Sheet.

        As of December 31, 2015, the Company had variable interests in 28 CLO, 8 CDOs, and 2 Non-CLO products (including the Senior Secured Corporate Loan Fund), which the Company managed, that were not consolidated (collectively the "Unconsolidated VIEs") as the Company was not deemed to be the primary beneficiary of the Unconsolidated VIEs. As of December 31, 2014, the

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 2—Basis of Presentation and Principles of Consolidation (Continued)

Company's unconsolidated VIEs included 1 CLO, 8 CDOs and 4 Non-CLO products. The adoption of ASU 2015-02, resulted in the deconsolidation of 30 CLOs as of January 1, 2015.

        The Company's maximum exposure to loss on Unconsolidated VIEs includes its investment, management fee receivables and future management fees collectible by the Company. As of December 31, 2015, the Company invested $29.0 million in Unconsolidated VIEs and the Company's management fee receivables were $4.1 million. As of December 31, 2014, the Company had no investments in its Unconsolidated VIEs and the Company's management fee receivables were $0.3 million.

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates

        Consolidation—VIEs—In February 2015, the Financial Accounting Standards Board ("FASB") issued ASU 2015-02. The amendments changed the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. As of September 30, 2015, the Company elected to early adopt this guidance on a modified retroactive basis (as of January 1, 2015) (see below).

        Under the consolidation guidelines, the Company evaluates whether (a) it holds a variable interest in an entity, (b) the entity is a variable interest entity ("VIE") and (c) the Company is the primary beneficiary ("PB") of the VIE. An entity is a VIE if it meets any of the following criteria: total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support; holders of equity investment at risk (as a group) lack the power to direct the activities of the entity that significantly impact economic performance or the obligation to absorb losses or right to receive residual returns of the entity; and voting rights of some investors are disproportionate to their obligation to absorb losses/receive returns and substantially all of the activities are on behalf of the investor with disproportionately few voting rights. Further a reporting entity is deemed to be the PB if (i) it has the power to direct the activities of the entity that most significantly impact the economic performance ("power criteria") and (ii) it holds a controlling financial interest ("economic criteria"). Generally, the Company determines whether it is the PB of a VIE through a qualitative assessment; however, when deemed necessary, a quantitative assessment may also be performed. This consolidation assessment is performed upon inception of the relationship and reconsidered when certain events have occurred.

        Prior to the adoption of ASU 2015-02, incentive or performance fees received by the Company for its investment management services were considered variable interests. Pursuant to the adoption of ASU 2015-02, incentive or performance fees that are customary and commensurate of the level of services provided, and where the Company does not hold other economic interests in the entity that would absorb more than an insignificant amount of the expected losses or returns of the entity, would not be considered variable interests. As such, certain CLOs, CDOs and warehouses, where the Company held direct interests or indirect interests through related parties, were considered variable interests and a consolidation analysis was performed. Further, CLOs, CDOs and warehouses generally meet the VIE criteria as they have minimal equity at risk.

        For CLOs, the Company's investment management services meet the power criteria of the PB consideration. In certain cases, when it was determined that the Company's investment in the CLO was

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

significant, the Company met the economic criteria and consolidated the CLO. To determine significance, the Company evaluated its right to receive and obligation to absorb the VIE's expected future gains and losses. The expected future gains and losses of the VIE are determined based on an internally developed discounted cash flows model that utilizes both observable and unobservable inputs. Significant inputs to the models include the structure of the VIE and estimates related to loan default rates, recovery rates, projected call dates, prepayment rates and discount rates. As of December 31, 2015 and January 1, 2015 (adoption date), the Company consolidated 2 and 1 CLO(s), respectively, for which it was deemed to be the PB. For warehouses, where the Company's investment management services meet the power criteria and where the Company contributes significant equity to a warehouse, the Company may meet both the power and economic criterion and consolidate the warehouse. As of December 31, 2015, the Company did not consolidate any warehouses and as of January 1, 2015 (adoption date), the Company consolidated 1 warehouse. However, during the twelve months ended December 31, 2015, the Company consolidated 2 warehouses which were opened and closed during the reporting period.

        Upon adoption of the new consolidation rules, the granting of substantive kick-out rights is a key consideration in determining whether a limited partnership, or similar entity, is a VIE and whether or not that entity should be consolidated. Consequently, the adoption of ASU 2015-02, resulted in the deconsolidation of the Senior Secured Corporate Loan Fund (see Note 2).

        Entities that do not qualify as VIEs are generally assessed for consolidation as voting interest entities under the voting interest model (see below). Performance of these consolidation assessments requires the exercise of judgment.

        Consolidation—VOEs—The Company consolidates all entities that it controls through a majority voting interest (or "VOE").

        Appropriated Retained Earnings (Deficit) of Consolidated VIEs—Prior to the adoption of ASU 2014-13 (see below), appropriated retained earnings (deficit) of Consolidated VIEs represented the excess fair value of the Consolidated CLO or CDOs' assets over the Consolidated CLO or CDOs' liabilities upon initial consolidation and was subsequently adjusted each reporting period for the net income (loss) attributable to the Consolidated VIEs.

        Non-Controlling Interests in Consolidated Funds—"Noncontrolling interests in Consolidated Funds" represents the component of equity in Consolidated Funds held by third party investors. During each reporting period, these interests are adjusted by the third party's performance allocation and additional subscriptions or redemptions as permitted by the applicable governing agreement(s). The third party's performance is reported in "Net (income) loss attributable to noncontrolling interests in Consolidated Entities."

        Business Combinations—Upon the acquisition of a business, the Company records all assets acquired and liabilities assumed at their estimated fair values, including intangible assets and goodwill. Strategic transaction related costs are expensed as incurred.

        Intangible Assets—The Company's intangible assets consist primarily of contractual rights to earn future management fees from CLOs. The Company determined that all intangible assets held are

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

comprised of assets with finite lives and are amortized on a straight line basis or based on a ratio of expected discounted cash flows of the contracts. Intangible assets with finite lives are tested for impairment if events or changes in circumstances indicate that the assets may not be recoverable. If the Company determines the carrying value of an intangible asset is not recoverable it will record an impairment charge to the extent its carrying value exceeds its estimated fair value. Impairments of intangible assets are recorded in "Impairment of intangible assets" on the Consolidated Statements of Operations. See Note 9 for further details.

        Goodwill—The excess of the cost of an acquired entity over the net of the amounts assigned to assets acquired (including identifiable intangible assets) and liabilities assumed is recorded as goodwill. Goodwill represents the excess cost of a business acquisition over the fair value of the net assets acquired and is not amortized. Goodwill has been recognized as a result of strategic mergers and acquisitions. The Company reviews goodwill periodically, at least on an annual basis on November 30th of each year, to determine whether the carrying value of goodwill is impaired. If goodwill is deemed to be impaired, the difference between the carrying amount reflected in the Consolidated Financial Statements and the estimated fair value is recognized as an expense in the period in which the impairment occurs. The Company has one reporting unit for which goodwill is tested for impairment. See Note 9 for further details.

        Contingent Consideration and Contingent Liabilities—Contingent consideration and contingent liabilities assumed in business combinations are recorded at fair value and measured at fair value at each reporting date with changes in fair value recorded within "Net gain (loss) on contingent liabilities" on the Consolidated Statements of Operations. See Note 10 for further details.

        Fair Value Measurements and Presentation—The Company categorizes its financial instruments carried at fair value into a three-level fair value hierarchy based on the transparency of the inputs to the valuation of the asset or liability as of the measurement date. A financial instrument's categorization within the valuation hierarchy is determined by the lowest level of input that is significant to the fair value measurement. The assessment of significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the financial instrument. The three levels are defined as follows:

  •
  Level 1—inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets. Financial instruments included in Level 1 are generally equity securities or derivatives listed on an exchange with active markets. The Company held no Level 1 financial instruments during the periods presented.

  •
  Level 2—inputs to the valuation methodology include quoted prices for similar financial instruments in active markets, quoted prices for identical financial instruments in inactive markets, and inputs that are observable for the financial instrument, either directly or indirectly, for substantially the full term of the financial instrument. The Company's financial instruments generally included in this category are loans where asset valuations are provided by third-party pricing services (loan valuations provided by third-party pricing services based on a composite price determined using fewer than two quotes are classified as Level 3), corporate bonds and investments in CLOs and CDOs where asset valuations are provided by third-party pricing services, and total return swaps on warehouses.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

  •
  Level 3—inputs to the valuation methodology include significant unobservable inputs to the fair value measurement. This includes situations where there is little, if any, market activity for the financial instrument. The inputs into the determination of fair value require significant management judgment or estimation. The Company's financial instruments generally included in this category are corporate bonds, investments in CLOs, CDOs and loans where valuations are provided by third-party pricing services based on a composite price determined using fewer than two quotes, loans where asset valuations are not provided by third-party pricing services and whose fair value is determined using the Company's comparable companies pricing model or other pricing models, warrants, long-term debt of the Consolidated CLOs (including the subordinated notes). Long-term debt of the Consolidated VIEs is no longer measured using a third-party pricing service due to the adoption of ASU 2014-13 effective January 1, 2015 (see below).

        Determination of Fair Values—Fair value is the price a market participant would receive in the sale of an asset, or pay to transfer a liability, in an orderly transaction at the measurement date. Where available, fair value is based on observable market prices or parameters or is derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are utilized. These valuation models involve estimation and judgment, the degree of which is dependent on both the price transparency for the instruments or market and the instruments' complexity. Assets and liabilities recorded at fair value in the Consolidated Financial Statements are categorized for disclosure purposes based on the level of judgment associated with the inputs used to measure their value as described above. Transfers between levels of the fair value hierarchy are recognized at the end of the reporting period.

        Many financial instruments have bid and ask prices that can be observed in the marketplace. Bid prices reflect the highest price that market participants are willing to pay for an asset. Ask prices represent the lowest price market participants are willing to accept for an asset. For financial instruments whose inputs are based on bid-ask prices, the Company's policy is to take the mid-point in the bid-ask spread to value these financial instruments as a practical expedient for determining fair value permissible under the guidance. Fair value is a market-based measure considered from the perspective of the market participant who holds the asset or owes the liability rather than an entity-specific measure. Therefore, when market assumptions are not readily available, assumptions are set to reflect those that the Company believes market participants would use in pricing the financial instrument at the measurement date.

        The availability of observable inputs can vary depending on the financial instrument and is affected by a variety of factors, including, for example, the type of product, age of the product, whether the product is traded on an active exchange or in the secondary market and, current market conditions. Determinations of fair value require more judgment to the extent that the valuation is based on inputs that are either less observable or unobservable in the market. Accordingly, the degree of judgment exercised in determining fair value is greatest for financial instruments classified as Level 3.

        The fair value process is monitored by the Valuation Committee. The Valuation Committee is chaired by the Co-President and the Chief Investment Officer and is comprised of investment, finance, and portfolio control professionals. The purpose of the committee is to oversee the pricing policy and procedures by ensuring objective and reliable valuation practices and pricing of financial instruments, as

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

well as addressing fair valuation issues and approving changes to valuation methodologies and pricing sources. Meetings are held at least quarterly to discuss and analyze the significant assumptions utilized in the Company's internally developed models and to review the valuations provided by third-party pricing services for reasonableness. The Company engages reputable third-party pricing services and regularly reviews the valuation methodologies provided by those third-party pricing services to ensure the fair value measurement provided by those services.

        Fair Value Option—The Company has elected the fair value option for (i) its investments in the CLO, warehouses and credit funds it manages and (ii) the financial assets and the financial liabilities of the Consolidated Entities. For investments in CLO, warehouse and credit funds where the Company is not required to consolidate, the unrealized appreciation or depreciation and realized gains and losses on the investments are recorded in the Consolidated Statements of Operations within "Net gain (loss) on investments."

        For Consolidated Entities, prior to the adoption of ASU 2014-13, the measurement difference between the fair value of the financial assets and the fair value of the financial liabilities resulted in net gains (losses) that were reported in the Company's consolidated operating results. Unrealized appreciation or depreciation and realized gains and losses on assets and liabilities of Consolidated VIEs were recorded in the Consolidated Statements of Operations within "Net gain (loss) on Investments-Consolidated Entities" and "Net gain (loss) on Liabilities-Consolidated Entities." The adoption of the new measurement guidance eliminated the non-economic measurement differences and the associated income volatility.

        Financial Instruments held by Consolidated VIEs—Prior to the adoption of ASU 2014-13 (as defined below), the Company elected the fair value option for the consolidated assets and liabilities of the CLOs and warehouses. These assets are considered trading securities and therefore are not held at amortized cost. Accordingly, the measurement difference between the fair value of the financial assets and the fair value of the financial liabilities resulted in net gains (losses) that were reported in the Company's Consolidated Statements of Operations within "Net gain (loss) on Investments-Consolidated Entities" and "Net gain (loss) on Liabilities-Consolidated Entities."

        Upon adoption of ASU 2014-13, the Company has elected to use the measurement alternative for measuring financial assets and financial liabilities of the Company's CLOs and warehouses. The Company determined that financial assets of its CLOs and warehouses are generally more observable. The assets underlying the Company's managed CLOs and warehouses are SSCLs which are generally traded on an active over-the-counter system where generally multiple broker quotes can be obtained at the measurement date. The CLO debt market is also actively traded; however, quotations are available on a limited scale in comparison to the financial assets. Further, there is no active market for warehouse debt. As a result, the financial assets of the consolidated CLOs and warehouses are measured at fair value and the financial liabilities are measured in consolidation as: (1) the sum of the fair value of the financial assets and the carrying value of any non-financial assets that are incidental to the operations of the CLOs less (2) the sum of the fair value of any beneficial interests retained by the reporting entity (other than those that represent compensation for services) and the Company's carrying value of any beneficial interests that represent compensation for services. The resulting amount is allocated to the individual financial liabilities (other than the beneficial interest retained by the

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

Company). ASU 2014-13 was applied on a modified retroactive basis (as of January 1, 2015) (see below).

        Under the measurement alternative, the Company's Consolidated Statement of Operations reflects the Company's economic interests in the consolidated CLOs and warehouses including (i) changes in the fair value of the beneficial interests retained by the Company and (ii) beneficial interests that represent compensation for its investment management services.

        Revenue Recognition—Management and Incentive Fees—The Company earns management and incentive fees from the Funds it manages. These management fees are paid periodically in accordance with the terms of the individual management agreements for as long as the Company manages the Funds. The management fees paid to the Company by these Funds are the Company's primary source of revenue. Management fees typically consist of fees based on the amount of assets held in the Funds. Management fees are recognized as revenue when earned. The Company does not recognize incentive fees until all contingencies have been removed.

        Revenue Recognition—Interest Income from Investments—From time to time, the Company will invest in investment products it manages. "Interest income from investments" includes interest revenue from these investments and a portion of equity distributions earned from the Company's investment in the residual interests of CLOs.

        For the CLOs and warehouses that the Company does not consolidate, interest income is recognized using the effective interest method and reported in "Interest income from investments" on the Condensed Consolidated Statement of Operations. Interest income on consolidated CLOs/warehouses is reported on the Condensed Consolidated Statements of Operations in "Interest income-Consolidated Entities" (Note 6).

        Consolidated Entities' Assets—Receivables/Revenues—Interest income is accrued regularly on the SSCLs held by the Consolidated Entities. The Company has elected to account for all assets of the Consolidated Entities under the fair value option. At the end of each reporting period, past due or non-accrual status receivables (interest only) are written-off or adjusted in the fair value of the respective fund.

        Long-Term Debt—Pursuant to the adoption of ASU 2015-03 (see below), the Company's Junior Subordinated and Senior Notes are recorded net of debt issuance costs. Debt issuance costs will amortize on a straight line basis as interest expense over the life of the debt. The Convertible Notes were recorded at a discount, which were being amortized as interest expense over the life of the debt. The Convertible Notes were converted during 2014.

        Consolidated Entities' Long-Term Debt—Subordinated notes of the Consolidated Entities have certain characteristics of equity and are recorded as debt on the Consolidated Balance Sheets as they have stated maturities. The maturities indicate a date on which they are mandatorily redeemable and redemption is required only upon liquidation or termination of the CLO and not upon liquidation or termination of the Company. Interest expense of Consolidated Entities is recorded in "Interest Expense—Consolidated Entities" on the Consolidated Statements of Operations.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

        Cash and Cash Equivalents—Cash and cash equivalents include cash on hand, cash held in banks and liquid investments with original maturities of 90 days or less.

        Restricted Cash and Cash Equivalents—Restricted cash and cash equivalents represent amounts held by third parties for settlement of certain obligations and cash, subject to certain restrictions, held in non-recourse entities (including Consolidated Entities).

        Due from Brokers and Due to Brokers—Amounts due from brokers and due to brokers generally represent unsettled trades. Amounts due from brokers and due to brokers are recorded as assets and liabilities, respectively.

        Equipment and Improvements—Equipment and Improvements are stated at cost, net of accumulated depreciation. Depreciation is generally recorded using the straight-line method over the estimated useful lives of the various classes of equipment. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining life of the lease using the straight-line method. The Company does not consider renewal options when determining the amortization of leasehold improvements unless renewal is considered reasonably assured at the inception of the lease. Equipment and Improvements are periodically reviewed for indications of impairment and written down to fair value if impaired.

        Income Taxes—Current federal income taxes are recognized based on amounts estimated to be payable or recoverable as a result of taxable income for the current year. Deferred tax assets and liabilities are recognized for the future income tax consequences (temporary differences) attributable to the difference between the carrying amounts of assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The Company recognizes the effect of changes in income tax laws or rates on deferred tax assets and liabilities in the period that includes the enactment date. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets to the amount that is more likely than not to be realized. Components of deferred tax assets, liabilities and valuation allowance are included in Note 15.

        GAAP provides guidelines for how uncertain tax positions should be recognized, measured, presented and disclosed in the Consolidated Financial Statements. Uncertain tax positions disclosure, if any, are included in Note 15. The Company accrues interest and penalties, if applicable, in income tax expense. Tax years that remain open to examination by major tax jurisdictions include 2011 through the current year.

        Share-Based Compensation—Compensation cost for share-based awards are generally measured based on the grant-date fair value of the award. Share-based awards that do not require future service (i.e. vested awards) are expensed immediately. Share-based awards that require future service or performance conditions are amortized over the relevant service period. The Company communicates "target awards" at the beginning of the performance period and the final payouts are determined when performance criterion are met at the end of the performance period. Amortization is recognized as "Share-based compensation" in the Consolidated Statements of Operations. See Note 12 for the required disclosure relating to share-based compensation.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

        Earnings Per Share—Basic earnings per share is calculated by dividing net income (loss) attributable to the Company by the weighted-average number of shares outstanding for the period. Diluted earnings per share adjusts basic earnings per share by the dilution that would have occurred had all contingent issuances of shares that would have individually reduced earnings per share occurred at either the beginning of the period or the time of issuance of the potentially dilutive securities, if those securities were issued during the period. The Company uses the treasury stock method to determine the dilutive effect of stock options, warrants and unvested restricted stock units ("RSUs") and the if-converted method to determine the dilutive effects of the Convertible Notes. During 2014, the Convertible Notes were converted. See Note 14 for the computation of earnings per share.

Recent Accounting Updates

Adopted Guidance:

        In April 2015, the FASB issued ASU 2015-03, Interest-Imputation of Interest (Topic 835-30), Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"), which requires debt issuance costs to be presented on the balance sheet as a direct deduction from the carrying value of the associated debt liability, consistent with the presentation of a debt discount. The standard does not affect the recognition and measurement of debt issuance costs. The standard is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. Early adoption is permitted for financial statements that have not been previously issued. The new guidance will be applied on a retrospective basis. The Company early adopted ASU 2015-03 and presented debt issuance costs related to its recourse debt as a direct deduction on the carrying value of the associated debt liability. As part of the retroactive adoption, as of December 31, 2014, the Company reclassified $1.8 million of Junior Subordinated Note debt issuance costs from Prepaid and other assets to a contra liability account as a direct deduction of the net carrying value of Long-term debt (Note 11).

        In May 2015, the FASB issued ASU 2015-07, Fair Value Measurement (Topic 820): Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent) ("ASU 2015-07"). Under the guidance, investments measured at net asset value ("NAV"), as a practical expedient for fair value, are excluded from the fair value hierarchy. Instead, an entity is required to include those investments as a reconciling line item so that the total fair value amount of investments in the disclosure is consistent with the amount on the balance sheet. Further, entities must provide additional disclosures for investments for which they elect to use the NAV practical expedient to determine fair value. This guidance is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years and early adoption is permitted. The ASU should be applied retrospectively to all periods presented. The Company early adopted ASU 2015-07 and excluded from the fair value hierarchy table investments in its unconsolidated credit funds that are measured at NAV as a practical expedient as of December 31, 2015 and 2014 (Note 5).

        In February 2015, the FASB issued ASU 2015-02. The guidance amends the current consolidation guidance and ends the deferral granted to investment companies from applying the VIE guidance. The revised consolidation guidance, among other things, (i) modifies the evaluation of whether limited partnerships and similar legal entities are VIEs or VOEs, (ii) eliminated the presumption that a general partner should consolidate a limited partnership, and (iii) modifies the consolidation analysis of

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

reporting entities that are involved with VIEs through fee arrangements and related party relationships. The standard is effective for the Company beginning on January 1, 2016, however, early adoption is allowed. The Company early adopted ASU 2015-02 on a modified retroactive basis. Upon adoption, as of January 1, 2015, the Company deconsolidated 30 CLOs and the Senior Secured Corporate Loan Fund from its Consolidated Financial Statements. As of January 1, 2015, the Company made a non-cash adjustment to deconsolidate Consolidated Entities' assets of $12.6 billion and Consolidated Entities' liabilities of $12.3 billion. This resulted in a cumulative effect adjustment of $127.9 million to beginning "Appropriated retained earnings (deficit) of Consolidated VIEs" and $204.4 million to beginning "Noncontrolling interests in Consolidated Funds". The Company's investment in unconsolidated CLOs and the Senior Secured Corporate Loan fund have been reported in "Investments" on the Consolidated Balance Sheet as of December 31, 2015. The Consolidated Financial Statements reflect the impact of this adoption as of January 1, 2015.

        In August 2014, the FASB issued ASU 2014-13, Consolidation (Topic 810): Measuring the Financial Assets and the Financial Liabilities of a Consolidated Collateralized Financing Entity (a consensus of the FASB Emerging Issues Task Force) ("ASU 2014-13") which provides guidance on measuring the financial assets and financial liabilities of a consolidated collateralized financing entity ("CFE"), such as CLOs and warehouses. Entities may make an election to measure the CFE on the basis of either the fair value of the CFE's financial assets or financial liabilities, whichever is deemed more observable. This will eliminate the non-economic measurement differences between financial assets and financial liabilities and the associated income volatility. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015 for public companies and early adoption is permitted. The adoption can be applied on a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the annual period of adoption or retrospectively to all relevant prior periods. In conjunction with the adoption of ASU 2015-02 (see above and Note 2), the Company has also elected to early adopt ASU 2014-13 on a modified retroactive basis. As of January 1, 2015, ASU 2014-13 was applied to the consolidated CLOs (Note 2). This resulted in a cumulative effect adjustment of $6.9 million to beginning "Appropriated retained earnings (deficit) of Consolidated VIEs".

Guidance not yet adopted:

        In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), Deferral of the Effective Date. The ASU amends the effective date of ASU 2014-09 for all entities by one year. In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The standard clarifies the required factors that an entity must consider when recognizing revenue and also requires additional disclosures. With the issuance of ASU 2014-15 the new effective date for the Company is beginning January 1, 2018. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The Company is currently evaluating the impact of this ASU on its Consolidated Financial Statements.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 3—Summary of Significant Accounting Policies and Recent Accounting Updates (Continued)

        In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. The guidance will explicitly require management to assess an entity's ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. The new standard will be effective in the first annual period ending after December 15, 2016. Earlier adoption is permitted. The Company does not believe this guidance will have a material impact on its Consolidated Financial Statements.

Note 4—Consolidated VIEs

        Although the Company consolidates all the assets and liabilities of the Consolidated VIEs (including the Consolidated CLOs, warehouses and other investment products), its maximum exposure to loss is limited to its investments and beneficial interests in the Consolidated VIEs and the receivables of management fees from the Consolidated VIEs. All of these items are eliminated upon consolidation. The assets of each of the Consolidated VIEs are administered by the trustee of each fund solely as collateral to satisfy the obligations of the Consolidated VIEs. If the Company were to liquidate, the assets of the Consolidated VIEs would not be available to the Company's general creditors, and as a result, the Company does not consider them its assets. Additionally, the investors in the debt and residual interests of the Consolidated VIEs have no recourse to the Company's general assets. Therefore, this debt is not the Company's obligation.

        The following table summarizes the Company's total maximum exposure to loss on these Consolidated VIEs, as follows(1):

	CIFC LLC	CIFC Corp.	CIFC LLC & CIFC Corp.
	December 31, 2015		December 31, 2014
	(In thousands)
Maximum exposure to loss:
Investments and beneficial interests(2)	$81,752	$—	$46,651
Receivables	605	—	4,200

Total maximum exposure to loss	$82,357	$—	$50,851

Explanatory Notes:

(1)
In addition, exposure to loss excludes future management fees on the Consolidated VIEs, which are not included in the table.

(2)
Investments made in our Consolidated VIEs are eliminated in consolidation.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value

Assets and Liabilities Measured at Fair Value on a Recurring Basis

        Fair Value Hierarchy—The following table summarizes the assets and liabilities carried at fair value on a recurring basis, by class and level:

	December 31, 2015					December 31, 2014
CIFC LLC	Level 1	Level 2	Level 3	NAV	Estimated Fair Value	Level 1	Level 2	Level 3	NAV	Estimated Fair Value
	(In thousands)					(In thousands)
Assets
Investments:
Credit Funds(1)	$—	$—	$—	$31,411	$31,411	$—	$—	$—	$27,169	$27,169
Loans	—	—	—	—	—	—	2,959	967	—	3,926
Structured products & other	—	1,768	37,517	—	39,285	—	—	7,604	—	7,604

Subtotal	—	1,768	37,517	31,411	70,696	—	2,959	8,571	27,169	38,699
Consolidated Entities:
Loans(2)	—	1,067,539	281,868	—	1,349,407	—	9,184,488	2,517,887	—	11,702,375
Corporate bonds	—	—	—	—	—	—	—	478	—	478
Structured products & other	—	840	1,156	—	1,996	—	—	69,973	—	69,973

Total Consolidated Entities	—	1,068,379	283,024	—	1,351,403	—	9,184,488	2,588,338	—	11,772,826

Total Assets	$—	$1,070,147	$320,541	$31,411	$1,422,099	$—	$9,187,447	$2,596,909	$27,169	$11,811,525

Liabilities
Contingent liabilities	$—	$—	$8,338	$—	$8,338	$—	$—	$12,668	$—	$12,668
Consolidated Entities:
Long-term debt(2)	—	—	—	—	—	—	—	12,049,034	—	12,049,034

Total Consolidated Entities	—	—	—	—	—	—	—	12,049,034	—	12,049,034

Total Liabilities	$—	$—	$8,338	$—	$8,338	$—	$—	$12,061,702	$—	$12,061,702

	December 31, 2015					December 31, 2014
CIFC Corp.	Level 1	Level 2	Level 3	NAV	Estimated Fair Value	Level 1	Level 2	Level 3	NAV	Estimated Fair Value
	(In thousands)					(In thousands)
Assets
Investments:
Credit Funds(1)	$—	$—	$—	$—	$—	$—	$—	$—	$27,169	$27,169
Loans	—	—	—	—	—	—	2,959	967	—	3,926
Structured products & other	—	—	739	—	739	—	—	7,604	—	7,604

Subtotal	—	—	739	—	739	—	2,959	8,571	27,169	38,699
Consolidated Entities:
Loans(2)	—	—	—	—	—	—	9,184,488	2,517,887	—	11,702,375
Corporate bonds	—	—	—	—	—	—	—	478	—	478
Structured products & other	—	—	—	—	—	—	—	69,973	—	69,973

Total Consolidated Entities	—	—	—	—	—	—	9,184,488	2,588,338	—	11,772,826

Total Assets	$—	$—	$739	$—	$739	$—	$9,187,447	$2,596,909	$27,169	$11,811,525

Liabilities
Contingent liabilities	$—	$—	$8,338	$—	8,338	$—	$—	$12,668	$—	$12,668
Consolidated Entities:
Long-term debt(2)	—	—	—	—	—	—	—	12,049,034	—	12,049,034

Total Consolidated Entities	—	—	—	—	—	—	—	12,049,034	—	12,049,034

Total Liabilities	$—	$—	$8,338	$—	$8,338	$—	$—	$12,061,702	$—	$12,061,702

Explanatory Note:

(1)
Pursuant to the adoption of ASU 2015-07, disclosure of assets measured at NAV as a practical expedient in the fair value hierarchy is no longer required.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

(2)
As of December 31, 2015 and 2014, the total aggregate unpaid principal balance of loans was $1.4 billion and $12.0 billion, respectively. See Note 11 for total contractual principal amounts. As of December 31, 2015, Long-term debt of the Consolidated VIEs was no longer measured using a third-party pricing service due to the adoption of ASU 2014-13 (Note 3).

        Changes in Level 3 Recurring Fair Value Measurements—The following tables summarize by class the changes in financial assets and liabilities measured at fair value classified within Level 3 of the valuation hierarchy. Net realized and unrealized gains (losses) for Level 3 financial assets and liabilities measured at fair value are included in the Consolidated Statements of Operations.

	Level 3 Financial Assets
	For the Year Ended December 31, 2015
	Investments			Investment Assets of Consolidated Entities
CIFC LLC	Loans	Structured Products & Other	Total	Loans	Corporate Bonds	Structured Products & Other	Total
	(In thousands)
Estimated fair value, beginning of period	$967	$7,604	$8,571	$2,517,887	$478	$69,973	$2,588,338
Transfers into Level 3(1)	—	—	—	51,012	—	—	51,012
Transfers out of Level 3(2)	—	—	—	(69,435)	—	(1,803)	(71,238)
Transfers in due to consolidation or acquisition	—	—	—	143,856	—	—	143,856
Transfers out due to consolidation or acquisition	—	(12,546)	(12,546)	—	—	—	—
Transfers in (out) due to deconsolidation(2)(3)	—	23,614	23,614	(2,476,625)	(478)	(67,383)	(2,544,486)
Transfers between classes	—	(2,613)	(2,613)	—	—	2,613	2,613
Net realized/unrealized gains (losses)(3)	33	(6,828)	(6,795)	(16,747)	—	(143)	(16,890)
Purchases(3)	990	63,060	64,050	246,256	—	1,129	247,385
Sales(3)	(1,990)	(28,715)	(30,705)	(95,305)	—	(3,230)	(98,535)
Settlements(3)	—	(6,059)	(6,059)	(19,031)	—	—	(19,031)

Estimated fair value, end of period	$—	$37,517	$37,517	$281,868	$—	$1,156	$283,024

Change in unrealized gains (losses) for the period for the assets held as of the end of the period	$—	$(5,689)	$(5,689)	$(4,875)	$—	$(163)	$(5,038)

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

	Level 3 Financial Assets
	For the Year Ended December 31, 2015
	Investments			Investment Assets of Consolidated Entities
CIFC Corp.	Loans	Structured Products & Other	Total	Loans	Corporate Bonds	Structured Products & Other	Total
	(In thousands)
Estimated fair value, beginning of period	$967	$7,604	$8,571	$2,517,887	$478	$69,973	$2,588,338
Transfers into Level 3(1)	—	—	—	51,012	—	—	51,012
Transfers out of Level 3(2)	—	—	—	(69,435)	—	(1,803)	(71,238)
Transfers in due to consolidation or acquisition	—	—	—	143,856	—	—	143,856
Transfers out due to consolidation or acquisition	—	(12,546)	(12,546)	—	—	—	—
Transfers in (out) due to deconsolidation(2)(3)	—	23,614	23,614	(2,476,625)	(478)	(67,383)	(2,544,486)
Transfers between classes	—	(2,613)	(2,613)	—	—	2,613	2,613
Net realized/unrealized gains (losses)(3)	33	(6,828)	(6,795)	(16,747)	—	(143)	(16,890)
Purchases(3)	990	63,060	64,050	246,256	—	1,129	247,385
Sales(3)	(1,990)	(28,715)	(30,705)	(95,305)	—	(3,230)	(98,535)
Settlements(3)	—	(6,059)	(6,059)	(19,031)	—	—	(19,031)
Reorganization Transaction—Transfers out to CIFC LLC	$—	$(36,778)	$(36,778)	$(281,868)	$—	$(1,156)	$(283,024)

Estimated fair value, end of period	$—	$739	$739	$—	$—	$—	$—

Change in unrealized gains (losses) for the period for the assets held as of the end of the period	$—	$(78)	$(78)	$—	$—	$—	$—

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

	Level 3 Financial Assets
	For the Year Ended December 31, 2014
	Investments			Investment Assets of Consolidated Entities
CIFC LLC and CIFC Corp.	Loans	Structured Products & Other	Total	Loans	Corporate Bonds	Structured Products & Other	Total
	(In thousands)
Estimated fair value, beginning of period	$510	$—	$510	$1,706,290	$16,220	$93,516	$1,816,026
Transfers into Level 3(1)	—	—	—	355,793	—	—	355,793
Transfers out of Level 3(2)(3)	—	—	—	(296,059)	—	—	(296,059)
Transfers in due to consolidation or acquisition	1,008	—	1,008	32,523	—	5,321	37,844
Transfers between classes	(498)	—	(498)	498	—	—	498
Net realized/unrealized gains (losses)(3)	(53)	(311)	(364)	(55,695)	350	9,136	(46,209)
Purchases(3)	—	7,915	7,915	1,884,265	—	1,910	1,886,175
Sales(3)	—	—	—	(412,444)	(16,092)	(19,022)	(447,558)
Settlements(3)	—	—	—	(697,284)	—	(20,888)	(718,172)

Estimated fair value, end of period	$967	$7,604	$8,571	$2,517,887	$478	$69,973	$2,588,338

Change in unrealized gains (losses) for the period for the assets held as of the end of the period	$(23)	$(311)	$(334)	$(46,579)	$(28)	$679	$(45,928)

Explanatory Notes:

(1)
Transfers in represent loans currently valued by a third-party pricing service using composite prices determined using less than two quotes, an internally developed pricing model or broker quotes and that were previously marked by a third-party pricing service using composite prices determined from two or more quotes.

(2)
Transfers out represent loans previously valued by an internally developed pricing model, broker quotes, or a third-party pricing service using composite prices determined using less than two quotes and are now being marked by a third-party pricing service using composite prices determined from two or more quotes.

(3)
The adoption of ASU 2015-02 was applied on a modified retrospective basis. Transfers out for the year ended December 31, 2015 reflect the deconsolidation of CLOs as of January 1, 2015. Net realized/unrealized gains

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Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

  (losses), purchases, sales and settlements for the twelve months ended December 31, 2015, also reflect the deconsolidation.

	Level 3 Financial Liabilities
	For the Year Ended December 31, 2015			For the Year Ended December 31, 2014
CIFC LLC and CIFC Corp.	Contingent Liabilities	Long-term Debt of Consolidated Entities	Total	Contingent Liabilities	Long-term Debt of Consolidated Entities	Total
	(In thousands)
Estimated fair value, beginning of period	$12,668	$12,049,034	$12,061,702	$16,961	$10,484,975	$10,501,936
Sale of investments in Consolidated CLOs(1)	—	—	—	—	20,601	20,601
Transfer in due to consolidation	—	—	—	—	101,694	101,694
Transfer out due to deconsolidation or sale(2)(3)	—	(12,049,034)	(12,049,034)	—	—	—
Net realized/unrealized (gains) losses(2)	2,210	—	2,210	2,932	8,995	11,927
Purchases(2)	—	—	—	—	70,567	70,567
Issuances(2)	—	—	—	—	4,526,984	4,526,984
Settlements(2)(4)	(6,540)	—	(6,540)	(7,225)	(3,164,782)	(3,172,007)

Estimated fair value, end of period	$8,338	$—	$8,338	$12,668	$12,049,034	$12,061,702

Change in unrealized gains (losses) for the period for the liabilities outstanding as of the end of the period	$2,210	$—	$2,210	$2,932	$230,011	$232,943

Explanatory Notes:

(1)
Represents the Company's sales of its residual interests in the Consolidated CLOs. The sale removes the requirement to consolidate the CLOs, therefore, debt and/or subordinated notes of the CLOs are no longer eliminated in consolidation.

(2)
The adoption of ASU 2015-02 was applied on a modified retrospective basis. Transfers out for the year ended December 31, 2015 reflect the deconsolidation of CLOs as of January 1, 2015. Net realized/unrealized gains (losses), purchases, sales and settlements for the twelve months ended December 31, 2015, also reflect the deconsolidation.

(3)
Pursuant to the adoption of ASU 2014-13, the Long-term Debt of Consolidated Entities have been remeasured in accordance with the new guidance. (See Note 3 for details).

(4)
For Contingent Liabilities, amount represents payments made and due related to the contingent liabilities from the merger with Legacy CIFC (Note 10).

Fair Value Methodologies of Financial Instruments

        The following is a description of the Company's valuation methodologies for financial instruments measured at fair value by class as required by ASC Topic 820, including the general classification of such instruments pursuant to the valuation hierarchy.

        Credit Funds—Amounts include the Company's investment in unconsolidated credit funds where the Company co-invests with third-party investors. The fair value of investments in credit funds are

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Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

generally determined based on the Company's proportionate share of the net asset value ("NAV") of the fund. Investors in the Company's open-ended credit funds may redeem their interests, at any time, within 30 days after notice. Investors in the Company's closed-end credit funds generally cannot redeem. The Company estimates that closed-end funds are expected to liquidate over 2 to 5 years. The Company has no unfunded commitments in its open-ended and closed-end credit funds. Pursuant to the adoption of ASU 2015-07, the Company's investments in credit funds have been excluded from the fair value hierarchy table. See Note 3.

        Loans—Loans are generally valued via a third-party pricing service. The value represents a composite of the mid-point in the bid-ask spread of broker quotes or is based on the composite price of a different tranche of the same or similar security if broker quotes are unavailable for the specific tranche the Company owns. The third-party pricing service provides the number of quotes used in determining the composite price, a factor that the Company uses in determining the observability level of the inputs to the composite price. When the fair value of the loan investments is based on a composite price determined using two or more quotes the composite price is considered to be based on significant observable inputs and classified as Level 2 within the fair value hierarchy. When the fair value of certain loan investments is based on a composite price determined using less than two quotes, the composite price is considered to be based on significant unobservable inputs. In these instances, the Company performs certain procedures on a sample basis to determine that composite prices approximate fair market value. Alternative methodologies are used to value the loans such as a comparable company pricing model (an internally developed model using composite or other observable comparable market inputs) or an internally developed model using data including unobservable market inputs. Accordingly, loans valued using alternative methodologies are classified as Level 3 within the fair value hierarchy.

        Corporate Bonds—Corporate bonds are generally valued via a third-party pricing service. The inputs to the valuation include recent trades, discount rates and forward yield curves. Although the valuation model inputs used by third-party pricing services are generally obtained from active markets and are observable, third-party pricing services do not provide sufficient visibility into their pricing models. When a value is unavailable, the Company uses an internally developed discounted cash flow model that includes unobservable market inputs or broker quotes. Accordingly corporate bonds are classified as Level 3 within the fair value hierarchy.

        Structured Products & Other—Structured Products and Other primarily represents the fair value of investments in CIFC and third-party managed CLOs and warehouses. These assets are generally valued via a third-party pricing service. The inputs to the valuation include recent trade information, discount rates, forward yield curves, and loan level information (including loan loss, recovery and default rates, prepayment speeds and other security specific information obtained from the trustee and other service providers related to the product being valued). Although the inputs used in the third-party pricing service's valuation model are generally obtained from active markets, the third-party pricing service does not provide a detailed analysis for each security valued. The Company performs certain procedures on a sample basis to determine that prices approximate fair market value. When a value from a third-party pricing service is unavailable, the value may be based on an internally developed discounted cash flow model which includes unobservable market inputs or by broker quote. Inputs to the internally developed model include the structure of the product being valued, estimates related to

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Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

loan default, recovery and discount rates. Accordingly these assets are classified as Level 3 within the fair value hierarchy. The adoption of ASU 2015-02, resulted in the deconsolidation of 30 CLOs and the Senior Secured Corporate Loan fund on a modified retrospective basis (as of January 1, 2015). As of December 31, 2015, the Company consolidated 2 CLOs, and 2 credit funds.

        In addition, included in Structured Products and Other are (i) equity securities not listed for trading on a national exchange ("Non-listed Equity Securities") received on certain loan restructurings within our portfolio and (ii) on occasion, warehouse total return swaps ("TRS", Note 7). Similar to the fair value of loans, Non-listed Equity Securities are valued using a third-party pricing service. When the fair value of a Non-listed Equity Security is determined using two or more quotes, it is classified as Level 2 within the fair value hierarchy, and when the fair value is determined using less than two quotes, it is classified as Level 3 within the fair value hierarchy. The fair value of a warehouse TRS is calculated as the sum of (i) the change in fair value of the reference obligations (SSCLs are valued at a composite of the mid-point in the bid-ask spread of broker quotes) since they became reference obligations, (ii) net realized gains (losses) on reference obligations sold during the period and (iii) interest income earned on the reference obligations, less an amount equal to LIBOR plus an agreed upon margin on the outstanding notional amount of the reference obligations. The warehouse TRS values are classified as Level 2 within the fair value hierarchy.

        Contingent Liabilities—The fair value of contingent liabilities is based on a discounted cash flow model. The model is based on projections of the relevant future management fee cash flows and utilizes both observable and unobservable inputs in the determination of fair value. Significant inputs to the valuation model include the structure of the underlying CLO and estimates related to loan default, recovery and discount rates. Contingent liabilities are classified as Level 3 within the fair value hierarchy.

        Long-Term Debt of the Consolidated CLOs & Warehouses—Long-term debt of the Consolidated CLOs and warehouses consists of debt and subordinated notes of the Consolidated CLOs and warehouses. Prior to the adoption of ASU 2014-13, the fair value of the debt and subordinated notes of the Consolidated CLOs or warehouses were valued via a third-party pricing service. The inputs to the valuation included recent trade information, discount rates, forward yield curves, and loan level information (including loan loss, recovery and default rates, prepayment speeds and other security specific information obtained from the trustee and other service providers related to the product being valued). Although the inputs used in the third-party pricing service's valuation model were generally obtained from active markets, the third-party pricing service does not provide a detailed analysis for each security valued. The Company performed certain procedures on a sample basis to determine that prices approximated fair market value. When a value from a third-party pricing service was unavailable, the value was based on an internally developed discounted cash flow model which included unobservable market inputs or by broker quote. Inputs to the internally developed model included the structure of the product being valued, estimates related to loan default, recovery and discount rates. Accordingly, the fair value of the debt and subordinated notes of the Consolidated CLOs or Warehouses were classified as Level 3 within the fair value hierarchy.

        Pursuant to the adoption ASU 2014-13, the fair value of the financial liabilities are no longer measured using a third party pricing service and are excluded from the fair value hierarchy. Financial liabilities are measured as: (1) the sum of the fair value of the financial assets and the carrying value of

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Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

any non-financial assets that are incidental to the operations of the CLOs less (2) the sum of the fair value of any beneficial interests retained by the reporting entity (other than those that represent compensation for services) and the Company's carrying value of any beneficial interests that represent compensation for services (Note 3).

Quantitative Information about Level 3 Assets & Liabilities

        The disclosure provided below provides quantitative information about the significant unobservable inputs used in the valuation of the contingent liabilities of Legacy CLOs (see Note 10).

Financial Liabilities	December 31, 2015 Fair Value (in thousands)	Valuation Technique	Significant Unobservable Input	December 31, 2015 Range	December 31, 2014 Range	Impact of Increase in Input on Fair Value Measurement(1)
Contingent Liabilities	$8,338	Discounted cash flows	Discount rate(2)	6.7% - 12.0%	1.2% - 12.5%	Decrease
			Default rate(3)	2.0%	2.0%	Decrease
			Recovery rate(3)	70%	70%	Increase
			Pre-payment rate(3)	40%	35 - 40%	Decrease
			Reinvestment spread of assets above LIBOR	3.0% - 3.8%	3.0 - 3.8%	Increase
			Reinvestment price of assets	100.0	100.0	Increase

Explanatory Notes:

(1)
The impact of a decrease in input would have the opposite impact to the fair value as that presented in the table.

(2)
The discount rate varies by type of management fee (senior management fee, subordinated management fee, or incentive fee), the priority of that management fee in the waterfall of the CLO and the relative risk associated with the respective management fee cash flow projections. Amounts are presented as a spread over LIBOR.

(3)
Generally an increase in the default rate would be accompanied by a directionally opposite change in assumption for the recovery and pre-payment rates.

Carrying Value and Estimated Fair Value of Financial Assets and Liabilities

        The Company has not elected the fair value option for certain financial liabilities. A summary of the carrying value and estimated fair value of those liabilities are as follows:

	As of December 31, 2015		As of December 31, 2014
	Carrying Value	Estimated Fair Value	Carrying Value(3)	Estimated Fair Value
	(In thousands)
Financial liabilities:
Long-term debt:
Junior Subordinated Notes(1)(3)	$118,259	$57,371	$118,170	$57,314
Senior Notes(2)(3)	$37,902	$40,000	n/a	n/a

Explanatory Note:

(1)
The Junior Subordinated Notes include both the March and October Junior Subordinated Notes (Note 11). The estimated fair values of the Junior Subordinated Notes were determined using a discounted cash flow model which utilizes significant unobservable

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Notes to Consolidated Financial Statements (Continued)

Note 5—Fair Value (Continued)

  inputs, including discount rates, yield and forward LIBOR curve assumptions. This methodology is classified as Level 3 within the fair value hierarchy.

(2)
On November 2, 2015, the Company issued $40.0 million par value of Senior Notes which is carried at its outstanding principal balance net of debt issuance costs (Note 11). The estimated fair value of the Senior Notes approximates issuance price from November 2, 2015.

(3)
Pursuant to the adoption of ASU 2015-03 the carrying value has been adjusted to reflect the presentation of debt issuance costs as a direct deduction from the related liability for all periods presented in accordance with amended guidance on simplifying the presentation of such costs.

        The carrying value of all of the following approximate the fair value of the financial instruments and are considered Level 1 in the fair value hierarchy: cash and cash equivalents, restricted cash and cash equivalents, due from brokers, receivables and due to brokers. In addition, amounts in the Consolidated Entities related to due from brokers, restricted cash and cash equivalents, receivables and due to brokers also approximate the fair value of the instruments and are all considered Level 1 in the fair value hierarchy.

        Investments of the Consolidated Entities are diversified over multiple industries. In addition, applicable agreements governing CLOs and warehouses outline industry concentration limits. Management does not believe the Company has any significant concentration risks.

Note 6—Net Results of Consolidated Entities

        Pursuant to the adoption of ASU 2015-02 (Note 3), the Company deconsolidated 30 CLOs and the Senior Secured Corporate Loan Fund from its Consolidated Financial Statements on January 1, 2015. The following table is a summary of net results of the Consolidated Entities:

	For the Year Ended December 31,
	2015	2014
	(In thousands)
Investment income	$25,106	$517,252
Interest expense	9,904	171,931

Net investment income	15,202	345,321
Net gain (loss) on investments	(26,114)	(228,777)
Net gain (loss) on liabilities	24,746	(8,996)
Net gain (loss) on other investments and derivatives	2,970	2,031

Net gain (loss) from activities of Consolidated Entities	$16,804	$109,579
Expenses of Consolidated Entities	10,774	40,074

Net Results of Consolidated Entities	$6,030	$69,505

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Notes to Consolidated Financial Statements (Continued)

Note 7—Derivative Instruments and Hedging Activities

        Total Return Swap—During the year ended December 31, 2015, the Company, through a warehouse SPV, entered into a TRS agreement with a third-party bank, in lieu of financing. Under the TRS agreement, the Company received the income on the reference obligations (including gains on terminated reference obligations) and paid the counterparty an amount equal to three month LIBOR plus a margin on the outstanding notional amount of the reference obligations and losses on terminated reference obligations. The Company also consolidated this warehouse SPV as it was a VIE in which the Company was deemed the primary beneficiary (Note 2). The adoption of ASU 2015-02 did not change our consolidation assessment. During the year ended December 31, 2015, the warehouse agreement was terminated in conjunction with the issuance of a CLO. During the year ended December 31, 2014, the Company, through a warehouse SPV, entered into a separate TRS agreement with a third-party bank which was terminated in the same year.

        The Company recognized net income related to the TRS agreements and other derivative instruments during the years ended December 31, 2015 and 2014 of $3.6 million and $2.0 million, respectively.

Note 8—Equipment and Improvements

        Equipment and improvements consisted of the following:

		As of December 31,
	Estimated initial useful life
		2015	2014
	(In years)	(In thousands)
Equipment and computer software	3 - 5	$5,513	$4,541
Leasehold improvements	11	2,468	2,455
Office furniture and fixtures	7	746	672

Equipment and improvements, gross		8,727	7,668
Less: accumulated depreciation(1)		(3,861)	(2,474)

Equipment and improvements, net		$4,866	$5,194

Explanatory Note:

(1)
Depreciation expense related to equipment and improvements totaled $1.4 million and $1.3 million for the years ended December 31, 2015 and 2014, respectively.

        During the years ended December 31, 2015 and 2014, additions to equipment and improvements totaled $1.1 million and $2.2 million, respectively.

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Notes to Consolidated Financial Statements (Continued)

Note 9—Intangible Assets and Goodwill

        Intangible assets are comprised of the following:

	Weighted- Average Remaining Estimated Useful Life	Gross Carrying Amount(1)	Accumulated Amortization(2)	Net Carrying Amount
	(In years)	(In thousands)
December 31, 2015:
Investment management contracts	2.4	$71,113	$67,040	$4,073
Referral arrangement	3.8	3,810	2,096	1,714
Non-compete agreements	2.2	1,535	1,122	413
Trade name	5.2	1,250	593	657

Total intangible assets		$77,708	$70,851	$6,857

December 31, 2014:
Investment management contracts	3.2	$72,941	$61,723	$11,218
Referral arrangement	4.8	3,810	1,334	2,476
Non-compete agreements	3.2	1,535	936	599
Trade name	6.3	1,250	469	781

Total intangible assets		$79,536	$64,462	$15,074

Explanatory Notes:

(1)
Gross carrying amounts have been adjusted for impaired assets as of the date presented.

(2)
During the years ended December 31, 2015 and 2014, the Company recorded amortization expense on its intangible assets of $6.4 million and $10.1 million, respectively.

        The following table presents expected amortization expense of the existing intangible assets:

(In thousands)
2016	$2,860
2017	1,929
2018	1,501
2019	411
2020	125
Thereafter	31

$6,857

        During the year ended December 31, 2015, the Company received notice from holders of certain CLOs exercising their right to call the CLO for redemption. As a result of these calls, the Company recorded impairment charges of $1.8 million to fully impair intangible assets associated with these management contracts.

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Notes to Consolidated Financial Statements (Continued)

Note 9—Intangible Assets and Goodwill (Continued)

Goodwill

        For purposes of reviewing impairment and recoverability of goodwill, management must make various assumptions regarding estimated future cash flows and other factors in determining the fair value of the Company's only reporting unit. In evaluating the recoverability of goodwill, the fair value of the reporting unit is derived utilizing a blended income and market approach. Under the income approach management makes various assumptions regarding estimated future cash flows and other factors in determining the fair value of the reporting unit. Under the market approach, management determines the fair value of the reporting unit based on multiples of EBITDA of comparable publicly-traded companies. Based on the annual impairment review, which was assessed on November 30, 2015 and 2014, management determined that goodwill was not impaired. For the years ended December 31, 2015 and 2014, the Company did not have any goodwill additions and total goodwill net of accumulated impairment of $76.0 million.

Note 10—Contingent Liabilities and Deferred Purchase Payments

        Contingent Liabilities—In addition to the consideration paid in connection with the merger with Commercial Industrial Finance Corp. ("Legacy CIFC") (the "Merger"), the Company was required to pay CIFC Parent Holdings LLC ("CIFC Parent") a portion of incentive fees earned on six CLOs managed by CIFC Asset Management LLC (the "Legacy CIFC CLOs"). The terms of these payments were as follows: (i) the first $15.0 million of incentive fees received (which was fulfilled in 2013), (ii) 50% of any incentive fees in excess of $15.0 million in aggregate received from the Legacy CIFC CLOs by the combined company over ten years from April 13, 2011 (the "Merger Closing Date") and (iii) payments relating to the present value of any such incentive fees from the Legacy CIFC CLOs that remain payable to the combined company after the tenth anniversary of the Merger Closing Date. During the years ended December 31, 2015 and 2014, the Company made total payments of $2.5 million and $6.6 million, respectively, related to these contingent liabilities. As of December 31, 2015, there are no remaining payments under item (i) and the Company made cumulative payments of $15.6 million under (ii) to date.

        In addition, the Company also assumed contingent liabilities during the Merger that primarily represent contingent consideration related to Legacy CIFC's acquisition of CypressTree Investment Management, LLC ("CypressTree") in December 2010. The assumed contingent liabilities are based on a fixed percentage of certain management fees from the CypressTree CLOs. These fixed percentages vary by CLO. The minimum fixed percentage was 39% since July 2013. During the year ended December 31, 2015, the Company made its final payment of $1.1 million satisfying its contingent consideration. During the year ended December 31, 2014, the Company made payments of $0.6 million, related to these contingent liabilities.

        Deferred Purchase Payments—In March 2010, the Company entered into an acquisition and investment agreement with DFR Holdings and CNCIM pursuant to which it agreed to acquire all of the equity interests in Columbus Nova Credit Investments Management, LLC ("CNCIM") from DFR Holdings. The consideration for the CNCIM acquisition included deferred purchase payments totaling $7.5 million in cash payable in five equal annual installments beginning in December 2010. During the year ended December 31, 2014, the Company paid its final installment of $1.5 million, leaving no amounts outstanding under this agreement.

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Notes to Consolidated Financial Statements (Continued)

Note 11—Long-Term Debt

        The following table summarizes the long-term debt of CIFC LLC and CIFC Corp. (1):

	December 31, 2015				December 31, 2014
	Par	Carrying Value(2)	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity	Par	Carrying Value(2)	Weighted Average Borrowing Rate	Weighted Average Remaining Maturity
	(In thousands)			(In years)	(In thousands)			(In years)
Recourse Debt:
March Junior Subordinated Notes(3)	$95,000	$93,456	2.90%	19.8	$95,000	$93,377	1.00%	20.8
October Junior Subordinated Notes(4)	25,000	24,803	3.82%	19.8	25,000	24,793	3.73%	20.8
Senior Notes(5)	40,000	37,902	8.50%	9.8	—	—	—%	—

Total Recourse Debt of CIFC LLC and CIFC Corp.	$160,000	$156,161	4.44%	17.3	$120,000	$118,170	1.57%	20.8
Non-Recourse Consolidated Entities' debt:
Consolidated CLOs and Other(6)	$1,385,226	$1,308,558	0.02%	9.1	$12,760,565	$11,998,034	1.77%	8.7
Warehouses(7)	—	—	—%	—	51,000	51,000	1.89%	—

Total Non-recourse Debt of CIFC LLC	$1,385,226	$1,308,558	0.02%	9.1	$12,811,565	$12,049,034	1.77%	8.7

Total Non-recourse Debt of CIFC Corp.	$—	$—	—%	—	$12,811,565	$12,049,034	1.77%	8.7

Explanatory Notes:

(1)
As a result of the Reorganization Transaction (see Note 1 and Note 16), CIFC Corp. made a non-cash distribution in kind of certain of its subsidiary entities holding certain investment assets (e.g. investments in CLOs and Funds) to CIFC LLC. As such, as of December 31, 2015, CIFC Corp. did not consolidate any CLOs.

(2)
Pursuant to the adoption of ASU 2015-03, the carrying values of recourse debt has been presented net of debt issuance costs.

(3)
March Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 2.58% until maturity on October 30, 2035. Prior to April 30, 2015, these notes bore interest at an annual rate of 1%.

(4)
October Junior Subordinated Notes bear interest at an annual rate of three month LIBOR plus 3.50% and mature on October 30, 2035.

(5)
The Senior Notes bear interest at 8.5% and mature on October 30, 2025.

(6)
Pursuant to the adoption of ASU 2014-13, Long-term debt of the Consolidated CLOs has been remeasured in accordance with the new guidance (Notes 3 and 5). The subordinated notes of the Consolidated CLOs do not have a stated interest rate and have been excluded from the calculation of the weighted average borrowing rate. As of December 31, 2015, long-term debt of the Consolidated CLOs includes $153.1 million of credit funds.

(7)
Long-term debt of warehouses not held by the Company is recorded at fair value. The fair value excludes the preferred shares of warehouses not held by the Company. As warehouses are generally terminated before the end of their terms, they are excluded from the calculation of the weighted average remaining maturity.

Recourse Debt

        Junior Subordinated Notes—The $95.0 million aggregate principal amount of unsecured junior subordinated notes (the "March Junior Subordinated Notes") are governed by a junior subordinated

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Notes to Consolidated Financial Statements (Continued)

Note 11—Long-Term Debt (Continued)

indenture (the "March Note Indenture"), dated March 4, 2010, between the Company and the trustee. The $25.0 million aggregate principal amount of unsecured junior subordinated notes (the "October Junior Subordinated Notes") are governed by a junior subordinated indenture (the "October Note Indenture"), dated October 20, 2010, between the Company and the trustee. The March Note Indenture and October Note Indenture contain certain restrictive covenants including a restricted payments covenant that restricts the Company's ability to pay dividends or make distributions in respect of the Company's equity securities, subject to a number of exceptions and conditions. These covenants also limit CIFC Corp.'s ability to make distributions to its related parties, including CIFC LLC.

        Senior Notes—On November 2, 2015, CIFC Corp. issued $40.0 million in aggregate principal amount of its 8.5% unsecured senior notes due October 30, 2025 (the "Senior Notes") guaranteed by CIFC LLC and certain subsidiaries. The Senior Notes indenture includes certain restrictive covenants including a restricted payments covenant that restricts the Company's ability to pay dividends or make distributions in respect of the Company's equity securities, subject to a number of exceptions and conditions.

        Prior to October 30, 2020 (the "Non-call Date"), we, at our option, may redeem all or a portion of the notes at a redemption price equal to (i) the principal amount of the notes being redeemed plus (ii) accrued and unpaid interest through the date of redemption plus (iii) a make whole payment. Any time on and after October 30, 2020, 2021, 2022, 2023 and thereafter, we, at our option, may redeem, all or a portion of the notes at a redemption price equal to 104.250%, 102.834%, 101.417%, or 100.00%, respectively, of the aggregate principal amount of the notes being redeemed plus accrued and unpaid interest to the date of redemption. Further, upon a change of control event, as defined by the indenture, the issuer must offer to repurchase the notes at 101.00%.

        Total debt issuance costs related to the issuance of the Senior Notes of $2.1 million was capitalized and recorded as a contra liability, resulting in a reduction of the total principal balance. Debt issuance costs are amortized over the term of the notes. During the year ended December 31, 2015, the Company recorded an aggregate interest expense of $0.5 million related to these notes.

        Non-Recourse Consolidated Entities' Debt—The debt and equity holders only have recourse to the total assets of the respective Consolidated Entity's assets.

        Consolidated Entities—Upon adoption of ASU 2015-02, the Company deconsolidated 30 CLOs on a modified retrospective basis (as of January 1, 2015). As of December 31, 2015, the Company consolidated 2 CLOs and 2 credit funds (Notes 2 and 3). During the year ended December 31, 2015, the Consolidated Entities issued $484.2 million of debt, paid down $152.5 million of their outstanding debt, made net borrowings under revolving credit facilities of $153.6 million, and distributed $18.3 million to the holders of their subordinated notes. During the year ended December 31, 2014, the Consolidated Entities issued $3.3 billion of debt, paid down $1.6 billion of their outstanding debt, made net borrowings under revolving credit facilities of $19.6 million, and distributed $230.0 million to the holders of their subordinated notes.

        The carrying value of the assets of the Consolidated CLOs, which are the only assets to which the Consolidated CLO debt holders have recourse for repayment was $1.2 billion and $12.6 billion as of December 31, 2015 and 2014, respectively.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 12—Equity

        Common Shares—During each of the years ended December 31, 2015 and 2014, the Company paid aggregate annual distributions of $0.40 per common share. Subsequent to year end, the Company's board of directors declared an aggregate cash distribution of $0.34 per share; composed of a quarterly cash distribution of $0.10 per share and a special distribution of $0.24 per share issued in order to defray a portion of the U.S. Federal income tax liability of shareholders arising from the Reorganization Transaction. The distribution will be paid on April 15, 2016 to shareholders of record as of the close of business on April 1, 2016 (Note 19).

        During 2014, the Company issued 4,132,231 shares of the Company's common shares on the conversion of $25.0 million of Convertible Notes to DFR Holdings.

        Treasury Share/Share Repurchases—On March 29, 2012, the Board of Directors ("the Board") approved a $10.0 million share repurchase program. Shares may be repurchased from time to time and in such amounts as market conditions warrant, subject to price ranges set by management and regulatory considerations. The share repurchase program does not have an expiration date.

        During the year ended December 31, 2015, the Company repurchased 168,008 common shares in open-market transactions for an aggregate cost (including transaction costs) of $1.2 million with an average price per share of $6.85. The Company's Board authorized the constructive retirement of all outstanding treasury shares though December 31, 2015, or 298,452 treasury shares with an aggregate cost of $2.1 million. As a result, the cost of the retired shares were reclassified from Treasury shares to Additional paid-in capital on the Consolidated Balance Sheet. There were no repurchases made during the year ended December 31, 2014. As of December 31, 2015, the Company was authorized to repurchase up to 4.2 million of its common shares under the share repurchase program.

        Share-based Compensation—The Company is authorized to issue up to 6,181,929 common shares pursuant to the CIFC Corp. 2011 Stock Option and Incentive Plan (the "2011 Stock Plan"). Stock options and restricted stock units ("RSUs") are issued under the 2011 Stock Plan. As of December 31, 2015, an aggregate of 296,540 shares remain available for issuance under the 2011 Stock Plan.

        During the years ended December 31, 2015 and 2014, the Company recorded total share-based compensation expense from stock options and RSUs of $5.3 million and $2.6 million, respectively. As of December 31, 2015, there was $10.0 million of estimated unrecognized compensation expense related to unvested stock option and RSU awards, net of estimated forfeitures. The remaining weighted average vesting period of stock options and RSUs are 0.39 years and 2.71 years, respectively.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 12—Equity (Continued)

        Stock Options—The following table summarizes certain Stock Options activity:

	Number of Shares Underlying Share Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
			(In years)	(In thousands)
Outstanding at December 31, 2014	3,635,313	$6.68	5.16	$6,146
Exercised(1)	(103,906)	$5.00
Forfeited(2)	(159,531)	$7.25
Expired(2)	(86,563)	$7.09

Outstanding at December 31, 2015	3,285,313	$6.69	4.64	$788

Exercisable at December 31, 2015	2,872,540	$6.50	4.21	$744
Vested and Expected to vest at December 31, 2015(3)	3,263,392	$6.68	4.62	$786

Explanatory Notes:

(1)
During the year ended December 31, 2015 and 2014, total intrinsic value of options exercised was $0.2 million and $0.3 million, respectively.

(2)
Forfeited and expired equity-based awards are returned to the grant pool for reissuance under the 2011 Stock Plan.

(3)
Includes a reduction to outstanding options at period end for expected forfeiture rate over the life of the options.

        Management estimates the fair value of share-based awards using the Black-Scholes option pricing model. The Company did not grant any stock options during the year ended December 31, 2015. The weighted average assumptions as of the grant date related to share-based awards (by period issued) are listed in the table below:

For the Years Ended December 31,
2014
Expected dividend yield	4.54%
Expected volatility	42.65%
Risk-free interest rate	1.96%
Expected life (years)	5.77

        The share-based awards granted generally have exercise prices equal to the fair market value of the share on the date of grant, a contractual term of 10 years and a vesting period of approximately 4 years. In addition to awards with service conditions, certain of the awards also contain performance conditions. The expected dividend yield is the expected annual dividend as a percentage of the fair market value of the shares on the date of grant. The expected dividend yield represents what the Company expected to distribute in the foreseeable future at the grant date. The expected volatility is estimated by considering the historical volatility of the Company's shares, the historical and implied

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 12—Equity (Continued)

volatility of peer companies and the Company's expectations of volatility for the expected life of the share-based awards. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for an instrument which closely approximates the expected option term. The expected option term is the number of years management estimates that the share-based award will be outstanding prior to exercise. The expected life of the share-based awards issued is determined using the simplified method.

        RSUs—Each RSU outstanding represents the right to receive one CIFC LLC common share, subject to acceleration upon the occurrence of certain specified events. The number of RSUs may be adjusted, as determined by the Board, in connection with any share dividends, share splits, subdivisions or consolidations of shares (including reverse share splits) or similar changes in the Company's capitalization. RSU awards are generally not entitled to distributions, therefore the fair value of these awards were determined using the Company's grant date common share price less the present value of the expected distributions forgone during the vesting period. For certain awards, RSUs are entitled to dividend equivalent rights and, as such, the fair value of the awards was determined using the Company's grant date common share price.

        During the years ended December 31, 2015 and 2014, the Company granted to employees and directors 1,138,787 and 1,318,152 RSUs, respectively. During 2015 and 2014, the Company granted the following RSUs:

  •
  an aggregate of 340,000 and 362,070, respectively, service-based RSUs to certain employees and executives. These awards generally vest over 3 years, with 33% vesting at the end of the grant year and the remainder of the award vesting ratably on a quarterly basis for the remaining 2 years (until the last vesting date as stated in the award agreement).

  •
  an aggregate of 720,000 and 180,000, respectively, performance-based RSUs which cliff vest according to the terms of the RSU agreements.

  •
  an aggregate of 65,868 and 76,082, respectively, service-based RSUs to the Company's directors. The 2015 awards vest no later than July 1, 2016 and the 2014 awards vested on June 5, 2015.

  •
  Further, on December 31, 2015, the Company modified its June 13, 2014 service-based RSUs granted to the Company's Co-Presidents. The acceleration of vesting resulted in an additional $0.4 million of share based compensation expense recognized during the current year. The 600,000 service-based RSUs are composed of five tranches of 120,000, with 20% of the first tranche initially vesting on December 31, 2014, 20% of the second tranche initially vesting on December 31, 2015, 20% of the third tranche initially vesting on December 31, 2016, 20% of the fourth tranche initially vesting on December 31, 2017 and 20% of the fifth tranche initially vesting on December 31, 2018 (each such 20% initial vesting date, the "Initial Vest Date" in respect of such tranche); following the Initial Vest Date in respect of each tranche, 5% of the remaining RSUs will vest quarterly over the four year period following the Initial Vest Date in respect of such tranche. The modification accelerated the vesting of the third, fourth and fifth tranche to occur in full on March 31, 2017, 2018 and 2019, respectively. The first and second tranche of these awards will continue to vest according to the terms of the original RSU agreement.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 12—Equity (Continued)

  •
  On October 2, 2014, the Company granted 100,000 service-based RSUs to certain employees which are comprised of five equal 20,000 RSU tranches, with 20% of the first tranche initially vesting on December 31, 2014 and 20% of each of the remaining four tranches initially vesting on one year anniversaries of the initial vesting date of previous tranches (each such 20% initial vesting date, the "Initial Vest Date" in respect of such tranche). Following the Initial Vest Date in respect of each tranche, 5% of the remaining RSUs will vest quarterly over the four year period following the Initial Vest Date in respect of such tranche.

  •
  Prior to 2014, the Company granted 15,000 RSUs. These awards vest over four years with 25% initially vesting at the end of the grant year and the remainder of the award vesting annually for the three years remaining (until the last vesting date as stated in the award agreement).

        The following table summarizes restricted stock unit activity:

	For the Year Ended December 31, 2015	Weighted Average Grant Date Fair Value
Restricted stock units outstanding, beginning of period	1,248,444	$8.01
Granted(1)	1,138,787	$7.21
Vested	(286,592)	$8.07
Forfeited(2)	(67,129)	$7.76

Restricted stock units outstanding, end of period	2,033,510	$7.69

Explanatory Notes:

(1)
Weighted average grant date fair value excludes 540,000 of performance based RSUs for which performance hurdles will be determined in the future.

(2)
The forfeited share-based awards are returned to the grant pool for reissuance under the 2011 Stock Plan.

        Profits Interests Awards—During June 2011, CIFC Parent (a related party until December 18, 2013) granted certain employees of the Company profits interests in CIFC Parent which are fully vested. The profits interests share in approximately 5% of the residual value of CIFC Parent above a specified value. These liability-based awards were measured at fair value on the grant date and are remeasured at each reporting date, with changes in fair value recorded as compensation expense, until the award is paid (or settled) by CIFC Parent. Management's estimate of the fair value of these awards was based on a discounted cash flow model that includes estimates related to the performance of CIFC Parent. During the years ended December 31, 2015 and 2014, the Company recorded a non-cash compensation expense of $0.2 million and $0.1 million, respectively, in "Employee compensation and benefits" on the Consolidated Statements of Operations related to the amortization and remeasurement of the value of the awards.

        Warrants—In December 2013, DFR Holdings purchased warrants (the "DFR Warrants") from GE Capital Equity Investments, Inc. ("GE Capital"). The DFR Warrants generally maintain the same terms

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 12—Equity (Continued)

as the warrants originally held by GE Capital. The DFR Warrants provide the holder the right to purchase 2.0 million common shares while the original warrants issued to GE Capital provided the holder the right to purchase a newly created class of non-voting share. The DFR Warrants have an exercise price of $6.375 per share, are immediately exercisable and were scheduled to expire on September 24, 2014. The terms of the warrants were extended in 2014 for one year (or September 24, 2015) in exchange for $0.2 million cash. In 2015, the terms of the warrants were extended to January 24, 2017 in exchange for $0.4 million cash. Both extensions were recorded to "Additional paid-in-capital" on the Consolidated Balance Sheet.

Note 13—Retirement and Savings Plan

        The Company maintains a 401(k) Savings Plan for its full-time employees. In 2014, the Company started to provide a Company match on employees' 401(k) contributions up to certain limits. Under the 401(k) Savings Plan, each participant may elect to contribute a portion of his or her annual compensation to the Plan subject to annual pre-tax dollar limits set by the IRS. In addition, the Company established a Profit Sharing Plan for certain employees. The Company's contribution to the employees' retirement plan totaled $0.3 million for both the years ended December 31, 2015 and 2014. The Company is under no obligation to continue matching future employee contributions or to continue contributing to the Profit Sharing Plan and at the Company's discretion may change its practices at any time.

Note 14—Earnings (Loss) Per Share

        The following table presents the calculation of basic and diluted earnings (loss) per share ("EPS"):

	CIFC LLC	CIFC Corp.	CIFC LLC & CIFC Corp.
	For the Years Ended December 31,
	2015	2015	2014
	(In thousands, except per share data)
Net income (loss) attributable to the Company—basic & diluted	$334	$384	$8,381

Weighted-average shares—basic	25,315	25,315	22,909
Stock options(1)	590	590	674
Warrants(2)	311	311	500
Unvested RSUs	198	198	85

Weighted-average shares—diluted	26,414	26,414	24,168

Earnings (loss) per share
Basic	$0.01	$0.02	$0.37
Diluted	$0.01	$0.01	$0.35

Explanatory Notes:

(1)
For the years ended December 31, 2015 and 2014, the Company excluded anti-dilutive stock options from the calculation of diluted EPS of 1.1 million and of 0.8 million, respectively.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 14—Earnings (Loss) Per Share (Continued)

(2)
On September 24, 2015, the term of the warrants was extended to January 24, 2017 (Note 12).

Note 15—Income Taxes

        The Company is treated as a partnership for income tax purposes and is therefore not subject to U.S. federal, state and local income taxes. CIFC Corp., a wholly-owned subsidiary of the Company, is subject to U.S. federal, state and local corporate income taxes.

        The components of income tax expense (benefit) are as follows:

	For the Year Ended December 31,
	2015	2014
	(In thousands)
Current:
Federal	$14,777	$13,899
State and local	(588)	4,327

Total current expense	14,189	18,226

Deferred:
Federal	4,361	(2,672)
State and local	6,689	6,604

Total deferred expense (benefit)	11,050	3,932

Total income tax expense (benefit)	$25,239	$22,158

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 15—Income Taxes (Continued)

        The following table reconciles the Company's effective tax rate to the U.S. federal statutory tax rate:

	For the Year Ended December 31,
	2015	2014
Statutory U.S. federal income tax rate	35.00%	35.00%
Reconciling items:
Income passed through to common shareholders and non-controlling interest holders(1)	(0.84)%	73.69%
State income taxes, net of federal effect	(0.67)%	31.92%
Nondeductible expenses	2.74%	26.22%
Effect of tax law changes	24.02%	64.67%
Valuation allowance release	—%	(2.88)%
PTP Conversion adjustments	35.04%	—%
Other	1.04%	(3.32)%

Effective income tax rate(2)	96.33%	225.30%

Explanatory Notes:

(1)
Includes income that is not taxable to the Company. Such income is directly taxable to the non-controlling interest holders in the Consolidated CLOs.

(2)
The effective tax rate is calculated on "Income (loss) before income tax expense (benefit)".

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 15—Income Taxes (Continued)

        The tax effects of temporary differences that result in significant deferred tax assets and deferred tax liabilities are as follows:

	For the Year Ended December 31,
	2015	2014
	(In thousands)
Deferred tax assets:
Intangible assets and goodwill	$33,160	$39,946
State net operating loss carryforwards	16,043	16,530
Federal net operating loss carryforwards	8,607	9,070
Other	6,340	10,872

Gross deferred tax asset	64,150	76,418
Less: Valuation allowance	15,428	15,040

Deferred tax asset	48,722	61,378

Deferred tax liabilities:
Long-term debt	2,372	2,663
Other	1,925	3,240

Deferred tax liability	4,297	5,903

Net deferred tax asset	$44,425	$55,475

        The Company evaluates its deferred income tax assets to determine if valuation allowances are required. The determination is based on all available evidence using a "more likely than not" standard. The Company's ability to realize deferred tax assets depends upon the existence of sufficient taxable income of the appropriate character (ordinary vs. capital) within the carryback or carryforward periods. The Company considered all sources of taxable income in its deferred tax asset realization analysis. As of December 31, 2015 and 2014, the Company recognized a cumulative valuation allowance of $15.4 million and $15.0 million, respectively. The valuation allowance was recorded because management assessed that it is more likely than not that only a portion of the deferred tax asset will be realized. The valuation allowance relates to deferred tax assets for state net operating loss carryforwards.

        Ownership Changes—The Company experienced an ownership change on June 9, 2010 as a result of the acquisition of CNCIM and on April 13, 2011 as the result of the Merger causing a limitation on the annual use of its NOLs, Net Capital Losses, and certain recognized built-in losses. The annual limitation amount is approximately $1.3 million resulting from the June 9, 2010 ownership change. The Merger resulted in an annual limitation of approximately $9.5 million. However, as of December 31, 2012, the combined federal NOL carryforwards related to Legacy CIFC were fully utilized. For tax purposes, the Company also experienced other ownership changes as a result of transactions undertaken during 2013 and 2014. The Company does not anticipate further restrictions to the Section 382 limitation resulting from these transactions.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 15—Income Taxes (Continued)

        As of December 31, 2015, the Company had tax attribute carryforwards for US federal income tax purposes of $24.6 million which will expire in 2034 if not used. As noted above, these tax attributes are subject to the annual limitation of $1.3 million. Losses that exceed the Section 382 Limitation in any year will continue to be allowed as carryforwards for the remainder of the carryforward period; however, if the carryforward period for any losses expires before that loss is fully utilized, the unused portion will provide no future benefit. The Company had NOL carryforwards for state income tax purposes as follows: Illinois—$268.5 million, New York State—$28.3 million, and New York City—$17.4 million, expiring in 2023, 2035, and 2034 respectively. The Company believes that it is more likely than not that Illinois and New York State NOLs will not provide any future benefit. Accordingly, we have recorded full valuation allowances related to these NOLs.

        In April 2015, New York City enacted tax legislation that is effective retroactively for tax years beginning on or after January 1, 2015. As the result of the legislation, the Company expects a significant decrease in the portion of its income taxable in New York City. The Company recorded an expense of $6.3 million to reflect both a reduction in the value of its deferred tax assets and the establishment of a $0.4 million valuation allowance associated with New York City NOLs as a result of the law change. In addition, the effective tax rate for the year ended December 31, 2014 was impacted by an expense of $6.4 million from the write-down of deferred tax assets related to the New York State law change.

        As part of the Reorganization Transaction, CIFC Corp. distributed ownership of certain subsidiary entities holding certain investment assets, including investments in CLOs and funds, to CIFC LLC. As a result of the distribution, the Company recorded an expense of $3.8 million to reflect a reduction in the value of its deferred tax assets associated with the Reorganization Transaction.

        CIFC Corp. and its subsidiaries filed income tax returns in the U.S. and various state jurisdictions. As of December 31, 2015, CIFC Corp.'s 2012 through 2014 U.S. federal income tax returns are open for Internal Revenue Service and state taxing authorities' examination under the three-year statute of limitations. CIFC Corp. is currently under audit by the Internal Revenue Service for the years ended December 31, 2011 and 2012 and New York City for the years ended December 31, 2011 through December 31, 2013. The Company does not believe that the outcome of these audits will require the Company to record reserves for uncertain tax positions or that the outcome will have a material impact on the Consolidated Financial Statements for the years ended December 31, 2015 and 2014.

        The Company recognizes tax positions in the financial statements only when it is more likely than not that the position will be sustained on examination by the relevant taxing authority based on the technical merits of the position. A position that meets this standard is measured at the largest amount of benefit that will more likely than not be realized on settlement. A liability is established for differences between positions taken in a tax return and amounts recognized in the financial statements.

        During the year ended December 31, 2015, the Company's unrecognized tax benefit related to tax positions taken in prior periods increased by $0.3 million, excluding related interest and penalties. If the unrecognized tax benefits were recognized, the annual effective tax rate would reduce by a de minimis amount. The Company does not believe that it will have a material change in its unrecognized tax benefits during the coming year.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 15—Income Taxes (Continued)

        The Company recognizes interest and penalties accrued related to unrecognized tax positions in General, Administrative, and Other Expenses. During the years ended December 31, 2015 and 2014, no interest or penalties were accrued.

Note 16—Related Party Transactions

        DFR Holdings—As of December 31, 2015 and 2014, DFR Holdings owned approximately 18.8 million of the Company's shares. Accordingly, DFR Holdings received quarterly distributions from the Company (see Note 12). In addition, the DFR Warrants provide DFR Holdings the right to purchase 2.0 million voting common shares which were scheduled to expire on September 24, 2015. On September 24, 2015, the terms of the warrants were extended to January 24, 2017 in exchange for cash of $0.4 million (Note 12).

        In August 2014, the Company entered into a consulting agreement with DFR Holdings whereby DFR Holdings agreed to provide CIFC with ongoing advisory services such as the participation in financial, tax and strategic planning/budgeting, investor interface, new product initiatives, fund raising and recruiting. During both the years ended December 31, 2015 and 2014, the Company expensed $2.0 million in connection with the consulting agreement.

        In addition, pursuant to the Third Amended and Restated Stockholders Agreement with DFR Holdings dated December 2, 2013, the Company agreed to nominate to the Company's Board of Directors six directors designated by DFR Holdings (the "DFR Designees"). The number of directors that can be designated by DFR Holdings will be reduced in the event that DFR Holdings decreases its ownership (on a diluted basis) in CIFC. If DFR Holdings' ownership falls below 5%, it will lose the right to designate any director. During the years ended December 31, 2015 and 2014, the DFR Designees earned an aggregate $0.7 million and $0.8 million, respectively, related to their services as directors of CIFC.

        Related party transactions in 2014 included $1.9 million of interest expense paid to DFR Holdings on the Convertible Notes which were subsequently converted into 4,132,231 shares.

        Other—As of December 31, 2015 and 2014, a board member held $1.0 million of income notes in one of the Company's sponsored CLOs, CIFC Funding 2013-II, Ltd., through an entity in which he is a 50% equity holder.

        Funds—All CIFC general partner's investments in credit funds are related party transactions (Note 2). As of December 31, 2015 and 2014, key employees and directors of the Company (including related entities) invested an aggregate of $4.7 million in four CIFC managed Funds. Key employees are not charged management or incentive fees, where applicable, on their investment. Directors were charged management and/or incentive fees, where applicable, similar to certain other investors. For all periods presented in 2015 and 2014, these fees were de minimis.

        Investment in Wholly-Owned Subsidiaries of CIFC LLC—As part of the Reorganization Transaction, CIFC Corp. made a non-cash distribution in kind of certain of its subsidiary entities holding certain investment assets (e.g. investments in CLOs and Funds) to other wholly-owned subsidiaries of CIFC LLC. CIFC Corp. (i) made a non-cash distribution in kind of $110.0 million (of which $42.0 million was cash held by CIFC Corp.) and (ii) retained 85,000 non-voting Series A

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 16—Related Party Transactions (Continued)

Preferred Units ("Preferred Units") issued by certain wholly-owned subsidiaries of CIFC LLC with a par value of $85.0 million. The Preferred Units will pay annual distributions of 3.5%, must be redeemed or retired by January 29, 2026, and at the election of the holder, are callable four years after issuance at par plus accrued and unpaid distributions. As of December 31, 2015, CIFC Corp.'s investment in the Preferred Units was reported in "Investment in wholly-owned subsidiaries of CIFC LLC" on the Consolidated Balance Sheet of CIFC Corp. This is an intercompany transaction and has been eliminated upon consolidation of CIFC LLC's Consolidated Financial Statements.

        Senior Notes—During 2015, CIFC Corp. issued $40.0 million of Senior Notes which were fully and unconditionally guaranteed by CIFC LLC and certain subsidiaries (see Note 18).

Note 17—Commitments and Contingencies

        Legal Proceedings—In the ordinary course of business, the Company may be subject to legal and regulatory proceedings and examinations that are generally incidental to the Company's ongoing operations. While there can be no assurance of the ultimate disposition of any such proceedings or examinations, the Company does not believe their disposition will have a material adverse effect on the Company's Consolidated Financial Statements.

        Lease Commitments—During both the years ended December 31, 2015 and 2014, total occupancy expense was $1.7 million. The future minimum commitments under the Company's lease agreement are as follows:

(In thousands)
2016	$1,607
2017	1,607
2018	1,680
2019	1,752
2020	1,752
Thereafter	3,506

$11,904

        Unfunded Loan Commitments—As part of the Reorganization Transaction (Notes 1 & 16), CIFC Corp. made a non-cash distribution in kind of certain of its subsidiary entities holding certain investment assets (e.g. investments in Funds) to CIFC LLC. As of December 31, 2015, CIFC Corp. did not consolidate any CLOs. Unfunded loan commitments disclosed below relate to CIFC LLC as of December 31, 2015 and 2014 and CIFC Corp. as of December 31, 2014.

        Certain of the Consolidated Entities have assets which include delayed draw term loans and unfunded revolvers. Unfunded loan commitments represent the estimated fair value of those delayed draw term loans and unfunded revolvers. As of December 31, 2015 and 2014, the Consolidated Entities had unfunded loan commitments of $1.0 million and $5.9 million, respectively. The timing and amount of additional funding on these loans are at the discretion of the borrower, to the extent the borrower satisfies certain requirements and provides certain documentation.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes

        The Company is required to present condensed consolidating financial information for CIFC LLC and its consolidated subsidiaries within the notes to the consolidated financial statements in accordance with the criteria established for parent companies in the SEC's Regulation S-X, Rule 3-10(f).

        During 2015, CIFC Corp. issued Senior Notes that will be exchangeable for publicly registered notes with identical terms. Obligations under the Senior Notes are fully and unconditionally guaranteed by CIFC LLC and named guarantors (the "Guarantor"). Under the terms of the indenture, certain consolidated entities such as consolidated CLOs, warehouses and funds ("Investment Vehicles") do not guarantee the notes. Further, the indenture provides that entities representing at least 90% of the Company's consolidated total assets (other than assets represented by Investment Vehicles) are guarantors, the Company may designate entities within its corporate structure as non-guarantor entities ("Unrestricted Entities" and together with Investment Vehicles, "Non-Guarantor").

        The following condensed consolidating financial information presents the Consolidating Balance Sheets, Statement of Operations, Comprehensive Income (Loss) and Cash Flows of the Guarantor, Non-Guarantor subsidiaries (or Investment Vehicles) and the eliminations necessary to arrive at the information for the Company on a consolidated basis as of December 31, 2015 and 2014, and for each year ended December 31, 2015 and 2014. The principal elimination entries eliminate investments in subsidiaries and intercompany balances and transactions. Certain immaterial balances have been reclassified in the prior year financial statements to conform to the current year presentation (Note 2). The condensed consolidating financial information below assumes that the Senior Notes were guaranteed by CIFC LLC as of January 1, 2014. Further, all Consolidated Entities are considered Non-Guarantor subsidiaries.

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Balance Sheets

December 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
ASSETS
Cash and cash equivalents	$—	$1,392	$56,576	$—	$—	$57,968
Restricted cash and cash equivalents	—	—	1,694	—	—	1,694
Investments	—	—	152,455	—	(81,759)	70,696
Intercompany investments in subsidiaries	170,174	35,896	61,004	—	(267,074)	—
Intercompany investment in wholly-owned subsidiaries of CIFC LLC (Note 16)	—	85,000	—	—	(85,000)	—
Receivables	785	295	27,242	—	(21,247)	7,075
Prepaid and other assets	—	1,621	352	—	—	1,973
Deferred tax asset, net	—	44,425	—	—	—	44,425
Equipment and improvements, net	—	—	4,866	—	—	4,866
Intangible assets, net	—	6,232	625	—	—	6,857
Goodwill	—	66,549	9,451	—	—	76,000

Subtotal	170,959	241,410	314,265	—	(455,080)	271,554

Assets of Consolidated Entities:
Restricted cash and cash equivalents	—	—	—	94,018	—	94,018
Due from brokers	—	—	—	25,910	—	25,910
Investments	—	—	—	1,351,403	—	1,351,403
Receivables	—	—	—	4,109	—	4,109
Prepaid and other assets	—	—	—	209	—	209

Total assets of Consolidated Entities	—	—	—	1,475,649	—	1,475,649

TOTAL ASSETS	$170,959	$241,410	$314,265	$1,475,649	$(455,080)	$1,747,203

LIABILITIES
Due to brokers	$—	$61	$—	$—	$—	$61
Accrued and other liabilities	50	24,185	14,808	—	(20,646)	18,397
Contingent liabilities	—	—	8,338	—	—	8,338
Long-term debt	—	156,161	—	—	—	156,161

Subtotal	50	180,407	23,146	—	(20,646)	182,957

Non-Recourse Liabilities of Consolidated Entities:
Due to brokers	—	—	—	71,603	—	71,603
Accrued and other liabilities	—	—	—	631	(438)	193
Interest payable	—	—	—	5,257	(167)	5,090
Long-term debt	—	—	—	1,357,095	(48,537)	1,308,558

Total Non-Recourse Liabilities of Consolidated Entities	—	—	—	1,434,586	(49,142)	1,385,444

TOTAL LIABILITIES	50	180,407	23,146	1,434,586	(69,788)	1,568,401

EQUITY
Common shares, par value $0.001: 500,000,000 shares authorized, 25,314,756 issued and 25,314,756 outstanding as of December 31, 2015	25	25	—	—	(25)	25
Intercompany Preferred Units (Note 16)	—	—	85,000	—	(85,000)	—
Treasury shares, at cost: 130,444 shares as of December 31, 2014	—	—	—	—	—	—
Additional paid-in capital	992,425	992,419	528,946	—	(1,521,371)	992,419
Retained earnings (deficit)	(821,541)	(931,441)	(322,827)	—	1,254,318	(821,491)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	170,909	61,003	291,119	—	(352,078)	170,953
Consolidated Fund Equity / Noncontrolling interests (Note 2)	—	—	—	41,063	(33,214)	7,849

TOTAL EQUITY	170,909	61,003	291,119	41,063	(385,292)	178,802

TOTAL LIABILITIES AND EQUITY	$170,959	$241,410	$314,265	$1,475,649	$(455,080)	$1,747,203

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Balance Sheets

December 31, 2014

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
ASSETS
Cash and cash equivalents	$—	$2,156	$57,134	$—	$—	$59,290
Restricted cash and cash equivalents	—	—	1,694	—	—	1,694
Investments	—	—	80,115	—	(41,416)	38,699
Intercompany investments in subsidiaries	—	156,053	—	—	(156,053)	—
Receivables	—	721	5,759	—	(4,345)	2,135
Prepaid and other assets	—	2,106	179	—	—	2,285
Deferred tax asset, net	—	55,475	—	—	—	55,475
Equipment and improvements, net	—	—	5,194	—	—	5,194
Intangible assets, net	—	13,275	1,799	—	—	15,074
Goodwill	—	66,550	9,450	—	—	76,000

Subtotal	—	296,336	161,324	—	(201,814)	255,846

Assets of Consolidated Entities:
Restricted cash and cash equivalents	—	—	6,872	928,544	—	935,416
Due from brokers	—	—	36,645	83,896	—	120,541
Investments	—	—	44,083	11,728,743	—	11,772,826
Receivables	—	—	281	40,713	—	40,994
Prepaid and other assets	—	—	—	20,682	—	20,682

Total assets of Consolidated Entities	—	—	87,881	12,802,578	—	12,890,459

TOTAL ASSETS	$—	$296,336	$249,205	$12,802,578	$(201,814)	$13,146,305

LIABILITIES
Accrued and other liabilities	—	1,846	13,738	—	—	15,584
Contingent liabilities	—	—	12,668	—	—	12,668
Long-term debt	—	118,170	—	—	—	118,170

Subtotal	—	120,016	26,406	—	—	146,422

Non-Recourse Liabilities of Consolidated Entities:
Due to brokers	—	—	15,583	375,708	—	391,291
Accrued and other liabilities	—	—	—	5,825	(4,343)	1,482
Interest payable	—	—	163	36,013	(2)	36,174
Long-term debt	—	—	51,000	12,023,272	(25,238)	12,049,034

Total Non-Recourse Liabilities of Consolidated Entities	—	—	66,746	12,440,818	(29,583)	12,477,981

TOTAL LIABILITIES	—	120,016	93,152	12,440,818	(29,583)	12,624,403

EQUITY
Common shares, par value $0.001: 500,000,000 shares authorized, 25,323,417 issued and 25,192,973 outstanding as of December 31, 2014	—	25	—	—	—	25
Treasury shares, at cost: 130,444 shares as of December 31, 2014	—	(914)	—	—	—	(914)
Additional paid-in capital	—	988,904	591,518	—	(591,518)	988,904
Retained earnings (deficit)	—	(811,695)	(435,465)	—	435,465	(811,695)

TOTAL CIFC LLC SHAREHOLDERS' EQUITY	—	176,320	156,053	—	(156,053)	176,320
Consolidated Fund Equity/Noncontrolling interests (Note 2)	—	—	—	226,996	(16,178)	210,818
Appropriated retained earnings (deficit) of Consolidated VIEs (Note 3)	—	—	—	134,764	—	134,764

TOTAL EQUITY	—	176,320	156,053	361,760	(172,231)	521,902

TOTAL LIABILITIES AND EQUITY	$—	$296,336	$249,205	$12,802,578	$(201,814)	$13,146,305

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Statements of Operations

For The Year Ended December 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Revenues
Management and incentive fees	$—	$—	$96,765	$—	$(4,686)	$92,079
Interest income from investments	—	—	6,564	—	(1,231)	5,333
Interest income—Consolidated Entities	—	—	823	24,283	—	25,106

Total net revenues	—	—	104,152	24,283	(5,917)	122,518
Expenses
Employee compensation and benefits	—	—	32,027	—	—	32,027
Share-based compensation	—	299	5,251	—	—	5,550
Professional services	50	6,411	3,474	—	—	9,935
General and administrative expenses	—	3,392	6,530	—	—	9,922
Depreciation and amortization	—	5,543	2,234	—	—	7,777
Impairment of intangible assets	—	1,501	327	—	—	1,828
Corporate interest expense	—	3,808	—	—	—	3,808
Expenses—Consolidated Entities	—	—	15	15,448	(4,689)	10,774
Interest expense—Consolidated Entities	—	—	232	9,839	(167)	9,904

Total expenses	50	20,954	50,090	25,287	(4,856)	91,525
Other Gain (Loss)
Net gain (loss) on investments	—	—	(6,071)	—	1,890	(4,181)
Net gain (loss) on contingent liabilities	—	—	(2,210)	—	—	(2,210)
Net gain (loss) on investments—Consolidated Entities	—	—	796	(26,910)	—	(26,114)
Net gain (loss) on liabilities—Consolidated Entities	—	—	—	26,147	(1,401)	24,746
Net gain (loss) on other investments and derivatives—Consolidated Entities	—	—	—	2,970	—	2,970
Intercompany net gain (loss) on investments in subsidiaries	—	46,577	—	—	(46,577)	—

Net other gain (loss)	—	46,577	(7,485)	2,207	(46,088)	(4,789)

Income (loss) before income taxes	(50)	25,623	46,577	1,203	(47,149)	26,204
Income tax (expense) benefit	—	(25,239)	—	—	—	(25,239)

Net income (loss)	(50)	384	46,577	1,203	(47,149)	965
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	(1,203)	572	(631)

Net income (loss) attributable to CIFC LLC	$(50)	$384	$46,577	$—	$(46,577)	$334

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Statements of Operations

For The Year Ended December 31, 2014

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Revenues
Management and incentive fees	$—	$—	$84,201	$—	$(79,333)	$4,868
Interest income from investments	—	1	10,341	—	(9,552)	790
Interest income—Consolidated Entities	—	—	2,387	514,865	—	517,252

Total net revenues	—	1	96,929	514,865	(88,885)	522,910
Expenses
Employee compensation and benefits	—	—	28,805	—	—	28,805
Share-based compensation	—	274	2,418	—	—	2,692
Professional services	—	3,964	3,295	—	—	7,259
General and administrative expenses	—	3,523	7,163	—	—	10,686
Depreciation and amortization	—	8,512	2,909	—	—	11,421
Corporate interest expense	—	3,915	321	—	—	4,236
Expenses—Consolidated Entities	—	—	1,025	118,383	(79,334)	40,074
Interest expense—Consolidated Entities	—	—	425	171,513	(7)	171,931

Total expenses	—	20,188	46,361	289,896	(79,341)	277,104
Other Gain (Loss)
Net gain (loss) on investments	—	—	3,664	—	(1,190)	2,474
Net gain (loss) on contingent liabilities	—	—	(2,932)	—	—	(2,932)
Net gain (loss) on investments—Consolidated Entities	—	—	(803)	(227,974)	—	(228,777)
Net gain (loss) on liabilities—Consolidated Entities	—	—	—	(18,123)	9,127	(8,996)
Net gain (loss) on other investments and derivatives—Consolidated Entities	—	—	—	2,031	—	2,031
Intercompany net gain (loss) on investments in subsidiaries	—	50,726	—	—	(50,726)	—
Net gain on sale of management contract	—	—	229	—	—	229

Net other gain (loss)	—	50,726	158	(244,066)	(42,789)	(235,971)

Income (loss) before income taxes	—	30,539	50,726	(19,097)	(52,333)	9,835
Income tax (expense) benefit	—	(22,158)	—	—	—	(22,158)

Net income (loss)	—	8,381	50,726	(19,097)	(52,333)	(12,323)
Net (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	19,097	1,607	20,704

Net income (loss) attributable to CIFC LLC	$—	$8,381	$50,726	$—	$(50,726)	$8,381

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Statement of Comprehensive Income (Loss)

For The Year Ended December 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Net income (loss)	$(50)	$384	$46,577	$1,203	$(47,149)	$965
Other comprehensive income (loss)	—	—	—	—	—	—

Comprehensive income (loss)	(50)	384	46,577	1,203	(47,149)	965
Comprehensive (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	(1,203)	572	(631)

Comprehensive income (loss) attributable to CIFC LLC	$(50)	$384	$46,577	$—	$(46,577)	$334

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Statement of Comprehensive Income (Loss)

For The Year Ended December 31, 2014

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
Net income (loss)	$—	$8,381	$50,726	$(19,097)	$(52,333)	$(12,323)
Other comprehensive income (loss)	—	—	—	—	—	—

Comprehensive income (loss)	—	8,381	50,726	(19,097)	(52,333)	(12,323)
Comprehensive (income) loss attributable to noncontrolling interests in Consolidated Entities	—	—	—	19,097	1,607	20,704

Comprehensive income (loss) attributable to CIFC LLC	$—	$8,381	$50,726	$—	$(50,726)	$8,381

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Statement of Cash Flows

For The Year Ended December 31, 2015

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In Thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(50)	$384	$46,577	$1,203	$(47,149)	$965
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs and other	—	125	—	—	—	125
Share-based compensation	—	299	5,251	—	—	5,550
Net (gain) loss on investments and contingent liabilities / other (gain) loss	—	—	8,281	—	(1,890)	6,391
Intercompany net (gain) loss on investments in subsidiaries	—	(46,577)	—	—	46,577	—
Depreciation and amortization	—	5,543	2,234	—	—	7,777
Impairment of intangible assets	—	1,501	327	—	—	1,828
Deferred income tax expense (benefit)	—	11,050	—	—	—	11,050
Excess tax benefits from share-based payment arrangements	—	128	—	—	—	128
Consolidated Entities:
Net (gain) loss on investments	—	—	(796)	26,910	—	26,114
Net (gain) loss on liabilities	—	—	—	(26,147)	1,401	(24,746)
Net other (gain) loss	—	—	—	(2,970)	—	(2,970)
Changes in operating assets and liabilities:
Receivables	(785)	424	(21,480)	(245)	21,179	(907)
Prepaid and other assets	—	481	(168)	—	—	313
Due to brokers	—	61	—	—	—	61
Accrued and other liabilities	50	22,219	(1,928)	—	(20,649)	(308)
Consolidated Entities:
Due from brokers	—	—	36,645	(27,647)	—	8,998
Purchase of investments	—	—	(55,017)	(951,887)	—	(1,006,904)
Sales of investments	—	—	99,895	371,805	—	471,700
Receivables	—	—	281	(1,618)	—	(1,337)
Due to brokers	—	—	(15,583)	59,008	—	43,425
Accrued and other liabilities	—	—	—	460	(373)	87
Interest payable	—	—	(163)	2,622	(167)	2,292

Net cash provided by (used in) operating activities	(785)	(4,362)	104,356	(548,506)	(1,071)	(450,368)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	—	—	(232,539)	—	166,008	(66,531)
Sales of investments	—	—	154,179	9,660	(94,977)	68,862
Intercompany investments in subsidiaries	—	(148,422)	—	—	148,422	—
Intercompany distributions from subsidiaries	785	125,404	—	—	(126,189)	—
Purchases of equipment and improvements	—	—	(1,059)	—	—	(1,059)

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In Thousands)
Consolidated Entities:
Change in restricted cash and cash equivalents	—	—	6,871	(48,005)	—	(41,134)

Net cash provided by (used in) investing activities	785	(23,018)	(72,548)	(38,345)	93,264	(39,862)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	40,000	—	—	—	40,000
Debt issuance cost	—	(2,133)	—	—	—	(2,133)
Repurchases of common shares	—	(1,151)	—	—	—	(1,151)
Distributions paid	—	(10,130)	—	—	—	(10,130)
Intercompany contributions	—	—	148,422	—	(148,422)	—
Intercompany distributions	—	—	(126,189)	—	126,189	—
Proceeds from extension of warrants	—	350	—	—	—	350
Proceeds from the exercise of options	—	74	—	—	—	74
Payments for tax from the net delivery of restricted stock units	—	(266)	—	—	—	(266)
Deferred purchase payments and payments on contingent liabilities	—	—	(3,599)	—	—	(3,599)
Excess tax benefits from share-based payment arrangements	—	(128)	—	—	—	(128)
Consolidated Entities:
Contributions from noncontrolling interests	—	—	—	37,741	(21,641)	16,100
Distributions to noncontrolling interests	—	—	—	(15,307)	—	(15,307)
Proceeds from issuance of long-term debt	—	—	—	809,695	(173,772)	635,923
Payments made on long-term debt	—	—	(51,000)	(245,278)	125,453	(170,825)

Net cash provided by (used in) financing activities	—	26,616	(32,366)	586,851	(92,193)	488,908

Net increase (decrease) in cash and cash equivalents	—	(764)	(558)	—	—	(1,322)
Cash and cash equivalents at beginning of period	—	2,156	57,134	—	—	59,290

Cash and cash equivalents at end of period	$—	$1,392	$56,576	$—	$—	$57,968

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

CIFC LLC AND ITS SUBSIDIARIES

Consolidating Statement of Cash Flows

For The Year Ended December 31, 2014

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$—	$8,381	$50,726	$(19,097)	$(52,333)	$(12,323)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization of debt issuance costs and other	—	696	321	—	—	1,017
Share-based compensation	—	274	2,418	—	—	2,692
Net (gain) loss on investments and contingent liabilities / other (gain) loss	—	—	(731)	—	1,189	458
Intercompany net (gain) loss on investments in subsidiaries	—	(50,726)	—	—	50,726	—
Depreciation and amortization	—	8,512	2,909	—	—	11,421
Deferred income tax expense (benefit)	—	3,932	—	—	—	3,932
Excess tax benefits from share-based payment arrangements	—	(171)	—	—	—	(171)
Net gain on the sale of management contract	—	—	(229)	—	—	(229)
Consolidated Entities:
Net (gain) loss on investments	—	—	803	227,974	—	228,777
Net (gain) loss on liabilities	—	—	—	18,123	(9,127)	8,996
Net other (gain) loss	—	—	—	(2,031)	—	(2,031)
Changes in operating assets and liabilities:
Due from brokers	—	—	13,827	(995)	—	12,832
Receivables	—	(721)	441	17	243	(20)
Prepaid and other assets	—	361	43	222	—	626
Due to brokers	—	—	(508)	(4,991)	—	(5,499)
Accrued and other liabilities	—	(666)	2,246	(271)	269	1,578
Change in restricted cash and cash equivalents	—	1,615	(1,608)	—	—	7
Consolidated Entities:
Due from brokers	—	—	(36,645)	160,765	—	124,120
Purchase of investments	—	—	(102,448)	(8,715,405)	—	(8,817,853)
Sales of investments	—	—	57,563	7,331,128	13,761	7,402,452
Receivables	—	—	(281)	(24,613)	1	(24,893)
Due to brokers	—	—	15,583	(220,939)	(13,761)	(219,117)
Accrued and other liabilities	—	—	—	1,653	(508)	1,145
Interest payable	—	—	163	13,647	(3)	13,807

Net cash provided by (used in) operating activities	—	(28,513)	4,593	(1,234,813)	(9,543)	(1,268,276)

CIFC LLC AND ITS SUBSIDIARIES

CIFC CORP. AND ITS SUBSIDIARIES

Notes to Consolidated Financial Statements (Continued)

Note 18—Financial Information for Subsidiary Guarantors and Non-Guarantor Subsidiaries under the Company's Senior Notes (Continued)

	Parent/ CIFC LLC	Subsidiary Issuer/ CIFC Corp.	Subsidiary Guarantors	Non Guarantors	Eliminations	CIFC LLC Consolidated
	(In thousands)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of management contracts	—	—	229	—	—	229
Purchases of investments	—	—	(136,136)	15,735	91,257	(29,144)
Sales of investments	—	—	172,819	1,001	(153,336)	20,484
Intercompany investments in subsidiaries	—	(440,277)	—	—	440,277	—
Intercompany distributions from subsidiaries	—	478,341	—	—	(478,341)	—
Purchases of equipment and improvements	—	—	(2,204)	—	—	(2,204)
Consolidated Entities:
Change in restricted cash and cash equivalents	—	—	(6,873)	(206,021)	—	(212,894)

Net cash provided by (used in) investing activities	—	38,064	27,835	(189,285)	(100,143)	(223,529)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distributions paid	—	(9,218)	—	—	—	(9,218)
Intercompany contributions	—	—	440,277	—	(440,277)	—
Intercompany distributions	—	—	(478,341)	—	478,341	—
Proceeds from extension of warrants	—	200	—		—	200
Proceeds from the exercise of options	—	580	—	—	—	580
Deferred purchase payments and payments on contingent liabilities	—	—	(8,724)	—	—	(8,724)
Excess tax benefits from share-based payment arrangements	—	171	—	—	—	171
Consolidated Entities:
Contributions from noncontrolling interests	—	—	—	93,587	(100)	93,487
Distributions to noncontrolling interests	—	—	—	(37,783)	10,685	(27,098)
Proceeds from issuance of long-term debt	—	—	51,000	4,702,304	(112,323)	4,640,981
Payments made on long-term debt	—	—	—	(3,338,141)	173,360	(3,164,781)

Net cash provided by (used in) financing activities	—	(8,267)	4,212	1,419,967	109,686	1,525,598

Net increase (decrease) in cash and cash equivalents	—	1,284	36,640	(4,131)	—	33,793
Cash and cash equivalents at beginning of period	—	872	20,494	4,131	—	25,497

Cash and cash equivalents at end of period	$—	$2,156	$57,134	$—	$—	$59,290

Note 19—Subsequent Events

        Subsequent to year end, the Company's board of directors declared an aggregate cash distribution of $0.34 per share; composed of a quarterly cash distribution of $0.10 per share and a special distribution of $0.24 per share issued in order to defray a portion of the U.S. Federal income tax liability of shareholders arising from the Reorganization Transaction. The distribution will be paid on April 15, 2016 to shareholders of record as of the close of business on April 1, 2016.

ANNEX A

  CIFC Asset Management ESA LLC
  CIFC Asset Management Holdings LLC
  CIFC Asset Management KSA LLC
  CIFC Asset Management LLC
  CIFC Capital HoldCo LLC
  CIFC CLO Co-Investment Fund GP LLC
  CIFC CLO Opportunity Fund GP Ltd.
  CIFC CLO Opportunity Fund I GP LLC
  CIFC Holdings I LLC
  CIFC Holdings II LLC
  CIFC Holdings II Sub LLC
  CIFC Holdings III LLC
  CIFC Holdings III Sub LLC
  CIFC Holdings III Member LLC
  CIFC LLC
  CIFC Master Fund Adviser LLC
  CIFC Master Fund LP
  CIFC Member LLC
  CIFC Parthenon Loan Funding GP LLC
  CIFC Private Debt Advisers LLC
  CIFC Senior Secured Corporate Loan Fund GP, LLC
  CIFC Tactical Income Fund GP LLC
  Columbus Nova Credit Investments Management, LLC
  CypressTree Investment Management, LLC
  Deerfield Capital Management LLC

A-1

$40,000,000

CIFC Corp.

OFFER TO EXCHANGE

8.50% Senior Notes due 2025 and related Guarantees

for

all outstanding 8.50% Senior Notes due 2025 and related Guarantees that have been registered under the Securities Act of 1933

Preliminary Prospectus

                        , 2016

        No person has been authorized to give any information or to make any representation other than those contained in this prospectus, and, if given or made, any information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy these securities in any circumstances in which this offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this prospectus.

        Until                        , 2016, all broker-dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the broker-dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Registrants:

Delaware General Corporate Law

CIFC Corp.

        CIFC Corp.'s certificate of incorporation and bylaws provide that all directors and officers of CIFC Corp. shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law ("DGCL").

        Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is a party, or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Delaware Limited Liability Company Act

CIFC Asset Management ESA LLC
CIFC Asset Management Holdings LLC
CIFC Asset Management KSA LLC
CIFC Asset Management LLC
CIFC Capital HoldCo LLC
CIFC CLO Co-Investment Fund GP LLC
CIFC CLO Opportunity Fund I GP LLC
CIFC Holdings I LLC
CIFC Holdings II LLC
CIFC Holdings II Sub LLC
CIFC Holdings III LLC
CIFC Holdings III Sub LLC
CIFC Holdings III Member LLC
CIFC LLC
CIFC Master Fund Adviser LLC
CIFC Member LLC
CIFC Parthenon Loan Funding GP LLC
CIFC Private Debt Advisers LLC
CIFC Senior Secured Corporate Loan Fund GP, LLC
CIFC Tactical Income Fund GP LLC
Columbus Nova Credit Investments Management, LLC
CypressTree Investment Management, LLC
Deerfield Capital Management LLC

        The following description applies to CIFC Asset Management ESA LLC, CIFC Asset Management Holdings LLC, CIFC Asset Management KSA LLC, CIFC Asset Management LLC, CIFC Capital HoldCo LLC, CIFC CLO Co-Investment Fund GP LLC, CIFC CLO Opportunity Fund I GP LLC, CIFC Holdings I LLC, CIFC Holdings II LLC, CIFC Holdings II Sub LLC, CIFC Holdings III LLC, CIFC Holdings III Sub LLC, CIFC Holdings III Member LLC, CIFC LLC, CIFC Master Fund Adviser LLC, CIFC Member LLC, CIFC Parthenon Loan Funding GP LLC, CIFC Private Debt Advisers LLC, CIFC Senior Secured Corporate Loan Fund GP, LLC, CIFC Tactial Income Fund GP LLC, Columbus Nova Credit Investments Management, LLC, CypressTree Investment Management, LLC and Deerfield Capital Management LLC, each a Delaware limited liability company (the "Delaware LLC Guarantors"), and is intended only as a summary and is qualified in its entirety by reference to limited liability company operating agreements of each of the Delaware LLC Guarantors filed herewith.

        Section 18-303(a) of the Delaware Limited Liability Company Act ("DLLCA") provides that, except as otherwise provided by the DLLCA, the debts, obligations and liabilities of a limited liability company shall be solely the limited liability company's, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability solely by reason of being a member or acting as a manager. Section 18-108 of the DLLCA states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Cayman Islands Registrants:

Exempted Limited Partnership Law

CIFC Master Fund LP

        The following applies to CIFC Master Fund LP, a Cayman Islands exempted limited partnership, and is intended only as a summary and is qualified in its entirety by reference to the limited partnership agreement of CIFC Master Fund LP and applicable law.

        CIFC Master Fund LP has been constituted as a Cayman Islands exempted limited partnership under the Exempted Limited Partnership Law, 2014 (the "ELP Law"). A Cayman Islands exempted limited partnership is constituted by the signing of the relevant partnership agreement and its registration with the Registrar of Exempted Limited Partnerships in the Cayman Islands.

        Notwithstanding registration, an exempted limited partnership is not a separate legal person distinct from its partners. Under Cayman Islands law, any rights or property of an exempted limited partnership (whether held in that partnership's name or by any one or more of its general partners) shall be held or deemed to be held by the general partner, and if more than one then by the general partners jointly, upon trust as an asset of the exempted limited partnership in accordance with the terms of the partnership agreement. Any debts or obligations incurred by the general partner in the conduct of the Partnership's business are the debts and obligations of the exempted limited partnership. Registration under the ELP Law entails that the exempted limited partnership becomes subject to, and the limited partners therein are afforded the limited liability (subject to the partnership agreement) and other benefits of, the ELP Law.

        The business of an exempted limited partnership will be conducted by its general partner(s) who will be liable for all debts and obligations of the exempted limited partnership to the extent the Partnership has insufficient assets. As a general matter, a limited partner of an exempted limited partnership will not be liable for the debts and obligations of the exempted limited partnership save (i) as provided in the partnership agreement, (ii) if such limited partner becomes involved in the conduct of the partnership's business and holds himself out as a general partner to third parties or

(iii) if such limited partner is obliged pursuant to the ELP Law to return a distribution made to it where the exempted limited partnership is insolvent and the limited partner has actual knowledge of such insolvency at that time.

Cayman Islands Companies Law

CIFC CLO Opportunity Fund GP Ltd.

        The following applies to CIFC CLO Opportunity Fund GP Ltd., a Cayman Islands exempted company, and is intended only as a summary and is qualified in its entirety by reference to the memorandum and articles of association of CIFC CLO Opportunity Fund GP Ltd. and applicable law.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against actual fraud or the consequences of committing a crime or gross negligence or willful default. The articles of association for CIFC CLO Opportunity Fund GP Ltd. permit indemnification of officers and directors out of the assets of the company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud or willful default. The articles of association for CIFC CLO Opportunity Fund GP Ltd. provide that no person shall be found to have committed actual fraud or willful default unless or until a court of competent jurisdiction shall have made a finding to that effect. The articles of association for CIFC CLO Opportunity Fund GP Ltd. also provide that the company may purchase and maintain insurance for the benefit of any director or officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the company.

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)   Exhibits

        A list of exhibits included as part of this registration statement is set forth in the Exhibit Index, which is incorporated herein by reference.

        (b)   Financial Statement Schedules:

        All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.

ITEM 22.    UNDERTAKINGS.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material inside information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrants to the purchase.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2016

CIFC CORP.
By:	/s/ RAHUL AGARWAL
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer
CIFC LLC
By:	/s/ RAHUL AGARWAL
	Name:	Rahul Agarwal
	Title:	Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of CIFC Corp. and CIFC LLC appoint Stephen J. Vaccaro, Oliver Wriedt, Rahul Agarwal and Julian Weldon, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN J. VACCARO Stephen J. Vaccaro	Chief Investment Officer and Co-President (Principal Executive Officer)	June 7, 2016
/s/ OLIVER E. WRIEDT Oliver E. Wriedt	Co-President (Principal Executive Officer)	June 7, 2016
/s/ RAHUL N. AGARWAL Rahul N. Agarwal	Chief Financial Officer (Principal Financial Officer)	June 7, 2016

Signature	Title	Date

* Paolo Amato	Director	June 7, 2016
* Ehud Barak	Director	June 7, 2016
* Jason Epstein	Director	June 7, 2016
* Peter Gleysteen	Director	June 7, 2016
* Andrew Intrater	Director	June 7, 2016
* Robert B. Machinist	Director	June 7, 2016
* Marco Musetti	Director	June 7, 2016
* Daniel K. Schrupp	Director	June 7, 2016
* Jeffrey S. Serota	Director	June 7, 2016
* Stephen F. Smith	Director	June 7, 2016

        Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2016.

CIFC Asset Management ESA LLC
CIFC Asset Management Holdings LLC
CIFC Asset Management KSA LLC
CIFC Asset Management LLC
CIFC Capital HoldCo LLC
CIFC CLO Co-Investment Fund GP LLC
CIFC CLO Opportunity Fund GP Ltd.
CIFC CLO Opportunity Fund I GP LLC
CIFC Holdings I LLC
CIFC Holdings II LLC
CIFC Holdings II Sub LLC
CIFC Holdings III LLC
CIFC Holdings III Sub LLC
CIFC Holdings III Member LLC
CIFC Master Fund Adviser LLC
CIFC Master Fund LP
CIFC Member LLC
CIFC Parthenon Loan Funding GP LLC
CIFC Private Debt Advisers LLC
CIFC Senior Secured Corporate Loan Fund GP, LLC
CIFC Tactical Income Fund GP LLC
Columbus Nova Credit Investments Management, LLC
CypressTree Investment Management, LLC
Deerfield Capital Management LLC

By:	/s/ STEPHEN J. VACCARO Stephen J. Vaccaro Co-President (Principal Executive Officer) of each of the Sole Members, Managing Members or General Partners listed on Annex I
By:	/s/ OLIVER E. WRIEDT Oliver E. Wriedt Co-President (Principal Executive Officer) of each of the Sole Members, Managing Members or General Partners listed on Annex I
By:	/s/ RAHUL AGARWAL Rahul Agarwal Chief Financial Officer (Principal Financial Officer) of each of the Sole Members, Managing Members, or General Partners listed on Annex I)

ANNEX I

Entity	Sole Member, Managing Member, or General Partner
CIFC Asset Management ESA LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Asset Management Holdings LLC	CIFC Corp., its sole member
CIFC Asset Management KSA LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Asset Management LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Capital HoldCo LLC	CIFC Corp., its sole member
CIFC CLO Co-Investment Fund GP LLC	CIFC Holdings II LLC, its sole member
CIFC CLO Opportunity Fund GP Ltd.	CIFC Holdings II LLC, its sole shareholder
CIFC CLO Opportunity Fund I GP LLC	CIFC Holdings II LLC, its sole member
CIFC Holdings I LLC	CIFC LLC, its sole member
CIFC Holdings II LLC	CIFC LLC, its managing member
CIFC Holdings III LLC	CIFC LLC, its managing member
CIFC Holdings III Member LLC	CIFC LLC, its sole member
CIFC Holdings II Sub LLC	CIFC Holdings II LLC, its managing member
CIFC Holdings III Sub LLC	CIFC Holdings III LLC, its managing member
CIFC Master Fund Adviser LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Master Fund LP	CIFC Holdings II Sub LLC, its general partner
CIFC Member LLC	CIFC LLC, its sole member
CIFC Parthenon Loan Funding GP LLC	CIFC Holdings II LLC, its sole member
CIFC Private Debt Advisers LLC	CIFC Asset Management Holdings LLC, its sole member
CIFC Senior Secured Corporate Loan Fund GP, LLC	CIFC Holdings II LLC, its sole member
CIFC Tactical Income Fund GP LLC	CIFC Holdings II LLC, its sole member
Columbus Nova Credit Investments Management, LLC	CIFC Asset Management Holdings LLC, its sole member
CypressTree Investment Management, LLC	CIFC Asset Management Holdings LLC, its sole member
Deerfield Capital Management LLC	CIFC Capital HoldCo, its sole member

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Acquisition and Investment Agreement, dated as of March 22, 2010, by and between Deerfield Capital Corp., Bounty Investments, LLC and Columbus Nova Credit Investment Management, LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on March 23, 2010).
2.2
Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on December 22, 2010).
2.3
Amendment, dated as of February 16, 2011, to the Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on February 16, 2011).
2.4
Agreement and Plan of Merger, dated as of April 12, 2011, by and between Deerfield Capital Corp., a Maryland corporation, and Deerfield Capital Corp., a Delaware corporation (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on April 14, 2011).
2.5
Agreement and Plan of Merger, dated as of November 11, 2015, by and among CIFC Corp., CIFC LLC and CIFC Merger Corp. (incorporated by reference to Exhibit 2.1 to CIFC's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015).
3.1	CIFC Corp. Amended and Restated Certificate of Incorporation (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016).
3.2
Certificate of Ownership and Merger, dated as of April 13, 2011, merging CIFC Deerfield Corp. into Deerfield Capital Corp. (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on April 14, 2011).
3.3
Certificate of Ownership and Merger, dated as of July 19, 2011, merging CIFC Corp. into CIFC Deerfield Corp., a Delaware corporation (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on July 20, 2011).
3.4	CIFC Corp. Amended and Restated Bylaws (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016)
3.5	Certificate of Designation of Series A Convertible Non-Voting Preferred Stock (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 25, 2012).
3.6	CIFC Asset Management ESA LLC Certificate of Formation**
3.7	CIFC Asset Management ESA LLC Amended and Restated Limited Liability Company Agreement**
3.8	CIFC Asset Management Holdings LLC Certificate of Formation**
3.9	CIFC Asset Management Holdings LLC Amended and Restated Limited Liability Company Agreement**
3.10	CIFC Asset Management KSA LLC Certificate of Formation**
3.11	CIFC Asset Management KSA LLC Amended and Restated Limited Liability Company Agreement**
3.12	CIFC Asset Management LLC Certificate of Formation**

Exhibit No.	Description of Exhibit
3.13	CIFC Asset Management LLC Sixth Amended and Restated Limited Liability Company Agreement**
3.14	CIFC Capital HoldCo LLC Certificate of Formation**
3.15	CIFC Capital HoldCo LLC Sixth Amended and Restated Limited Liability Company Agreement**
3.16	CIFC CLO Co-Investment Fund GP LLC Certificate of Formation**
3.17	CIFC CLO Co-Investment Fund GP LLC Amended and Restated Limited Liability Company Agreement**
3.18
Deerfield Capital Management LLC Certificate of Formation (incorporated by reference to Exhibit 3.54 of CIFC's registration statement on Form S-4 filed with the SEC on April 7, 2016) (Reg. No. 333-210642).
3.19
Deerfield Capital Management LLC Seventh Amended and Restated Limited Liability Company Agreement (incorporated by reference to Exhibit 3.55 of CIFC's registration statement on Form S-4 filed with the SEC on April 7, 2016) (Reg. No. 333-210642).
3.20	CIFC CLO Opportunity Fund GP Ltd. Certificate of Incorporation**
3.21	CIFC CLO Opportunity Fund GP Ltd. Memorandum and Articles of Association**
3.22	CIFC CLO Opportunity Fund I GP LLC Certificate of Formation*
3.23	CIFC CLO Opportunity Fund I GP LLC Amended and Restated Limited Liability Company Agreement**
3.24	CIFC Holdings I LLC Certificate of Formation**
3.25	CIFC Holdings I LLC Limited Liability Company Agreement**
3.26	CIFC Holdings II LLC Certificate of Formation**
3.27	CIFC Holdings II LLC Third Amended and Restated Limited Liability Company Agreement**
3.28	CIFC Holdings II Sub LLC Certificate of Formation**
3.29	CIFC Holdings II Sub LLC Amended and Restated Limited Liability Company Agreement**
3.30	CIFC Holdings III LLC Certificate of Formation**
3.31	CIFC Holdings III LLC Fifth Amended and Restated Limited Liability Company Agreement**
3.32	CIFC Holdings III Sub LLC Certificate of Formation**
3.33	CIFC Holdings III Sub LLC Amended and Restated Limited Liability Company Operating Agreement**
3.34	CIFC Holdings III Member LLC Certificate of Formation**
3.35	CIFC Holdings III Member LLC Limited Liability Company Agreement**
3.36	CIFC LLC Certificate of Formation (incorporated by reference to CIFC LLC's registration statement on Form S-4 filed with the SEC on August 17, 2015)
3.37	CIFC LLC Amended and Restated Limited Liability Company Agreement (incorporated by reference to CIFC LLC's Current Report on Form 8-K filed with the SEC on January 5, 2016)

Exhibit No.	Description of Exhibit
3.38	CIFC Master Fund Adviser LLC Certificate of Formation**
3.39	CIFC Master Fund Adviser LLC Amended and Restated Limited Liability Company Agreement**
3.40	CIFC Master Fund LP Certificate of Registration**
3.41	CIFC Master Fund LP Amended and Restated Exempted Partnership Agreement**
3.42	CIFC Member LLC Certificate of Formation**
3.43	CIFC Member LLC Limited Liability Company Agreement**
3.44	CIFC Parthenon Loan Funding GP LLC Certificate of Formation**
3.45	CIFC Parthenon Loan Funding GP LLC Amended and Restated Limited Liability Company Agreement**
3.46	CIFC Private Debt Advisers LLC Certificate of Formation**
3.47	CIFC Private Debt Advisers LLC Second Amended and Restated Limited Liability Company Agreement**
3.48	CIFC Senior Secured Corporate Loan Fund GP, LLC Certificate of Formation**
3.49	CIFC Senior Secured Corporate Loan Fund GP, LLC Amended and Restated Limited Liability Company Agreement**
3.50	CIFC Tactical Income Fund GP LLC Certificate of Formation**
3.51	CIFC Tactical Income Fund GP LLC Second Amended and Restated Limited Liability Company Agreement**
3.52	Columbus Nova Credit Investments Management, LLC Certificate of Formation**
3.53	Columbus Nova Credit Investments Management, LLC Seventh Amended and Restated Limited Liability Company Agreement**
3.54	CypressTree Investment Management, LLC Certificate of Formation**
3.55	CypressTree Investment Management, LLC Sixth Amended and Restated Limited Liability Company Agreement**
4.1
Senior Subordinated Convertible Notes Agreement, dated as of March 22, 2010, by and between Deerfield Capital Corp. and Bounty Investments, LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on March 23, 2010).
4.2	Senior Subordinated Convertible Note due 2017 (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 15, 2010).
4.3
Junior Subordinated Indenture, dated March 4, 2010, by and between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as Trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on March 10, 2010).
4.4
Junior Subordinated Indenture, dated October 20, 2010 between Deerfield Capital Corp. and The Bank of New York Mellon Trust Company, National Association, as trustee (including Form of Junior Subordinated Note due 2035) (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on October 21, 2010).
4.5
Indenture, dated as of November 2, 2015, among CIFC Corp., the Guarantors named on the signature pages thereto and US Bank National Association, as Trustee (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on November 2, 2015)

Exhibit No.	Description of Exhibit
4.6	First Supplemental Indenture, dated as of April 4, 2016, by and among CIFC Corp., CIFC Holdings I LLC, CIFC Holdings II Sub LLC, CIFC Holdings III Sub LLC and US Bank National Association, as Trustee**
4.7
Registration Rights Agreement, dated as of November 2, 2015, by and among CIFC Corp., the Guarantors party thereto and Sander O'Neill + Partners, L.P., as Initial Purchaser (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on November 2, 2015).
4.8
First Supplemental Indenture, dated as of December 31, 2015, to Junior Subordinated Indenture dated March 4, 2010, among the CIFC Corp., CIFC LLC, CIFC Holdings II LLC, CIFC Holdings III LLC and U.S. Bank National Association (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016).
4.9
First Supplemental Indenture, dated as of December 31, 2015, to Junior Subordinated Indenture dated October 20, 2010, among the CIFC Corp., CIFC LLC, CIFC Holdings II LLC, CIFC Holdings III LLC and U.S. Bank National Association (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016).
4.10	Form of 8.50% Senior Notes due to 2025 (included within the Indenture filed as Exhibit 4.1 to CIFC's Current Report on Form 8-K on November 2, 2015).
5.1	Opinion of Dechert LLP.*
5.2	Opinion of Maples and Calder.*
5.3	Opinion of Maples and Calder.*
10.1
Registration Rights Agreement among Deerfield Triarc Capital Corp., the parties identified on the signature pages thereto and the other persons who may become parties thereto from time to time in accordance therewith as stockholders, dated as of December 21, 2007 (incorporated by reference to CIFC's Current Report on Form 8-K/A filed with the SEC on January 15, 2008).
10.3
Third Amended and Restated Stockholders Agreement, dated as of December 2, 2013, by and between CIFC Corp. and DFR Holdings, LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on December 3, 2013).
10.4
Second Amended and Restated Registration Rights Agreement, dated as of September 24, 2012, by and among CIFC Corp., CIFC Parent Holdings LLC and DFR Holdings, LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.5
Put/Call Agreement, dated April 13, 2011, by and between Deerfield Capital Corp. and CIFC Parent Holdings LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on April 14, 2011).
10.6
Lease, dated September 16, 2011, between 250 Park Avenue, LLC, as Landlord and CIFC Corp., as Tenant (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 16, 2011).
++10.7	First Amended and Restated Stock Incentive Plan (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 11, 2009).
++10.8	Form of Performance Share Award Agreement (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 11, 2009).

Exhibit No.	Description of Exhibit
++10.9	Form of Indemnity Agreement (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on April 14, 2011).
++10.10	Form of Indemnity Agreement (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on April 14, 2011).
++10.11
Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated December 2, 2013, by and between CIFC Corp. and Peter Gleysteen (incorporated by reference to CIFC's Annual Report on Form 10-K/A filed with the SEC on April 30, 2015).
++10.12
Amended and Restated Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.13
Non-Disclosure, Non-Competition, Non-Hiring, Non-Solicitation and Severance Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
++10.14	Letter Agreement, dated as of November 20, 2012, by and between CIFC Corp. and Rahul Agarwal, (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on November 27, 2012).
++10.15	CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A to CIFC's Proxy Statement on Schedule 14A filed with the SEC on August 3, 2011).
++10.16	First Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Appendix A to CIFC's Proxy Statement on Schedule 14A filed with the SEC on April 19, 2012).
++10.17	Second Amendment to CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to Exhibit 99.3 to CIFC's Form S-8 filed with the SEC on December 11, 2014).
10.18
Form of Stock Option Award Certificate under the CIFC Corp. 2011 Stock Option and Incentive Plan (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 19, 2011).
10.19
Master Purchase Agreement, dated as of February 7, 2012, by and among DWM Management LLC, DFR Middle Market Holdings Ltd. and Deerfield Capital Management LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on February 8, 2012).
10.20
Asset Purchase Agreement, dated July 30, 2012, by and among GE Capital Debt Advisors LLC, General Electric Capital Corporation, CIFC Asset Management LLC and CIFC Corp. (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on August 1, 2012).
10.21
Investment Agreement, dated as of September 24, 2012, by and between CIFC Corp. and GE Capital Equity Investments, Inc. (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.22	Form of Warrant (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 25, 2012).
10.23	Amended and Restated Form of Warrant (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 23, 2014).

Exhibit No.	Description of Exhibit
10.24	Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.25
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.26
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.27
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to CIFC's current Report on Form 8-K filed with the SEC on June 17, 2014).
10.28
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Stephen J. Vaccaro (incorporated by reference to CIFC's current Report on Form 8-K filed with the SEC on June 17, 2014).
10.29
Restricted Stock Unit Award Agreement, dated June 13, 2014, by and between CIFC Corp. and Oliver Wriedt (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.30
Stock Option Award Certificate, dated June 13, 2014, by and between CIFC Corp and Stephen J. Vaccaro (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.31	Stock Option Award Certificate, dated June 13, 2014, by and between CIFC Corp and Oliver Wriedt (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.32	Stock Option Award Certificate, dated June 13, 2014, by and between CIFC Corp and Oliver Wriedt (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 17, 2014).
10.33	Transition Agreement, dated June 26, 2015, between Robert C. Milton, III and CIFC Corp. (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on June 26, 2015)
10.34
First Amendment to Amended and Restated Warrant to Purchase Common Stock of CIFC Corp., dated September 24, 2015, by and among CIFC Corp. and DFR Holdings, LLC (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on September 24, 2015).
10.35
Purchase Agreement, dated as of October 28, 2015, by and among CIFC Corp., the Guarantors named therein and Sandler O'Neill + Partners, L.P. (incorporated by reference to CIFC's Current Report filed with the SEC on October 28, 2015).
10.36
Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Oliver Wriedt (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016).
10.37
Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Stephen Vaccaro (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016).
10.38
Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Oliver Wriedt (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016).

Exhibit No.	Description of Exhibit
10.39	Amended and Restated Restricted Stock Unit Award Agreement, dated December 31, 2015, between CIFC Corp. and Stephen Vaccaro (incorporated by reference to CIFC's Current Report on Form 8-K filed with the SEC on January 5, 2016)
++10.40	Amended and Restated 2011 Share Option and Incentive Plan (incorporated by reference to CIFC's Form S-4 filed with the SEC on August 17, 2015).
21.1	Subsidiaries of the Registrant (incorporated by reference to CIFC LLC's Form 10-K filed with the SEC on March 25, 2016).
23.1	Consent of Deloitte & Touche LLP.*
23.2	Consent of Dechert LLP (included in Exhibit 5.1).*
23.3	Consent of Maples & Calder (included in Exhibits 5.2 and 5.3).*
24.1	Powers of Attorney**
25.1	Statement of Eligibility and Qualification of U.S. Bank National Association.**
99.1	Form of Letter of Transmittal.**
99.2	Form of Notice of Guaranteed Delivery.**
99.3	Form of Letter to Broker Dealers**
99.4	Form of Letter to Clients**

*
Filed herewith

**
Filed as the like-numbered exhibit to CIFC's registration statement on Form S-4 filed with the SEC on April 7, 2016 (Reg. No. 333-210642).

++
Compensatory plan or arrangement.